As filed with the Securities and Exchange Commission on April 24, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMC Networks Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	4841	27-5403694
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

11 Penn Plaza

New York, NY, 10001

(212) 324-8500

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

(FOR CO-REGISTRANTS, PLEASE SEE “TABLE OF CO-REGISTRANTS” ON THE FOLLOWING PAGE)

James G. Gallagher, Esq.

Executive Vice President and General Counsel

AMC Networks Inc.

11 Penn Plaza

New York, NY, 10001

(212) 324-8500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

John P. Mead, Esq.

Robert W. Downes, Esq.

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004-2498

(212) 558-4000

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after the effective date of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in concluding this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)	Amount of registration fee
7.75% Senior Notes due 2021	$700,000,000	100%	$700,000,000	$80,220
Guarantees of the 7.75% Senior Notes due 2021(2)	NA	NA	NA	NA

(1)	Estimated in accordance with Rule 457(f) under the Securities Act of 1933, as amended (the “Securities Act”), solely for purposes of calculating the registration fee.
(2)	Represents the guarantees of the 7.75% Senior Notes due 2021, to be issued by the Co-Registrants. Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is being paid in respect of the guarantees. The guarantees are not traded separately.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter	State	Primary Standard Industrial Classification No.	I.R.S. Employer Identification No.	State or Other Jurisdiction of Incorporation or Organization
11 PENN TV, LLC	Delaware	4841	01-0689406	DE
AMC FILM HOLDINGS LLC	Delaware	4841	04-3734671	DE
AMC NETWORKS BROADCASTING & TECHNOLOGY	New York	4841	11-2542002	NY
AMC/SUNDANCE CHANNEL GLOBAL NETWORKS LLC	Delaware	4841	27-0813860	DE
AMC TELEVISION PRODUCTIONS LLC	Delaware	4841	27-2310716	DE
AMERICAN MOVIE CLASSICS COMPANY LLC	New York	4841	11-2840178	NY
AMERICAN MOVIE CLASSICS IV HOLDING CORPORATION	Delaware	4841	65-1189249	DE
CROSSED PENS DEVELOPMENT LLC	Delaware	4841	45-3576275	DE
DIGITAL STORE LLC	Delaware	4841	27-0933987	DE
FIVE MOONS PRODUCTIONS I LLC	Delaware	4841	45-3576409	DE
IFC ENTERTAINMENT HOLDINGS LLC	Delaware	4841	27-0934047	DE
IFC ENTERTAINMENT LLC	Delaware	4841	11-3616018	DE
IFC FILMS LLC	Delaware	4841	11-3561503	DE
IFC IN THEATERS LLC	Delaware	4841	20-4459072	DE
IFC PRODUCTIONS I L.L.C.	Delaware	4841	11-3369804	DE
IFC THEATRES CONCESSIONS LLC	Delaware	4841	20-8774978	DE
IFC THEATRES, LLC	Delaware	4841	11-3554063	DE
IPTV LLC	Delaware	4841	61-1678090	DE
LS VOD COMPANY LLC	Delaware	4841	11-3544990	DE
LS VOD HOLDINGS LLC	Delaware	4841	11-3562802	DE
MAKING WAVES STUDIO PRODUCTIONS LLC	Delaware	4841	45-3576566	DE
RAINBOW FILM HOLDINGS LLC	Delaware	4841	11-3587524	DE
RAINBOW MEDIA ENTERPRISES, INC.	Delaware	4841	20-1092081	DE
RAINBOW MEDIA HOLDINGS LLC	Delaware	4841	11-3342870	DE
RAINBOW NATIONAL SERVICES LLC	Delaware	4841	20-1361543	DE
RAINBOW PROGRAMMING HOLDINGS LLC	Delaware	4841	20-1361503	DE
RECTIFY PRODUCTIONS LLC	Delaware	4841	45-3989305	DE
RED MONDAY PROGRAMMING LLC	Delaware	4841	45-3576699	DE
RMH GE HOLDINGS I, INC.	Delaware	4841	59-3762711	DE
RNC HOLDING CORPORATION	Delaware	4841	11-3361228	DE
RNC II HOLDING CORPORATION	Delaware	4841	11-3527223	DE
RNS CO-ISSUER CORPORATION	Delaware	4841	20-1382064	DE
SELECTS VOD LLC	Delaware	4841	27-0933903	DE
SLEUTH SECRETS PRODUCTIONS LLC	Delaware	4841	45-3576807	DE
SPORTS ON DEMAND LLC	Delaware	4841	04-3734666	DE
SUNDANCE CHANNEL ASIA LLC	Delaware	4841	27-0841492	DE
SUNDANCE CHANNEL EUROPE LLC	Delaware	4841	27-0834302	DE
SUNDANCE CHANNEL L.L.C.	Delaware	4841	13-3838288	DE
SUNDANCE FILM HOLDINGS LLC	Delaware	4841	45-4952641	DE
THE INDEPENDENT FILM CHANNEL LLC	Delaware	4841	11-3569217	DE
TWD PRODUCTIONS III LLC	Delaware	4841	45-4318830	DE
TWD PRODUCTIONS II LLC	Delaware	4841	27-4826915	DE
TWD PRODUCTIONS LLC	Delaware	4841	27-1833132	DE
WE TV ASIA LLC	Delaware	4841	27-2037277	DE
WE: WOMEN’S ENTERTAINMENT LLC	Delaware	4841	11-3496672	DE
WEDDING CENTRAL LLC	Delaware	4841	27-0482721	DE
YEAH IPTV LLC	Delaware	4841	36-4727461	DE

Address, including Zip Code, and Telephone Number, including Area Code, of each Co-Registrant’s Principal Executive Offices: 11 Penn Plaza, New York, NY 10001, (212) 324-8500.

The information in this prospectus is not complete and may be changed. We may not exchange for these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated April 24, 2012

Prospectus

AMC Networks Inc.

Offer to Exchange up to

$700,000,000 principal amount of our 7.75% Senior Notes due 2021 which have been registered under the Securities Act of 1933

For Any and All Outstanding Unregistered 7.75% Senior Notes due 2021

We are offering to exchange up to $700,000,000 aggregate principal amount of our new 7.75% Senior Notes due 2021 (the “new notes”) for an equivalent amount of our outstanding, unregistered 7.75% Senior Notes due 2021 (the “old notes”, together with the new notes, the “notes”). The new notes will be identical in all material respects to the old notes, except that the new notes are registered under the Securities Act of 1933, as amended (the “Securities Act”) and there are certain differences relating to transfer restrictions, registration rights and payment of additional interest in case of non-registration. The exchange offer will expire at 5:00 p.m., New York City time, on                     , 2012, subject to our right to extend the expiration date. You must tender your old notes by the deadline to obtain new notes.

The notes are our unsecured senior obligations and rank equally in right of payment with all of our existing and future unsecured senior indebtedness and effectively junior to all of our existing and future secured indebtedness up to the value of the collateral securing such indebtedness. Our obligations under the notes are guaranteed on a senior unsecured basis by each of our existing and future domestic restricted subsidiaries, subject to certain exceptions. The guarantees rank equally with all of the guarantors’ existing and future unsecured senior indebtedness and effectively junior to any existing and future secured indebtedness of the guarantors up to the value of the collateral securing such indebtedness. Our non-U.S. subsidiary, and any future non-U.S. subsidiaries, are not guarantors. See “Description of Notes—Note Guarantees.”

We agreed with the initial purchasers of the old notes to make this offer and to register the issuance of the new notes after the initial sale of the old notes. This offer applies to any and all old notes tendered by the expiration date of the exchange offer.

Terms of Exchange Offer

•	The exchange offer will expire at 5:00 p.m., New York City time, on , 2012 subject to our right to extend the expiration date.

•	There is no established trading market for the new notes, and AMC Networks Inc. does not intend to apply for listing of the new notes on any securities exchange.

See “Risk Factors” beginning on page 15 for a discussion of matters that participants in the exchange offer should consider in connections with this offer and an investment in the new notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2012.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for original notes where such new notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. AMC Networks Inc. has agreed that, starting on the date that the exchange offer commences and ending on the close of business on the day that is 90 days following that date, they will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

AMC Networks Inc. has not authorized any person to give you any information or to make any representations about the exchange offer other than those contained in this prospectus. If you are given any information or representations that are not discussed in this prospectus, you must not rely on that information or those representations. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates. In addition, this prospectus is not an offer to sell or the solicitation of an offer to buy those securities in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make an offer or solicitation. The delivery of this prospectus and any exchange made under this prospectus do not, under any circumstances, mean that there has not been any change in the affairs of AMC Networks Inc. since the date of this prospectus or that information contained in this prospectus is correct as of any time subsequent to its date.

This prospectus incorporates business and financial information about us that is not included in or delivered with this prospectus. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The information contained in this prospectus is accurate only as of its date regardless of the time of delivery of this prospectus or of any exchange of our old notes for new notes.

In connection with the exchange offer, we have filed with the U.S. Securities and Exchange Commission, or the “SEC,” a registration statement on Form S-4, under the Securities Act of 1933, relating to the new notes to be issued in the exchange offer. As permitted by SEC rules, this prospectus omits information included in the registration statement. For a more complete understanding of the exchange offer, you should refer to the registration statement, including its exhibits.

The public may read and copy any reports or other information that we file with the SEC. Such filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website is included in this prospectus as an inactive textual reference only. You may also read and copy any document that we file with the SEC at its public reference room at Room 1580, 100 F Street, N.E., Washington D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. You may also obtain a copy of the registration statement relating to the exchange offers and other information that we file with the SEC at no cost by calling us or writing to us at the following address:

AMC Networks Inc.

11 Penn Plaza

New York, NY, 10001

Attn: Investor Relations

(212) 324-8500

You will not be charged for any of the documents that you request.

In order to ensure timely delivery of the requested documents, requests should be made no later than                     , 2012, which is five business days before the date this exchange offer expires. In the event that we extend the exchange offer, we urge you to submit your request at least five business days before the expiration date, as extended.

Certain Terms Used in This Prospectus

Unless the context requires otherwise and other than in “Description of Notes,” when used in this prospectus, “AMC,” “we,” “us” and “our” refer to AMC Networks Inc., its consolidated subsidiaries and their respective predecessors.

Cautionary Note Regarding Forward Looking Statements

This prospectus contains statements that constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. This prospectus contains statements concerning our future operating results and future financial performance. Words such as “expects,” “anticipates,” “believes,” “estimates,” “may,” “will,” “should,” “could,” “potential,” “continue,” “intends,” “plans” and similar words and terms used in the discussion of future operating results and future financial performance identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from the forward-looking statements as a result of various factors. Factors that may cause such differences to occur include, but are not limited to:

•	the level of our revenues;

•	market demand for new programming services;

•	demand for advertising inventory;

•

the demand for our programming among cable and other multichannel distribution platforms, including DBS and platforms operated by telecommunications providers (we refer collectively to these cable and other multichannel distributors as “multichannel video distributors” or “distributors”) and our ability to maintain and renew affiliation agreements with multichannel video distributors;

ii

•	the cost of, and our ability to obtain or produce, desirable programming content for our networks and film distribution businesses;

•	market demand for our services internationally and for our film distribution business, and our ability to profitably provide those services;

•	the security of our program rights and other electronic data;

•	the loss of any of our key personnel and artistic talent;

•	the highly competitive nature of the cable programming industry;

•	changes in both domestic and foreign laws or regulations under which we operate;

•	the outcome of litigation and other proceedings, including the matters described in the notes to our consolidated financial statements;

•	general economic conditions in the areas in which we operate;

•	our substantial debt and high leverage;

•	reduced access to capital markets or significant increases in costs to borrow;

•	the level of our expenses;

•	the level of our capital expenditures;

•	future acquisitions and dispositions of assets;

•	whether pending uncompleted transactions, if any, are completed on the terms and at the times set forth (if at all);

•	other risks and uncertainties inherent in our programming businesses;

•	financial community and rating agency perceptions of our business, operations, financial condition and the industry in which we operate, and the additional factors described herein, and

•	the factors described under “Risk Factors” herein.

We disclaim any obligation to update or revise the forward-looking statements contained herein, except as otherwise required by applicable federal securities laws.

iii

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus, but does not contain all the information that is important to you. You should read this entire prospectus carefully, including the sections titled “Risk Factors” and our consolidated financial statements and the related notes included elsewhere in this prospectus before making an investment decision.

In this prospectus, the terms “AMC Networks,” the “Company,” “we,” “us” and “our” refer to AMC Networks Inc., together with its direct and indirect subsidiaries, unless otherwise specified or the context otherwise requires. The term “AMC Networks Inc.” refers to AMC Networks Inc., but not its direct or indirect subsidiaries.

Our Company

AMC Networks owns and operates several of cable television’s most recognized brands delivering high quality content to audiences and a valuable platform to distributors and advertisers. Since our founding in 1980, we have been a pioneer in the cable television programming industry, having created or developed some of the industry’s leading programming networks. We have, since our inception, focused on programming of film and original productions, including through our creation of Bravo and AMC in 1980 and 1984, respectively. Bravo, which we sold to NBC Universal in 2002, was the first network dedicated to film and the performing arts. We have continued this dedication to quality programming and storytelling through our creation of The Independent Film Channel (today known as IFC) in 1994 and WE tv (which we launched as Romance Classics in 1997) and our acquisition of Sundance Channel in June 2008.

We manage our business through two reportable operating segments: (i) National Networks, which includes AMC, WE tv, IFC and Sundance Channel and (ii) International and Other, which includes AMC/Sundance Channel Global, our international programming business; IFC Films, our independent film distribution business; and AMC Networks Broadcasting & Technology, our network technical services business. Our National Networks are distributed throughout the United States (“U.S.”) via cable and other multichannel video programming distribution platforms, including direct broadcast satellite (“DBS”) and platforms operated by telecommunications providers (we refer collectively to these cable and other multichannel video programming distributors as “multichannel video programming distributors” or “distributors”). In addition to our extensive U.S. distribution, AMC, IFC and Sundance Channel are available in Canada and Sundance Channel and WE tv are available in other countries throughout Europe and Asia. We earn revenue principally from the affiliation fees paid by distributors to carry our programming networks and from advertising sales. In 2011, affiliation fees and other revenue accounted for 62% of our consolidated revenues, net and advertising sales accounted for 38% of our consolidated revenues, net.

National Networks

We own four nationally distributed entertainment programming networks: AMC, WE tv, IFC and Sundance Channel, which are available to our distributors in high-definition and/or standard-definition formats. Our programming networks principally generate their revenues from affiliation fees paid by multichannel video programming distributors and from the sale of advertising, although we also earn ancillary revenues from sources such as licensing of original programming and digital distribution arrangements. As of December 31, 2011, AMC, WE tv and IFC had 96.3 million, 76.1 million and 65.3 million Nielsen subscribers, respectively, and Sundance Channel had 42.1 million viewing subscribers (for a discussion of the difference between Nielsen subscribers and viewing subscribers, see “Business—Subscriber and Viewer Measurement” below).

AMC. AMC is a television network dedicated to the highest quality storytelling, whether commemorating favorite films from every genre and decade or creating acclaimed original programming. In addition to presenting popular feature films from its comprehensive movie library, AMC features original programming that includes critically-acclaimed and award-winning original scripted dramatic series such as Mad Men, Breaking Bad, The Killing, Hell on Wheels and The Walking Dead, which in 2011 was the highest rated drama in basic cable history among the key demographic of adults aged 18-49 and 25-54. The network also recently launched its first unscripted series, Talking Dead, with two additional unscripted series, Comic Book Men, which debuted in February 2012, and The Pitch, debuting in Spring 2012.

WE tv. WE tv is a women’s network that showcases a modern view of family life. The network’s original programming presents stories from a woman’s perspective and features celebrities and personalities as they experience life’s defining moments such as getting married, having children and raising a family. WE tv’s original series include Braxton Family Values, Joan and Melissa: Joan Knows Best?, Bridezillas and My Fair Wedding with David Tutera. Additionally, WE tv’s programming includes series such as Frasier, Golden Girls and Charmed as well as feature films, with exclusive license rights to certain films from studios such as Paramount, Sony and Warner Bros.

IFC. IFC is a network dedicated to presenting independent film and original alternative comedy series with an indie perspective. Since its launch in 1994, IFC has created and championed programming that challenges the conventions of storytelling and provides a unique perspective through its original series, notable independent film collection and cult television shows. The network’s original content includes comedy series Portlandia (from the creators of Saturday Night Live) and David Cross’ The Increasingly Poor Decisions of Todd Margaret. IFC’s programming also includes series such as Arrested Development, Freaks and Geeks and Malcolm in the Middle, along with films from the most significant independent film distributors including Fox Searchlight, Miramax, Sony Classics, IFC Films and Lionsgate.

Sundance Channel. Launched in 1996 and acquired by us in 2008, Sundance Channel is the television network that showcases creative icons and emerging talent through entertaining, immersive stories of invention, fashion, film, travel and design. Sundance Channel features independent films and original programming including the fashion series All on the Line with Joe Zee, the celebrity vehicle The Mortified Sessions, Iconoclasts, and the Peabody Award-winning franchise Brick City, in addition to other series that highlight what is just about to hit in the worlds of product design, pop culture, style and food.

International and Other

In addition to our National Networks, we also operate AMC/Sundance Channel Global, which is our international programming business; IFC Films, our independent film distribution business; and AMC Networks Broadcasting & Technology, our network technical services business. Our International and Other segment also includes VOOM HD Holdings LLC (“VOOM HD”), which we are in the process of winding down, and which continues to sell certain limited amounts of programming internationally through program license agreements.

AMC/Sundance Channel Global. AMC/Sundance Channel Global’s business principally consists of seven distinct channels in ten languages spread across eighteen countries, focusing primarily on AMC in Canada and global versions of the Sundance Channel and WE tv brands. Principally generating revenues from affiliation fees, AMC/Sundance Channel Global reached approximately 8.7 million viewing subscribers in Canada, Europe and Asia as of December 31, 2011, and has broad availability to distributors in Europe and in Asia through satellite and fiber delivery that can facilitate future expansion.

IFC Films. IFC Films, which was formerly referred to as IFC Entertainment, encompasses our independent film distribution business, which makes independent films available to a worldwide audience. IFC Films operates three distribution labels: Sundance Selects, IFC Films and IFC Midnight, all of which distribute critically acclaimed independent films across virtually all available media platforms, including in theaters, on cable/satellite video-on-demand (reaching nearly 50 million homes), DVDs and cable network television, and streaming/downloading to computers and other electronic devices.

AMC Networks Broadcasting & Technology. AMC Networks Broadcasting & Technology is a full-service network programming feed origination and distribution company, supplying an array of services to the network programming industry. AMC Networks Broadcasting & Technology’s operations are housed in Bethpage, New York, where AMC Networks Broadcasting & Technology consolidates origination and satellite communications functions in a 55,000 square-foot facility designed to keep AMC Networks at the forefront of network origination and distribution technology. AMC Networks Broadcasting & Technology has nearly 30 years’ experience across its network services groups, including affiliate engineering, network operations, traffic and scheduling that provide day-to-day delivery of any programming network, in high or standard definition.

Our Strengths

Our strengths include:

Strong Industry Presence and Portfolio of Brands. We have operated in the cable programming industry for more than 30 years and over this time we have continually enhanced the value of our network portfolio. Our programming network brands are well known and well regarded by our key constituents—our viewers, distributors and advertisers—and have developed strong followings within their respective targeted demographics, increasing our value to distributors and advertisers. AMC (which targets adults aged 25 to 54), WE tv (which targets women aged 18 to 49 and 25 to 54), IFC (which targets adults aged 18 to 49) and Sundance Channel (which targets adults aged 25 to 54) have established themselves as important within their respective markets. Our deep and established presence in the industry and the recognition we have received for our brands through industry awards and other honors lend us a high degree of credibility with distributors and content producers, and help provide us with stable affiliate and studio relationships, advantageous channel placements and heightened viewer engagement.

Broad Distribution and Penetration of Our National Networks. Our national networks are broadly distributed in the U.S. AMC, WE tv, IFC and Sundance Channel are each carried by all major multichannel video programming distributors. Our national networks are available to a significant percentage of subscribers in these distributors’ systems. This broad distribution and penetration provides us with a strong national platform on which to maintain, promote and grow our business.

Compelling Programming. We continually refine our mix of programming and, in addition to our popular film content, have increasingly focused on highly visible, critically-acclaimed original programming, including the award-winning Mad Men, Breaking Bad and The Walking Dead, which in 2011 was cable television’s highest rated drama ever among adults aged 18-49 and 25-54. Other popular series include The Killing, Hell on Wheels, Braxton Family Values, Bridezillas, Portlandia and The Increasingly Poor Decisions of Todd Margaret. Our focus on quality original programming, targeting specific audiences, has allowed us in recent years to increase our programming networks’ ratings and their viewership within these respective targeted demographics.

Recurring Revenue from Affiliation Agreements. Our affiliation agreements with multichannel video programming distributors are a recurring source of revenue. We generally seek to structure these agreements so that they are long-term in nature and to stagger their expiration dates, thereby increasing the predictability and stability of our affiliation fee revenues.

Desirable Advertising Platform. Our national networks have a strong connection with each of their respective targeted demographics, which make our programming networks an attractive platform to advertisers.

Although all of our programming networks were originally operated without advertising, we have been incrementally migrating our networks to an advertiser-supported model. We have experienced significant growth in our advertising revenues in recent years, which has allowed us to develop high-quality programming.

Our Business Strategy

Our strategy is to maintain and improve our position as a leading programming and entertainment company by owning and operating several of the most popular and award-winning brands in cable television that create engagement with audiences globally across multiple media and distribution platforms. The key focuses of our strategy are:

Continued Development of High-Quality Original Programming. We intend to continue developing strong original programming across all of our programming networks to enhance our brands, strengthen our relationships with our viewers, distributors and advertisers, and increase distribution and audience ratings. We believe that our continued investment in original programming supports future growth in our two principal revenue streams—affiliation fee revenue from our distributors and advertising revenue. We also intend to continue to expand the exploitation of our original programming across multiple media and distribution platforms.

Increased Distribution of Our Programming Networks. Of our four national networks, only AMC is substantially fully distributed in the U.S. We intend to continue to seek increased distribution of our other national networks to grow affiliate and advertising revenues. In addition, we are expanding the distribution of our programming networks around the globe. We first expanded beyond the U.S. market with the launch in Canada of IFC (in 2001) and AMC (in 2006), and we have recently launched Sundance Channel in the Canadian market (in 2010). We are building on this base by distributing an international version of Sundance Channel, which is currently distributed in twelve countries in Europe and four countries in Asia, with additional expansion planned in 2012 and future years. We have also launched an international version of WE tv in four countries in Asia, with further expansion planned in other Asian markets.

Continued Growth of Advertising Revenue. We have a proven track record of significantly increasing revenue by introducing advertising on networks that were previously not advertiser-supported. We first accomplished this in 2002, when we moved AMC and WE tv to an advertiser-supported model. Most recently, in December 2010, we moved IFC to such a model. We seek to continue to evolve the programming on each of our networks to achieve even stronger viewer engagement within their respective core targeted demographics, thereby increasing the value of our programming to advertisers and allowing us to obtain higher advertising rates. For example, we have begun to refine the programming mix on IFC to include alternative comedy programming, such as Portlandia and The Increasingly Poor Decisions of Todd Margaret, in order to increase IFC’s appeal to its targeted demographic of adults aged 18 to 49. We are also continuing to seek additional advertising revenue at AMC and WE tv through higher Nielsen Media Research (“Nielsen”) ratings in desirable demographics.

Increased Control of Content. We believe that control (including long-term contract arrangements) and ownership of content is becoming increasingly important, and we intend to increase our control position over our programming content. We currently control, own or have long-term license agreements covering significant portions of our content across our programming networks as well as in our independent film distribution business operated by IFC Films. We intend to continue to focus on obtaining the broadest possible control rights (both as to territory and platforms) for our content.

Exploitation of Emerging Media Platforms. The technological landscape surrounding the distribution of entertainment content is continuously evolving as new digital platforms emerge. We intend to distribute our content across as many of these new platforms as possible, when it makes business sense to do so, so that our viewers can access our content where, when and how they want it. To that end, our programming networks are allowing many of our distributors to offer our content to subscribers on computers and other digital devices, and on video-on-demand platforms, all of which permit subscribers to access programs at their convenience. We also have launched our own direct-to-consumer digital platform, SundanceNow, which makes our IFC Films library of independent films available to consumers in the U.S. and around the globe, and have made some of our content available on third-party digital platforms such as Netflix and iTunes. Our national networks each host dedicated websites that promote their brands, provide programming information and provide access to content. In addition, AMC owns the film-focused websites filmsite.org and filmcritic.com, which together with amctv.com deliver over 4 million unique visitors each month.

Key Challenges

We face a number of challenges, including:

•	intense competition in the markets in which we operate;

•	a limited number of distributors for our programming networks;

•	continuing availability of desirable programming; and

•

significant levels of debt and leverage, as a result of the debt financing agreements described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

See “Risk Factors” for a discussion of these and other matters you should carefully consider in connection with this offering.

Spin-off and Related Financing Transactions Overview

On June 30, 2011 (the “Distribution Date”), we became a stand-alone public company pursuant to a subsidiary spin-off from Cablevision Systems Corporation (“Cablevision”), our former corporate parent. On the Distribution Date, all of the outstanding shares of our Class A Common Stock were distributed to holders of Cablevision Class A Common Stock and all of the outstanding shares of our Class B Common Stock were distributed to the holders of Cablevision Class B Common Stock. We refer to this distribution of securities as the “Stock Distribution.” In the Stock Distribution, each holder of Cablevision common stock received a distribution of one share of our common stock for every four shares of Cablevision common stock held as of the close of business, New York City time, on June 16, 2011, which was the record date for the Stock Distribution.

On the Distribution Date, we issued $700 million in aggregate principal amount of the old notes and $550 million in senior secured term loans incurred under our Credit Facility (as defined below) to CSC Holdings LLC (“CSC Holdings”), a wholly-owned subsidiary of Cablevision, pursuant to a contribution agreement with Cablevision and CSC Holdings, as partial consideration for the transfer to us of the AMC Networks business on June 6, 2011. We refer to our issuance of the old notes and the senior secured term loans to CSC Holdings as the “Debt Distribution.” Following the Debt Distribution, CSC Holdings exchanged the old notes with the selling noteholders in the old notes offering, each of which was an affiliate of one of the Initial Purchasers in the old notes offering, in satisfaction and discharge of outstanding CSC Holdings indebtedness. We refer to this exchange as the “Debt Exchange,” and we refer to the Stock Distribution, the Debt Distribution and the Debt Exchange collectively as the “Distribution.” Following the Distribution, the selling noteholders in the old notes offering transferred the old notes to the Initial Purchasers in the old notes offering, who offered the old notes to investors in a transaction exempt from the registration requirements of the Securities Act.

Concurrently with the Distribution, we entered into a senior secured credit facility (the “Credit Facility”) with a syndicate of lenders, as described further under “Description of New Senior Secured Credit Facility,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Debt Financing Agreements—Senior Secured Credit Facility,” under which we incurred the senior secured term loan portion of the debt relating to the Distribution. We borrowed an additional $1,175 million under our Credit Facility for cash proceeds that we primarily used to repay our debt that was outstanding immediately prior to the Distribution Date (excluding capital leases). We refer to this additional borrowing and the application of the proceeds thereof as the “Standalone Financing.” We refer to the Debt Distribution, the Debt Exchange and the Standalone Financing collectively as the “Financing Transactions,” and the Financing Transactions, together with the Stock Distribution, as the “Transactions.” See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Overview—Spin-off from Cablevision” for more information.

Company Information

We are a Delaware corporation incorporated on March 9, 2011. Our principal executive office is located at 11 Penn Plaza, New York, NY 10001, and our telephone number is (212) 324-8500. Our internet address is http://www.amcnetworks.com and the investor relations section of our website is located at http://investor.amcnetworks.com. We make available, free of charge through the investor relations section of our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as well as our proxy statements, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information on, or accessible through, our Internet site is not part of this prospectus.

SUMMARY OF THE EXCHANGE OFFER

The Exchange Offer	We are offering to exchange $1,000 principal amount of our 7.75% Senior Notes due 2021 registered under the Securities Act, which we refer to as the “new notes,” for each $1,000 principal amount of our outstanding 7.75% Senior Secured Notes due 2021 issued on June 30, 2011 in a private offering, which we refer to as the “old notes.” Old notes must be exchanged in a minimum amount of $2,000. In order to exchange an old note, you must follow the required procedures and we must accept the old note for exchange. We will exchange all notes validly offered for exchange, or “tendered,” and not validly withdrawn. As of the date of this prospectus, $700,000,000 aggregate principal amount of old notes are outstanding.

Expiration Date	Our exchange offer expires at 5:00 p.m., New York City time, on , 2012, unless we extend the expiration date. We may extend the expiration date for any reason. We will complete the exchange and issue the new notes promptly after that date.

Resale of New Notes	Based on interpretive letters of the SEC staff to third parties, we believe that you may offer for resale, resell and otherwise transfer the new notes issued pursuant to the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, if you:

•	are not a broker-dealer that acquired the old notes from us or in market-making transactions or other trading activities;

•	acquire the new notes issued in the exchange offer in the ordinary course of your business;

•	are not participating, and do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the new notes issued in the exchange offer; and

•	are not an “affiliate” of ours, as defined in Rule 405 of the Securities Act.

By tendering your notes as described in “The Exchange Offer—Procedures for Tendering,” you will be making representations to this effect. If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the no-action letters referred to above and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes. If you are a broker-dealer that acquired old notes as a result of market-making or other trading activities, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes as described in this summary under “Restrictions on Sale by Broker-Dealers” below. We base our belief on interpretations by the SEC staff in no-action letters issued to other issuers in exchange offers like ours. We cannot guarantee that the SEC would make a similar decision about our exchange offer. If our belief is wrong, you could incur liability under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act.

Restrictions on Sale by Broker-Dealers	If you are a broker-dealer that has received new notes for your own account in exchange for old notes that were acquired as a result of market-making or other trading activities, you must acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes. A broker-dealer may use this prospectus for a period of 90 days commencing on the day the exchange offer is consummated or at such time that such broker-dealer no longer owns any Registrable Securities (as defined under “The Exchange Offer,” below).

Consequences If You Do Not Exchange Your Old Notes	If you are eligible to participate in the exchange offer and you do not tender your old notes, you will not have any further registration or exchange rights and your old notes will continue to be subject to transfer restrictions. These transfer restrictions and the availability of new notes could adversely affect the trading market for your notes.

Procedures for Tendering Old Notes	If you wish to accept the exchange offer, the following must be delivered to the exchange agent:

•	your old notes by timely confirmation of book-entry transfer through The Depository Trust Company (“DTC”);

•	an agent’s message from DTC, stating that the tendering participant agrees to be bound by the letter of transmittal and the terms of the exchange offer;

•	and all other documents required by the letter of transmittal.

These actions must be completed before the expiration of the exchange offer. You must comply with DTC’s standard procedures for electronic tenders, by which you will agree to be bound by the letter of transmittal.

Guaranteed Delivery Procedures	If you are a registered holder of the outstanding notes and wish to tender your outstanding notes in the exchange offer but cannot comply with the applicable procedures under DTC’s Automated Tender Offer Program prior to the expiration date you may tender your outstanding notes by following the procedures described under the caption “The Exchange Offer—Guaranteed Delivery Procedures.”

Withdrawal Rights	You may withdraw your tender of old notes any time prior to the expiration date.

Tax Consequences	The exchange of notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. See “Material United States Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any cash proceeds from the exchange or the issuance of new notes in connection with the exchange offer. Old notes that are validly tendered and exchanged will be retired and canceled. We will pay all expenses incident to the exchange offer.

Exchange Agent	U.S. Bank National Association is serving as exchange agent in connection with the exchange offer. The address and telephone number of the exchange agent are set forth under “The Exchange Offer—Exchange Agent.” U.S. Bank National Association is also the trustee under the indenture governing the notes.

SUMMARY OF THE TERMS OF THE NEW NOTES

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The following is not intended to be complete. You should carefully review the “Description of Notes” section of this prospectus, which contains a more detailed description of the terms and conditions of the notes. Capitalized terms not otherwise defined herein shall have the meanings given them in the “Description of Notes” section of this prospectus.

Issuer	AMC Networks Inc.

Securities	$700,000,000 aggregate principal amount of 7.75% Senior Notes due 2021.

Maturity	The notes will mature on July 15, 2021.

Interest	Interest on the notes is payable semi-annually in arrears on each January 15 and July 15.

Ranking	The notes will be the unsecured senior obligations of the issuer. Accordingly, the notes will rank:

•	effectively behind all of our existing and future senior secured debt, including borrowings under our senior secured credit facility;

•	equally with any of our future senior unsecured debt;

•	ahead of any of our future debt that expressly provides for its subordination to the notes; and

•	structurally behind all of the existing and future liabilities of our subsidiaries that are not guarantors, including trade payables.

As of December 31, 2011, AMC Networks and its subsidiaries had $2,291 million of indebtedness (excluding capital lease obligations) on a consolidated basis (including the notes), including $1,605 million of borrowings under our senior secured credit facility on that date. In addition, as of such date, AMC Networks had an additional $500 million of availability under its revolving credit facility.

Guarantees	All of our direct and indirect domestic restricted subsidiaries, other than our future insignificant subsidiaries, if any, are guarantors of the notes.

The guarantees of the notes are unsecured senior obligations of the guarantors. Accordingly, they rank effectively behind all existing and future senior secured debt of the guarantors, including the guarantors’ guarantee obligations under our senior secured credit facility, equally to all future senior unsecured debt of the guarantors and ahead of all future subordinated debt of the guarantors.

Optional Redemption	We may redeem some or all of the notes, at our option, at any time on or after July 15, 2016, at the redemption prices set forth in this prospectus, plus accrued and unpaid interest, if any, to the redemption date.

See “Description of Notes—Optional Redemption.”

Certain Covenants	The indenture governing the notes, among other things, limits our ability and the ability of our restricted subsidiaries to:

•	incur or guarantee additional debt or sell disqualified stock;

•	create liens;

•	pay dividends on or redeem or repurchase stock;

•	make specified types of investments;

•	sell stock in our restricted subsidiaries;

•	restrict the ability of restricted subsidiaries to make dividends or other payments from restricted subsidiaries;

•	enter into certain transactions with affiliates; and

•	sell assets or merge with other companies.

These covenants contain important exceptions, limitations and qualifications. For more details, see “Description of Notes—Certain Covenants.”

Suspension of Covenants	If on any date the notes have Investment Grade Ratings, as defined, and no default or event of default has occurred and is continuing under the indenture, most of the covenants, as well as our obligation to offer to repurchase the notes following certain asset sales events, will be subject to suspension. See “Description of Notes—Certain Covenants—Suspension of Covenants Upon Investment Grade Ratings.”

Investing in the notes involves risks. You should refer to “Risk Factors” beginning on page 15 for a discussion of risks you should consider before deciding whether to invest in the notes.

Summary Consolidated Historical Financial Data

The operating and balance sheet data included in the following selected financial data as of December 31, 2011 and 2010 and for each year in the three-year period ended December 31, 2011 have been derived from the audited annual consolidated financial statements of AMC Networks Inc. and its subsidiaries included elsewhere in this prospectus. The operating and balance sheet data included in the following selected financial data as of December 31, 2009 and 2008 and for the year ended December 31, 2008 have been derived from the audited annual consolidated financial statements of AMC Networks Inc. and its subsidiaries for such year, which are not included in this prospectus. The operating and balance sheet data included in the following selected financial data as of and for the year ended December 31, 2007 have been derived from the unaudited annual consolidated financial statements of AMC Networks Inc. and its subsidiaries, which are not included in this prospectus. The financial information presented below does not necessarily reflect what our results of operations and financial position would have been through 2011 if we had operated as a separate publicly-traded entity prior to July 1, 2011. The selected financial data presented below should be read in conjunction with the annual financial statements included elsewhere in this prospectus and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Unaudited Pro Forma Condensed Consolidated Financial Information.”

	Years Ended December 31,
	2011	2010	2009	2008	2007
		(Dollars in thousands, except per share amounts)
Operating Data(a):
Revenues, net	$1,187,741	$1,078,300	$973,644	$893,557	$754,447

Operating expenses:
Technical and operating (excluding depreciation and amortization shown below)	425,961	366,093	310,365	314,960	276,144
Selling, general and administrative	335,656	328,134	313,904	302,474	256,995
Restructuring (credit) expense(b)	(240)	(2,218)	5,162	46,877	2,245
Depreciation and amortization	99,848	106,455	106,504	108,349	81,101

	861,225	798,464	735,935	772,660	616,485

Operating income	326,516	279,836	237,709	120,897	137,962

Other income (expense):
Interest expense, net	(94,796)	(73,412)	(78,942)	(99,905)	(113,841)
Loss on investments, net	—	—	—	(103,238)	(1,812)
Gain on equity derivative contracts	—	—	—	66,447	24,183
Loss on extinguishment of debt and write-off of deferred financing costs	(20,973)	—	—	(2,424)	(22,032)
Miscellaneous, net	(137)	(162)	187	379	3,140

	$(115,906)	$(73,574)	$(78,755)	$(138,741)	$(110,362)

Income (loss) from continuing operations before income taxes	210,610	206,262	158,954	(17,844)	27,600
Income tax expense	(84,248)	(88,073)	(70,407)	(2,732)	(12,227)

Income (loss) from continuing operations	126,362	118,189	88,547	(20,576)	15,373
Income (loss) from discontinued operations, net of income taxes	92	(38,090)	(34,791)	(26,866)	(25,867)

Net income (loss)	$126,454	$80,099	$53,756	$(47,442)	$(10,494)

Income (loss) from continuing operations per share:
Basic(c)	$1.82	$1.71	$1.28	$(0.30)	$0.22
Diluted(c)	$1.79	$1.71	$1.28	$(0.30)	$0.22

Balance Sheet Data(a):
Program rights, net	$1,000,780	$783,830	$683,306	$649,020	$553,555
Total assets	2,183,934	1,853,896	1,934,362	1,987,917	2,423,442
Program rights obligations	619,029	454,825	435,638	465,588	416,960
Note payable/advances to related parties	—	—	190,000	190,000	130,000
Credit facility debt(d)	1,604,846	475,000	580,000	700,000	500,000
Collateralized indebtedness	—	—	—	—	402,965
Senior notes(d)	686,434	299,552	299,283	299,014	298,745
Senior subordinated notes(d)	—	324,071	323,817	323,564	323,311
Capital lease obligations	15,677	20,252	24,611	21,106	24,432
Total debt	2,306,957	1,118,875	1,227,711	1,343,684	1,549,453
Stockholders’ (deficiency) equity	(1,036,995)	24,831	(236,992)	(278,502)	(570,665)

(a)	We acquired Sundance Channel in June 2008. The results of Sundance Channel’s operations have been included in the consolidated financial statements from the date of acquisition.

(b)	In December 2008, we decided to discontinue funding the domestic programming business of VOOM HD. In connection with this decision we recorded restructuring expense (credit) in each of the years from 2008 to 2011.
(c)	Common shares assumed to be outstanding during the years ended December 31, 2010, 2009, 2008 and 2007 totaled 69,161,000, representing the number of shares of AMC Networks common stock issued to Cablevision shareholders on the Distribution Date, and excludes unvested outstanding restricted shares, based on a distribution ratio of one share of AMC Networks common stock for every four shares of Cablevision common stock outstanding.
(d)	As part of the Distribution, we incurred $2,425,000 of debt (the “New AMC Networks Debt”), consisting of $1,725,000 aggregate principal amount of senior secured term loans and $700,000 aggregate principal amount of senior unsecured notes. Approximately $1,063,000 of the proceeds of the New AMC Networks Debt was used to repay all pre-Distribution outstanding Company debt (excluding capital leases), including principal and accrued and unpaid interest to the date of repayment, and, as partial consideration for Cablevision’s contribution of the membership interests in Rainbow Media Holdings LLC (“RMH”) to the Company, $1,250,000, net of discount, of New AMC Networks Debt was issued to CSC Holdings, a wholly-owned subsidiary of Cablevision, which is reflected as a deemed capital distribution in the consolidated statement of stockholders’ (deficiency) equity for the year ended December 31, 2011. See Note 1 to the consolidated financial statements included elsewhere herein.

RISK FACTORS

Investing in the notes involves a high degree of risk. You should consider carefully the following risks, together with the financial and other information contained in this prospectus, before deciding whether to invest in the notes. Additional risks and uncertainties not currently known to us, or those we currently view to be immaterial, may also materially and adversely affect our business, financial condition or results of operations. If any of the following risks actually occurs, our business, financial condition and results of operations would suffer.

Risks Related to the Exchange Offer

If you fail to exchange the old notes, they will remain subject to transfer restrictions, and it may be harder for you to resell and transfer your old notes.

The old notes were not registered under the Securities Act or under the securities laws of any state. Any old notes that remain outstanding after this exchange offer may continue to be subject to restrictions on their transfer. Thus, you may not resell the old notes, offer them for resale or otherwise transfer them unless they are subsequently registered or an exemption from the registration requirements of the Securities Act and applicable state securities laws is available. If you do not exchange your old notes for new notes by this exchange offer, or if you do not properly tender your old notes in this exchange offer, you will not be able to resell, offer to resell or otherwise transfer your old notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. After this exchange offer, holders of old notes will not have any further rights to have their old notes exchanged for new notes registered under the Securities Act. The liquidity of the market for old notes that are not exchanged could be adversely affected by this exchange offer and you may be unable to sell your old notes.

Late deliveries of old notes and other required documents could prevent a holder from exchanging its old notes.

Holders are responsible for complying with all exchange offer procedures. The issuance of new notes in exchange for old notes will only occur upon completion of the procedures described in this prospectus under “The Exchange Offer.” Therefore, holders of old notes who wish to exchange them for new notes should allow sufficient time for timely completion of the exchange procedure. Neither we nor the exchange agent are obligated to extend the offer or notify you of any failure to follow the proper procedure or waive any defect if you fail to follow the proper procedure.

If you are a broker-dealer, your ability to transfer the new notes may be restricted.

A broker-dealer that purchased old notes for its own account as part of market-making or trading activities must comply with the prospectus delivery requirements of the Securities Act when it sells the new notes. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their new notes.

Risks Relating to Our Business and Indebtedness

Our substantial debt and high leverage could adversely affect our business.

We have a significant amount of debt. As of December 31, 2011, we have $2,291 million of total debt, excluding capital leases, $1,605 million of which is senior secured debt under our senior secured credit facility and $686 million of which is senior unsecured debt.

Our substantial amount of debt could have important consequences. For example, it could:

•	increase our vulnerability to general adverse economic and industry conditions;

•

require us to dedicate a substantial portion of our cash flow from operations to make interest and principal payments on our debt, thereby limiting the availability of our cash flow to fund future programming investments, capital expenditures, working capital, business activities and other general corporate requirements;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	place us at a competitive disadvantage compared with our competitors; and

•	limit our ability to borrow additional funds, even when necessary to maintain adequate liquidity.

In the long term, we do not expect to generate sufficient cash from operations to repay at maturity our outstanding debt obligations. As a result, we will be dependent upon our ability to access the capital and credit markets. Failure to raise significant amounts of funding to repay these obligations at maturity could adversely affect our business. If we are unable to raise such amounts, we would need to take other actions including selling assets, seeking strategic investments from third parties or reducing other discretionary uses of cash.

A substantial portion of our debt bears interest at variable rates. If market interest rates increase, variable rate debt will create higher debt service requirements, which could adversely affect our cash flow. While we have entered into hedging agreements for a portion of our variable rate debt limiting our exposure to higher interest rates, such agreements do not offer complete protection from this risk.

The agreements governing our debt, including our senior secured credit facility and the indenture governing the notes, contain various covenants that impose restrictions on us that may affect our ability to operate our business.

The agreements governing our senior secured credit facility and the indenture governing the notes contain covenants that, among other things, limit our ability to:

•	borrow additional money or guarantee debt;

•	create liens;

•	pay dividends on or redeem or repurchase stock;

•	make specified types of investments;

•	enter into certain transactions with affiliates; and

•	sell assets or merge with other companies.

Our senior secured credit facility requires that we comply with specified financial ratios and tests, including, but not limited to, a leverage ratio and an interest coverage ratio.

Various risks, uncertainties and events beyond our control could affect our ability to comply with these covenants and maintain these financial tests and ratios. Failure to comply with any of the covenants in our existing or future financing agreements could result in a default under those agreements and under other agreements containing cross-default provisions. A default would permit lenders to accelerate the maturity for the debt under these agreements and to foreclose upon any collateral securing the debt. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations. In addition, the limitations imposed by financing agreements on our ability to incur additional debt and to take other actions might significantly impair our ability to obtain other financing.

To service our debt, we will require a significant amount of cash, which may not be available to us.

Our ability to make payments on, or repay or refinance, our debt, including the notes, and to fund planned distributions and capital expenditures, will depend largely upon our future operating performance. Our future performance, to a certain extent, is subject to general economic, financial, competitive, regulatory and other factors that are beyond our control. In addition, our ability to borrow funds in the future to make payments on our debt will depend on the satisfaction of the covenants in our senior secured credit facility and our other debt agreements, including the indenture governing the notes and other agreements we may enter into in the future. Specifically, we will need to maintain certain specified financial ratios. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our senior secured credit facility or from other sources in an amount sufficient to enable us to service our debt, including the notes, or to fund our other liquidity needs. Furthermore, in the long-term, we do not expect to generate sufficient cash from operations to repay at maturity the debt that was incurred as part of the Financing Transactions. As a result, we will be dependent upon our ability to access the capital and credit markets.

In addition, prior to the repayment of the notes, we will be required to repay or refinance our senior secured credit facility. We cannot assure you that we will be able to repay or refinance any of our debt, including our senior secured credit facility, on commercially reasonable terms or at all. If we were unable to make payments or refinance our debt or obtain new financing under these circumstances, we would have to consider other options, such as:

•	sales of assets;

•	sales of equity; and/or

•	negotiations with our lenders to restructure the applicable debt.

Our senior secured credit facility and the indenture governing the notes restrict, and market or business conditions may limit, our ability to do some of these things.

Despite our current levels of debt, we may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial debt.

We may be able to incur additional debt in the future. The terms of our new senior secured credit facility and the indenture governing the notes allow us to incur substantial amounts of additional debt, subject to certain limitations. In addition, we may refinance all or a portion of our debt, including borrowings under our senior secured credit facility, and obtain the ability to incur more debt as a result. If new debt is added to our current debt levels, the related risks we could face would be magnified.

Our business depends on the appeal of our programming to our distributors and our viewers, which may be unpredictable and volatile.

Our business depends in part upon viewer preferences and audience acceptance of the programming on our networks. These factors are often unpredictable and volatile, and subject to influences that are beyond our control, such as the quality and appeal of competing programming, general economic conditions and the availability of other entertainment activities. We may not be able to anticipate and react effectively to shifts in tastes and interests in our markets. A change in viewer preferences could cause our programming to decline in popularity, which could cause a reduction in advertising revenues and jeopardize renewal of our contracts with distributors. In addition, our competitors may have more flexible programming arrangements, as well as greater amounts of available content, distribution and capital resources, and may be able to react more quickly than we can to shifts in tastes and interests.

To an increasing extent, the success of our business depends on original programming, and our ability to predict accurately how audiences will respond to our original programming is particularly important. Because original programming often involves a greater degree of commitment on our part, as compared to acquired programming that we license from third parties, and because our network branding strategies depend significantly on a relatively small number of original programs, a failure to anticipate viewer preferences for such programs could be especially detrimental to our business. We periodically review the programming usefulness of our program rights based on a series of factors, including ratings, type and quality of program material, standards and practices, and fitness for exhibition. We have incurred write-offs of programming rights in the past, and may incur future programming rights write-offs if it is determined that program rights have no future usefulness.

In addition, feature films constitute a significant portion of the programming on our AMC, IFC and Sundance Channel programming networks. In general, the popularity of feature-film content on linear television is declining, due in part to the broad availability of such content through an increasing number of distribution platforms. Should the popularity of feature-film programming suffer significant further declines, we may lose viewership or be forced to rely more heavily on original programming, which could increase our costs.

If our programming does not gain the level of audience acceptance we expect, or if we are unable to maintain the popularity of our programming, our ratings may suffer, which will negatively affect advertising revenues, and we may have a diminished bargaining position when dealing with distributors, which could reduce our affiliation fee revenues. We cannot assure you that we will be able to maintain the success of any of our current programming, or generate sufficient demand and market acceptance for our new programming.

If economic instability persists in the U.S. or in other parts of the world, our results of operations could be adversely affected.

Our business is significantly affected by prevailing economic conditions. We derive substantial revenues from advertising spending by U.S. businesses, and these expenditures are sensitive to general economic conditions and consumer buying patterns. Financial instability or a general decline in economic conditions in the U.S. could adversely affect advertising rates and volume, resulting in a decrease in our advertising revenues.

Decreases in U.S. consumer discretionary spending may affect cable television and other video service subscriptions, in particular with respect to digital service tiers on which certain of our programming networks are carried. This could lead to a decrease in the number of subscribers receiving our programming from multichannel video distributors, which could have a negative impact on our viewing subscribers and affiliation fee revenues. Similarly, a decrease in viewing subscribers would also have a negative impact on the number of viewers actually watching the programs on our programming networks, which could also impact the rates we are able to charge advertisers.

Furthermore, world-wide financial instability may affect our ability to penetrate new markets. Because our networks are highly distributed in the U.S., our ability to expand the scope of our operations internationally is important to the continued growth of our business. Our inability to negotiate favorable affiliation agreements with foreign distributors or to secure advertisers for those markets could negatively affect our results of operations.

Because a limited number of distributors account for a large portion of our business, the loss of any significant distributor would adversely affect our revenues.

Our programming networks depend upon agreements with a limited number of cable television system operators and other multichannel video programming distributors. In 2011, Comcast and DirecTV each accounted for at least 10% of our consolidated revenues, net. The loss of any significant distributor could have a material adverse effect on our revenues.

In addition, we have in some instances made upfront payments to distributors in exchange for additional subscribers or have agreed to waive or accept lower affiliation fees if certain numbers of additional subscribers are provided. We also may help fund our distributors’ efforts to market our programming networks or we may permit distributors to offer promotional periods without payment of subscriber fees. As we continue our efforts to add viewing subscribers, our net revenues may be negatively affected by these deferred carriage fee arrangements, discounted subscriber fees or other payments.

If we are unable to renew our programming networks’ affiliation agreements, which expire at various dates through 2018, our revenues will be negatively affected.

Our programming networks have affiliation agreements that will expire at various dates through 2018. Approximately 41% of our subscribers are under affiliation agreements that expire prior to December 31, 2013. Failure to renew these affiliation agreements, or renewal on less favorable terms, or the termination of those agreements could have a material adverse effect on our business. A reduced distribution of our programming networks would adversely affect our affiliation fee revenue, and impact our ability to sell advertising or the rates we charge for such advertising. Even if affiliation agreements are renewed, we cannot assure you that the renewal rates will equal or exceed the rates that we currently charge these distributors.

Furthermore, the largest multichannel video programming distributors have significant leverage in their relationship with programming networks. The two largest cable distributors provide service to approximately 35 percent of U.S. households receiving multichannel video programming distribution service, while the two largest DBS distributors provide service to an additional 33 percent of such households. Further consolidation among multichannel video distributors could increase this leverage.

In some cases, if a distributor is acquired, the affiliation agreement of the acquiring distributor will govern following the acquisition. In those circumstances, the acquisition of a distributor that is party to one or more affiliation agreements with our programming networks on terms that are more favorable to us could adversely impact our financial condition and results of operations.

We are subject to intense competition, which may have a negative effect on our profitability or on our ability to expand our business.

The cable programming industry is highly competitive. Our programming networks compete with other programming networks and other types of video programming services for marketing and distribution by cable and other multichannel video programming distribution systems. In distributing a programming network, we face competition with other providers of programming networks for the right to be carried by a particular cable or other multichannel video programming distribution system and for the right to be carried by such system on a particular “tier” of service.

Certain programming networks affiliated with broadcast networks like NBC, ABC, CBS or Fox may have a competitive advantage over our programming networks in obtaining distribution through the “bundling” of carriage agreements for such programming networks with a distributor’s right to carry the affiliated broadcasting network. In addition, our ability to compete with certain programming networks for distribution may be hampered because the cable television or other multichannel video programming distributors through which we seek distribution may be affiliated with these programming networks. Because such distributors may have a substantial number of subscribers, the ability of such programming networks to obtain distribution on the systems of affiliated distributors may lead to increased affiliation and advertising revenue for such programming networks because of their increased penetration compared to our programming networks. Even if the affiliated distributors carry our programming networks, they may place their affiliated programming network on a more desirable tier, thereby giving their affiliated programming network a competitive advantage over our own. As a result of the Distribution, the Company is no longer owned by Cablevision, which may impact the competitive landscape in which we operate because some of our distributors have other commercial relationships with Cablevision. Because of these other relationships, the Company has from time to time in the past achieved greater distribution or more favorable terms than it might have achieved as a stand-alone company. As a result, the Company’s ability to pursue cross-company initiatives that might provide such benefits are limited, since as separate public companies, we and Cablevision are required to assess any such initiatives from our own business perspectives.

In addition to competition for distribution, we also face intense competition for viewing audiences with other cable and broadcast programming networks, home video products and Internet-based video content providers, some of which are part of large diversified entertainment or media companies that have substantially greater resources than us. To the extent that our viewing audiences are eroded by competition with these other sources of programming content, our ratings would decline, negatively affecting advertising revenues, and we may face difficulty renewing affiliation agreements with distributors on acceptable terms, which could cause affiliation fee revenues to decline. In addition, competition for advertisers with these content providers, as well as with other forms of media (including print media, Internet websites and radio), could affect the amount we are able to charge for advertising time on our programming networks, and therefore our advertising revenues.

An important part of our strategy involves exploiting identified markets of the cable television viewing audience that are generally well defined and limited in size. Our programming networks have faced and will continue to face increasing competition obtaining distribution and attracting advertisers as other programming networks seek to serve the same or similar markets.

Our programming networks’ success depends upon the availability of programming that is adequate in quantity and quality, and we may be unable to secure or maintain such programming.

Our programming networks’ success depends upon the availability of quality programming, particularly original programming and films, that is suitable for our target markets. While we produce some of our original programming, we obtain most of the programming on our networks (including original programming, films and other acquired programming) through agreements with third parties that have produced or control the rights to such programming. These agreements expire at varying times and may be terminated by the other parties if we are not in compliance with their terms.

We compete with other programming networks to secure desired programming. Competition for programming has increased as the number of programming networks has increased. Other programming networks that are affiliated with programming sources such as movie or television studios or film libraries may have a competitive advantage over us in this area. In addition to other cable programming networks, we also compete for programming with national broadcast television networks, local broadcast television stations, video-on-demand services and Internet-based content delivery services, such as Netflix, iTunes and Hulu. Some of these competitors have exclusive contracts with motion picture studios or independent motion picture distributors or own film libraries.

We cannot assure you that we will ultimately be successful in negotiating renewals of our programming rights agreements or in negotiating adequate substitute agreements in the event that these agreements expire or are terminated.

Our programming networks have entered into long-term programming acquisition contracts that require substantial payments over long periods of time, even if we do not use such programming to generate revenues.

Our programming networks have entered into numerous contracts relating to the acquisition of programming, including rights agreements with film companies. These contracts typically require substantial payments over extended periods of time. We must make the required payments under these contracts even if we do not use the programming.

Increased programming costs may adversely affect our profits.

We incur costs for the creative talent, including actors, writers and producers, who create our original programming. Some of our original programming has achieved significant popularity and critical acclaim, which has increased and could continue to increase the costs of such programming in the future. An increase in the costs of programming may lead to decreased profitability or otherwise adversely affect our business.

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may further increase our future borrowing costs and reduce our access to capital.

The debt ratings for our notes are below the “investment grade” category, which results in higher borrowing costs as well as a reduced pool of potential purchasers of our debt as some investors will not purchase debt securities that are not rated in an investment grade rating category. In addition, there can be no assurance that any rating assigned will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency, if in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. A lowering or withdrawal of a rating may further increase our future borrowing costs and reduce our access to capital.

We may not be able to adapt to new content distribution platforms and to changes in consumer behavior resulting from these new technologies, which may adversely affect our business.

We must successfully adapt to technological advances in our industry, including the emergence of alternative distribution platforms. Our ability to exploit new distribution platforms and viewing technologies will affect our ability to maintain or grow our business. Additionally, we must adapt to changing consumer behavior driven by advances such as digital video recorders, video-on-demand, Internet-based content delivery and mobile devices. Such changes may impact the revenues we are able to generate from our traditional distribution methods, either by decreasing the viewership of our programming networks on cable and other multichannel video programming distribution systems or by making advertising on our programming networks less valuable to advertisers. If we fail to adapt our distribution methods and content to emerging technologies, our appeal to our targeted audiences might decline and there could be a negative effect on our business.

We face risks from doing business internationally.

We distribute our programming outside the U.S. As a result, our business is subject to certain risks inherent in international business, many of which are beyond our control. These risks include:

•	laws and policies affecting trade and taxes, including laws and policies relating to the repatriation of funds and withholding taxes, and changes in these laws;

•	changes in local regulatory requirements, including restrictions on content;

•	differing degrees of protection for intellectual property;

•	the instability of foreign economies and governments;

•	fluctuating foreign exchange rates;

•	war and acts of terrorism;

•

anti-corruption laws and regulations such as the Foreign Corrupt Practices Act and the U.K. Bribery Act that impose stringent requirements on how we conduct our foreign operations and changes in these laws and regulations;

•	foreign privacy and data protection laws and regulation and changes in these laws;

•	varying attitudes towards the piracy of intellectual property; and

•	shifting consumer preferences regarding the viewing of video programming.

Events or developments related to these and other risks associated with international trade could adversely affect our revenues from non-U.S. sources, which could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

Our business is limited by regulatory constraints, both domestic and foreign, which may adversely impact our operations.

Although most aspects of our business generally are not directly regulated by the FCC, under the Communications Act of 1934, there are certain FCC regulations that govern our business either directly or indirectly. See “Business—Regulation.” Furthermore, to the extent that regulations and laws, either presently in force or proposed, hinder or stimulate the growth of the cable television and satellite industries, our business will be affected.

The U.S. Congress and the FCC currently have under consideration, and may in the future adopt, new laws, regulations and policies regarding a wide variety of matters that could, directly or indirectly, affect our operations.

The regulation of cable television services, satellite carriers, and other multichannel video programming distributors is subject to the political process and has been in constant flux over the past two decades. Further material changes in the law and regulatory requirements must be anticipated. We cannot assure you that our business will not be adversely affected by future legislation, new regulation or deregulation.

An important aspect of our growth strategy involves the expansion of our programming networks and brands into markets outside the U.S. The distribution of our programming networks in foreign markets is subject to laws and regulations specific to those countries. Changes in laws and regulations of foreign jurisdictions could adversely affect our business and ability to access new foreign markets.

Theft of our content, including digital copyright theft and other unauthorized exhibitions of our content, may decrease revenue received from our programming and adversely affect our businesses and profitability.

The success of our businesses depends in part on our ability to maintain and monetize our intellectual property rights to our entertainment content. We are fundamentally a content company and theft of our brands, television programming, digital content and other intellectual property has the potential to significantly affect us and the value of our content. Copyright theft is particularly prevalent in many parts of the world that lack effective copyright and technical protective measures similar to those existing in the U.S. or that lack effective enforcement of such measures. The interpretation of copyright, privacy and other laws as applied to our content, and piracy detection and enforcement efforts, remain in flux. The failure to strengthen, or the weakening of existing, intellectual property laws could make it more difficult for us to adequately protect our intellectual property and negatively affect its value.

Content theft has been made easier by the wide availability of higher bandwidth and reduced storage costs, as well as tools that undermine security features such as encryption and the ability of pirates to cloak their identities online. In addition, we and our numerous production and distribution partners operate various technology systems in connection with the production and distribution of our programming, and intentional or unintentional acts could result in unauthorized access to our content, a disruption of our services, or improper disclosure of confidential information. The increasing use of digital formats and technologies heightens this risk. Unauthorized access to our content could result in the premature release of television shows, which is likely to have a significant adverse effect on the value of the affected programming.

Copyright theft has an adverse effect on our business because it reduces the revenue that we are able to receive from the legitimate sale and distribution of our content, undermines lawful distribution channels and inhibits our ability to recoup or profit from the costs incurred to create such works. Efforts to prevent the unauthorized distribution, performance and copying of our content may affect our profitability and may not be successful in preventing harm to our business.

Protection of electronically stored data is costly and if our data is compromised in spite of this protection, we may incur additional costs, lost opportunities and damage to our reputation.

We maintain information in digital form as necessary to conduct our business, including confidential and proprietary information regarding our distributors, advertisers, viewers and employees as well as personal information. Data maintained in digital form is subject to the risk of intrusion, tampering and theft. We develop and maintain systems to prevent this from occurring, but the development and maintenance of these systems is costly and requires ongoing monitoring and updating as technologies change and efforts to overcome security measures become more sophisticated. Moreover, despite our efforts, the possibility of intrusion, tampering and theft cannot be eliminated entirely, and risks associated with each of these remain. In addition, we provide confidential, proprietary and personal information to third parties when it is necessary to pursue business objectives. While we obtain assurances that these third parties will protect this information and, where appropriate, monitor the protections employed by these third parties, there is a risk the confidentiality of data held by third parties may be compromised. If our data systems are compromised, our ability to conduct our business may be impaired, we may lose profitable opportunities or the value of those opportunities may be diminished and, as described above, we may lose revenue as a result of unlicensed use of our intellectual property. Further, a penetration of our network security or other misappropriation or misuse of personal consumer or employee information could subject us to business, litigation and reputation risk, which could have a negative effect on our business, financial condition and results of operations.

If our technology facility fails or its operations are disrupted, our performance could be hindered.

Our programming is transmitted by our subsidiary, AMC Networks Broadcasting & Technology. AMC Networks Broadcasting & Technology uses its technology facility for a variety of purposes, including signal processing, program editing, promotions, creation of programming segments to fill short gaps between featured programs, quality control, and live and recorded playback. Like other facilities, this facility is subject to interruption from fire, lightning, adverse weather conditions and other natural causes. Equipment failure, employee misconduct or outside interference could also disrupt the facility’s services. Although we have an arrangement with a third party to re-broadcast the previous 48 hours of our networks’ programming in the event of a disruption, we currently do not have a backup operations facility for our programming.

In addition, we rely on third-party satellites in order to transmit our programming signals to our distributors. As with all satellites, there is a risk that the satellites we use will be damaged as a result of natural or man-made causes, or will otherwise fail to operate properly. Although we maintain in-orbit protection providing us with back-up satellite transmission facilities should our primary satellites fail, there can be no assurance that such back-up transmission facilities will be effective or will not themselves fail.

Any significant interruption at AMC Networks Broadcasting & Technology’s facility affecting the distribution of our programming, or any failure in satellite transmission of our programming signals, could have an adverse effect on our operating results and financial condition.

A significant amount of our book value consists of intangible assets that may not generate cash in the event of a voluntary or involuntary sale.

At December 31, 2011, our consolidated financial statements included approximately $2.2 billion of consolidated total assets, of which approximately $389 million were classified as intangible assets. Intangible assets primarily include affiliation agreements and affiliate relationships, advertiser relationships, indefinite-lived intangible assets and goodwill. While we believe that the carrying values of our intangible assets are recoverable, you should not assume that we would receive any cash from the voluntary or involuntary sale of these intangible assets, particularly if we were not continuing as an operating business.

The loss of any of our key personnel and artistic talent could adversely affect our business.

We believe that our future success will depend to a significant extent upon the performance of our senior executives. We generally do not maintain “key man” insurance. In addition, we depend on the availability of a number of writers, directors, producers, artistic talent and others, who are employees of third-party production companies that create our original programming. The loss of any significant personnel or artistic talent, or our artistic talent losing their current audience base, could have an adverse effect on our business.

Risks Related to the Distribution

We may have a significant indemnity obligation to Cablevision if the Distribution is treated as a taxable transaction.

Prior to the Distribution, Cablevision received a private letter ruling from the Internal Revenue Service (“IRS”) to the effect that, among other things, the Distribution and certain related transactions would qualify for tax-free treatment under the Internal Revenue Code (the “Code”) to Cablevision, the Company, and holders of Cablevision common stock. Although a private letter ruling from the IRS generally is binding on the IRS, if the factual representations or assumptions made in the letter ruling request were untrue or incomplete in any material respect, Cablevision would not be able to rely on the ruling. Furthermore, the IRS will not rule on whether a distribution satisfies certain requirements necessary to obtain tax-free treatment under the Code. Rather, the ruling was based upon representations by Cablevision that these conditions were satisfied, and any inaccuracy in such representations could invalidate the ruling.

If the Distribution does not qualify for tax-free treatment for U.S. federal income tax purposes, then, in general, Cablevision would be subject to tax as if it had sold the common stock of our Company in a taxable sale for its fair market value. Cablevision’s stockholders would be subject to tax as if they had received a distribution equal to the fair market value of our common stock that was distributed to them, which generally would be treated first as a taxable dividend to the extent of Cablevision’s earnings and profits, then as a non-taxable return of capital to the extent of each stockholder’s tax basis in his or her Cablevision stock, and thereafter as capital gain with respect to the remaining value. It is expected that the amount of any such taxes to Cablevision’s stockholders and Cablevision would be substantial.

As part of the Distribution, we entered into a Tax Disaffiliation Agreement with Cablevision, which sets out each party’s rights and obligations with respect to deficiencies and refunds, if any, of federal, state, local or foreign taxes for periods before and after the Distribution and related matters such as the filing of tax returns and the conduct of IRS and other audits. Pursuant to the Tax Disaffiliation Agreement, we are required to indemnify Cablevision for losses and taxes of Cablevision resulting from the breach of certain covenants and for certain taxable gain recognized by Cablevision, including as a result of certain acquisitions of our stock or assets. If we are required to indemnify Cablevision under the circumstances set forth in the Tax Disaffiliation Agreement, we may be subject to substantial liabilities, which could have a material negative effect on our business, results of operations, financial position and cash flows.

The tax rules applicable to the Distribution may restrict us from engaging in certain corporate transactions or from raising equity capital beyond certain thresholds for a period of time after the Distribution.

To preserve the tax-free treatment of the Distribution to Cablevision and its stockholders, under the Tax Disaffiliation Agreement with Cablevision, for the two-year period following the Distribution, we are subject to restrictions with respect to:

•	entering into any transaction pursuant to which 50% or more of our equity securities or assets would be acquired, whether by merger or otherwise, unless certain tests are met;

•	issuing equity securities, if any such issuances would, in the aggregate, constitute 50% or more of the voting power or value of our capital stock;

•	certain repurchases of our common shares;

•	ceasing to actively conduct our business;

•	amendments to our organizational documents (i) affecting the relative voting rights of our stock or (ii) converting one class of our stock to another;

•	liquidating or partially liquidating; and

•	taking any other action that prevents the Distribution and related transactions from being tax-free.

Furthermore, the Tax Disaffiliation Agreement limits our ability to pre-pay, pay down, redeem, retire or otherwise acquire the notes or the Term B Facility (as defined below) debt. These restrictions may for a time limit our ability to pursue strategic transactions of a certain magnitude that involve the issuance or acquisition of our stock or engage in new businesses or other transactions that could increase the value of our business. These restrictions may also limit our ability to raise significant amounts of cash through the issuance of stock, especially if our stock price were to suffer substantial declines, or through the sale of certain of our assets.

Our historical financial results as a business segment of Cablevision and our unaudited pro forma condensed consolidated financial statements may not be representative of our results as a separate, stand-alone company.

The historical financial information through December 31, 2011 included in this prospectus has been derived from the consolidated financial statements and accounting records of Cablevision and does not necessarily reflect what our financial position, results of operations or cash flows would have been had we operated as a separate, stand-alone company prior to July 1, 2011. Although Cablevision accounted for our Company as a business segment, we were not operated as a separate, stand-alone company for the historical periods through June 30, 2011. The historical costs and expenses through June 30, 2011 reflected in our consolidated financial statements include an allocation for certain corporate functions historically provided by Cablevision, including general corporate expenses and employee benefits and incentives. These allocations were based on what we and Cablevision considered to be reasonable reflections of the historical utilization levels of these services required in support of our business. Prior to its termination on June 30, 2011, our historical costs have also included a management fee paid to Cablevision calculated based on certain of our subsidiaries’ gross revenues (as defined under the terms of the consulting agreement) on a monthly basis. The historical information does not necessarily indicate what our results of operations, financial position, cash flows or costs and expenses will be in the future. Our pro forma financial information set forth under “Unaudited Pro Forma Condensed Consolidated Financial Information” reflects changes that have occurred in our debt service costs as a result of the Transactions. However, there can be no assurances that this unaudited pro forma condensed consolidated financial information is reflective of our future costs as a separate, stand-alone company.

Our ability to operate our business effectively may suffer if we do not effectively establish our own financial, administrative and other support functions in order to operate as a separate, stand-alone company, and we cannot assure you that the transition services Cablevision has agreed to provide us will be sufficient for our needs.

Historically, we have relied on financial, administrative and other resources of Cablevision to support the operation of our business. As a result of our separation from Cablevision, we have expanded our financial, administrative and other support systems and contracted with third parties to replace certain of Cablevision’s systems. We also have established our own credit and banking relationships and are performing our own financial and operational functions. Any failure or significant downtime in our own financial or administrative systems or in Cablevision’s financial or administrative systems during the transition period could impact our results or prevent us from performing other administrative services and financial reporting on a timely basis and could materially harm our business, financial condition and results of operations.

In connection with the Distribution, we rely on Cablevision’s performance under various agreements.

In connection with the Distribution, we entered into various agreements with Cablevision, including a Distribution Agreement, a Tax Disaffiliation Agreement, a Transition Services Agreement, an Employee Matters Agreement and certain other related party agreements and arrangements. These agreements govern our relationship with Cablevision subsequent to the Distribution and provide for the allocation of employee benefits, taxes and certain other liabilities and obligations attributable to periods prior to the Distribution. These agreements also include arrangements with respect to transition services and a number of on-going commercial relationships. The Distribution Agreement includes an agreement that we and Cablevision agree to provide each other with indemnities with respect to liabilities arising out of the businesses that were transferred to us by Cablevision. We are also party to other arrangements with Cablevision. We and Cablevision rely on each other to perform each entity’s obligations under these agreements. If Cablevision were to breach or to be unable to satisfy its material obligations under these agreements, including a failure to satisfy its indemnification obligations, we could suffer operational difficulties or significant losses.

If we are unable to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or our internal control over financial reporting is not effective, the reliability of our financial statements may be questioned and the market value of the notes and our stock price may suffer.

Section 404 of the Sarbanes-Oxley Act of 2002 requires any company subject to the reporting requirements of the U.S. securities laws to do a comprehensive evaluation of its and its consolidated subsidiaries’ internal control over financial reporting. To comply with this statute, we will be required in 2012 to document and test our internal control procedures, and our management will be required to assess and issue a report concerning our internal control over financial reporting. In addition, our independent auditors will be required to issue an opinion on the effective operation of the Company’s internal control over financial reporting as of December 31, 2012. The rules governing the standards that must be met for management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation to meet the detailed standards under the rules. During the course of its testing, our management may identify material weaknesses or deficiencies which may not be remedied in time to meet the deadline imposed by the Sarbanes-Oxley Act of 2002. If our management cannot favorably assess the effectiveness of our internal control over financial reporting or we or our auditors identify material weaknesses in our internal controls, investor confidence in our financial results may weaken, and the market value of our notes and our stock price may suffer.

We are controlled by the Dolan family, which may create certain conflicts of interest and which means certain stockholder decisions can be taken without the consent of the majority of the holders of our Class A Common Stock.

We have two classes of common stock:

•	Class B Common Stock, which is generally entitled to ten votes per share and is entitled collectively to elect 75% of our Board of Directors, and

•	Class A Common Stock, which is entitled to one vote per share and is entitled collectively to elect the remaining 25% of our Board of Directors.

As of December 31, 2011, the Dolan family, including trusts for the benefit of members of the Dolan family, collectively beneficially own all of our Class B Common Stock, less than 2% of our outstanding Class A Common Stock and approximately 70% of the total voting power of all our outstanding common stock. Of this amount, Cablevision’s Chairman, Charles F. Dolan, our Executive Chairman, and his spouse beneficially owned approximately 57.7% of our outstanding Class B Common Stock, less than 1% of our outstanding Class A Common Stock and approximately 41% of the total voting power of all our outstanding common stock. The members of the Dolan family holding Class B Common Stock have executed a stockholders’ agreement pursuant to which, among other things, the voting power of the holders of our Class B Common Stock will be cast as a block with respect to all matters to be voted on by holders of Class B Common Stock. The Dolan family is able to prevent a change in control of our Company and no person interested in acquiring us will be able to do so without obtaining the consent of the Dolan family.

Charles F. Dolan, members of his family and certain related family entities, by virtue of their stock ownership, have the power to elect all of our directors subject to election by holders of Class B Common Stock and are able collectively to control stockholder decisions on matters on which holders of all classes of our common stock vote together as a single class. These matters could include the amendment of some provisions of our certificate of incorporation and the approval of fundamental corporate transactions.

In addition, the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of the Class B Common Stock, voting separately as a class, is required to approve:

•	the authorization or issuance of any additional shares of Class B Common Stock, and

•	any amendment, alteration or repeal of any of the provisions of our certificate of incorporation that adversely affects the powers, preferences or rights of the Class B Common Stock.

As a result, Charles F. Dolan, members of his family and certain related family entities also collectively have the power to prevent such issuance or amendment.

We have adopted a written policy whereby an independent committee of our Board of Directors will review and approve or take such other action as it may deem appropriate with respect to certain transactions involving the Company and its subsidiaries, on the one hand, and certain related parties, including Charles F. Dolan and certain of his family members and related entities on the other hand. See “Certain Relationships and Related Transactions—Related Party Transaction Approval Policy.” This policy does not address all possible conflicts which may arise, and there can be no assurance that this policy will be effective in dealing with conflict scenarios.

The members of the Dolan family group have entered into an agreement with the Company in which they agreed that during the 12-month period beginning on the Distribution Date, the Dolan family group must obtain the prior approval of a majority of the Company’s independent directors prior to acquiring common stock of the Company through a tender offer that results in members of the Dolan family group owning more than 50% of the total number of outstanding shares of common stock of the Company. For purposes of this agreement, the term “independent directors” means the directors of the Company who have been determined by our Board of Directors to be independent directors for purposes of NASDAQ corporate governance standards.

We are a “controlled company” for NASDAQ purposes, which allows us not to comply with certain of the corporate governance rules of NASDAQ.

Charles F. Dolan, members of his family and certain related family entities have entered into a stockholders’ agreement relating, among other things, to the voting of their shares of our Class B Common Stock. As a result, we are a “controlled company” under the corporate governance rules of NASDAQ. As a controlled company, we have the right to elect not to comply with the corporate governance rules of NASDAQ requiring: (i) a majority of independent directors on our Board of Directors, (ii) an independent compensation committee and (iii) an independent corporate governance and nominating committee. Our Board of Directors has elected for the Company to be treated as a “controlled company” under NASDAQ corporate governance rules and not to comply with the NASDAQ requirement for a majority independent board of directors and an independent corporate governance and nominating committee because of our status as a controlled company.

We share a senior executive and certain directors with Cablevision and The Madison Square Garden Company, which may give rise to conflicts.

Our Executive Chairman, Charles F. Dolan, also serves as the Chairman of Cablevision. As a result, a senior executive officer of the Company will not be devoting his full time and attention to the Company’s affairs. In addition, eight members of our Board of Directors are also directors of Cablevision and seven members of our Board are also directors of The Madison Square Garden Company (“MSG”), an affiliate of Cablevision and the Company. These directors may have actual or apparent conflicts of interest with respect to matters involving or affecting each company. For example, the potential for a conflict of interest exists when we on one hand, and Cablevision or MSG on the other hand, consider acquisitions and other corporate opportunities that may be suitable for us and either or both of them. Also, conflicts may arise if there are issues or disputes under the commercial arrangements that exist between Cablevision or MSG and us. In addition, certain of our directors and officers, including Charles F. Dolan, own Cablevision or MSG stock, restricted stock units and options to purchase, and stock appreciation rights in respect of, Cablevision or MSG stock, as well as cash performance awards with any payout based on Cablevision’s or MSG’s performance. These ownership interests could create actual, apparent or potential conflicts of interest when these individuals are faced with decisions that could have different implications for our Company, Cablevision or MSG. See “Certain Relationships and Related Transactions—Certain Relationships and Potential Conflicts of Interest” for a description of our related party transaction approval policy that we have adopted to help address such potential conflicts that may arise.

Our overlapping directors and executive officer with Cablevision and MSG may result in the diversion of corporate opportunities to and other conflicts with Cablevision or MSG and provisions in our amended and restated certificate of incorporation may provide us no remedy in that circumstance.

The Company’s amended and restated certificate of incorporation acknowledges that directors and officers of the Company may also be serving as directors, officers, employees, consultants or agents of Cablevision and its subsidiaries or MSG and its subsidiaries and that the Company may engage in material business transactions with such entities. The Company has renounced its rights to certain business opportunities and the Company’s amended and restated certificate of incorporation provides that no director or officer of the Company who is also serving as a director, officer, employee, consultant or agent of Cablevision and its subsidiaries or MSG and its subsidiaries will be liable to the Company or its stockholders for breach of any fiduciary duty that would otherwise exist by reason of the fact that any such individual directs a corporate opportunity (other than certain limited types of opportunities set forth in our certificate of incorporation) to Cablevision or any of its subsidiaries or MSG or any of its subsidiaries instead of the Company, or does not refer or communicate information regarding such corporate opportunities to the Company. These provisions in our amended and restated certificate of incorporation also expressly validate certain contracts, agreements, assignments and transactions (and amendments, modifications or terminations thereof) between the Company and Cablevision or any of its subsidiaries or MSG or any of its subsidiaries and, to the fullest extent permitted by law, provide that the actions of the overlapping directors or officers in connection therewith are not breaches of fiduciary duties owed to the Company, any of its subsidiaries or their respective stockholders.

Risks Relating to the Notes

The right to receive payment on the notes being offered hereby and the guarantees of the notes are unsecured and effectively junior to the claims of the lenders under our senior secured credit facility and to the liabilities of our non-guarantor subsidiaries.

Our obligations under the notes are unsecured, whereas our obligations under our senior secured credit facility are secured by all of our assets and all assets of our restricted subsidiaries, and by a pledge of the equity interests in our subsidiary guarantors. As a result of this structure, the notes and the guarantees are effectively subordinated to all of our and each guarantor’s secured indebtedness, including indebtedness under our senior secured credit facility, to the extent of the value of the collateral.

In addition, although most of our existing subsidiaries are guarantors of the notes, some of our existing subsidiaries are not, and future subsidiaries of ours may not be, guarantors of the notes. The notes are structurally subordinated to all indebtedness and other obligations, including trade payables, of these non-guarantor subsidiaries.

If we or any of our restricted subsidiaries become bankrupt or insolvent, or if an event of default occurs under our senior secured credit facility, the lenders under our senior secured credit facility could declare all amounts owed thereunder immediately due and payable. If we were unable to repay that indebtedness, the lenders could foreclose on the pledged assets to the exclusion of you, as a holder of the notes, even if an event of default exists at such time under the indenture governing the notes. In any such event, because the notes are not secured by any of our assets or the assets of our restricted subsidiaries, there could be no assets remaining to satisfy the unsecured claims of noteholders, or if any assets remain, they may be insufficient to satisfy your claim.

As of December 31, 2011, we had approximately $1,605 million in secured borrowings under our term loan facility and an additional $500 million available under our new revolving credit facility. The indenture governing the notes permits the incurrence of substantial additional indebtedness by us and our restricted subsidiaries in the future, including secured indebtedness, subject to certain restrictions.

The notes and the guarantees may not be enforceable because of fraudulent conveyance laws.

The issuer’s issuance of the notes and the guarantors’ guarantees of the notes may be subject to review under federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy lawsuit is commenced by or on behalf of the issuer’s or the guarantors’ unpaid creditors. Under these laws, if in such a lawsuit a court were to find that, at the time the issuer or a guarantor incurred debt (including debt represented by the notes or the guarantee of the notes), the issuer or such guarantor:

•	incurred this debt with the intent of hindering, delaying or defrauding current or future creditors; or

•	received less than reasonably equivalent value or fair consideration for incurring this debt and the issuer or the guarantor, as applicable:

•	was insolvent or was rendered insolvent by reason of the related financing transactions;

•	was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

•

intended to incur, or believed that it would incur, debts beyond its ability to pay these debts as they mature, as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes;

then the court could void the notes or the guarantee or subordinate the amounts owing under the notes or the guarantee to the issuer’s or the guarantor’s currently existing or future debt or take other actions detrimental to you.

Furthermore, in a 2009 case, Official Committee of Unsecured Creditors of TOUSA, Inc. v. Citicorp North America, Inc., the U.S. Bankruptcy Court in the Southern District of Florida held that a savings clause similar to the savings clause used in the indenture was unenforceable. As a result, the subsidiary guarantees were found to be fraudulent conveyances. We do not know if that decision will be followed. However, if the TOUSA decision were to be followed or upheld, the risk that the guarantees would be deemed fraudulent conveyances would be significantly increased. If a court declares the notes or guarantees to be void, or if the notes or guarantees must be limited or voided in accordance with their terms, any claim a note holder may make against us for amounts payable on the notes could, with respect to amounts claimed against us or the guarantors, be subordinated to our indebtedness and the indebtedness of our guarantors, including trade payables.

The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, an entity would be considered insolvent if, at the time it incurred the debt or issued the guarantee:

•	it could not pay its debts or contingent liabilities as they became due;

•	the sum of its debts, including contingent liabilities, was greater than its assets, at fair valuation; or

•

the current fair saleable value of its assets was less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they became absolute and mature.

If the notes or a guarantee is voided as a fraudulent conveyance or found to be unenforceable for any other reason, you will not have a claim against that obligor and will only be a creditor of the issuer or any guarantor whose obligation was not set aside or found to be unenforceable. In addition, the loss of a guarantee constitutes a default under the indenture, which default would cause all outstanding notes, as well as borrowings under our senior secured credit facility, to become immediately due and payable.

We believe that, at the time the issuer and the guarantors initially incurred the debt represented by the notes and the guarantees, the issuer and the guarantors:

•	were not insolvent or rendered insolvent by the incurrence;

•	had sufficient capital to run our or their businesses effectively; and

•	were able to pay obligations on the notes and the guarantees as they mature or became due.

In reaching the foregoing conclusions, we have relied upon our analyses of internal cash flow projections and estimated values of the assets and liabilities of the issuer and the guarantors. In addition, we have relied on a limitation contained in the guarantors’ guarantees that limits each guarantee as necessary to prevent it from constituting a fraudulent conveyance under applicable law. However, a court passing on these questions might not reach the same conclusions.

Our credit ratings may not reflect all the risks of any investment in the notes.

Our credit ratings are an independent assessment of our ability to pay debt obligations as they become due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. Our credit ratings, however, may not reflect the potential impact that risks related to structural, market or other factors discussed in this prospectus may have on the value of your notes.

An active public market may not exist for the notes, which may hinder your ability to liquidate your investment.

The notes are not listed on any securities exchange. The liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for fixed income securities and by changes in our financial performance or prospects or in the prospects for companies in our industry in general. As a result, we cannot assure you that an active trading market will exist for the notes. If no active trading market exists, you may not be able to resell your notes at their fair market value or at all.

We may be unable to repurchase notes in the event of a change of control.

Upon the occurrence of certain kinds of change of control events, you will have the right as a holder of the notes, to require us to repurchase all outstanding notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. Any holders of debt securities that we may issue in the future that rank equally in right of payment with the notes may also have this right. We may not be able to pay you the required price for your notes at that time because we may not have available funds to pay the repurchase price. In addition, the terms of other existing or future debt may prevent us from paying you. Our failure to repurchase tendered notes or to make payments upon the exercise of the holders’ option to require repurchase of the notes in the event of certain change of control events would constitute an event of default under the indenture governing the notes, which in turn would constitute a default under our Credit Facility. In addition, the occurrence of a change of control would also constitute an event of default under our Credit Facility. Furthermore, any future indebtedness we may incur may restrict our ability to repurchase the notes, including following a change of control event. Any default under our Credit Facility would result in a default under the indenture governing the notes if the lenders accelerate the debt under our Credit Facility.

USE OF PROCEEDS

Neither AMC nor the Guarantors will receive any proceeds from the issuance of the new notes in the exchange offer. In consideration for issuing the new notes as contemplated in this prospectus, we will receive in exchange a like principal amount of old notes, the terms of which are identical in all material respects to the new notes. The old notes surrendered in exchange for the new notes will be cancelled.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of December 31, 2011. You should read the following information together with the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the accompanying notes included elsewhere in this prospectus.

December 31, 2011
(in thousands)
Cash and cash equivalents	$215,836

Borrowings under Credit Facility(1)	$1,604,846
Capital lease obligations	15,677
Senior notes(2)	686,434

Total Debt	2,306,957
Total shareholder’s deficiency	(1,036,995)

Total Capitalization	$1,269,962

(1)	Our Credit Facility, which includes $1,605 million outstanding under the term loan facility and an undrawn upon $500 million revolving credit facility, is described in more detail below under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Debt Financing Agreements—Senior Secured Credit Facility” and “Description of New Senior Secured Credit Facility.”
(2)	The new notes issued in connection with the exchange offer will be for an equivalent amount of outstanding old notes and the new notes will be identical in all material respects to the old notes outstanding at December 31, 2011, except that the new notes will be registered under the Securities Act. Accordingly, upon consummation of the exchange offer, our capitalization will be unchanged from that reflected in the table above.

RATIO OF EARNINGS TO FIXED CHARGES

	For the Years Ended December 31,
	2011	2010	2009	2008		2007
Ratio of earnings to fixed charges	3.1	3.6	2.9	0.8	(a)	1.2

(a)	For the year ended December 31, 2008, earnings were insufficient to cover fixed charges by $17.8 million.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

The operating and balance sheet data included in the following selected financial data as of December 31, 2011 and 2010 and for each year in the three-year period ended December 31 have been derived from the audited annual consolidated financial statements of AMC Networks Inc. and its subsidiaries included elsewhere in this prospectus. The operating and balance sheet data included in the following selected financial data as of December 31, 2009 and 2008 and for the year ended December 31, 2008 have been derived from the audited annual consolidated financial statements of AMC Networks Inc. and its subsidiaries for such year, which are not included in this prospectus. The operating and balance sheet data included in the following selected financial data as of and for the year ended December 31, 2007 have been derived from the unaudited annual consolidated financial statements of AMC Networks Inc. and its subsidiaries, which are not included in this prospectus. The financial information presented below does not necessarily reflect what our results of operations and financial position would have been through 2011 if we had operated as a separate publicly-traded entity prior to July 1, 2011. The selected financial data presented below should be read in conjunction with the annual financial statements included elsewhere in this prospectus and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Unaudited Pro Forma Condensed Consolidated Financial Information.”

	Years Ended December 31,
	2011	2010	2009	2008	2007
		(Dollars in thousands, except per share amounts)
Operating Data(a):
Revenues, net	$1,187,741	$1,078,300	$973,644	$893,557	$754,447

Operating expenses:
Technical and operating (excluding depreciation and amortization shown below)	425,961	366,093	310,365	314,960	276,144
Selling, general and administrative	335,656	328,134	313,904	302,474	256,995
Restructuring (credit) expense(b)	(240)	(2,218)	5,162	46,877	2,245
Depreciation and amortization	99,848	106,455	106,504	108,349	81,101

	861,225	798,464	735,935	772,660	616,485

Operating income	326,516	279,836	237,709	120,897	137,962

Other income (expense):
Interest expense, net	(94,796)	(73,412)	(78,942)	(99,905)	(113,841)
Loss on investments, net	—	—	—	(103,238)	(1,812)
Gain on equity derivative contracts	—	—	—	66,447	24,183
Loss on extinguishment of debt and write-off of deferred financing costs	(20,973)	—	—	(2,424)	(22,032)
Miscellaneous, net	(137)	(162)	187	379	3,140

	$(115,906)	$(73,574)	$(78,755)	$(138,741)	$(110,362)

Income (loss) from continuing operations before income taxes	210,610	206,262	158,954	(17,844)	27,600
Income tax expense	(84,248)	(88,073)	(70,407)	(2,732)	(12,227)

Income (loss) from continuing operations	126,362	118,189	88,547	(20,576)	15,373
Income (loss) from discontinued operations, net of income taxes	92	(38,090)	(34,791)	(26,866)	(25,867)

Net income (loss)	$126,454	$80,099	$53,756	$(47,442)	$(10,494)

Income (loss) from continuing operations per share:
Basic(c)	$1.82	$1.71	$1.28	$(0.30)	$0.22
Diluted(c)	$1.79	$1.71	$1.28	$(0.30)	$0.22

Balance Sheet Data(a):
Program rights, net	$1,000,780	$783,830	$683,306	$649,020	$553,555
Total assets	2,183,934	1,853,896	1,934,362	1,987,917	2,423,442
Program rights obligations	619,029	454,825	435,638	465,588	416,960
Note payable/advances to related parties	—	—	190,000	190,000	130,000
Credit facility debt(d)	1,604,846	475,000	580,000	700,000	500,000
Collateralized indebtedness	—	—	—	—	402,965
Senior notes(d)	686,434	299,552	299,283	299,014	298,745
Senior subordinated notes(d)	—	324,071	323,817	323,564	323,311
Capital lease obligations	15,677	20,252	24,611	21,106	24,432
Total debt	2,306,957	1,118,875	1,227,711	1,343,684	1,549,453
Stockholders’ (deficiency) equity	(1,036,995)	24,831	(236,992)	(278,502)	(570,665)

(a)	We acquired Sundance Channel in June 2008. The results of Sundance Channel’s operations have been included in the consolidated financial statements from the date of acquisition.

(b)	In December 2008, we decided to discontinue funding the domestic programming business of VOOM HD. In connection with this decision we recorded restructuring expense (credit) in each of the years from 2008 to 2011.
(c)	Common shares assumed to be outstanding during the years ended December 31, 2010, 2009, 2008 and 2007 totaled 69,161,000, representing the number of shares of AMC Networks common stock issued to Cablevision shareholders on the Distribution Date, and excludes unvested outstanding restricted shares, based on a distribution ratio of one share of AMC Networks common stock for every four shares of Cablevision common stock outstanding.
(d)	As part of the Distribution, we incurred $2,425,000 of the New AMC Networks Debt, consisting of $1,725,000 aggregate principal amount of senior secured term loans and $700,000 aggregate principal amount of senior unsecured notes. Approximately $1,063,000 of the proceeds of the New AMC Networks Debt was used to repay all pre-Distribution outstanding Company debt (excluding capital leases), including principal and accrued and unpaid interest to the date of repayment, and, as partial consideration for Cablevision’s contribution of the membership interests in RMH to the Company, $1,250,000, net of discount, of New AMC Networks Debt was issued to CSC Holdings, a wholly-owned subsidiary of Cablevision, which is reflected as a deemed capital distribution in the consolidated statement of stockholders’ (deficiency) equity for the year ended December 31, 2011. See Note 1 to the consolidated financial statements included elsewhere herein.

UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2011 is based on the historical consolidated financial statements of the Company. The unaudited pro forma condensed consolidated financial information presented below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated annual financial statements and corresponding notes thereto included elsewhere in this prospectus. The unaudited pro forma condensed consolidated financial statements reflect certain known impacts as a result of the Distribution, the separation of the Company from Cablevision and the Financing Transactions (collectively, the “Transactions”). The unaudited pro forma condensed consolidated financial statements have been prepared giving effect to the Transactions as if they had occurred as of January 1, 2011.

The unaudited pro forma condensed consolidated financial information set forth below has been derived from the consolidated annual financial statements of the Company for the year ended December 31, 2011 included elsewhere within this prospectus, and reflect certain assumptions that we believe are reasonable.

Although we have not reflected any expected cost savings as a pro forma adjustment, following the Distribution, we now incur corporate costs to operate our business as a separate, stand-alone public entity, which have been lower than our historical expenses prior to the Distribution, including corporate allocations from and management fees paid to Cablevision, which are no longer charged to us subsequent to the Distribution. For the period between January 1, 2011 and the Distribution Date of June 30, 2011, our results of operations included corporate and administrative charges from Cablevision of $17 million, and management fees charged by Cablevision to certain subsidiaries of the Company of $14 million. Corporate costs to operate our business as a separate, stand-alone public entity principally relate to areas that include, but are not limited to:

•	additional personnel including human resources, finance, accounting, compliance, tax, treasury, internal audit and legal;

•	additional professional fees associated with audits, tax, legal and other services;

•	insurance premiums;

•	board of directors’ fees;

•	stock market listing fees, investor relations costs and fees for preparing and distributing periodic filings with the Securities and Exchange Commission; and

•	other administrative costs and fees, including anticipated incremental executive compensation costs related to existing and new executive management.

These unaudited pro forma condensed consolidated financial statements reflect all other adjustments that, in the opinion of management, are necessary to present fairly the pro forma condensed consolidated results of operations of the Company for the period indicated. The unaudited pro forma condensed consolidated financial information is for illustrative and informational purposes only and is not intended to represent or be indicative of what our financial condition or results of operations would have been had the Company operated historically as a company independent of Cablevision or if the Transactions had occurred on the date indicated. The unaudited pro forma condensed consolidated financial information also should not be considered representative of our future consolidated financial condition or consolidated results of operations.

AMC NETWORKS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2011

(DOLLARS IN THOUSANDS)

	Historical	Pro Forma Adjustments		Pro Forma
Revenues, net	$1,187,741	$—		$1,187,741

Operating expenses:
Technical and operating (excluding depreciation and amortization shown below)	425,961	—		425,961
Selling, general and administrative	335,656	—		335,656
Restructuring credits	(240)	—		(240)
Depreciation and amortization	99,848	—		99,848

	861,225	—		861,225

Operating income	326,516	—		326,516

Other income (expense):
Interest expense	(95,870)	(22,857	)(1)(3)	(118,727)
Interest income	1,074	—		1,074
Write-off of deferred financing costs	(6,247)	5,703	(1)	(544)
Loss on extinguishment of debt	(14,726)	14,535	(1)	(191)
Miscellaneous, net	(137)	—		(137)

	(115,906)	(2,619)		(118,525)

Income from continuing operations before income taxes	210,610	(2,619)		207,991
Income tax expense	(84,248)	4,250	(2)	(79,998)

Income from continuing operations	$126,362	$1,631		$127,993

Pro forma basic net income from continuing operations per share				$1.85

Pro forma diluted net income from continuing operations per share				$1.81

Pro forma basic weighted average common shares (in thousands)				69,283

Pro forma diluted weighted average common shares (in thousands)				70,731

The unaudited pro forma adjustments to the accompanying historical financial information for the year ended December 31, 2011 are described below (dollars in thousands):

Statement of Income

(1) Resulting from the issuance of the old notes and the incurrence of indebtedness under our senior secured credit facility on June 30, 2011, and repayment of all pre-Distribution outstanding debt (excluding capital leases) on June 30, 2011, the adjustment represents the net impact of (i) elimination of historical interest expense related to pre-Distribution debt and the associated amortization of deferred financing costs and accretion of the discounts, offset by (ii) an increase in interest expense for the notes and $1,725,000 aggregate principal amount of senior secured term loans, the related amortization of deferred financing costs, the accretion of the discount on the notes and the senior secured credit facility and the commitment fee on the undrawn revolving line of credit (for the period January 1, 2011 to June 30, 2011). The deferred financing costs are being amortized over the applicable life of the senior secured term loans and the notes. The interest rate on the $1,725,000 aggregate principal amount of senior secured term loans is a variable rate based on LIBOR, the Federal Funds rate or the U.S. prime rate and the interest rate on the $700,000 aggregate principal amount of notes is 7.75%. For purposes of the pro forma statement of income, interest expense on the term loans for the period of January 1, 2011 to June 30, 2011 was estimated using the applicable rate at December 31, 2011 of 2.03% for the Term A Facility (as defined below) and 4.00% for the Term B Facility (as defined below). If the indexed rate on the senior secured term loans increased or decreased by 1%, pro forma interest expense for the year ended December 31, 2011 would increase or decrease by approximately $17,000. For further information regarding our financing arrangements, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Debt Financing Agreements” below.

(2) Includes the pro forma adjustments to reduce income tax expense by $3,281 for the period between January 1, 2011 and the Distribution Date of June 30, 2011, to reflect the reduction in the applicable corporate income tax rates effective July 1, 2011 that have been lower for the Company on a stand-alone basis as compared with the applicable Cablevision corporate tax rates used by the Company for that period in its historical financial statements, as well as the income tax impact related to the pro forma adjustments discussed above.

(3) The new notes issued in connection with the exchange offer will be for an equivalent amount of outstanding old notes and the new notes will be identical in all material respects to the old notes outstanding at December 31, 2011, except that the new notes will be registered under the Securities Act. Accordingly, consummation of the exchange offer has no impact on interest expense reflected for the old notes in the pro forma statement of income.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You are encouraged to read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and related notes appearing at the end of this prospectus. All dollar amounts in this section, unless otherwise indicated, are presented in thousands.

This Management’s Discussion and Analysis of Financial Condition and Results of Operations contains statements that constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. In this Management’s Discussion and Analysis of Financial Condition and Results of Operations, there are statements concerning our future operating results and future financial performance. Words such as “expects,” “anticipates,” “believes,” “estimates,” “may,” “will,” “should,” “could,” “potential,” “continue,” “intends,” “plans” and similar words and terms used in the discussion of future operating results and future financial performance identify forward-looking statements. You are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from the forward-looking statements as a result of various factors. Factors that may cause such differences to occur include, but are not limited to:

•	the level of our revenues;

•	market demand for new programming services;

•	demand for advertising inventory;

•

the demand for our programming among cable and other multichannel distribution platforms, including DBS and platforms operated by telecommunications providers (we refer collectively to these cable and other multichannel distributors as “multichannel video distributors” or “distributors”) and our ability to maintain and renew affiliation agreements with multichannel video distributors;

•	the cost of, and our ability to obtain or produce, desirable programming content for our networks and film distribution businesses;

•	market demand for our services internationally and for our film distribution business, and our ability to profitably provide those services;

•	the security of our program rights and other electronic data;

•	the loss of any of our key personnel and artistic talent;

•	the highly competitive nature of the cable programming industry;

•	changes in both domestic and foreign laws or regulations under which we operate;

•	the outcome of litigation and other proceedings, including the matters described in the notes to our consolidated financial statements;

•	general economic conditions in the areas in which we operate;

•	our substantial debt and high leverage;

•	reduced access to capital markets or significant increases in costs to borrow;

•	the level of our expenses;

•	the level of our capital expenditures;

•	future acquisitions and dispositions of assets;

•	whether pending uncompleted transactions, if any, are completed on the terms and at the times set forth (if at all);

•	other risks and uncertainties inherent in our programming businesses;

•	financial community and rating agency perceptions of our business, operations, financial condition and the industry in which we operate, and the additional factors described herein; and

•	the factors described under “Risk Factors.”

We disclaim any obligation to update or revise the forward-looking statements contained herein, except as otherwise required by applicable federal securities laws.

All dollar amounts and subscriber data included in the following Management’s Discussion and Analysis of Financial Condition and Results of Operations are presented in thousands.

Introduction

Management’s discussion and analysis (“MD&A”) of our results of operations and financial condition is provided as a supplement to, and should be read in conjunction with, the consolidated financial statements and notes thereto included elsewhere herein to enhance the understanding of our financial condition, changes in financial condition and results of our operations. Our MD&A is organized as follows:

Business Overview. This section provides a general description of our business and our reportable segments, as well as other matters that we believe are important in understanding our results of operations and financial condition and in anticipating future trends.

Consolidated Results of Operations. This section provides an analysis of our results of operations for the years ended December 31, 2011, 2010 and 2009. Our discussion is presented on both a consolidated and segment basis. Our two segments are: (i) National Networks and (ii) International and Other.

Liquidity and Capital Resources. This section provides a discussion of our financial condition as of December 31, 2011 as well as an analysis of our cash flows for the years ended December 31, 2011, 2010 and 2009. The discussion of our financial condition and liquidity includes summaries of (i) our primary sources of liquidity and (ii) our contractual obligations and off-balance sheet arrangements that existed at December 31, 2011.

Critical Accounting Policies and Estimates. This section provides a discussion of our accounting policies considered to be important to an understanding of our financial condition and results of operations, and which require significant judgment and estimates on the part of management in their application.

Business Overview

We manage our business through the following two reportable segments:

•

National Networks: Includes four nationally distributed programming networks: AMC, WE tv, IFC and Sundance Channel. These programming networks are distributed throughout the U.S. (“U.S.”) via cable and other multichannel distribution platforms, including DBS and platforms operated by multichannel video distributors; and

•

International and Other: Principally includes AMC/Sundance Channel Global, our international programming business; IFC Films, our independent film distribution business; and AMC Networks Broadcasting & Technology, our network technical services business, which supplies services primarily to our national programming networks. AMC and Sundance Channel are distributed in Canada and Sundance Channel and WE tv are distributed in other countries throughout Europe and Asia. The International and Other reportable segment also includes VOOM HD, which we are in the process of winding down, and which continues to sell certain limited amounts of programming internationally through program license agreements.

The tables presented below set forth our consolidated revenues, net, operating income (loss) and adjusted operating cash flow (“AOCF”), defined below, for the periods indicated.

	For the years ended December 31,
	2011	2010	2009
Revenues, net
National Networks	$1,082,358	$994,573	$896,493
International and Other	125,573	104,499	95,921
Inter-segment eliminations	(20,190)	(20,772)	(18,770)

Consolidated revenues, net	$1,187,741	$1,078,300	$973,644

Operating income (loss)
National Networks	$349,272	$312,525	$278,816
International and Other	(21,890)	(29,603)	(37,934)
Inter-segment eliminations	(866)	(3,086)	(3,173)

Consolidated operating income	$326,516	$279,836	$237,709

AOCF
National Networks	$447,555	$419,051	$380,824
International and Other	(4,976)	(14,686)	(13,553)
Inter-segment eliminations	(866)	(3,086)	(3,173)

Consolidated AOCF	$441,713	$401,279	$364,098

We evaluate segment performance based on several factors, of which the primary financial measure is business segment AOCF. We define AOCF, which is a non-GAAP financial measure, as operating income (loss) before depreciation and amortization, share-based compensation expense or benefit and restructuring expense or credit.

We present AOCF as a measure of our ability to service our debt and make continuing investments. We believe that AOCF is an appropriate measure for evaluating the operating performance on both a business segment and consolidated basis. AOCF and similar measures with similar titles are common performance measures used by investors, analysts and peers to compare performance in the industry.

Internally, we use revenues, net and AOCF measures as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators. AOCF should be viewed as a supplement to, and not a substitute for, operating income (loss), net income (loss), cash flows from operating activities and other measures of performance and/or liquidity presented in accordance with GAAP. Since AOCF is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies.

The following is a reconciliation of consolidated AOCF to operating income for the periods indicated:

	For the years ended December 31,
	2011	2010	2009
Operating income	$326,516	$279,836	$237,709
Share-based compensation expense	15,589	17,206	14,723
Restructuring (credit) expense	(240)	(2,218)	5,162
Depreciation and amortization	99,848	106,455	106,504

AOCF	$441,713	$401,279	$364,098

National Networks

In our National Networks segment, which accounted for 91% of our consolidated revenues for the year ended December 31, 2011, we earn revenues in two principal ways. First, we receive affiliation fees from distributors. These revenues are generally based on a per subscriber fee under multi-year contracts, commonly referred to as “affiliation agreements,” which generally provide for annual affiliation rate increases. The specific affiliation fee revenues we earn vary from period to period, distributor to distributor and also vary among our networks, but are generally based upon the number of each distributor’s subscribers who receive our programming, referred to as “viewing subscribers.” The terms of certain other affiliation agreements provide that the affiliation fee revenues we earn are a fixed contractual monthly fee. Other sources of distribution revenue include the licensing of original programming for foreign and digital distribution to distributors, which is recognized upon availability for distribution by the licensee. Revenue from pay-per-view arrangements is recognized as programming is exhibited based on end-customer purchases as reported by the distributor.

The second principal source of revenues is from advertising. Under our affiliation agreements with our distributors, we have the right to sell a specified amount of national advertising time on certain of our programming networks. Our advertising revenues are more variable than affiliation fee revenues because virtually all of our advertising is sold on a short-term basis, not under long-term contracts. Our advertising arrangements with advertisers provide for a set number of advertising units to air over a specific period of time at a negotiated price per unit. In certain advertising sales arrangements, our programming networks guarantee specified viewer ratings for their programming. If these guaranteed viewer ratings are not met, we are generally required to provide additional advertising units to the advertiser at no charge. For these types of arrangements, a portion of the related revenue is deferred if the guaranteed viewer ratings are not met and is subsequently recognized either when we provide the required additional advertising time, the guarantee obligation contractually expires or performance requirements become remote. Most of our advertising revenues vary based upon the popularity of our programming as measured by Nielsen. In 2011, our national programming networks had approximately 1,000 advertisers representing companies in a broad range of sectors, including the health, insurance, food, automotive and retail industries. Our AMC, WE tv and IFC programming networks use a traditional advertising sales model, while Sundance Channel principally sells sponsorships. Prior to December 2010, IFC principally sold sponsorships.

We seek to grow our revenues by increasing the number of viewing subscribers of the distributors that carry our services. We refer to this as our “penetration.” AMC, which is widely distributed, has a more limited ability to increase its penetration than do WE tv, IFC and Sundance Channel. WE tv, IFC and Sundance Channel, although carried by all of the larger distributors, have higher growth opportunities due to their current penetration levels with those distributors. IFC and Sundance Channel are currently carried primarily on digital tiers, while WE tv is carried on either analog expanded basic or digital tiers. Therefore, WE tv, IFC and Sundance Channel penetration rates may increase if distributors are successful in converting their analog subscribers to digital tiers of service that include those networks. Our revenues may also increase over time through contractual rate increases stipulated in most of our affiliation agreements. In negotiating for increased or extended carriage, we have, in some instances, made upfront payments in exchange for additional subscribers or extended carriage, which we record as deferred carriage fees and which are amortized as a reduction to revenue over the period of the related affiliation agreements, or agreed to waive for a specified period or accept lower per-subscriber fees if certain additional subscribers are provided. We also may help fund the distributors’ efforts to market our channels. We believe that these transactions generate a positive return on investment over the contract period. We seek to increase our advertising revenues by increasing the number of minutes of national advertising sold and by increasing the rates we charge for such advertising, but, ultimately, the level of our advertising revenues, in most cases, is directly related to the overall distribution of our programming, penetration of our services and the popularity (including within desirable demographic groups) of our services as measured by Nielsen.

Our principal goal is to increase our revenues by increasing distribution and penetration of our services, and increasing our ratings. To do this, we must continue to contract for and produce high-quality, attractive programming. There is a concentration of subscribers in the hands of a few distributors, which could create disparate bargaining power between the largest distributors and us by giving those distributors greater leverage in negotiating the price and other terms of affiliation agreements.

International and Other

Our International and Other segment includes the operations of AMC/Sundance Channel Global, IFC Films, AMC Networks Broadcasting & Technology and VOOM HD.

VOOM HD historically offered a suite of channels, produced exclusively in HD and marketed for distribution to DBS and multichannel video distributors. VOOM was available in the U.S. only on Cablevision’s cable television systems and on DISH Network. On December 18, 2008, we decided to discontinue funding the domestic offerings of VOOM. Subsequently, VOOM HD terminated the domestic offerings of VOOM. VOOM HD discontinued the VOOM international channel as of December 31, 2009; however, it continued distributing the Rush HD channel in Europe through April 2011. VOOM HD, which we are in the process of winding down, continues to sell certain limited amounts of programming internationally through program license agreements. See also “Business—Legal Proceedings—DISH Network Contract Dispute.”

Although we view our international expansion as an important long-term strategy, international expansion is currently expected to represent only a small amount of our projected overall financial results over the next five years. However, international expansion could provide a benefit to our financial results if we were able to grow this portion of our business faster than expected. Similar to our domestic businesses, the most significant business challenges we expect to encounter in our international business include programming competition (from both foreign and domestic programmers), limited channel capacity on distributors’ platforms, the growth of subscribers on those platforms and economic pressures on affiliation fees. Other significant business challenges unique to international expansion include increased programming costs for international rights and translation (i.e., dubbing and subtitling), a lack of availability of international rights for a portion of our domestic programming content, increased distribution costs for cable, satellite or fiber feeds and a limited physical presence in each territory.

Spin-off from Cablevision

On June 30, 2011, Cablevision spun-off the Company and we became an independent public company. In connection with the Distribution, Cablevision contributed all of the membership interests of RMH to us. RMH owned, directly or indirectly, the businesses included in Cablevision’s Rainbow Media segment. On June 30, 2011, Cablevision effected the Distribution of all of AMC Networks’ outstanding common stock. In the Distribution, each holder of Cablevision NY Group (“CNYG”) Class A Common Stock of record on June 16, 2011 received one share of AMC Networks Class A Common Stock for every four shares of CNYG Class A Common Stock held on the record date, which resulted in the issuance of approximately 57,813,000 shares of Class A Common Stock. Each record holder of CNYG Class B Common Stock received one share of AMC Networks Class B Common Stock for every four shares of CNYG Class B Common Stock held on the record date, which resulted in the issuance of approximately 13,534,000 shares of Class B Common Stock. Immediately prior to the Distribution, we were an indirect wholly-owned subsidiary of Cablevision. Both Cablevision and AMC Networks continue to be controlled by the Dolan Family.

As part of the Distribution, the Company incurred New AMC Networks Debt of $2,425,000, consisting of $1,725,000 aggregate principal amount of senior secured term loans and $700,000 aggregate principal amount of senior unsecured notes (see Note 8 in the accompanying consolidated financial statements). Approximately $1,063,000 of the proceeds of the New AMC Networks Debt was used to repay all pre-Distribution outstanding debt (excluding capital leases), including principal and accrued and unpaid interest to the date of repayment, and, as partial consideration for Cablevision’s contribution of the membership interests in RMH to us, $1,250,000, net of discount, of New AMC Networks Debt was issued to CSC Holdings, a wholly-owned subsidiary of Cablevision, which is reflected as a deemed capital distribution in the consolidated statement of stockholders’

(deficiency) equity for the year ended December 31, 2011. CSC Holdings used such New AMC Networks Debt to satisfy and discharge outstanding CSC Holdings debt, which ultimately resulted in such New AMC Networks Debt being held by third-party investors.

2010 Transactions

On December 31, 2010, RMH transferred its membership interests in News 12 (regional news programming services), Rainbow Advertising Sales Corporation (“RASCO”) (a cable television advertising company), and certain other businesses to wholly-owned subsidiaries of Cablevision in contemplation of the Distribution. The operating results of these transferred entities through the date of transfer have been presented in discontinued operations for the years ended December 31, 2010 and 2009 in the accompanying consolidated financial statements.

Corporate Expenses

Our historical results of operations reflected in our consolidated financial statements, for periods prior to the Distribution, include management fee charges and the allocation of expenses related to certain corporate functions historically provided by Cablevision. Our results of operations after the Distribution reflect certain revenues and expenses related to transactions with or charges from related parties as described in Note 19 in the accompanying consolidated financial statements. As a separate, stand-alone public company, we have expanded and are continuing to expand our financial, administrative and other staff to support these new requirements. In addition, we are adding staff and systems to replace many of the functions previously provided by Cablevision. However, our corporate operating costs as a separate company subsequent to the Distribution, including those associated with being a publicly-traded company, through December 31, 2011 have been, and are expected to continue to be, lower than the historical allocation of expenses related to certain corporate functions (including management fee charges). Pursuant to a consulting agreement with Cablevision, until the Distribution Date the Company paid a management fee calculated based on certain of our subsidiaries gross revenues (as defined under the terms of the consulting agreement) on a monthly basis. We terminated the consulting agreement on the Distribution Date and did not replace it.

We allocate certain amounts of our corporate overhead to each segment based upon their proportionate estimated usage of services. The segment financial information set forth below, including the discussion related to individual line items, does not reflect inter-segment eliminations unless specifically indicated.

Cautionary Note Concerning Historical Financial Statements

As noted above, our consolidated financial statements for periods prior to the Distribution have been derived from the consolidated financial statements and accounting records of Cablevision and reflect certain assumptions and allocations. Our financial position, results of operations and cash flows could differ from those that might have resulted had we operated autonomously or as an entity independent of Cablevision.

Our capital structure after the Distribution is different from the capital structure presented in the historical consolidated financial statements for periods prior to the Distribution and, accordingly, our interest expense in periods after June 30, 2011 as a separate independent entity is, and we expect will continue to be, materially higher than the interest expense reflected in our historical consolidated financial statements in periods prior to June 30, 2011.

Impact of Economic Conditions

Our future performance is dependent, to a large extent, on general economic conditions including the impact of direct competition, our ability to manage our businesses effectively, and our relative strength and leverage in the marketplace, both with suppliers and customers.

Additional capital and credit market disruptions could cause economic downturns, which may lead to lower demand for our products, such as lower demand for television advertising and a decrease in the number of subscribers receiving our programming networks from our distributors. We have experienced some of the effects of the recent economic downturn. Continuation of events such as these may adversely impact our results of operations, cash flows and financial position.

Consolidated Results of Operations

Year Ended December 31, 2011 Compared to Year Ended December 31, 2010

The following table sets forth our consolidated results of operations for the periods indicated.

	For the years ended December 31,
	2011		2010
	Amount	% of Revenues, net	Amount	% of Revenues, net	$ change	% change
Revenues, net	$1,187,741	100%	$1,078,300	100%	$109,441	10%

Operating expenses:
Technical and operating (excluding depreciation and amortization)	425,961	36	366,093	34	59,868	16
Selling, general and administrative	335,656	28	328,134	30	7,522	2
Restructuring credit	(240)	—	(2,218)	—	1,978	(89)
Depreciation and amortization	99,848	8	106,455	10	(6,607)	(6)

Total operating expenses	861,225	73	798,464	74	62,761	8

Operating income	326,516	27	279,836	26	46,680	17

Other income (expense):
Interest expense, net	(94,796)	(8)	(73,412)	(7)	(21,384)	29
Write-off of deferred financing costs	(6,247)	(1)	—	—	(6,247)	—
Loss on extinguishment of debt	(14,726)	(1)	—	—	(14,726)	—
Miscellaneous, net	(137)	—	(162)	—	25	(15)

Total other income (expense)	(115,906)	(10)	(73,574)	(7)	(42,332)	58

Income from continuing operations before income taxes	210,610	18	206,262	19	4,348	2
Income tax expense	(84,248)	(7)	(88,073)	(8)	3,825	(4)

Income from continuing operations	126,362	11	118,189	11	8,173	7
Income (loss) from discontinued operations, net of income taxes	92	—	(38,090)	(4)	38,182	(100)

Net Income	$126,454	11%	$80,099	7%	$46,355	58%

The following is a reconciliation of our consolidated operating income to AOCF:

	For the years ended December 31,		$ change	% change
	2011	2010
Operating income	$326,516	$279,836	$46,680	17%
Share-based compensation expense	15,589	17,206	(1,617)	(9)
Restructuring credit	(240)	(2,218)	1,978	(89)
Depreciation and amortization	99,848	106,455	(6,607)	(6)

AOCF	$441,713	$401,279	$40,434	10%

National Networks Segment Results

The following table sets forth our National Network segment results for the periods indicated.

	For the years ended December 31,
	2011		2010
	Amount	% of Revenues, net	Amount	% of Revenues, net	$ change	% change
Revenues, net	$1,082,358	100%	$994,573	100%	$87,785	9%
Technical and operating (excluding depreciation and amortization)	366,998	34	317,819	32	49,179	15
Selling, general and administrative	280,387	26	271,494	27	8,893	3
Depreciation and amortization	85,701	8	92,735	9	(7,034)	(8)

Operating income	$349,272	32%	$312,525	31%	$36,747	12%

The following is a reconciliation of our National Networks segment operating income to AOCF:

	For the years ended December 31,		$ change	% change
	2011	2010
Operating income	$349,272	$312,525	$36,747	12%
Share-based compensation expense	12,582	13,791	(1,209)	(9)
Depreciation and amortization	85,701	92,735	(7,034)	(8)

AOCF	$447,555	$419,051	$28,504	7%

International and Other Segment Results

The following table sets forth our International and Other segment results for the periods indicated.

	For the years ended December 31,
	2011		2010
	Amount	% of Revenues, net	Amount	% of Revenues, net	$ change	% change
Revenues, net	$125,573	100%	$104,499	100%	$21,074	20%
Technical and operating (excluding depreciation and amortization)	77,485	62	65,635	63	11,850	18
Selling, general and administrative	56,071	45	56,965	55	(894)	(2)
Restructuring credit	(240)	—	(2,218)	(2)	1,978	(89)
Depreciation and amortization	14,147	11	13,720	13	427	3

Operating loss	$(21,890)	(17)%	$(29,603)	(28)%	$7,713	(26)%

The following is a reconciliation of our International and Other segment operating loss to AOCF deficit:

	For the years ended December 31,		$ change	% change
	2011	2010
Operating loss	$(21,890)	$(29,603)	$7,713	(26)%
Share-based compensation expense	3,007	3,415	(408)	(12)
Restructuring credit	(240)	(2,218)	1,978	(89)
Depreciation and amortization	14,147	13,720	427	3

AOCF deficit	$(4,976)	$(14,686)	$9,710	(66)%

Revenues, net

Revenues, net increased $109,441 to $1,187,741 for the year ended December 31, 2011 as compared to the year ended December 31, 2010. The net increase by segment was as follows:

	For the years ended December 31,
	2011	% of total	2010	% of total	$ change	% change
National Networks	$1,082,358	91%	$994,573	92%	$87,785	9%
International and other	125,573	11	104,499	10	21,074	20
Inter-segment eliminations	(20,190)	(2)	(20,772)	(2)	582	(3)

Consolidated revenues, net	$1,187,741	100%	$1,078,300	100%	$109,441	10%

National Networks

The increase in National Networks revenues, net is attributable to the following:

Advertising revenues primarily at AMC resulting from higher ratings and higher pricing per unit sold due to an increased demand for our programming by advertisers, and to a lesser extent increases in advertising revenue at IFC and WE tv. Prior to December 2010, IFC principally sold sponsorships, but since then it migrated to a traditional advertising sales model	$49,830
Affiliation fee and other revenues increased primarily due to an increase in affiliation fee revenues of $26,247, which includes a contractual adjustment from a distributor, and an increase in other revenues of $11,708 due primarily to increased digital distribution revenues derived from licensing our programming	37,955

$87,785

Changes in revenue discussed above are primarily derived from changes in contractual affiliation rates charged for our services, changes in the number of subscribers and changes in the prices and level of advertising on our networks. Affiliation fee revenues are generally based on a per-subscriber fee under multi-year affiliation agreements, which generally provide for annual affiliation rate increases. The specific affiliation fee revenues we earn vary from period to period, distributor to distributor and also vary among our networks, but are generally based upon the number of each distributor’s subscribers who receive our programming. The terms of certain other affiliation agreements provide that the affiliation fee revenues we earn are a fixed contractual monthly fee. Changes in our digital distribution revenue are dependent upon the amount of programming content made available for distribution by the licensee and fluctuates quarterly depending on the dates such programming is made available for distribution to the licensee.

Our advertising revenues are more variable than affiliation fee revenues because the majority of our advertising is sold on a short-term basis. Our advertising arrangements with advertisers provide for a set number of advertising units to air over a specific period of time at a negotiated price per unit and in certain advertising arrangements, guarantee specified viewer ratings. If these guaranteed viewer ratings are not met, we are generally required to provide additional advertising units to the advertiser, resulting in revenue being deferred until such time as the guarantee has been met. Most of our advertising revenues vary based on the popularity of our programming as measured by Nielsen.

The following table presents certain subscriber information at December 31, 2011 and December 31, 2010:

	Estimated Domestic Subscribers
	December 31, 2011	December 31, 2010
National Programming Networks:
AMC(1)	96,300	96,400
WE tv(1)	76,100	76,800
IFC(1)	65,300	62,700
Sundance Channel(2)	42,100	39,900

(1)	Estimated U.S. subscribers as measured by Nielsen.
(2)	Subscriber counts are based on internal management reports and represent viewing subscribers.

The Company believes the WE tv, IFC and Sundance Channel programming services may benefit from increased distribution, especially on the digital tiers of cable television distributors as digital penetration increases, and increased advertising/sponsorship revenues as cable networks, including advertiser-supported niche programming networks (such as WE tv and IFC), attract a greater advertising market share. These increases could potentially be offset by lower net effective rates per viewing subscriber for our programming services due to the consolidation of distributors. Opportunities are more limited for increases in distribution in the U.S. for our substantially fully penetrated AMC programming service. Changes in the viewership ratings of our AMC, WE tv and IFC programming services may also significantly affect future advertising revenues. We believe that the decline in AMC and WE tv subscribers shown as of December 31, 2011 as compared to December 31, 2010 may reflect the impact of changes in the Nielsen sample and the decline in the Nielsen total universe estimate, as AMC and WE tv did not have any significant negative tiering changes or lose any significant affiliate relationships during the relevant periods.

International and Other

The increase in International and Other revenues, net is attributable to the following:

Increased foreign affiliation fee revenues from the AMC Canadian distributors and our other internationally distributed channels due to increased distribution in Europe, increased digital distribution and theatrical revenue at IFC Films, and to a lesser extent, increased origination fee revenue at AMC Networks Broadcasting & Technology	$22,007
Lower foreign affiliation fee revenues at VOOM HD due to cessation of distribution of the Rush HD channel in Europe in April 2011	(933)

$21,074

Technical and operating expense (excluding depreciation and amortization)

Technical and operating expenses (excluding depreciation and amortization) increased $59,868 to $425,961 for 2011 as compared to 2010. The net increase by segment was as follows:

	For the years ended
	December 31,			% change
	2011	2010	$ change
National Networks	$366,998	$317,819	$49,179	15%
International and Other	77,485	65,635	11,850	18
Inter-segment eliminations	(18,522)	(17,361)	(1,161)	7

Total	$425,961	$366,093	$59,868	16%

Percentage of revenues, net	36%	34%

National Networks

The increase in the National Networks segment consists of $44,597 for the amortization of program rights and series development/original programming costs and $4,582 for programming related costs. The increase in amortization of program rights and series development/original programming costs for 2011 as compared to 2010 is due primarily to increased amortization of program rights at AMC and WE tv and program rights write-offs of $18,059 primarily at AMC based on management’s assessment of programming usefulness, partially offset by a decrease in development costs at AMC and decreased amortization of program rights at Sundance Channel. The increase in programming-related costs resulted principally from increased editing and formatting/commercial insertion related costs.

There may be significant changes in the level of our technical and operating expenses from quarter to quarter and/or changes from year to year due to content acquisition and/or original programming costs and/or the impact of management’s periodic assessment of programming usefulness. As additional competition for programming increases from programming services and alternate distribution technologies continue to develop in the industry, costs for content acquisition and/or original programming may increase.

International and Other

The increase in the International and Other segment (excluding VOOM) consists of $10,455 related to programming costs of AMC/Sundance Channel Global services and content acquisition and participation costs at IFC Films. In addition, transmission and programming related expenses increased $2,840 primarily at AMC/Sundance Channel Global due to increased distribution in Europe. Programming costs at VOOM HD decreased $1,445 resulting primarily from ceasing distribution of the Rush HD channel in Europe in April 2011.

Selling, general and administrative expense

Selling, general and administrative expenses increased $7,522 to $335,656 for 2011 as compared to 2010. The net increase by segment was as follows:

	For the years ended
	December 31,			% change
	2011	2010	$ change
National Networks	$280,387	$271,494	$8,893	3%
International and Other	56,071	56,965	(894)	(2)
Inter-segment eliminations	(802)	(325)	(477)	147

Total	$335,656	$328,134	$7,522	2%

Percentage of revenues, net	28%	30%

National Networks

The increase in the National Networks segment consists of $17,080 of sales and marketing expenses related to a higher number of original programming premieres during 2011, increased sales related costs at IFC following the migration to an advertising sales model in December 2010 as well as a net increase in other general and administrative costs of $9,537 primarily due to employee related expenses and costs incurred with becoming a stand-alone public company. These increases were partially offset by a decrease of $5,171 in share-based compensation expense and expenses relating to long-term incentive plans as well as a reduction of corporate allocations from Cablevision, including a reduction of $12,553 in management fees.

Pursuant to a consulting agreement with Cablevision, we paid a management fee calculated based on certain subsidiaries’ gross revenues (as defined under the terms of the consulting agreement) on a monthly basis. We terminated the consulting agreement on the Distribution Date and did not replace it.

There may be significant changes in the level of our selling, general and administrative expenses from quarter to quarter and year to year due to the timing of promotion and marketing of original programming.

International and Other

The decrease in the International and Other segment consists of a decrease of $6,441 related to VOOM HD due primarily to lower legal fees and other related costs and expenses in connection with the DISH Network contract dispute and a decrease in share-based compensation expense and expenses relating to long-term incentive compensation of $1,262. Such decreases are partially offset by an increase of $4,506 for selling, marketing and advertising costs primarily at IFC Films due to increased spending on titles being distributed and a net increase of $2,303 for general and administrative costs incurred in connection with becoming a stand-alone public company. The increase in general and administrative costs is net of a reduction of corporate allocations from Cablevision following the Distribution.

Restructuring credit

The restructuring credit of $240 for 2011 and $2,218 for 2010 represents primarily the negotiated reductions of contract termination costs originally recorded in 2008 following the Company’s decision to discontinue funding the domestic programming of VOOM.

Depreciation and amortization

Depreciation and amortization decreased $6,607 to $99,848 for 2011 as compared to 2010. The change by segment was as follows:

	For the years ended
	December 31,			% change
	2011	2010	$ change
National Networks	$85,701	$92,735	$(7,034)	(8)%
International and Other	14,147	13,720	427	3

	$99,848	$106,455	$(6,607)	(6)%

Amortization expense decreased $7,541 in 2011 as compared to 2010, which was partially offset by an increase in depreciation expense of $934. The decrease in amortization expense was due to the decrease at the National Networks segment primarily resulting from certain identifiable intangible assets of Sundance Channel becoming fully amortized in the fourth quarter of 2010.

AOCF

AOCF (deficit) increased $40,434 for 2011 as compared to 2010. The net increase by segment was as follows:

	For the years ended
	December 31,			% change
	2011	2010	$ change
National Networks	$447,555	$419,051	$28,504	7%
International and Other	(4,976)	(14,686)	9,710	(66)
Inter-segment eliminations	(866)	(3,086)	2,220	(72)

AOCF	$441,713	$401,279	$40,434	10%

National Networks AOCF increased due to an increase in revenues, net of $87,785 and a net decrease in selling, general and administrative expenses primarily from a decrease in management fees, partially offset by an increase in technical and operating expenses resulting primarily from an increase in amortization of program rights expense and program rights write-offs, marketing expense due to the increase in the number of original programming premieres and advertising sales related costs at IFC, excluding share-based compensation, and depreciation and amortization expense, as discussed above.

International and Other AOCF deficit decreased due primarily to an increase in revenues, net of $21,074 and a decrease in legal fees and other costs in connection with the DISH Network contract dispute, partially offset by an increase in operating expenses due primarily to increased content costs at AMC/Sundance Channel Global and IFC Films, the launch of certain services in Europe and increased selling, marketing and advertising costs primarily at IFC Films, excluding share-based compensation, and depreciation and amortization expense, as discussed above.

Interest expense, net

The net increase in interest expense, net from 2010 to 2011 is attributable to the following:

Indebtedness incurred in connection with the Distribution	$48,230
Repayment of the Rainbow National Services LLC (“RNS”) senior notes in May 2011 and the RNS credit facility and the RNS senior subordinated notes in June 2011	(33,578)
Interest rate swap contracts	4,628
Decrease in interest income	1,314
Other	790

$21,384

Write-off of deferred financing costs

The write-off of deferred financing costs of $6,247 for the year ended December 31, 2011 represents $1,186 of deferred financing costs written off in connection with the redemption of the RNS 8 3/4% senior notes in May 2011, $2,062 and $2,455 of deferred financing costs written off in connection with the repayment of the outstanding borrowings under the RNS credit facility and the RNS 10 3/8% senior subordinated notes, respectively, in June 2011 in connection with the Distribution and $544 of deferred financing costs written off associated with the voluntary prepayments of the Term A Facility (as defined below) during 2011.

Loss on extinguishment of debt

The loss on extinguishment of debt of $14,726 for the year ended December 31, 2011 represents $14,535 for the excess of the redemption price, premium paid and related fees along with accretion to principal amount over the carrying value of the $325,000 principal amount of the RNS 10 3/8% senior subordinated notes redeemed

June 30, 2011 associated with the tender offer which occurred in connection with the Distribution (see below for more information) and $191 associated with the voluntary prepayments of the Term A Facility (as defined below) during 2011.

Income tax expense

Income tax expense attributable to continuing operations was $84,248 for the year ended December 31, 2011, representing an effective tax rate of 40%. The effective tax rate differs from the federal statutory rate of 35% due primarily to state income tax expense of $8,020, tax expense of $3,300 related to uncertain tax positions, including accrued interest and a tax benefit of $2,326 resulting from a decrease in the valuation allowance with regard to certain local income tax credit carry forwards. We expect our effective tax rate to be approximately 39% in future periods.

Income tax expense attributable to continuing operations was $88,073 for the year ended December 31, 2010, representing an effective tax rate of 43%. The effective tax rate differs from the federal statutory rate of 35% due primarily to a state income tax expense of $10,937, a tax expense of $1,398 resulting from an increase in the valuation allowance with regard to certain local income tax credit carry forwards, a tax expense of $1,236 for the impact of a change in the state rate used to measure deferred taxes and a tax expense of $1,890 related to uncertain tax positions, including accrued interest.

Income (loss) from discontinued operations

Income (loss) from discontinued operations, net of income taxes, for the years ended December 31, 2011 and 2010 reflects the following items, net of related income taxes:

	For the years ended
	December 31,
	2011	2010
Net operating results of News 12, RASCO and other entities transferred to Cablevision on December 31, 2010, net of income taxes	$—	$(38,555)
Other, net of income taxes	92	465

	$92	$(38,090)

On December 31, 2010, RMH transferred its membership interests in News 12 (regional news programming services), RASCO (a cable television advertising company), and certain other businesses to wholly-owned subsidiaries of Cablevision in contemplation of the Distribution. The operating results of these transferred entities through the date of transfer have been presented in discontinued operations for the years ended December 31, 2010 and 2009 in the accompanying consolidated financial statements.

Year Ended December 31, 2010 Compared to Year Ended December 31, 2009

The following table sets forth our consolidated results of operations for the periods indicated.

	For the years ended December 31,
	2010		2009
	Amount	% of Net Revenues	Amount	% of Net Revenues	$ change	% change
Revenues, net	$1,078,300	100%	$973,644	100%	$104,656	11%

Operating expenses:
Technical and operating (excluding depreciation and amortization)	366,093	34	310,365	32	55,728	18
Selling, general and administrative	328,134	30	313,904	32	14,230	5
Restructuring (credit) expense	(2,218)	—	5,162	1	(7,380)	(143)
Depreciation and amortization	106,455	10	106,504	11	(49)	—

Total operating expenses	798,464	74	735,935	76	62,529	8

Operating income	279,836	26	237,709	24	42,127	18

Other income (expense):
Interest expense, net	(73,412)	(7)	(78,942)	(8)	5,530	(7)
Miscellaneous, net	(162)	—	187	—	(349)	(187)

Total other income (expense)	(73,574)	(7)	(78,755)	(8)	5,181	(7)

Income from continuing operations before income taxes	206,262	19	158,954	16	47,308	30
Income tax expense	(88,073)	(8)	(70,407)	(7)	(17,666)	25

Income from continuing operations	118,189	11	88,547	9	29,642	33
Loss from discontinued operations, net of income taxes	(38,090)	(4)	(34,791)	(4)	(3,299)	9

Net Income	$80,099	7%	$53,756	6%	$26,343	49%

The following is a reconciliation of our consolidated operating income to AOCF:

	For the years ended December 31,
	2010	2009	$ change	% change
Operating income	$279,836	$237,709	$42,127	18%
Share-based compensation expense	17,206	14,723	2,483	17
Restructuring (credit) expense	(2,218)	5,162	(7,380)	(143)
Depreciation and amortization	106,455	106,504	(49)	—

AOCF	$401,279	$364,098	$37,181	10%

National Networks segment results

The following table sets forth our National Networks segment results for the periods indicated.

	For the years ended December 31,
	2010		2009
	Amount	% of Revenues, net	Amount	% of Revenues, net	$ change	% change
Revenues, net	$994,573	100%	$896,493	100%	$98,080	11%
Technical and operating (excluding depreciation and amortization)	317,819	32	272,329	30	45,490	17
Selling, general and administrative	271,494	27	255,745	29	15,749	6
Depreciation and amortization	92,735	9	89,603	10	3,132	3

Operating income	$312,525	31%	$278,816	31%	$33,709	12%

The following is a reconciliation of our National Networks segment operating income to AOCF:

	For the years ended December 31,
	2010	2009	$ change	% change
Operating income	$312,525	$278,816	$33,709	12%
Share-based compensation expense	13,791	12,405	1,386	11
Depreciation and amortization	92,735	89,603	3,132	3

AOCF	$419,051	$380,824	$38,227	10%

International and Other segment results

The following table sets forth our International and Other segment results for the periods indicated.

	For the years ended December 31,
	2010		2009
	Amount	% of Revenues, net	Amount	% of Revenues, net	$ change	% change
Revenues, net	$104,499	100%	$95,921	100%	$8,578	9%
Technical and operating (excluding depreciation and amortization)	65,635	63	53,725	56	11,910	22
Selling, general and administrative	56,965	55	58,067	61	(1,102)	(2)
Restructuring (credit) expense	(2,218)	(2)	5,162	5	(7,380)	(143)
Depreciation and amortization	13,720	13	16,901	18	(3,181)	(19)

Operating loss	$(29,603)	(28)%	$(37,934)	(40)%	$8,331	(22)%

The following is a reconciliation of our International and Other segment operating loss to AOCF deficit:

	For the years ended December 31,
	2010	2009	$ change	% change
Operating loss	$(29,603)	$(37,934)	$8,331	(22)%
Share-based compensation expense	3,415	2,318	1,097	47
Restructuring (credit) expense	(2,218)	5,162	(7,380)	(143)
Depreciation and amortization	13,720	16,901	(3,181)	(19)

AOCF deficit	$(14,686)	$(13,553)	$(1,133)	8%

Revenues, net

Revenues, net increased $104,656 to $1,078,300 for the year ended December 31, 2010 as compared to the year ended December 31, 2009. The net increase by segment was as follows:

	For the years ended December 31,
	2010	% of total	2009	% of total	$ change	% change
National Networks	$994,573	92%	$896,493	92%	$98,080	11%
International and other	104,499	10	95,921	10	8,578	9
Inter-segment eliminations	(20,772)	(2)	(18,770)	(2)	(2,002)	11

Consolidated revenues, net	$1,078,300	100%	$973,644	100%	$104,656	11%

National Networks

The increase in National Networks revenues, net is attributable to the following:

Advertising revenues increased primarily at AMC and WE tv resulting from higher pricing per unit sold due to an increased demand for our programming by advertisers, and to a lesser extent sponsorship increases at IFC and Sundance Channel due to an increased demand for our programming by sponsors	$56,333
Affiliation fee and other revenues increased primarily at AMC and WE tv and, to a lesser extent IFC and Sundance Channel, resulting from increases in affiliation rates and subscribers (see below). In addition, other revenues increased from foreign licensing revenues and digital distribution revenues primarily at AMC derived from sales of our programming	41,747

$98,080

Revenue increases discussed above are primarily derived from an increase in contractual affiliation rates charged for our services, an increase in the number of subscribers and an increase in the prices and level of advertising on our networks. Affiliation fee revenues are generally based on a per subscriber fee under multi-year affiliation agreements, which generally provide for annual affiliation rate increases. The specific affiliation fee revenues we earn vary from period to period, distributor to distributor and also vary among our networks, but are generally based upon the number of each distributor’s subscribers who receive our programming. The terms of certain affiliation agreements provide that the affiliation fee revenues we earn are a fixed contractual monthly fee. Our advertising revenues are more variable than affiliation fee revenues because virtually all of our advertising is sold on a short-term basis. Our advertising arrangements with advertisers provide for a set number of advertising units to air over a specific period of time at a negotiated price per unit and in certain advertising arrangements, guarantee specified viewer ratings. If these guaranteed viewer ratings are not met, we are generally required to provide additional advertising units to the advertiser, resulting in revenue being deferred until such time as the guarantee has been met. Most of our advertising revenues vary based on the popularity of our programming as measured by Nielsen.

The following table presents certain subscriber information at December 31, 2010 and 2009:

	Estimated Domestic Subscribers
	December 31, 2010	December 31, 2009
National Programming Networks:
AMC(1)	96,400	95,200
WE tv(1)	76,800	74,900
IFC(1)	62,700	60,400
Sundance Channel(2)	39,900	37,900

(1)	Estimated U.S. subscribers as measured by Nielsen.
(2)	Subscriber counts are based on internal management reports and represent viewing subscribers.

International and Other

The increase in International and Other revenues, net is attributable to the following:

Affiliation fee and other revenues increased $10,917 principally from an increase in foreign affiliation fee revenues from the AMC Canadian distribution channel due to strengthening of the Canadian dollar (affiliation agreements with Canadian distributors are primarily denominated in Canadian dollars) as well as an increase in subscribers and the number of Canadian distributors who carry the service and, to a lesser extent, increased film distribution revenues of IFC Films due to an increased number of titles being distributed and increased affiliation revenues of our other international distribution channels. In addition, other revenues increased $1,209 due to increased foreign licensing revenue and digital distribution revenue of IFC Films, partially offset by a decrease in origination fee revenue at AMC Networks Broadcasting & Technology due to the termination of the Fox Sports Florida transmission agreement in November 2009

$12,126
A decrease in revenues, net due to the shutdown of the domestic programming of VOOM in January 2009 and VOOM’s lower foreign distribution revenue	(3,548)

$8,578

Technical and operating expense (excluding depreciation and amortization)

Technical and operating expenses (excluding depreciation and amortization) increased $55,728 to $366,093 for 2010 as compared to 2009. The net increase by segment was as follows:

	For the years ended December 31,
	2010	2009	$ change	% change
National Networks	$317,819	$272,329	$45,490	17%
International and Other	65,635	53,725	11,910	22
Inter-segment eliminations	(17,361)	(15,689)	(1,672)	11

Total	$366,093	$310,365	$55,728	18%

Percentage of revenues, net	34%	32%

National Networks

Technical and operating expenses increased $45,490. Amortization of program rights and series development/original programming costs increased $40,052 due primarily to increased amortization of program rights at AMC and, to a lesser extent, increased amortization of program rights at WE tv and IFC. In addition, programming-related costs increased $5,438 resulting principally from increased presentation and formatting/commercial insertion related costs.

International and Other

The International and Other segment increased $11,910 due to $9,198 of increased programming costs of certain AMC/Sundance Channel Global services as a result of launches in additional territories in Europe and Asia in 2010 and increased content acquisition costs at IFC Films due to an increased number of titles being distributed, partially offset by other decreases at AMC Networks Broadcasting & Technology. In addition, transmission and programming-related expenses increased $7,845 primarily at AMC/Sundance Channel Global as a result of launches in additional territories in Europe and Asia in 2010. These increases were partially offset by a decrease of $5,133 for programming costs at VOOM due to reduced programming offerings in 2010.

Selling, general and administrative expense

Selling, general and administrative expenses increased $14,230 to $328,134 for 2010 as compared to 2009. The net increase by segment was as follows:

	For the years ended December 31,
	2010	2009	$ change	% change
National Networks	$271,494	$255,745	$15,749	6%
International and Other	56,965	58,067	(1,102)	(2)
Inter-segment eliminations	(325)	92	(417)	(453)

Total	$328,134	$313,904	$14,230	5%

Percentage of revenues, net	30%	32%

National Networks

The increase in the National Networks segment results primarily from $8,540 of increased marketing expense related to an increase in the number of original programming premieres at AMC, partially offset by a decrease in such costs at IFC. Sales and marketing costs also increased due to an increase in advertising sale- related expenses at AMC and WE tv due to increased advertising sales revenues in 2010 compared to 2009. Share-based compensation expense and expenses relating to Cablevision’s long-term incentive plans increased $3,719. In addition, management fees paid to Cablevision pursuant to a consulting agreement increased $2,738 due to the increased revenues at AMC and WE tv in 2010. The consulting agreement was terminated on the Distribution Date.

International and Other

The increase in the International and Other segment is attributable to an increase of $4,363 in selling, marketing and advertising costs at AMC/Sundance Channel Global due to increased distribution of our foreign services as a result of launches in additional territories in Europe and Asia in 2010 and at IFC Films due to an increased number of titles being distributed. Share-based compensation expense and expenses relating to Cablevision’s long-term incentive plans increased $2,017. General and administrative costs primarily at AMC/Sundance Channel Global and at IFC Films increased $1,163 due to increased cost allocations among our segments. These increases were more than offset by selling, general and administrative expenses at VOOM, which decreased $9,176 due primarily to lower legal fees, costs and related expenses in connection with the DISH Network contract dispute.

Restructuring (credit) expense

The restructuring credit of $2,218 for 2010 represents primarily the negotiated reductions of contract termination costs originally recorded in 2008 following our decision to discontinue funding the domestic programming of VOOM HD.

The restructuring expense of $5,162 for 2009 represents primarily the write-off of program rights and contract termination costs due to our decision in 2009 to discontinue funding certain international VOOM HD programming.

Depreciation and amortization

Depreciation and amortization by segment was as follows:

	For the years ended December 31,
	2010	2009	$ change	% change
National Networks	$92,735	$89,603	$3,132	3%
International and Other	13,720	16,901	(3,181)	(19)

	$106,455	$106,504	$(49)	—%

The National Networks depreciation and amortization increased primarily due to an increase in amortization expense of $2,974 in 2010 as compared to 2009 primarily due to the increase in amortization resulting from a reduction in the estimated useful life of certain identifiable intangible assets acquired in connection with the acquisition of Sundance Channel in June 2008, partially offset by a decrease in amortization due to certain intangible assets of AMC, WE tv and IFC becoming fully amortized in the second quarter of 2009. Depreciation expense increased $158 in 2010 as compared to 2009.

The International and Other depreciation and amortization decreased $3,181 in 2010 as compared to 2009 due to a decrease in depreciation expense primarily related to VOOM HD, AMC Networks Broadcasting & Technology and corporate fixed assets.

AOCF

AOCF (deficit) increased $37,181 in 2010 as compared to 2009. The change by segment was as follows:

	For the years ended December 31,
	2010	2009	$ change	% change
National Networks	$419,051	$380,824	$38,227	10%
International and Other	(14,686)	(13,553)	(1,133)	8
Inter-segment eliminations	(3,086)	(3,173)	87	(3)

AOCF	$401,279	$364,098	$37,181	10%

National Networks AOCF increased due to an increase in revenues, net of $98,080, partially offset by an increase in operating expenses resulting primarily from an increase in amortization of program rights expense and marketing expense due to the increase in the number of original programming premieres, excluding share-based compensation, and depreciation and amortization expense, as discussed above.

International and Other AOCF deficit increased due primarily to an increase in operating expenses due primarily to the launch of certain AMC/Sundance Channel Global services and an increased number of titles being distributed by IFC Entertainment, partially offset by an increase in revenues, net, excluding share-based compensation, and depreciation and amortization expense, as discussed above.

Interest expense, net

The net decrease in interest expense, net is attributable to the following:

Loss on interest rate swap contracts, net	$(3,237)
Lower average RNS debt balances	(1,698)
Increase in interest income	(1,552)
Interest on the promissory note with MSG repaid in March 2010	914
Higher average interest rates on RNS indebtedness	21
Other	22

$(5,530)

Loss on interest rate swap contracts, net was $3,237 for the year ended December 31, 2009. The interest rate swap contracts effectively fixed the borrowing rates on a substantial portion of the Company’s floating rate debt to limit the exposure against the risk of rising rates. The loss on interest rate swap contracts resulted from a shift in the yield curve over the life of the swap contracts. The interest rate swap contracts matured in November 2009.

Income tax expense

Income tax expense attributable to continuing operations was $88,073 for the year ended December 31, 2010, representing an effective tax rate of 43%. The effective tax rate differs from the federal statutory rate of 35% due primarily to state income tax expense of $10,937, tax expense of $1,398 resulting from an increase in the valuation allowance with regard to certain local income tax credit carry forwards, tax expense of $1,236 for the impact of a change in the state rate used to measure deferred taxes and tax expense of $1,890, related to uncertain tax positions, including accrued interest.

Income tax expense attributable to continuing operations was $70,407 for the year ended December 31, 2009, representing an effective tax rate of 44%. The effective tax rate differs from the federal statutory rate of 35% due primarily to state income tax expense of $9,238, tax expense of $1,309 resulting from an increase in the valuation allowance with regard to certain local income tax credit carry forwards, tax expense of $638 for the impact of a change in the state rate used to measure deferred taxes and tax expense of $3,250, related to uncertain tax positions, including accrued interest.

Income (loss) from discontinued operations

Loss from discontinued operations, net of income taxes, for the years ended December 31, 2010 and 2009 reflects the following items, net of related income taxes:

	For the years ended December 31,
	2010	2009
Net operating results of News 12, RASCO and other transferred entities, net of income taxes	$(38,555)	$(36,960)
Other, net of income taxes	465	2,169

	$(38,090)	$(34,791)

Liquidity and Capital Resources

Overview

We generated positive net cash from operating activities for each of the three years ended December 31, 2011, 2010 and 2009. However, each of our programming businesses has substantial programming acquisition and development expenditure requirements.

Sources of cash have included primarily cash flow from the operations of our businesses and borrowings under the revolving credit facilities of RNS, our indirect wholly-owned subsidiary and borrowings under the New AMC Networks Debt. As discussed below, we terminated the RNS revolving credit facilities in connection with the Distribution and replaced these facilities with a new revolving credit facility that we entered into in connection with the Distribution. Although we currently believe that amounts available under our revolving credit facility will be available when and if needed, we can provide no assurance that access to such funds will not be impacted by adverse conditions in the financial markets. The obligations of the financial institutions under our revolving credit facility are several and not joint and, as a result, a funding default by one or more institutions does not need to be made up by the others.

Cablevision is not a guarantor of, and does not otherwise have any obligations relating to, our revolving credit facilities or any of our other indebtedness (see below). During the three years ended December 31, 2011, we have serviced our debt exclusively with cash flows from our own operations or from financing sources independent of Cablevision, except in connection with the repayment of the RMH Promissory Note in March 2010, as discussed below.

Our principal uses of cash include our debt service, the acquisition and development of program rights and the net funding and investment requirements of our developing services. Our businesses do not require significant capital expenditures. As a percentage of revenues, net, capital expenditures were less than 2% for each of the three years ended December 31, 2011. In anticipation of the Distribution, commencing on January 1, 2011, we no longer funded the operations of those subsidiaries of RMH that were transferred to Cablevision on December 31, 2010.

As a result of our incurrence of the New AMC Networks Debt in connection with the Distribution, our contractual debt obligations (including capital leases) increased to $2,306,957 as of December 31, 2011 from $1,118,875 as of December 31, 2010. We believe that a combination of cash-on-hand, cash generated from operating activities and availability under our revolving credit facility will provide sufficient liquidity to service the increased principal and interest payments on our indebtedness, along with our other funding and investment requirements over the next twelve months and over the longer term. However, we do not expect to generate sufficient cash from operations to repay at maturity the entirety of the then outstanding balances of the New AMC Networks Debt. As a result, we will be dependent upon our ability to access the capital and credit markets in order to repay or refinance the outstanding balances of this indebtedness. Failure to raise sufficient amounts of funding to repay these obligations at maturity would adversely affect our business. In such a circumstance, we would need to take other actions including selling assets, seeking strategic investments from third parties or reducing other discretionary uses of cash.

Our increased amount of debt could have important consequences on our business including, but not limited to, increasing our vulnerability to general adverse economic and industry conditions, limiting the availability of our cash flow to fund future programming investments, capital expenditures, working capital, business activities and other general corporate requirements and limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate.

In addition, economic or market disruptions could lead to lower demand for our services, such as lower levels of advertising. These events would adversely impact our results of operations, cash flows and financial position.

Cash Flow Discussion

The following table is a summary of cash flows provided by (used in) continuing operations and discontinued operations for the periods indicated:

	For the years ended December 31,
	2011	2010	2009
Continuing operations:
Cash flow provided by operating activities	$255,233	$265,995	$204,002
Cash flow used in investing activities	(15,691)	(17,157)	(13,169)
Cash flow used in financing activities	(104,057)	(148,816)	(132,474)
Net increase in cash from continuing operations	135,485	100,022	58,359

Discontinued operations:
Net increase (decrease) in cash flow from discontinued operations	$391	$(49,890)	$(54,011)

Continuing Operations

Operating Activities

Net cash provided by operating activities amounted to $255,233 for the year ended December 31, 2011 as compared to $265,995 for the year ended December 31, 2010. The December 31, 2011 cash provided by operating activities resulted from $641,055 of net income before depreciation and amortization and other non-cash items, partially offset by a decrease in cash resulting from the acquisition of and payment of obligations relating to program rights totaling $331,438, an increase in accounts receivable, trade totaling $44,750, deferred carriage fee payments of $3,640 and an increase of other net assets of $5,994.

Net cash provided by operating activities amounted to $265,995 for the year ended December 31, 2010 compared to $204,002 for the year ended December 31, 2009. The 2010 cash provided by operating activities resulted from $571,984 of net income before depreciation and amortization and other non-cash items, a decrease in prepaid expenses and other assets of $17,388 and an increase in net other liabilities totaling $17,821 partially offset by a decrease in cash resulting from the acquisition of and payment of obligations relating to program rights totaling $301,745, an increase in accounts receivable, trade totaling $36,422 and deferred carriage fee payments of $3,031.

Net cash provided by operating activities amounted to $204,002 for the year ended December 31, 2009. The 2009 cash provided by operating activities resulted from $486,705 of net income before depreciation and amortization and other non-cash items, partially offset by the acquisition of and payment of obligations relating to program rights totaling $249,951, deferred carriage fee payments of $3,888, an increase in accounts receivable, trade totaling $27,641, and an increase in net other assets totaling $1,223.

Investing Activities

Net cash used in investing activities for the years ended December 31, 2011, 2010 and 2009 was $15,691, $17,157 and $13,169, respectively, which consisted primarily of capital expenditures of $15,371, $17,243, and $13,419 for the years ended December 31, 2011, 2010 and 2009, respectively, primarily for the purchase of technical and transmission related equipment.

Financing Activities

Net cash used in financing activities amounted to $104,057 for the year ended December 31, 2011 as compared to $148,816 for the year ended December 31, 2010. In 2011, financing activities consisted of proceeds from credit facility debt of $1,442,364 and proceeds from stock option exercises of $3,622, which was more than offset by the repayment of credit facility debt of $877,975, payments for the redemption of the RNS senior notes and senior subordinated notes, including tender premiums and fees of $638,365, deferred financing costs of $27,414, principal payments on capital leases of $4,612 and treasury stock acquired from the acquisition of restricted shares of $1,677.

Net cash used in financing activities amounted to $148,816 for the year ended December 31, 2010 compared to $132,474 for the year ended December 31, 2009. In 2010, financing activities consisted of capital contributions from Cablevision of $204,018, repayment of a note payable to an affiliate of Cablevision (see the discussion under “—RMH Promissory Note” below) of $190,000, capital distributions to Cablevision of $53,754, repayment of credit facility debt of $105,000 and principal payments on capital leases of $4,080.

Net cash used in financing activities amounted to $132,474 for the year ended December 31, 2009. In 2009, financing activities consisted of net capital distributions to Cablevision of $9,440, repayment of credit facility debt of $120,000 and principal payments on capital leases of $3,034.

Discontinued Operations

The net effect of discontinued operations on cash and cash equivalents amounted to a cash inflow of $391 for the year ended December 31, 2011 and a cash outflow of $49,890 and $54,011 for the years ended December 31, 2010 and 2009, respectively.

Operating Activities

Net cash used in operating activities of discontinued operations amounted to $359 for the year ended December 31, 2011 resulting from an increase in net assets.

Net cash used in operating activities of discontinued operations amounted to $30,870 for the year ended December 31, 2010 compared to $48,967 for the year ended December 31, 2009. The 2010 cash used in operating activities resulted from $52,287 of loss excluding depreciation and amortization and other non-cash items and a decrease in accounts payable and other liabilities of $9,423, partially offset by an increase in cash resulting from a decrease in current and other assets of $30,840.

Net cash used in operating activities of discontinued operations amounted to $48,967 for the year ended December 31, 2009. The 2009 cash used in operating activities resulted primarily from $50,528 of loss excluding depreciation and amortization and other non-cash items, partially offset by a net increase in cash resulting from the net change in assets and liabilities of $1,561.

Investing Activities

Net cash provided by investing activities of discontinued operations for the year ended December 31, 2011 was $750, which consisted of proceeds from the sale of affiliate interests.

Net cash used in investing activities of discontinued operations for the year ended December 31, 2010 was $10,183 compared to $4,753 for the year ended December 31, 2009. The 2010 investing activities consisted of capital expenditures of $10,744, partially offset by proceeds from the sale of affiliate interests of $561.

Net cash used in investing activities of discontinued operations for the year ended December 31, 2009 was $4,753, which consisted of capital expenditures of $7,259, partially offset by proceeds from the sale of affiliate interests and other net cash receipts of $2,506.

Debt Financing Agreements

Senior Secured Credit Facility

On June 30, 2011 (the “Closing Date”), AMC Networks, as Borrower, and substantially all of its subsidiaries, as restricted subsidiaries, entered into the Credit Facility. The Credit Facility provides AMC Networks with senior secured credit facilities consisting of a $1,130,000 term loan A facility (the “Term A Facility”), a $595,000 term loan B facility (the “Term B Facility”) and a $500,000 revolving credit facility (the “Revolving Facility”). The Term A Facility and the Term B Facility were discounted $5,650 and $12,986, respectively, upon original issuance. The Term A Facility matures June 30, 2017, the Term B Facility matures December 31, 2018 and the Revolving Facility matures June 30, 2016. On the Closing Date, AMC Networks borrowed $1,130,000 under the Term A Facility and $595,000 under the Term B Facility, of which approximately $577,000 was issued to CSC Holdings as partial consideration for the transfer to AMC Networks of the RMH businesses on June 6, 2011 pursuant to the Contribution Agreement, among AMC Networks, CSC Holdings and Cablevision and was in connection with the Distribution of AMC Networks from Cablevision, which was consummated on June 30, 2011. The issuance of debt to CSC Holdings is reflected as a deemed capital distribution in the accompanying consolidated statement of stockholders’ (deficiency) equity for the year ended December 31, 2011. CSC Holdings used such New AMC Networks Debt to satisfy and discharge outstanding CSC Holdings debt.

The Revolving Facility was not drawn upon on the Closing Date and remains undrawn at December 31, 2011. Total undrawn revolver commitments are available to be drawn for our general corporate purposes.

In connection with the Credit Facility, AMC Networks incurred deferred financing costs of $26,309, which are being amortized to interest expense, utilizing the effective interest method, over the term of each respective component of the Credit Facility.

Borrowings under the Credit Facility bear interest at a floating rate, which at the option of AMC Networks may be (1) for the Term A Facility and the Revolving Facility, either (a) a base rate plus an additional rate ranging from 0.50% to 1.25% per annum (determined based on a cash flow ratio), or (b) a Eurodollar rate plus an additional rate ranging from 1.50% to 2.25% per annum (determined based on a cash flow ratio) and (2) for the Term B Facility, either (a) 2.00% per annum above the base rate, or (b) 3.00% per annum above a Eurodollar rate (and subject to a LIBOR floor of 1.00% per annum). At December 31, 2011, the interest rate on the Term A Facility and the Term B Facility was 2.03% and 4.00%, respectively, reflecting a Eurodollar rate for each plus the additional rate as described herein.

All obligations under the Credit Facility are guaranteed jointly and severally by substantially all of AMC Networks’ existing and future domestic restricted subsidiaries as primary obligors in accordance with the Credit Facility. All obligations under the Credit Facility, including the guarantees of those obligations, are secured by substantially all of the assets of AMC Networks and these subsidiaries. Cablevision is not a guarantor of, and does not otherwise have any obligations relating to, the Credit Facility or any of our other indebtedness.

The borrowings under the Term A Facility and Revolving Facility portions of the Credit Facility may be voluntarily prepaid without premiums and penalty at any time (see below for a discussion of voluntary prepayments of the Term A Facility made during 2011). The Credit Facility also provides for various mandatory prepayments, including with the proceeds from certain dispositions of property and borrowings. The Term A Facility is required to be repaid in quarterly installments of $14,125 beginning September 30, 2012 through June 30, 2013, $28,250 beginning September 30, 2013 through June 30, 2014, $42,375 beginning September 30, 2014 through June 30, 2015, $56,500 beginning September 30, 2015 through March 31, 2017 and $395,500 on June 30, 2017, the Term A Facility maturity date. The Term B Facility is required to be repaid in quarterly installments of approximately $1,488 through September 30, 2018 and approximately $551,863 on December 31, 2018, the Term B Facility maturity date. The Term B Facility is not payable before maturity other than through repayments as noted above or through a refinancing with debt having a maturity date no earlier than December 31, 2018. Any amounts outstanding under the Revolving Facility are due at maturity on June 30, 2016.

During 2011, we voluntarily prepaid $100,000 of the outstanding balance under the Term A Facility, which was applied to the earliest required quarterly installments due. As a result, as of December 31, 2011, the next required quarterly installment will be due on December 31, 2013 in the amount of $13,000 with quarterly installments due under the Term A Facility subsequent to December 31, 2013 remaining unchanged.

In March 2012, we voluntarily prepaid $50,000 of the outstanding balance under the Term A Facility, which was applied to the earliest required quarterly installments due.

The Credit Facility contains certain affirmative and negative covenants and also requires AMC Networks to comply with the following financial covenants: (i) a maximum ratio of net debt to annual operating cash flow (each defined in the Credit Facility) of 7.00:1 initially, and decreasing in increments to 5.50:1 for periods on and after January 1, 2015; and (ii) a minimum ratio of annual operating cash flow to annual total interest expense (as defined in the Credit Facility) of 2.50:1 initially, increasing to 2.75:1 for periods on and after January 1, 2014.

AMC Networks was in compliance with all of its covenants under its Credit Facility as of December 31, 2011.

The Credit Facility requires AMC Networks to pay a commitment fee of between 0.25% and 0.50% (determined based on a cash flow ratio) in respect of the average daily unused commitments under the Revolving Facility. AMC Networks is also required to pay customary letter of credit fees, as well as fronting fees, to banks that issue letters of credit pursuant to the Credit Facility.

We may request an increase in the Term A Facility and/or Revolving Facility by an aggregate amount not exceeding the greater of $400,000 and an amount, which after giving effect to such increase, would not cause the ratio of senior debt to annual operating cash flow, as defined, to exceed 4.75:1. As of December 31, 2011, the Company does not have any commitments for an incremental facility.

7.75% Senior Notes due 2021

On June 30, 2011, AMC Networks issued $700,000 in aggregate principal amount of its 7.75% senior notes, net of an original issue discount of $14,000, due July 15, 2021 to CSC Holdings, as partial consideration for the transfer to AMC Networks of the RMH businesses on June 6, 2011, which is reflected as a deemed capital distribution in the accompanying consolidated statement of stockholders’ (deficiency) equity for the year ended December 31, 2011. The transfer was made pursuant to the Contribution Agreement. CSC Holdings used the Company’s notes to satisfy and discharge outstanding CSC Holdings debt. The recipients of the notes or their affiliates then offered the notes to investors, through an offering memorandum dated June 22, 2011, which ultimately resulted in the notes being held by third-party investors. The notes currently outstanding are referred to in this prospectus as the “old notes” and the identical notes being offered in exchange for the old notes pursuant to this prospectus are referred to as the “new notes.” The old notes and new notes are collectively referred to as the “notes.”

The notes were issued under the indenture.

In connection with the issuance of the notes, AMC Networks incurred deferred financing costs of $1,145, which are being amortized, using the effective interest method, to interest expense over the term of the notes.

Interest on the notes accrues at the rate of 7.75% per annum and is payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2012.

The notes may be redeemed, in whole or in part, at any time on or after July 15, 2016, at a redemption price equal to 103.875% of the principal amount thereof (plus accrued and unpaid interest thereon, if any, to the date of such redemption), declining annually to 100% of the principal amount thereof (plus accrued and unpaid interest thereon, if any, to the date of such redemption) beginning on July 15, 2019.

In addition, if AMC Networks experiences a Change of Control (as defined in the indenture), the holders of the notes may require AMC Networks to repurchase for cash all or a portion of their notes at a price equal to 101% of the principal amount thereof (plus accrued and unpaid interest thereon, if any, to the date of such repurchase).

AMC Networks is a holding company and has no operations of its own. The notes are guaranteed on a senior unsecured basis by certain of AMC Networks’ existing and future domestic restricted subsidiaries (the “Subsidiary Guarantors”), in accordance with the indenture. The guarantees under the notes are full and unconditional and joint and several. Cablevision is not a guarantor of, and does not otherwise have any obligations relating to, the notes.

The indenture contains certain affirmative and negative covenants applicable to AMC Networks and its Subsidiary Guarantors including restrictions on their ability to incur additional indebtedness, consummate certain assets sales, make investments in entities that are not “Restricted Subsidiaries” (as defined in the indenture), create liens on their assets, enter into certain affiliate transactions and make certain restricted payments, including restrictions on AMC Networks’ ability to pay dividends on, or repurchase, its common stock.

AMC Networks was in compliance with all of its covenants under its indenture as of December 31, 2011.

For more information on the indenture and the notes, see “Description of Notes.”

AMC Networks entered into a registration rights agreement, dated as of June 30, 2011 (the “Registration Rights Agreement”), among AMC Networks, the Subsidiary Guarantors and the initial purchasers of the notes, pursuant to which AMC Networks agreed to file a registration statement with the SEC with respect to an offer to exchange the notes for registered notes which will have terms identical in all material respects to the notes except that the registered notes will not contain terms that provide for restrictions on transfer, and use its commercially reasonable best efforts to cause the exchange offer registration statement to be declared effective by the SEC by July 1, 2012. In certain circumstances, AMC Networks may be required to file a shelf registration statement with the SEC registering the resale of the notes by the holders thereof, in lieu of an exchange offer to such holders. AMC Networks will be required to pay specified additional interest on the notes if it fails to comply with its registration obligations under the Registration Rights Agreement. The offer to exchange being made by means of this prospectus is intended to satisfy our obligations under the Registration Rights Agreement.

RNS Senior Notes and Senior Subordinated Notes Redemption

RNS Senior Notes

In April 2011, RNS, a wholly-owned indirect subsidiary of the Company, issued a notice of redemption to holders of its 8.75% senior notes due September 2012. In connection therewith, on May 13, 2011 RNS redeemed 100% of the outstanding senior notes at a redemption price equal to 100% of the principal amount of the notes of $300,000, plus accrued and unpaid interest of $5,250 to the redemption date. In order to fund the May 13, 2011 redemption, the Company borrowed $300,000 under its $300,000 revolving credit facility which existed prior to the closing date. The Company used cash on hand to fund the payment of accrued and unpaid interest of $5,250. In connection with the redemption, the Company recorded a write-off of the related unamortized deferred financing costs and a loss on early extinguishment of debt of $1,186 and $350, respectively, in the consolidated statement of income for the year ended December 31, 2011.

RNS Senior Subordinated Notes (tender prices per note in dollars)

On June 15, 2011, RNS announced that it commenced a cash tender offer (the “Tender Offer”) for all of its outstanding $325,000 aggregate principal amount 10.375% senior subordinated notes due 2014 (the “RNS Senior Subordinated Notes”) for total consideration of $1,039.58 per $1,000 principal amount of notes tendered for purchase, consisting of tender offer consideration of $1,029.58 per $1,000 principal amount of notes plus an early tender premium of $10 per $1,000 principal amount of notes. The Tender Offer was made in connection with the Distribution of AMC Networks by Cablevision and was subject to certain conditions, including the completion of the Distribution.

In connection with the Tender Offer, on June 30, 2011, RNS redeemed 100% of the outstanding $325,000 aggregate principal amount of the RNS Senior Subordinated Notes. The Company used proceeds from borrowings under the Credit Facility to fund the redemption and payment of fees and accrued and unpaid interest of $11,146. Tender premiums aggregating $12,864, along with accretion to the principal amount and other transaction costs of $1,321 have been recorded in loss on early extinguishment of debt in the consolidated statement of income for the year ended December 31, 2011. The related unamortized deferred financing costs aggregating approximately $2,455 were written off and recorded in write-off of deferred financings costs in the consolidated statement of income for the year ended December 31, 2011.

RNS Credit Facility Repayment

In connection with the Distribution, RNS repaid amounts then outstanding under its RNS credit facility at June 30, 2011 of $412,500 under its term A loan facility and $300,000 under its revolving credit facility which aggregated $713,785, including accrued and unpaid interest and fees to the repayment date of June 30, 2011. The Company used proceeds from borrowings under the Credit Facility to fund the repayment. The related unamortized deferred financing costs aggregating approximately $2,062 were written off and recorded in write-off of deferred financing costs in the consolidated statement of income for the year ended December 31, 2011.

RMH Promissory Note

At December 31, 2009, RMH had a $190,000 intercompany payable to Madison Square Garden, L.P., a subsidiary of MSG, an affiliate of Cablevision, in the form of a non-interest bearing advance. On January 28, 2010, in connection with the spin-off of MSG from Cablevision, the intercompany advance was replaced with a promissory note having a principal amount of $190,000, an interest rate of 3.25% and a maturity date of June 30, 2010. In March 2010, the $190,000 of indebtedness was repaid, including $914 of interest accrued from January 28, 2010 through the date of repayment, which was funded by a capital contribution from Cablevision.

Contractual Obligations and Off Balance Sheet Commitments

Our contractual obligations as of December 31, 2011 are summarized in the following table:

	Year 1	Years 2 - 3	Years 4 - 5	More than 5 years	Total
Off balance sheet arrangements:
Purchase obligations(1)	$147,229	$45,841	$1,516	$613	$195,199
Operating lease obligations(2)	14,449	30,980	31,434	21,863	98,726
Guarantees(3)	49,486	153	—	—	49,639

	211,164	76,974	32,950	22,476	343,564

Contractual obligations reflected on the balance sheet:
Debt obligations(4)	105,209	362,196	618,002	2,007,527	3,092,934
Program rights obligations	146,339	267,589	173,990	31,111	619,029
Capital lease obligations(5)	2,796	5,592	5,592	9,008	22,988
Contract obligations(6)	2,657	383	143	—	3,183

	257,001	635,760	797,727	2,047,646	3,738,134

Total	$468,165	$712,734	$830,677	$2,070,122	$4,081,698

(1)	Purchase obligation amounts not reflected on the balance sheet consist primarily of long-term program rights obligations that have not yet met the criteria to be recorded in the balance sheet.

(2)	Operating lease commitments represent future minimum payment obligations on various long-term, noncancelable leases for office space and office equipment.
(3)	Consists primarily of a guarantee of payments to a production service company for certain production-related costs.
(4)	Includes future payments of principal and interest due on the Company’s credit facility debt and senior notes. Interest on variable rate debt is calculated based on the prevailing interest rate as of December 31, 2011.
(5)	Reflects the principal amount of capital lease obligations, including interest.
(6)	Represents primarily long-term carriage fees payable to distributors and additional annual required payments relating to the acquisitions of film website businesses in 2008 and 2009.

The contractual obligations table above does not include any liabilities for uncertain income tax positions due to the fact that we are unable to reasonably predict the ultimate amount or timing of settlement of our liabilities for uncertain income tax positions. At December 31, 2011, the liability for uncertain tax positions was $10,465, excluding the related accrued interest liability of $2,216 and deferred tax assets of $4,484. See Note 12 to the accompanying consolidated financial statements for further discussion of the Company’s income taxes.

DISH Network was issued a 20% interest in VOOM HD, the Company’s subsidiary operating VOOM, and that 20% interest will not be diluted until $500,000 in cash has been invested in VOOM HD by the Company. On the fifth or eighth anniversary of the effective date of the investment agreement, the termination of the affiliation agreement by DISH Network, or other specified events, DISH Network has a put right to require a wholly-owned subsidiary of RMH to purchase all of its equity interests in VOOM HD at fair value. On the seventh or tenth anniversary of the effective date of the investment agreement, or the second anniversary date of the termination of the affiliation agreement by DISH Network, a wholly-owned subsidiary of RMH has a call right to purchase all of DISH Network’s ownership in VOOM HD at fair value. The table above does not include any future payments that would be required upon the exercise of this put right, if any. See “Business—Legal Proceedings—DISH Network Contract Dispute.”

Critical Accounting Policies and Estimates

In preparing our financial statements, we are required to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. These judgments can be subjective and complex and, consequently, actual results could differ materially from those estimates and assumptions. We base our estimates on historical experience and various other assumptions believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. As with any set of assumptions and estimates, there is a range of reasonably likely amounts that may be reported.

The following critical accounting policies have been identified as those that affect the more significant judgments and estimates used in the preparation of the consolidated financial statements:

Impairment of Long-Lived and Indefinite-Lived Assets

Our long-lived and indefinite-lived assets at December 31, 2011 include property and equipment, net of $63,814, amortizable intangible assets, net of $285,773, identifiable indefinite-lived intangible assets of $19,900 and goodwill of $83,173. These assets accounted for approximately 21% of our consolidated total assets as of December 31, 2011.

We review long-lived assets (property and equipment and intangible assets subject to amortization that arose from acquisitions) for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected cash flows, undiscounted and without interest, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value.

Goodwill and indefinite-lived intangible assets, which represent Sundance Channel trademarks of $19,900, are tested annually for impairment during the first quarter (“annual impairment test date”) and upon the occurrence of certain events or substantive changes in circumstances.

We are required to determine goodwill impairment using a two-step process. The first step of the goodwill impairment test is used to identify potential impairment by comparing the fair value of a reporting unit with its carrying amount, including goodwill utilizing an enterprise value-based premise approach. If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of goodwill impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill. If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess. The implied fair value of goodwill is determined in the same manner as the amount of goodwill that would be recognized in a business combination. For the purpose of evaluating goodwill impairment at the annual impairment test date, we had five reporting units, which recognized goodwill. These reporting units are AMC, WE tv, IFC and Sundance Channel, which are included in the National Networks reportable segment and AMC Networks Broadcasting & Technology, which is included in the International and Other reportable segment.

The goodwill balance as of December 31, 2011 by reporting unit is as follows:

Reporting Unit
AMC	$34,251
WE tv	5,214
IFC	13,582
Sundance Channel	28,930
AMC Networks Broadcasting & Technology	1,196

$83,173

In assessing the recoverability of goodwill and other long-lived assets, we must make assumptions regarding estimated future cash flows and other factors to determine the fair value of the respective assets. These estimates and assumptions could have a significant impact on whether an impairment charge is recognized and also the magnitude of any such charge. Fair value estimates are made at a specific point in time, based on relevant information. These estimates are subjective in nature and involve uncertainties and matters of significant judgments and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates. Estimates of fair value are primarily determined using discounted cash flows and comparable market transactions. These valuations are based on estimates and assumptions including projected future cash flows, discount rate and determination of appropriate market comparables and determination of whether a premium or discount should be applied to comparables. These valuations also include assumptions for the projected number of subscribers and the projected average rates per basic and viewing subscribers and growth in fixed price contractual arrangements used to determine affiliation fee revenue, access to program rights and the cost of such program rights, amount of programming time that is advertiser supported, number of advertising spots available and the sell-through rates for those spots, average fee per advertising spot and operating margins, among other assumptions. If these estimates or material related assumptions change in the future, we may be required to record impairment charges related to our long-lived assets.

Based on our annual impairment test during the first quarter of 2011, our reporting units had significant safety margins, representing the excess of the estimated fair value of each reporting unit over its respective carrying value (including goodwill allocated to each respective reporting unit). In order to evaluate the sensitivity of the estimated fair value calculations of our reporting units on the annual impairment calculation for goodwill, we applied a hypothetical 30% decrease to the estimated fair values of each reporting unit. This hypothetical decrease would have no impact on the goodwill impairment analysis for any of our reporting units.

The impairment test for identifiable indefinite-lived intangible assets consists of a comparison of the estimated fair value of the intangible asset with its carrying value. If the carrying value of the indefinite-lived intangible asset exceeds its fair value, an impairment loss is recognized in an amount equal to that excess.

Our indefinite-lived trademark intangible assets relate to Sundance Channel trademarks, which were valued using a relief-from-royalty method in which the expected benefits are valued by discounting estimated royalty revenue over projected revenues covered by the trademarks. The Sundance Channel related trademarks were recorded in June 2008 when the transactions were completed that resulted in the 100% acquisition of Sundance Channel L.L.C. Significant judgments inherent in a valuation include the selection of appropriate discount and royalty rates, estimating the amount and timing of estimated future cash flows and identification of appropriate continuing growth rate assumptions. The discount rates used in the analysis are intended to reflect the risk inherent in the projected future cash flows generated by the respective intangible assets.

Based on our annual impairment test during the first quarter of 2011, the Sundance Channel related trademarks identifiable indefinite-lived intangible assets had significant safety margins, representing the excess of the identifiable indefinite-lived intangible assets estimated fair value over their respective carrying values. In order to evaluate the sensitivity of the fair value calculations of our identifiable indefinite-lived intangible assets, we applied a hypothetical 30% decrease to the estimated fair value of the identifiable indefinite-lived intangible assets. This hypothetical decrease in estimated fair value would have resulted in an impairment charge of approximately $400.

Useful Lives of Finite-Lived Intangible Assets

We have recognized intangible assets for affiliation agreements and affiliate relationships, advertiser relationships and other intangible assets as a result of our accounting for business acquisitions. We have determined that such intangible assets have finite lives. The estimated useful lives and net carrying values of these intangible assets at December 31, 2011 are as follows:

	Net Carrying Value at December 31, 2011	Estimated Useful Lives in Years
Affiliation agreements and affiliate relationships	$273,963	4 to 25
Advertiser relationships	11,557	3 to 10
Other intangible assets	253	4 to 10

	$285,773

The useful lives for the affiliation agreements and affiliate relationships were determined based upon an analysis of the weighted average remaining terms of existing agreements we had in place with our major customers at the time that purchase accounting was applied, plus an estimate for renewals of such agreements. We have been successful in renewing our major affiliation agreements and maintaining customer relationships in the past and believe we will be able to renew our major affiliation agreements and maintain those customer relationships in the future. However, it is possible that we will not successfully renew such agreements as they expire or that if we do, the net revenue earned may not equal or exceed the net revenue currently being earned, which could have a significant adverse impact on our business.

There have been periods when an existing affiliation agreement has expired and the parties have not finalized negotiations of either a renewal of that agreement or a new agreement for certain periods of time. In substantially all these instances, the affiliates continued to carry and pay for the service under oral or written interim agreements until execution of definitive replacement agreements or renewals. If an affiliate were to cease carrying a service on an other than temporary basis, we would record an impairment charge for the then remaining carrying value of that affiliation agreement intangible asset. If we were to renew an affiliation agreement at rates that produced materially less net revenue compared to the net revenue produced under the previous agreement, we would evaluate the impact on our cash flows and, if necessary, would further evaluate such indication of potential impairment by following the policy described above under “—Impairment of Long-Lived and Indefinite-Lived Assets” for the asset group containing that intangible asset. We also would evaluate whether the remaining useful life of the affiliate relationship intangible asset remained appropriate. Based on December 31, 2011 carrying values, if the estimated remaining life of all affiliation agreements and affiliate relationships were shortened by 10%, the effect on amortization for the year ending December 31, 2012 would be to increase our annual amortization expense by approximately $4,726.

Program Rights

Rights to programming, including feature films and episodic series, acquired under license agreements are stated at the lower of amortized cost or net realizable value. Such licensed rights along with the related obligations are recorded at the contract value when a license agreement is executed, unless there is uncertainty with respect to either cost, acceptability or availability. If such uncertainty exists, those rights and obligations are recorded at the earlier of when the uncertainty is resolved or when the license period begins. Costs are amortized to technical and operating expense on a straight-line basis over a period not to exceed the respective license periods.

Our owned original programming is primarily produced by independent production companies, with the remainder produced by us. Owned original programming costs, including estimated participation and residual costs, qualifying for capitalization as program rights are amortized to technical and operating expense over their estimated useful lives, commencing upon the first airing, based on attributable revenue for airings to date as a percentage of total projected attributable revenue, or ultimate revenue (film-forecast-computation method). Projected program usage is based on the historical performance of similar content. Estimated attributable revenue can change based upon programming market acceptance, levels of affiliation fee revenue and advertising revenue and program usage. Accordingly, we periodically review revenue estimates and planned usage and revise our assumptions if necessary, which could impact the timing of amortization expense or result in a write-down to net realizable value.

We periodically review the programming usefulness of our licensed and owned original program rights based on a series of factors, including ratings, type and quality of program material, standards and practices and fitness for exhibition. If it is determined that film or other program rights have no future programming usefulness, a write-off of the unamortized cost is recorded in technical and operating expense. Program rights write-offs of $18,332, $1,122 and $7,778 were recorded for the years ended December 31, 2011, 2010 and 2009, respectively.

Income Taxes

Judgment is required in determining the provision for income taxes and related accruals, deferred tax assets and liabilities. Consequently, changes in our estimates with regard to uncertain tax positions and the realization of deferred tax assets will impact our results of operations and financial position. Deferred tax assets are evaluated quarterly for expected future realization and reduced by a valuation allowance to the extent management believes it is more likely than not that a portion will not be realized. At December 31, 2011, we had a valuation allowance of $8,781 for certain local income tax credit carry-forwards.

Recently Issued but Not Yet Adopted Accounting Pronouncements

In September 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2011-08, Intangibles—Goodwill and Other (Topic 350): Testing Goodwill for Impairment (ASU 2011-08), to allow entities to use a qualitative approach to test goodwill for impairment. ASU 2011-08 permits an entity to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If it is concluded that this is the case, it is necessary to perform the currently prescribed two-step goodwill impairment test. Otherwise, the two-step goodwill impairment test is not required. ASU 2011-08 is effective for us on January 1, 2012 and earlier adoption is permitted. We will evaluate performing a qualitative assessment in 2012.

In June 2011, the FASB issued ASU No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. The provisions of ASU 2011-05 provide that an entity that reports items of other comprehensive income has the option to present comprehensive income as (i) a single statement that presents the components of net income and total net income, the components of other comprehensive income and total other comprehensive income and a total for comprehensive income or (ii) in a two-statement approach, whereby an entity must present the components of net income and total net income in the first statement and that statement is immediately followed by a financial statement that presents the components of other comprehensive income, a total for other comprehensive income and a total for comprehensive income. The option in current GAAP that permits the presentation of other comprehensive income in the statement of stockholders’ equity has been eliminated. ASU 2011-05 is to be applied retrospectively and early adoption is permitted. In December 2011, the FASB issued ASU No. 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassification of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05 (ASU 2011-12). ASU 2011-12 defers the requirement in ASU 2011-05 to present reclassification adjustments for each component of accumulated other comprehensive income (“AOCI”) in both other comprehensive income and net income on the face of the financial statements and the presentation of reclassification adjustments is not required in interim periods. We expect to continue to present amounts reclassified out of AOCI on the face of the financial statements or disclose those amounts in the notes to the financial statements. The effective dates of ASU 2011-12 are consistent with the effective dates of ASU 2011-05, which is effective for us on January 1, 2012. We have not yet determined which presentation method we will adopt.

In May 2011, the FASB issued ASU No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in GAAP and IFRSs (ASU 2011-04). ASU 2011-04 provides amendments to Topic 820 that change the wording used to describe many of the requirements in GAAP for measuring fair value and for disclosing information about fair value measurements. ASU 2011-04 is to be applied prospectively and is effective for us on January 1, 2012.

Quantitative and Qualitative Disclosure about Market Risk.

Fair Value of Debt

Based on the level of interest rates prevailing at December 31, 2011, the fair value of our fixed rate debt of $761,250 was more than its carrying value of $686,434 by $74,816. The fair value of these financial instruments is estimated based on reference to quoted market prices for these or comparable securities. A hypothetical 100 basis point decrease in interest rates prevailing at December 31, 2011 would increase the estimated fair value of our fixed rate debt by approximately $35,400 to approximately $796,700.

Managing Our Interest Rate Risk

To manage interest rate risk, we enter into interest rate swap contracts from time to time to adjust the amount of total debt that is subject to variable interest rates. Such contracts effectively fix the borrowing rates on floating rate debt to limit the exposure against the risk of rising rates. We do not enter into interest rate swap contracts for speculative or trading purposes and we only enter into interest rate swap contracts with financial institutions that we believe are creditworthy counterparties. We monitor the financial institutions that are counterparties to our interest rate swap contracts and to the extent possible diversify our swap contracts among various counterparties to mitigate exposure to any single financial institution.

As of December 31, 2011, we have $2,291,280 of debt outstanding (excluding capital leases), of which $1,604,846 outstanding under our Credit Facility is subject to variable interest rates. A hypothetical 100 basis point increase in interest rates prevailing at December 31, 2011 could increase our annual interest expense approximately $16,000.

As of December 31, 2011, we have interest rate swap contracts outstanding with notional amounts aggregating $935,000, which includes swap contracts with notional amounts aggregating $200,000 that are effective beginning July 2012. The aggregate fair values of interest rate swap contracts at December 31, 2011 was a liability of $19,091 (included in other liabilities). Accumulated other comprehensive loss consists of $12,027 of cumulative unrealized losses, net of tax, on the floating-to-fixed interest rate swaps. As a result of these transactions, the interest rate paid on approximately 62% of our debt (excluding capital leases) as of December 31, 2011 is effectively fixed (30% being fixed rate obligations and 32% effectively fixed through utilization of these interest rate swap contracts). At December 31, 2011, our interest rate cash flow hedges were highly effective, in all material respects.

BUSINESS

Our Company

AMC Networks owns and operates several of cable television’s most recognized brands delivering high-quality content to audiences and a valuable platform to distributors and advertisers. Since our founding in 1980, we have been a pioneer in the cable television programming industry, having created or developed some of the industry’s leading programming networks. We have, since our inception, focused on programming of film and original productions, including through our creation of Bravo and AMC in 1980 and 1984, respectively. Bravo, which we sold to NBC Universal in 2002, was the first network dedicated to film and the performing arts. We have continued this dedication to quality programming and storytelling through our creation of The Independent Film Channel (today known as IFC) in 1994 and WE tv (which we launched as Romance Classics in 1997) and our acquisition of Sundance Channel in June 2008.

We manage our business through two reportable operating segments: (i) National Networks, which includes AMC, WE tv, IFC and Sundance Channel; and (ii) International and Other, which includes AMC/Sundance Channel Global, our international programming business; IFC Films, our independent film distribution business; and AMC Networks Broadcasting & Technology, our network technical services business. Our National Networks are distributed throughout the United States (“U.S.”) via cable and other multichannel video programming distribution platforms, including direct broadcast satellite (“DBS”) and platforms operated by telecommunications providers (we refer collectively to these cable and other multichannel video programming distributors as “multichannel video programming distributors” or “distributors”). In addition to our extensive U.S. distribution, AMC, IFC and Sundance Channel are available in Canada and Sundance Channel and WE tv are available in other countries throughout Europe and Asia. We earn revenue principally from the affiliation fees paid by distributors to carry our programming networks and from advertising sales. In 2011, affiliation fees and other revenue accounted for 62% of our consolidated revenues, net and advertising sales accounted for 38% of our consolidated revenues, net.

Our Strengths

Our strengths include:

Strong Industry Presence and Portfolio of Brands. We have operated in the cable programming industry for more than 30 years and over this time we have continually enhanced the value of our network portfolio. Our programming network brands are well known and well regarded by our key constituents—our viewers, distributors and advertisers—and have developed strong followings within their respective targeted demographics, increasing our value to distributors and advertisers. AMC (which targets adults aged 25 to 54), WE tv (which targets women aged 18 to 49 and 25 to 54), IFC (which targets adults aged 18 to 49) and Sundance Channel (which targets adults aged 25 to 54) have established themselves as important within their respective markets. Our deep and established presence in the industry and the recognition we have received for our brands through industry awards and other honors lend us a high degree of credibility with distributors and content producers, and help provide us with stable affiliate and studio relationships, advantageous channel placements and heightened viewer engagement.

Broad Distribution and Penetration of Our National Networks. Our national networks are broadly distributed in the U.S. AMC, WE tv, IFC and Sundance Channel are each carried by all major multichannel video programming distributors. Our national networks are available to a significant percentage of subscribers in these distributors’ systems. This broad distribution and penetration provides us with a strong national platform on which to maintain, promote and grow our business.

Compelling Programming. We continually refine our mix of programming and, in addition to our popular film content, have increasingly focused on highly visible, critically-acclaimed original programming, including the award-winning Mad Men, Breaking Bad and The Walking Dead, which in 2011 was cable television’s highest rated drama ever among adults aged 18-49 and 25-54. Other popular series include The Killing, Hell on Wheels,

Braxton Family Values, Bridezillas, Portlandia and The Increasingly Poor Decisions of Todd Margaret. Our focus on quality original programming, targeting specific audiences, has allowed us in recent years to increase our programming networks’ ratings and their viewership within these respective targeted demographics.

Recurring Revenue from Affiliation Agreements. Our affiliation agreements with multichannel video programming distributors are a recurring source of revenue. We generally seek to structure these agreements so that they are long-term in nature and to stagger their expiration dates, thereby increasing the predictability and stability of our affiliation fee revenues.

Desirable Advertising Platform. Our national networks have a strong connection with each of their respective targeted demographics, which make our programming networks an attractive platform to advertisers. Although all of our programming networks were originally operated without advertising, we have been incrementally migrating our networks to an advertiser-supported model. We have experienced significant growth in our advertising revenues in recent years, which has allowed us to develop high-quality programming.

Our Strategy

Our strategy is to maintain and improve our position as a leading programming and entertainment company by owning and operating several of the most popular and award-winning brands in cable television that create engagement with audiences globally across multiple media and distribution platforms. The key focuses of our strategy are:

Continued Development of High-Quality Original Programming. We intend to continue developing strong original programming across all of our programming networks to enhance our brands, strengthen our relationships with our viewers, distributors and advertisers, and increase distribution and audience ratings. We believe that our continued investment in original programming supports future growth in our two principal revenue streams—affiliation fee revenue from our distributors and advertising revenue. We also intend to continue to expand the exploitation of our original programming across multiple media and distribution platforms.

Increased Distribution of our Programming Networks. Of our four national networks, only AMC is substantially fully distributed in the U.S. We intend to continue to seek increased distribution of our other national networks to grow affiliate and advertising revenues. In addition, we are expanding the distribution of our programming networks around the globe. We first expanded beyond the U.S. market with the launch in Canada of IFC (in 2001) and AMC (in 2006), and we have recently launched Sundance Channel in the Canadian market (in 2010). We are building on this base by distributing an international version of Sundance Channel, which is currently distributed in 12 countries in Europe and four countries in Asia, with additional expansion planned in 2012 and future years. We have also launched an international version of WE tv in four countries in Asia, with further expansion planned in other Asian markets.

Continued Growth of Advertising Revenue. We have a proven track record of significantly increasing revenue by introducing advertising on networks that were previously not advertiser supported. We first accomplished this in 2002, when we moved AMC and WE tv to an advertiser-supported model. Most recently, in December 2010, we moved IFC to such a model. We seek to continue to evolve the programming on each of our networks to achieve even stronger viewer engagement within their respective core targeted demographics, thereby increasing the value of our programming to advertisers and allowing us to obtain higher advertising rates. For example, we have begun to refine the programming mix on IFC to include alternative comedy programming, such as Portlandia and The Increasingly Poor Decisions of Todd Margaret, in order to increase IFC’s appeal to its targeted demographic of adults aged 18 to 49. We are also continuing to seek additional advertising revenue at AMC and WE tv through higher Nielsen ratings in desirable demographics.

Increased Control of Content. We believe that control (including long-term contract arrangements) and ownership of content is becoming increasingly important, and we intend to increase our control position over our programming content. We currently control, own or have long-term license agreements covering significant portions of our content across our programming networks as well as in our independent film distribution business operated by IFC Films. We intend to continue to focus on obtaining the broadest possible control rights (both as to territory and platforms) for our content.

Exploitation of Emerging Media Platforms. The technological landscape surrounding the distribution of entertainment content is continuously evolving as new digital platforms emerge. We intend to distribute our content across as many of these new platforms as possible, when it makes business sense to do so, so that our viewers can access our content where, when and how they want it. To that end, our programming networks are allowing many of our distributors to offer our content to subscribers on computers and other digital devices, and on video-on-demand platforms, all of which permit subscribers to access programs at their convenience. We also have launched our own direct-to-consumer digital platform, SundanceNow, which makes our IFC Films library of independent films available to consumers in the U.S. and around the globe, and have made some of our content available on third-party digital platforms such as Netflix and iTunes. Our national networks each host dedicated websites that promote their brands, provide programming information and provide access to content. In addition, AMC owns the film-focused websites filmsite.org and filmcritic.com, which together with amctv.com deliver over 4 million unique visitors each month.

National Networks

AMC

AMC is a television network dedicated to the highest-quality storytelling, whether commemorating favorite films from every genre and decade or creating acclaimed original programming. In addition to presenting popular feature films from its comprehensive movie library, AMC features original programming that includes critically-acclaimed and award-winning original scripted dramatic series such as Mad Men, Breaking Bad, The Killing, Hell on Wheels and The Walking Dead, which in 2011 was the highest rated drama in basic cable history among the key demographic of adults 18-49 and 25-54. The network also recently launched its first unscripted series, Talking Dead, with two additional unscripted series, Comic Book Men (which debuted in February 2012) and The Pitch, debuting in Spring 2012.

We launched AMC in 1984, and over the past several years it has garnered many of the industry’s highest honors, including 25 Emmy® Awards, four Golden Globe® Awards, two Screen Actors Guild Awards, two Peabody Awards, and four consecutive American Film Institute (AFI) Awards for Top 10 Most Outstanding Television Programs of the Year. AMC is the only cable network in history to win the Emmy® Award for Outstanding Drama Series four years in a row, as well as the Golden Globe® Award for Best Television Series—Drama for three consecutive years.

AMC’s film library consists of films that are licensed from major studios such as Twentieth Century Fox, Warner Bros., Sony, MGM, NBC Universal, Paramount and Buena Vista under long-term contracts. AMC generally structures its contracts for the exclusive cable television rights to air the films during identified window periods.

AMC Subscribers and Affiliation Agreements. As of December 31, 2011, AMC had affiliation agreements with all major U.S. multichannel video programming distributors and reached approximately 96 million Nielsen subscribers.

Historical Subscribers—AMC

	2011	2010	2009
	(in millions)
Nielsen Subscribers (at year-end)	96.3	96.4	95.2
Growth from Prior Year-end	—%	1%	1%

WE tv

WE tv is a women’s network that showcases a modern view of family life. The network’s original programming presents stories from a woman’s perspective and features celebrities and personalities as they experience life’s defining moments such as getting married, having children and raising a family.

WE tv’s original series include Braxton Family Values, Joan and Melissa: Joan Knows Best?, Bridezillas and My Fair Wedding with David Tutera. Additionally, WE tv’s programming includes series such as Frasier, Golden Girls and Charmed as well as feature films, with exclusive license rights to certain films from studios such as Paramount, Sony and Warner Bros.

WE tv Subscribers and Affiliation Agreements. As of December 31, 2011, WE tv had affiliation agreements with all major U.S. multichannel video distributors and reached approximately 76 million Nielsen subscribers.

Historical Subscribers—WE tv

	2011	2010	2009
	(in millions)
Nielsen Subscribers (at year-end)	76.1	76.8	74.9
Growth from Prior Year-End	(1)%	3%	4%

IFC

IFC is a network dedicated to presenting independent film and original alternative comedy series with an indie perspective. Since its launch in 1994, IFC has created and championed programming that challenges the conventions of storytelling and provides a unique perspective through its original series, notable independent film collection and cult television shows.

The network’s original content includes comedy series Portlandia (from the creators of Saturday Night Live) and David Cross’ The Increasingly Poor Decisions of Todd Margaret. IFC’s programming also includes series such as Arrested Development, Freaks and Geeks and Malcolm in the Middle, along with films from the most significant independent film distributors including Fox Searchlight, Miramax, Sony Classics, IFC Films and Lionsgate.

In addition, IFC provides viewers with access to festivals and events, including the annual South-by-Southwest film, music and digital festival, where the network has an annual presence via its “Crossroads House,” home to exclusive interviews, live music presentations and sponsor activations. And, for the past decade, IFC has been the exclusive broadcast home of The Independent Spirit Awards, the largest awards show celebrating independent films and filmmakers.

IFC Subscribers and Affiliation Agreements. As of December 31, 2011, IFC had affiliation agreements with all major U.S. multichannel video distributors and reached approximately 65 million Nielsen subscribers.

Historical Subscribers—IFC

	2011	2010	2009
	(in millions)
Nielsen Subscribers (at year-end)	65.3	62.7	60.4
Growth from Prior Year-End	4%	4%	3%

Sundance Channel

Launched in 1996 and acquired by us in 2008, Sundance Channel is the television destination that showcases creative icons and emerging talent through entertaining, immersive stories of invention, fashion, film, travel and design.

Sundance Channel features independent films and original programming including the fashion series All on the Line with Joe Zee, the celebrity vehicle The Mortified Sessions, Iconoclasts, and the Peabody Award-winning franchise Brick City, in addition to other series that highlight what is just about to hit in the worlds of product design, pop culture, style and food.

In 2010, Sundance Channel embarked on an original scripted programming strategy. Its first scripted mini-series, the acclaimed Carlos, won the 2011 Golden Globe® Award for Best Mini-Series or Motion Picture Made for Television. The network’s second scripted project, Appropriate Adult, aired in fall 2011 to great critical acclaim and was nominated for a 2012 Golden Globe® Award. Sundance Channel recently announced an additional scripted project, Top of the Lake (from Oscar®-winning director Jane Campion).

In addition, the network benefits from its relationship with the Sundance Institute and the renowned Sundance Film Festival, where each year the network gives festival attendees and viewers exclusive access to the festival on-site and through dedicated programming on-air and online.

Sundance Channel Subscribers and Affiliation Agreements. As of December 31, 2011, Sundance Channel had affiliation agreements with all major U.S. multichannel video distributors and reached approximately 42 million viewing subscribers. Sundance Channel currently generates advertising revenue from sponsorship arrangements and promotional breaks, rather than traditional advertising spots.

Historical Subscribers—Sundance Channel

	2011	2010	2009
	(in millions)
Viewing Subscribers* (at year-end)	42.1	39.9	37.9
Growth from Prior Year-End	6%	5%	23%

*	Subscriber counts are based on internal management reports and represent viewing subscribers. For a discussion of the differences between Nielsen subscribers and viewing subscribers, see “—Subscriber and Viewer Measurement” below.

International and Other

In addition to our National Networks, we also operate AMC/Sundance Channel Global, which is our international programming business; IFC Films, our independent film distribution business; and AMC Networks Broadcasting & Technology, our network technical services business. Our International and Other segment also includes VOOM HD Holdings LLC (“VOOM HD”), which we are in the process of winding down, and which continues to sell certain limited amounts of programming internationally through program license agreements.

AMC/Sundance Channel Global

AMC/Sundance Channel Global’s business principally consists of seven distinct channels in ten languages spread across eighteen countries, focusing primarily on AMC in Canada and global versions of the Sundance Channel and WE tv brands. Principally generating revenues from affiliation fees, AMC/Sundance Channel Global reached approximately 8.7 million viewing subscribers in Canada, Europe and Asia as of December 31, 2011, and has broad availability to distributors in Europe and in Asia through satellite and fiber delivery that can facilitate future expansion.

Sundance Channel—International

An internationally recognized brand, Sundance Channel’s global services provide not only the best of the independent film world but also feature certain content from AMC, IFC, Sundance Channel and IFC Films, as well as serve as a unique pipeline of international content, in an effort to provide distinctive programming to an upscale audience.

The ability of Sundance Channel to offer content in standard definition and high definition across multiple platforms provides value to distributors and opportunity for expansion into additional international markets. The international version of Sundance Channel is currently available via six distinct feeds providing service in France, Belgium, the Netherlands, Spain, Portugal, Romania, Poland, Hungary, Slovakia, Czech Republic, Greece, Malta, South Korea, Malaysia, Taiwan and Singapore; and provides programming in English, French, Dutch, Spanish, Portuguese, Polish, Greek, Korean, Malay and Mandarin. The network is distributed via satellite and fiber in Europe and via satellite in Asia with a substantial satellite footprint (which extends from the Philippines to the Middle East and from Russia to Australia).

Canada

We provide programming to the Canadian market through our AMC and Sundance Channel brands, which are distributed through affiliation arrangements with the three major Canadian multichannel video distributors and through trademark license and content distribution arrangements with Canadian programming outlets. In 2006, we launched AMC Canada as a service that provides essentially the same programming as the U.S. version of the network. AMC Canada has today achieved near-full distribution in the Canadian market. In 2010, we launched a Sundance Channel-branded network in Canada.

WE tv Asia

Providing programming in the Korean and Mandarin languages, WE tv Asia provides a selection of the best domestic programming from the WE tv U.S. network with programs like Bridezillas and My Fair Wedding with David Tutera, and some of the best programming from networks in the U.S., such as Tabatha’s Salon Takeover and Tori & Dean. With the same broad satellite footprint as Sundance Channel—International, WE tv Asia is available in South Korea, Taiwan, Singapore and Hong Kong and also presents significant opportunities for expansion into new Asian markets.

IFC Films

IFC Films, which was formerly referred to as IFC Entertainment, encompasses our independent film distribution business, which makes independent films available to a worldwide audience. IFC Films operates three distribution labels: Sundance Selects, IFC Films and IFC Midnight, all of which distribute critically acclaimed independent films across virtually all available media platforms, including in theaters, on cable/satellite video-on-demand (reaching nearly 50 million homes), DVDs and cable network television, and streaming/downloading to computers and other electronic devices.

IFC Films has a film library consisting of more than 500 titles. Recently released films include: the Oscar®-nominated Pina, Buck, The Other Woman, Love Wedding Marriage, The Ledge, Super and Flypaper.

As part of its strategy to encourage the growth of the marketplace for independent film, IFC Films also operates the IFC Center, DOC NYC and SundanceNow. The IFC Center is a state-of-the-art independent movie theater located in the heart of New York City’s Greenwich Village. DOC NYC is an annual festival also located in New York City celebrating documentary storytelling in film, photography, prose and other media. IFC Films’ online platform, SundanceNow, is a direct-to-consumer digital platform that makes our IFC Films library of independent films, in addition to independent film content licensed from third parties available to consumers in the U.S. and around the globe.

AMC Networks Broadcasting & Technology

AMC Networks Broadcasting & Technology is a full-service network programming feed origination and distribution company, supplying an array of services to the network programming industry. AMC Networks Broadcasting & Technology’s operations are housed in Bethpage, New York, where AMC Networks Broadcasting & Technology consolidates origination and satellite communications functions in a 55,000 square-foot facility designed to keep AMC Networks at the forefront of network origination and distribution technology.

AMC Networks Broadcasting & Technology has nearly 30 years’ experience across its network services groups, including affiliate engineering, network operations, traffic and scheduling that provide day-to-day delivery of any programming network, in high definition or standard definition.

Currently, AMC Networks Broadcasting & Technology is responsible for the origination of 33 programming feeds for national and international distribution. AMC Networks Broadcasting & Technology’s current clients include AMC Networks’ own national networks, as well as third-party and affiliated clients including Fuse, MSG network, MSG Plus, MSG Varsity, SNY and Mid Atlantic Sports Network.

Content Rights and Development

The programming on our networks includes original programming that we control, either through outright ownership or through long-term licensing arrangements, and acquired programming that we license from studios and other rights holders.

Original Programming

We contract with some of the industry’s leading independent production companies, including Lionsgate, Sony Pictures Television, Fox Television Studios, Entertainment One Television USA, RelativityREAL, Magical Elves, Broadway Video, Reveille Productions and Pilgrim Films & Television, to produce most of the original programming that appears on our programming networks. These contractual arrangements either provide us with outright ownership of the programming, in which case we hold all programming and other rights to the content, or they consist of long-term licensing arrangements, which provide us with exclusive rights to exhibit the content on our programming networks, but may be limited in terms of specific geographic markets or distribution platforms. We currently self-produce one of our original series, AMC’s The Walking Dead.

The original programming that we either exclusively license or own outright includes, for WE tv: Braxton Family Values, My Fair Wedding with David Tutera, Joan and Melissa: Joan Knows Best?; for IFC: Portlandia, The Increasingly Poor Decisions of Todd Margaret and Onion News Network; for Sundance Channel: All on the Line with Joe Zee, The Mortified Sessions and Love/Lust. We may freely exhibit this programming on our networks or through other distribution platforms, both in the U.S. and in international markets. We may also license this content to other programming networks or distribution platforms.

We hold long-term licenses for original programming that includes Mad Men, Breaking Bad, The Killing, Hell on Wheels and Bridezillas. These licensing arrangements give us the exclusive right for certain periods of time to exhibit the shows on our programming networks within the U.S. and, in some cases, in international markets. These licenses may also give us the right to exploit the programming on certain digital distribution platforms (such as video-on-demand and mobile devices) within our licensed territory. The license agreements are typically of multi-season duration and provide us with a right of first negotiation or a right of first refusal on the renewal of the license for additional programming seasons.

Acquired Programming

The majority of the content on our programming networks consists of existing films, episodic series and specials that we acquire pursuant to rights agreements with film studios, production companies or other rights holders. This acquired programming includes episodic series such as CSI: Miami, Frasier, Charmed, Ghost Whisperer, Golden Girls, Malcolm in the Middle and Arrested Development, as well as an extensive film library. The rights agreements for this content are of varying duration and generally permit our programming networks to carry these series, films and other programming during certain window periods.

Affiliation Agreements

Affiliation Agreements and Significant Customers. Our programming networks are distributed to our viewing audience pursuant to affiliation agreements with multichannel video distributors. These agreements, which typically have durations of several years, require us to deliver programming that meets certain standards set forth in the agreement. We earn affiliation fees under these agreements, generally based upon the number of each distributor’s subscribers who receive our programming or, in some cases, based on a fixed contractual monthly fee. Our affiliation agreements also give us the right to sell a specific amount of national advertising time on our programming networks.

Our programming networks’ existing affiliation agreements expire at various dates through 2018. Failure to renew important affiliation agreements, or renewal on less favorable terms, or the termination of those agreements could have a material adverse effect on our business, and, even if affiliation agreements are renewed, there can be no assurance that renewal rates will equal or exceed the rates that are currently being charged. We have never failed to renew an agreement with any of our top ten distributors, although agreements have sometimes expired before the renewal was fully negotiated and finalized (in such cases, carriage of our programming networks continued unaffected during the periods in which the agreements were being negotiated).

In 2011, Comcast and DirecTV each accounted for at least 10% of our consolidated revenues, net.

We frequently negotiate with distributors in an effort to increase the subscriber base for our networks. We have in some instances made upfront payments to distributors in exchange for these additional subscribers or agreed to waive or accept lower subscriber fees if certain numbers of additional subscribers are provided. We also may help fund the distributors’ efforts to market our programming networks or we may permit distributors to offer limited promotional periods without payment of subscriber fees. As we continue our efforts to add subscribers, our subscriber revenue may be negatively affected by such deferred carriage fee arrangements, discounted subscriber fees and other payments; however, we believe that these transactions generate a positive return on investment over the contract period.

Advertising Arrangements

Under our affiliation agreements with our distributors, we have the right to sell a specified amount of national advertising time on certain of our programming networks. Our advertising revenues are more variable than affiliation fee revenues because the majority of all of our advertising is sold on a short-term basis, not under long-term contracts. Our advertising arrangements with advertisers provide for a set number of advertising units to air over a specific period of time at a negotiated price per unit. In certain advertising sales arrangements, our programming networks guarantee specified viewer ratings for their programming. If these guaranteed viewer ratings are not met, we are generally required to provide additional advertising units to the advertiser at no charge. For these types of arrangements, a portion of the related revenue is deferred if the guaranteed viewer ratings are not met and is subsequently recognized either when we provide the required additional advertising time, the guarantee obligation contractually expires or performance requirements become remote. Most of our advertising revenues vary based upon the popularity of our programming as measured by Nielsen.

In 2011, our national programming networks had approximately 1,000 advertisers representing companies in a broad range of sectors, including the health, insurance, food, automotive and retail industries. Our AMC, WE tv and IFC programming networks use a traditional advertising sales model, while Sundance Channel principally sells sponsorships. Prior to December 2010, IFC principally sold sponsorships.

Subscriber and Viewer Measurement

The number of subscribers receiving our programming from multichannel video programming distributors generally determines the affiliation fees we receive. We refer to these subscribers as “viewing subscribers.” These numbers are reported monthly by the distributor and are reported net of certain excluded categories of subscribers set forth in the relevant affiliation agreement. These excluded categories include delinquent and complimentary accounts and subscribers receiving our programming networks during promotional periods. For most day-to-day management purposes, we use a different measurement, Nielsen subscribers, when that measurement is available. Nielsen subscribers represent the number of subscribers receiving our programming from multichannel video programming distributors as reported by Nielsen, based on their sampling procedures. Because Nielsen subscribers are reported without deduction for certain classes of subscribers, Nielsen subscriber figures tend to be higher than viewing subscribers for a given programming network. Nielsen subscriber figures are available for our AMC, WE tv and IFC programming networks.

For purposes of the advertising rates we are able to charge advertisers, the relevant measurement is the Nielsen rating, which measures the number of viewers actually watching the commercials within programs we show on our programming networks. This measurement is calculated by The Nielsen Company using their sampling procedures and reported daily, although advertising rates are adjusted less frequently. In addition to the Nielsen rating, our advertising rates are also influenced by the demographic mix of our viewing audiences, since advertisers tend to pay premium rates for more desirable demographic groups of viewers.

Regulation

The Federal Communications Commission (the “FCC”) regulates our programming networks in certain respects because they are affiliated with a cable television operator like Cablevision. Other FCC regulations, although imposed on cable television operators and satellite operators, affect programming networks indirectly.

Closed Captioning

Certain of our networks must provide closed-captioning of programming for the hearing impaired. The 21st Century Communications and Video Accessibility Act of 2010 also requires us to provide closed captioning on certain video programming that we offer on the Internet.

Obscenity Restrictions

Cable operators and other distributors are prohibited from transmitting obscene programming, and our affiliation agreements generally require us to refrain from including such programming on our networks.

Program Access

The “program access” provisions of the Federal Cable Act generally require satellite delivered video programming in which a cable operator holds an attributable interest, as that term is defined by the FCC, to be made available to all multichannel video programming distributors, including DBS providers and telephone companies, on nondiscriminatory prices, terms and conditions, subject to certain exceptions specified in the statute and the FCC’s rules. For purposes of these rules, the common directors and five percent or greater voting stockholders of Cablevision and AMC Networks are deemed to be cable operators with attributable interests in us. As long as we continue to have common directors and major stockholders with Cablevision, our satellite-delivered video programming services will remain subject to the program access provisions. Until October 2012, unless extended, these rules also prohibit us from entering into exclusive contracts with cable operators for these services.

The FCC has also extended the program access rules to terrestrially delivered programming created by cable operator-affiliated programmers such as us when a showing can be made that the lack of such programming significantly hinders or prevents the distributor from providing satellite cable programming. The new rules authorize the FCC to compel the licensing of such programming in response to a complaint by a multichannel video programming distributor. These rules could require us to make any terrestrial programming services we create available to multichannel video programming distributors on nondiscriminatory prices, terms and conditions.

In 2007, the FCC sought comment on a proposal to allow a cable operator to petition for repeal of the exclusivity ban prior to 2012 with respect to programming it owns, in markets where the cable operator faces competition from other video programming distributors; and is considering revisions to the program access complaint procedures. The FCC has taken no action on this proposal.

Program Carriage

The FCC has sought comment on proposed changes to the rules governing carriage agreements between cable programming networks and cable operators or other multichannel video programming distributors. Some of these changes could give an advantage to cable programming networks that are not affiliated with any distributor and make it easier for those programming networks to challenge a distributor’s decision to terminate a carriage agreement or to decline to carry a network in the first place.

Wholesale “À La Carte”

In 2007, the FCC sought comment on whether cable programming networks require distributors to purchase and carry undesired programming in return for the right to carry desired programming and, if so, whether such arrangements should be prohibited. The FCC has taken no action on this proposal. We do not currently require distributors to carry more than one of our national programming networks in order to obtain the right to carry a particular national programming network. However, we generally negotiate with a distributor for the carriage of all of our national networks concurrently.

Effect of “Must-Carry” Requirements

The FCC’s implementation of the statutory “must-carry” obligations requires cable and DBS operators to give broadcasters preferential access to channel space. In contrast, programming networks, such as ours, have no guaranteed right of carriage on cable television or DBS systems. This may reduce the amount of channel space that is available for carriage of our networks by cable television systems and DBS operators.

Satellite Carriage

All satellite carriers must under federal law offer their service to deliver our and our competitor’s programming networks on a nondiscriminatory basis (including by means of a lottery). A satellite carrier cannot unreasonably discriminate against any customer in its charges or conditions of carriage.

Media Ownership Restrictions

FCC rules set media ownership limits that restrict, among other things, the number of daily newspapers and radio and television stations in which a single entity may hold an attributable interest as that term is defined by the FCC. Pursuant to a Congressional mandate, the FCC must review these rules every four years. Such a review is currently underway. Cablevision currently owns Newsday, a daily newspaper published on Long Island, New York. The fact that the common directors and five percent or greater voting stockholders of Cablevision and AMC Networks hold attributable interests in each of the companies for purposes of these rules means that these cross-ownership rules may have the effect of limiting the activities or strategic business alternatives available to us, at least for as long as we continue to have common directors and major stockholders with Cablevision. Although we have no plans or intentions to become involved in the businesses affected by these restrictions, we would need to be mindful of these rules if we were to consider engaging in any such business in the future.

Website Requirements

We maintain various websites that provide information regarding our businesses and offer content for sale. The operation of these websites may be subject to a range of federal, state and local laws such as privacy and consumer protection regulations.

Other Regulation

In 2007, the FCC recommended that Congress prohibit the availability of violent programming, including on cable programming networks, during the hours when children are likely to be watching. Congress has considered this proposal, but to date has not yet enacted such restrictions. The FCC also imposes rules regarding political broadcasts.

Competition

Our programming networks operate in two highly competitive markets. First, our programming networks compete with other programming networks to obtain distribution on cable television systems and other multichannel video programming distribution systems, such as DBS, and ultimately for viewing by each system’s subscribers. Second, our programming networks compete with other programming networks and other sources of video content, including broadcast networks, to secure desired entertainment programming. The success of our businesses depends on our ability to license and produce content for our programming networks that is adequate in quantity and quality and will generate satisfactory viewer ratings. In each of these cases, some of our competitors are large publicly held companies that have greater financial resources than we do. In addition, we compete with these entities for advertising revenue.

It is difficult to predict the future effect of technology on many of the factors affecting AMC Networks’ competitive position. For example, data compression technology has made it possible for most video programming distributors to increase their channel capacity, which may reduce the competition among programming networks and broadcasters for channel space. On the other hand, the addition of channel space could also increase competition for desired entertainment programming and ultimately, for viewing by subscribers. As more channel space becomes available, the position of our programming networks in the most favorable tiers of these distributors would be an important goal. Additionally, video content delivered directly to viewers over the Internet competes with our programming networks for viewership.

Distribution of Programming Networks

The business of distributing programming networks to cable television systems and other multichannel video programming distributors is highly competitive. Our programming networks face competition from other programming networks’ carriage by a particular multichannel video programming distributor, and for the carriage on the service tier that will attract the most subscribers. Once our programming network is selected by a distributor for carriage, that network competes for viewers not only with the other programming networks available on the distributor’s system, but also with over-the-air broadcast television, Internet-based video and other online services, mobile services, radio, print media, motion picture theaters, DVDs, and other sources of information and entertainment.

Important to our success in each area of competition we face are the prices we charge for our programming networks, the quantity, quality and variety of the programming offered on our networks, and the effectiveness of our networks’ marketing efforts. The competition for viewers among advertiser supported networks is directly correlated with the competition for advertising revenues with each of our competitors.

Our ability to successfully compete with other networks may be hampered because the cable television systems or other multichannel video programming distributors through which we seek distribution may be affiliated with other programming networks. In addition, because such distributors may have a substantial number of subscribers, the ability of such programming networks to obtain distribution on the systems of affiliated distributors may lead to increased affiliation and advertising revenue for such programming networks because of their increased penetration compared to our programming networks. Even if such affiliated distributors carry our programming networks, such distributors may place their affiliated programming network on a more desirable tier, thereby giving the affiliated programming network a competitive advantage over our own.

New or existing programming networks that are affiliated with broadcasting networks like NBC, ABC, CBS or Fox may also have a competitive advantage over our programming networks in obtaining distribution through the “bundling” of agreements to carry those programming networks with agreements giving the distributor the right to carry a broadcast station affiliated with the broadcasting network.

An important part of our strategy involves exploiting identified markets of the cable television viewing audience that are generally well defined and limited in size. Our networks have faced and will continue to face increasing competition as other programming networks and online or other services seek to serve the same or similar niches.

Sources of Programming

We also compete with other programming networks to secure desired programming. Most of our original programming and all of our acquired programming is obtained through agreements with other parties that have produced or own the rights to such programming. Competition for this programming will increase as the number of programming networks increases. Other programming networks that are affiliated with programming sources such as movie or television studios or film libraries may have a competitive advantage over us in this area.

With respect to the acquisition of entertainment programming, such as syndicated programs and movies that are not produced by or specifically for networks, our competitors include national broadcast television networks, local broadcast television stations, video-on-demand programs and other cable programming networks. Internet-based video content distributors have also emerged as competitors for the acquisition of content or the rights to distribute content. Some of these competitors have exclusive contracts with motion picture studios or independent motion picture distributors or own film libraries.

Competition for Advertising Revenue

Our programming networks must compete with other sellers of advertising time and space, including other cable programming networks, radio, newspapers, outdoor media and, increasingly, Internet sites. We compete for advertisers on the basis of rates we charge and also on the number and demographic nature of viewers who watch our programming. Advertisers will often seek to target their advertising content to those demographic categories they consider most likely to purchase the product or service they advertise. Accordingly, the demographic make-up of our viewership can be equally or more important than the number of viewers watching our programming.

Legal Proceedings

DISH Network Contract Dispute

In 2005, subsidiaries of the Company entered into agreements with EchoStar Communications Corporation and its affiliates by which EchoStar Media Holdings Corporation acquired a 20% interest in VOOM HD and EchoStar Satellite LLC (the predecessor to DISH Network, LLC (“DISH Network”)) agreed to distribute VOOM on DISH Network for a 15-year term. The affiliation agreement with DISH Network for such distribution provides that if VOOM HD fails to spend $100 million per year (subject to reduction to the extent that the number of offered channels is reduced to fewer than 21), up to a maximum of $500 million in the aggregate, on VOOM, DISH Network may seek to terminate the agreement under certain circumstances. On January 30, 2008, DISH Network purported to terminate the affiliation agreement, effective February 1, 2008, based on its assertion that VOOM HD had failed to comply with this spending provision in 2006. On January 31, 2008, VOOM HD sought and obtained a temporary restraining order from the New York Supreme Court for New York County prohibiting DISH Network from terminating the affiliation agreement. In conjunction with its request for a temporary restraining order, VOOM HD also requested a preliminary injunction and filed a lawsuit against DISH Network asserting that DISH Network did not have the right to terminate the affiliation agreement. In a decision filed on May 5, 2008, the court denied VOOM HD’s motion for a preliminary injunction. On or about May 13, 2008, DISH Network ceased distribution of VOOM on its DISH Network. On May 27, 2008, VOOM HD amended its complaint to seek damages for DISH Network’s improper termination of the affiliation agreement. On June 24, 2008, DISH Network answered VOOM HD’s amended complaint and asserted counterclaims alleging breach of contract and breach of the duty of good faith and fair dealing with respect to the affiliation agreement. On July 14, 2008, VOOM HD replied to DISH Network’s counterclaims. The Company believes that the counterclaims asserted by DISH Network are without merit. VOOM HD and DISH Network each filed cross-motions for summary judgment. In November 2010, the court denied both parties’ cross-motions for summary judgment but granted VOOM HD’s motion for sanctions based on DISH Network’s spoliation of evidence as well as its motion to exclude DISH Network’s principal damages expert. DISH Network appealed these latter two rulings. On January 31, 2012, the Appellate Division of the New York Supreme Court issued a decision affirming (i) the trial court’s finding of spoliation and imposition of the sanction of an adverse inference at trial; and (ii) the trial court’s decision to exclude DISH Network’s damages expert. On February 6, 2012, DISH Network filed a motion seeking leave from the Appellate Division to appeal the order. VOOM HD has opposed the motion. Further proceedings in the trial court remain stayed pending the court’s ruling on the motion.

In connection with the Distribution, CSC Holdings and AMC Networks and Rainbow Programming Holdings, LLC, an indirect wholly-owned subsidiary of AMC Networks (collectively, the “AMC Parties”) entered into an agreement which provides that from and after the Distribution Date, CSC Holdings retains full control over the pending litigation with DISH Network. Any decision with respect to settlement will be made jointly by CSC Holdings and the AMC Parties. CSC Holdings and the AMC Parties will share equally in the proceeds (including in the value of any non-cash consideration) of any settlement or final judgment in the pending litigation with DISH Network that are received by subsidiaries of the Company from VOOM HD. The AMC Parties are responsible for the legal fees and costs until such costs reach an agreed-upon threshold, at which point CSC Holdings and the AMC Parties will bear such fees and expenses equally.

Broadcast Music, Inc. Matter

Broadcast Music, Inc. (“BMI”), an organization that licenses the performance of musical compositions of its members, had alleged that certain of the Company’s subsidiaries require a license to exhibit musical compositions in its catalog. BMI agreed to interim fees based on revenues covering certain periods (generally, the period commencing from the launch or acquisition of each of the Company’s programming networks). In May 2011, the parties reached an agreement with respect to the license fees for an amount that approximated the amount previously accrued, which was approximately $7 million at December 31, 2010.

Other Legal Matters

On April 15, 2011, Thomas C. Dolan, a director of the Company and Executive Vice President, Strategy and Development, in the Office of the Chairman and a director of Cablevision, filed a lawsuit against Cablevision and RMH in New York Supreme Court. The lawsuit raises compensation-related claims (seeking approximately $11 million) related to events in 2005. The matter is being handled under the direction of an independent committee of the board of directors of Cablevision. In connection with the Distribution Agreement, Cablevision indemnified the Company and RMH against any liabilities and expenses related to this lawsuit. Based on the indemnification and Cablevision’s and the Company’s assessment of this possible loss contingency, no provision has been made for this matter in the consolidated financial statements.

In addition to the matters discussed above, the Company is party to various lawsuits and claims in the ordinary course of business. Although the outcome of these other matters cannot be predicted with certainty and the impact of the final resolution of these other matters on the Company’s results of operations in a particular subsequent reporting period is not known, management does not believe that the resolution of these matters will have a material adverse effect on the financial position of the Company or the ability of the Company to meet its financial obligations as they become due.

Employees

As of March 31, 2012, we had 937 full-time employees and 26 part-time employees. None of our employees are represented by unions.

Properties

We currently use approximately 239,000 square feet of office space that we lease at 11 Penn Plaza, New York, NY 10001, under lease arrangements with remaining terms of six and nine years. We use this space as our corporate headquarters and as the principal business location of our Company. We also lease approximately 15,000 square feet of office space in Santa Monica, California under lease arrangements with a remaining term of seven years. We also lease the 55,000 square-foot Broadcasting and Technology Center in Bethpage, New York under lease arrangements with remaining terms of two and seven years, from which AMC Networks Broadcasting & Technology conducts its operations. In addition, we maintain leased sales offices in Chicago, Atlanta and Michigan.

We believe our properties are adequate for our use.

MANAGEMENT

General

Our Class A Common Stock is listed on NASDAQ under the symbol “AMCX.” As a result, we are generally subject to NASDAQ corporate governance listing standards.

Our Board has elected for the Company to be treated as a “controlled company” under NASDAQ’s corporate governance rules, and, as a result, the Company is not required to comply with the corporate governance rules of NASDAQ requiring: (i) a majority of independent directors on our Board of Directors, (ii) an independent compensation committee and (iii) an independent corporate governance and nominating committee. Our Board of Directors has elected not to comply with the NASDAQ requirement for a majority of independent board of directors and an independent corporate governance and nominating committee because of our status as a controlled company. We do comply with the requirement for an independent compensation committee. Our Board elected not to comply with the requirement for a majority of independent directors on our Board because of our shareholder voting structure. Under the terms of our Amended and Restated Certificate of Incorporation, the holders of the Company’s Class B Common Stock have the right to elect up to 75% of the members of our Board and there is no requirement that any of those directors be independent or be chosen independently.

Our Board has determined that each of the following non-employee directors is “independent” within the meaning of the rules of NASDAQ and the SEC: Messrs. Neil M. Ashe and Robert C. Wright and Dr. Leonard Tow.

Director Selection

Our directors have not set specific, minimum qualifications that nominees must meet in order for them to be nominated for election to the Board, but rather believe that each nominee should be evaluated based on his or her individual merits, taking into account, among other matters, the factors set forth in our Corporate Governance Guidelines under “Board Composition” and “Selection of Directors.” Those factors include:

•	The desire to have a Board that encompasses a broad range of skills, expertise, industry knowledge, diversity of viewpoints, opinions, background and experience and contacts relevant to our business;

•	Personal qualities and characteristics, accomplishments and reputation in the business community;

•	Ability and willingness to commit adequate time to Board and committee matters; and

•	The fit of the individual’s skill and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of our Company.

The Class A Directors will evaluate possible candidates to recommend to the Board for nomination as Class A Directors and suggest individuals for the Board to explore in more depth. The Board also considers nominees for Class A Directors recommended by holders of our Class A Common Stock. Nominees recommended by stockholders are given appropriate consideration in the same manner as other nominees.

The Class B Directors will consult from time to time with one or more of the holders of Class B Common Stock to assure that all Class B Director nominees recommended to the Board are individuals who will make a meaningful contribution as Board members and will be individuals likely to receive the approving vote of the holders of a majority of the outstanding Class B Common Stock. The Class B Directors do not intend to consider unsolicited suggestions of nominees by holders of our Class A common stock. We believe that this is appropriate in light of the voting provisions of our Amended and Restated Certificate of Incorporation, which vest exclusively in the holders of our Class B Common Stock the right to elect our Class B Directors.

Our Directors

Under the terms of our amended and restated certificate of incorporation, the holders of our Class B Common Stock have the right to elect 75% of the members of our Board (“Class B Directors”) and the holders of our Class A Common Stock have the right to elect 25% of the members of our Board (“Class A Directors”).

Under our Corporate Governance Guidelines, nominees for election as Class A Directors shall be recommended to the Board by the Class A Directors then in office who were elected by the holders of our Class A Common Stock. Nominees for election as Class B Directors shall be recommended to our Board by the Class B Directors then in office who were elected by the holders of the Class B Common Stock.

The following individuals are currently our current Directors:

Directors Elected by Class A Common Stockholders

NEIL M. ASHE—Age 44

Director since June 30, 2011

Mr. Ashe is President and Chief Executive Officer, Walmart Global eCommerce since January 2012. President of CBS Interactive from July 2008 to March 2011 and from March 2011 to July 2011 Special Advisor to the Chief Executive Officer of CBS Corporation. Chief Executive Officer of CNET Networks, Inc. from October 2006 to July 2008. Mr. Ashe is also a director of Hungry Machine Inc. d.b.a. Living Social and a member of the Board of Regents of Georgetown University. During the past five years, Mr. Ashe was a director of CNET Networks.

ALAN D. SCHWARTZ—Age 62

Director since June 30, 2011

Mr. Schwartz is Executive Chairman of Guggenheim Partners, LLC since 2009. Consultant for Rothschild Inc. from 2008 to 2009. President of The Bear Stearns Companies, Inc. from 2007 to 2008; Chief Executive Officer of The Bear Stearns Companies, Inc. from January 2008 to March 2008; Co-President of The Bear Stearns Companies, Inc. from 2001 to 2007; and President and Co-Chief Operating Officer of The Bear Stearns Companies, Inc. from 2001 to 2008. Mr. Schwartz is also a director of The Madison Square Garden Company and Marvin & Palmer Associates, Inc. He is a trustee of Duke University and a member of the boards of the Robin Hood Foundation, MENTOR: the National Mentoring Partnership, St. Vincent’s Services for Children and NYU Medical Center.

LEONARD TOW—Age 83

Director since June 30, 2011

Dr. Tow is Chief Executive Officer of New Century Holdings LLC, an outdoor advertising company, since January 2005. Chairman and Chief Executive Officer of Citizens Communications Company from 1990 to September 2004. Dr. Tow is also a director of Cablevision and was a director of Citizens Communications Company from 1989 to 2004. Dr. Tow also serves as Chairman of the Tow Foundation, a trustee of the Brooklyn College Foundation and a member of the board of the Lincoln Center Theater.

ROBERT WRIGHT—Age 69

Director since June 30, 2011

Mr. Wright is Senior Adviser of THL Investment Capital since 2008. He served as Vice Chairman of General Electric Company and President, Chief Executive Officer and Chairman of NBC and NBC Universal from 1986 to 2007. Mr. Wright is also a director of Polo Ralph Lauren Corporation, Mission Product LLC and EMI Group Global Ltd. Mr. Wright has served on the boards of General Electric Company and NBC Universal. He is a trustee of the New York Presbyterian Hospital and co-founder of Autism Speaks.

Directors Elected by Class B Common Stockholders

WILLIAM BELL—Age 72

Director since June 30, 2011

Mr. Bell is Consultant to Cablevision since 2005 and has held various positions at Cablevision and its predecessor since 1979, including as its Vice Chairman and Chief Financial Officer until 2004.

CHARLES F. DOLAN—Age 85

Director since March 9, 2011

Mr. Charles F. Dolan is Executive Chairman of the Company since June 6, 2011. Chairman of Cablevision since 1985. Chief Executive Officer of Cablevision from 1985 to October 1995. Founded and acted as the General Partner of Cablevision’s predecessor from 1973 to 1985. Established Manhattan Cable Television in 1961 and Home Box Office in 1971. He serves as a director of Cablevision and The Madison Square Garden Company. Charles F. Dolan is the father of James L. Dolan, Patrick F. Dolan, Thomas C. Dolan, Marianne Dolan Weber, and the father-in-law of Kristin A. Dolan and Brian G. Sweeney.

JAMES L. DOLAN—Age 56

Director since March 9, 2011

Mr. James L. Dolan is President of Cablevision since June 1998. Chief Executive Officer of Cablevision since October 1995. Executive Chairman of The Madison Square Garden Company since July 2009. Chairman of The Madison Square Garden Company since October 1999. Chief Executive Officer of Rainbow Media Holdings, Inc. from September 1992 to October 1995. Vice President of Cablevision from 1987 to September 1992. He serves as a director of Cablevision, The Madison Square Garden Company and Live Nation Entertainment, Inc. Mr. James L. Dolan is the son of Charles F. Dolan, the spouse of Kristin A. Dolan, the brother of Patrick F. Dolan, Thomas C. Dolan and Marianne Dolan Weber and the brother-in-law of Brian G. Sweeney.

KRISTIN A. DOLAN—Age 46

Director since June 30, 2011

Ms. Kristin A. Dolan is Senior Executive Vice President of Product Management and Marketing of Cablevision since November 2011. Senior Vice President of Cablevision from 2003 to 2011. She serves as a director of Cablevision and The Madison Square Garden Company. Ms. Kristin A. Dolan is the daughter-in-law of Charles F. Dolan, the spouse of James L. Dolan and the sister-in-law of Patrick F. Dolan, Thomas C. Dolan, Brian G. Sweeney and Marianne Dolan Weber.

PATRICK F. DOLAN—60

Director since June 30, 2011

Mr. Patrick F. Dolan is President of News 12 Networks, a subsidiary of Cablevision, since February 2002. Vice President of News 12 Networks from September 1995 to February 2002. News Director of News 12 Long Island, a subsidiary of Cablevision, from December 1991 to September 1995. He serves as a director of Cablevision. Mr. Patrick F. Dolan is the son of Charles F. Dolan, the brother of James L. Dolan, Thomas C. Dolan and Marianne Dolan Weber and the brother-in-law of Kristin A. Dolan and Brian G. Sweeney.

THOMAS C. DOLAN—Age 59

Director since June 30, 2011

Mr. Thomas C. Dolan is Executive Vice President-Strategy and Development, Office of the Chairman of Cablevision since September 2008. Executive Vice President and Chief Information Officer of Cablevision from

October 2001 until April 2005. Mr. Dolan was on unpaid leave of absence from Cablevision from April 2005 until September 2008. Senior Vice President and Chief Information Officer of Cablevision from February 1996 to October 2001. Vice President and Chief Information Officer of Cablevision from July 1994 to February 1996. General Manager of the Cablevision’s East End Long Island cable system from November 1991 to July 1994. System Manager of the Cablevision’s East End Long Island cable system from August 1987 to October 1991. He serves as a director of Cablevision and The Madison Square Garden Company. Mr. Thomas C. Dolan is the son of Charles F. Dolan, the brother of James L. Dolan, Patrick F. Dolan and Marianne Dolan Weber and the brother-in-law of Kristin A. Dolan and Brian G. Sweeney.

BRIAN G. SWEENEY—Age 47

Director since June 30, 2011

Mr. Brian G. Sweeney is Senior Vice President—eMedia of Cablevision since January 2000. He serves as a director of Cablevision and The Madison Square Garden Company. Mr. Sweeney is the son-in-law of Charles F. Dolan and the brother-in-law of James L. Dolan, Kristin A. Dolan, Patrick F. Dolan, Thomas C. Dolan and Marianne Dolan Weber.

MARIANNE DOLAN WEBER—Age 54

Director since June 30, 2011

Ms. Marianne Dolan Weber was Chairman of The Dolan Family Foundation from September 1999 through December 2011 and Chairman of The Dolan Children’s Foundation from September 1999 through December 2011. President of The Dolan Family Foundation from 1986 to September 1999. President of The Dolan Children’s Foundation from 1997 to September 1999. Manager of Dolan Family Office, LLC from 1997 through December 2011. She serves as a director of Cablevision and The Madison Square Garden Company. Marianne Dolan Weber is the daughter of Charles F. Dolan, the sister of James L. Dolan, Patrick F. Dolan and Thomas C. Dolan and the sister-in-law of Kristin A. Dolan and Brian G. Sweeney.

Board Leadership Structure

Our Board has chosen to separate the roles of Executive Chairman of the Board and Chief Executive Officer. The Board believes that this is the optimal leadership structure as it recognizes both Mr. Charles F. Dolan’s senior executive role with the Company as well as his leadership position on the Company’s Board while the Company is also able to benefit from the experience of its President and Chief Executive Officer, Mr. Joshua W. Sapan, with responsibility for day-to-day management of the Company.

Risk Oversight

The oversight of risk management is an important Board responsibility. The Audit Committee takes the lead on behalf of the Board in monitoring risk management. The Audit Committee discusses the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company’s exposure to risk and discusses the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. AMC Networks believes that its executive compensation program, with its emphasis on long-term performance, its close connection to Company-wide and divisional performance and its significant equity components, is designed to align the executives’ compensation with the Company’s long-term strategy and growth and, as a result, does not encourage excessive risk taking. Our Compensation Committee has considered the issue of the Company’s exposure to risk in establishing and implementing our executive compensation programs.

Director Compensation

Each non-employee director receives a base fee of $50,000 per year; $2,000 per Board, committee or non-management director meeting attended in person; and $500 per Board, committee or non-management director meeting attended by telephone. Non-employee directors also receive $10,000 annually per committee chairmanship or $5,000 annually per committee membership. A director who is a Company employee receives no additional compensation for serving as a director.

We also pay our non-employee directors compensation in restricted stock units. Each non-employee director receives an annual grant of restricted stock units for the number of shares of common stock equal to $110,000 based on the closing price on the date of grant. The 2011 award of restricted stock units was granted to our non-employee directors on August 9, 2011 under our 2011 Stock Plan for Non-Employee Directors. It is anticipated that in the future, such awards will be granted on the date of the annual stockholder meeting using the twenty trading day average closing price concluding on the day prior to the annual stockholder meeting. The restricted stock units the non-employee directors receive are fully vested on the date of grant and settled in stock, or at the Compensation Committee’s election, in cash, upon the first business day following 90 days after service on the Board ceases. Such compensation is made pursuant to our 2011 Stock Plan for Non-Employee Directors.

Director Compensation Table

The table below summarizes the total compensation paid to or earned by each of our non-employee directors from June 30, 2011 through December 31, 2011. Directors who are employees of the Company receive no additional compensation for service as directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (5)	Total ($)
Neil M. Ashe	47,500	110,000	—	—	—	*	157,500
Alan D. Schwartz	29,000	110,000	—	—	—	—	139,000
Leonard Tow	49,000	110,000	—	—	—	*	159,000
Robert C. Wright	31,000	110,000	—	—	—	—	141,000
William J. Bell	29,000	110,000	—	—	—	—	139,000
James L. Dolan	27,000	110,000	—	—	—	—	137,000
Kristin A. Dolan	29,000	110,000	—	—	—	—	139,000
Patrick F. Dolan	29,000	110,000	—	—	—	—	139,000
Thomas C. Dolan	27,500	110,000	—	—	—	—	137,500
Brian G. Sweeney	27,500	110,000	—	—	—	—	137,500
Marianne Dolan Weber	25,000	110,000	—	—	—	—	135,000

*	Represents less than $10,000.
(1)	These amounts represent base fees, meeting fees and committee fees earned. The amounts reported do not include the Company’s reimbursements of reasonable out-of-pocket expenses incurred by each non-employee director in attending Board and Committee meetings.
(2)	This column reflects the fair market value of 3,541 restricted stock units granted on August 9, 2011 to each non-employee director as calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.
(3)	For each non-employee director, the aggregate number of restricted stock units held as of December 31, 2011 is as follows: Mr. Neil M. Ashe, 3,541 units; Mr. Alan D. Schwartz, 3,541 units; Dr. Leonard Tow, 3,541 units; Mr. Robert Wright, 3,541 units; Mr. William J. Bell, 3,541 units; Mr. James L. Dolan, 3,541 units; Ms. Kristin A. Dolan, 3,541 units; Mr. Patrick F. Dolan, 3,541 units; Mr. Thomas C. Dolan, 3,541 units; Mr. Brian G. Sweeney, 3,541 units and Ms. Marianne Dolan Weber, 3,541 units.
(4)	No stock options were awarded between June 30, 2011 and December 31, 2011 in connection with the directors’ service to the Company.

(5)	The Company encouraged its directors to attend certain events relating to its business at the Company’s expense to gain a better understanding of the Company’s products. The value of these benefits is not included in the table as permitted by SEC rules because the aggregate amount of perquisites did not exceed $10,000 for any director.

Board Committees

Our Board has three standing committees: the Audit Committee, the Compensation Committee and the Independent Committee.

Audit Committee

Our Audit Committee met two times between June 30, 2011 and December 31, 2011. The Audit Committee consists of Dr. Tow (Chair) and Messrs. Ashe and Wright. The primary purposes and responsibilities of our Audit Committee are to: (a) assist the Board (i) in its oversight of the integrity of our financial statements, (ii) in its oversight of our compliance with legal and regulatory requirements, (iii) in assessing our independent registered public accounting firm’s qualifications and independence, and (iv) in assessing the performance of our internal audit function and independent registered public accounting firm; (b) appoint, retain or terminate the Company’s independent registered public accounting firm and to pre-approve, or to adopt appropriate procedures to pre-approve, all audit and non-audit services, if any, to be provided by the independent registered public accounting firm; (c) review the appointment and replacement of the head of our internal audit department; (d) establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by Company employees or any provider of accounting-related services of concerns regarding questionable accounting and auditing matters and review of submissions and treatment of any such complaints; (e) review and approve related party transactions that are required to be disclosed under SEC rules, other than those submitted for approval by a committee of independent directors under the Company’s Related Party Transaction Approval Policy; (f) conduct and review with the Board an annual performance evaluation of the Audit Committee; (g) prepare any report of the Audit Committee required by the rules and regulations of the SEC for inclusion in our annual proxy statement; (h) review and reassess the Audit Committee charter at least annually; and (i) report to the Board on a regular basis. The text of our Audit Committee charter is available on our website at http://investors.amcnetworks.com/governance.cfm. A copy may be obtained by writing to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001, Attention: Corporate Secretary.

As discussed above, our Board has determined that each member of our Audit Committee is “independent” within the meaning of the rules of both NASDAQ and the SEC, and that each has not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years and is able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements. Our Board has also determined that each of Dr. Tow, Messrs. Ashe and Wright is an “audit committee financial expert” within the meaning of the rules of the SEC.

Compensation Committee

Our Compensation Committee met three times between June 30, 2011 and December 31, 2011. The Compensation Committee consists of Mr. Ashe (Chair) and Dr. Tow. The primary purposes of our Compensation Committee are to: (a) establish our general compensation philosophy and, in consultation with management, oversee the development and implementation of compensation programs; (b) review and approve corporate goals and objectives relevant to the compensation of our Executive Chairman and President and Chief Executive Officer (the “CEO”), evaluate their performance in light of these goals and objectives and determine and approve their compensation based upon that evaluation; (c) make recommendations to the Board with respect to the compensation of our executive officers (other than the Executive Chairman and the CEO) who are required to file reports with the SEC under Section 16 of the Securities Exchange Act of 1934 (together with the Executive Chairman and the CEO, the “Senior Employees”); (d) approve any new equity compensation plan or material changes to an existing plan; (e) oversee the activities of the committee or committees administering our retirement and benefit plans; (f) in consultation with management, oversee regulatory compliance with respect to compensation matters; (g) determine and approve any severance or similar termination payments to be made to Senior Employees (current or former); (h) determine the components and amount of Board compensation and review such determinations from time to time in relation to other similarly situated companies; (i) prepare any reports of the Compensation Committee to be included in the Company’s annual proxy statement; (j) conduct and review with the Board an annual performance evaluation of the Compensation Committee; and (k) report to the Board on a regular basis, but not less than annually. The Compensation Committee may, in its discretion, delegate a portion of its duties and responsibilities to one or more subcommittees of the Compensation Committee. For example, the Compensation Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the Compensation Committee who are (i) ”non-employee directors” for the purposes of Rule 16b-3 of the Exchange Act, and (ii) ”outside directors” for the purposes of Section 162(m) of the Internal Revenue Code, as in effect from time to time. The text of our Compensation Committee charter is available on our website at http://investors.amcnetworks.com/governance.cfm. A copy may be obtained by writing to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001; Attention: Corporate Secretary.

The Compensation Committee reviews the performance of the Executive Chairman and CEO, evaluates their performance in light of those goals and objectives and determines and approves the compensation levels for the Executive Chairman and CEO based on this evaluation. In determining the long-term incentive component compensation for the Executive Chairman and CEO, the Compensation Committee considers, among other factors, the Company’s performance and relative stockholder return, the value of similar incentive awards to executives in similar positions at comparable companies and the awards given to the Executive Chairman and to the CEO in past years.

As discussed above, our Board has determined that each member of our Compensation Committee is “independent” under the rules of NASDAQ.

Compensation Committee Interlocks and Insider Participation

Mr. Ashe and Dr. Tow served as members of the Compensation Committee during the 2011 fiscal year. Neither of them is a current or former officer or employee of the Company.

Independent Committee

Pursuant to the Company’s Related Party Transaction Approval Policy, the Board established an independent committee (the “Independent Committee”). The Independent Committee consists of Mr. Ashe and Dr. Tow. The Independent Committee is responsible for reviewing and approving or taking such other action as it may deem appropriate with respect to transactions involving the Company and its subsidiaries, on the one hand, and in which any director, officer, greater than 5% stockholder of the Company or any other “related person”, as defined in Item 404 of Regulation S-K of the Securities and Exchange Commission (“Item 404”), on the other hand, has or will have a direct or indirect material interest. Similarly, the Independent Committee oversees approval of all transactions and arrangements between the Company and its subsidiaries, on the one hand, and Cablevision and its subsidiaries or The Madison Square Garden Company and its subsidiaries, on the other hand, to the extent involving amounts in excess of the dollar threshold set forth in Item 404. See “Certain Relationships and Related Party Transactions, and Director Independence—Related Party Transaction Approval Policy” below.

Our Amended By-laws permit us to form an Executive Committee of the Board which would have the power to exercise all of the powers and authority of the Board in the management of the business and affairs of the Company, except as limited by the Delaware General Corporation Law. Our Board has not formed an Executive Committee, although it could do so in the future.

Absence of Nominating Committee

As permitted under NASDAQ rules, we do not have a nominating committee. We believe that it is appropriate not to have a nominating committee because of our stockholder voting structure. Under the terms of our Amended and Restated Certificate of Incorporation, the holders of our Class B Common Stock currently have the right to elect up to 75% of the members of our Board. We believe that creating a committee consisting solely of independent directors charged with responsibility for recommending nominees for election as directors would be inconsistent with the vested rights of the holders of Class B Common Stock under our Amended and Restated Certificate of Incorporation. Instead, our Corporate Governance Guidelines provide a mechanism for the selection of nominees for election as directors by the holders of our Class A Common Stock (“Class A Directors”) and by the holders of our Class B Common Stock (“Class B Directors”). The holders of our Class A Common Stock are currently entitled to elect 25% of the members of our Board. Under our Corporate Governance Guidelines, nominees for election as Class A Directors shall be recommended to the Board by the Class A Directors then in office who were elected by the holders of our Class A Common Stock. Nominees for election as Class B Directors shall be recommended to our Board by the Class B Directors then in office who were elected by the holders of the Class B Common Stock.

Other Committees

Our Amended By-laws permit us to form an Executive Committee of the Board which would have the power to exercise all of the powers and authority of the Board in the management of the business and affairs of the Company, except as limited by the Delaware General Corporation Law. Our Board has not formed an Executive Committee, although it could do so in the future.

Audit Committee Matters

The following table provides information about fees for services rendered by KPMG LLP, our independent registered public accounting firm, in 2011 and 2010:

	2011 Amounts	2010 Amounts
Audit fees(1)	$1,680,846	$2,050,157
Audit-related fees(2)	$198,000	—
Tax fees(3)	$40,074	$8,507
All other fees(4)	—	$33,500

(1)	Audit fees billed to the Company, which include intercompany charges received by the Company from Cablevision of $716,500 and $1,939,400 for the allocable portion of KPMG LLP’s audit and audit-related fees in 2011 and 2010, respectively, consist of (i) services for work arising from the Company’s 2011 financial statement audit and the consolidated Cablevision audit in 2010 including statutory and separate company audits of the financial statements of certain company subsidiaries, and (ii) reviews of the Company’s unaudited consolidated interim financial statements as of June 30, 2011 and September 30, 2011.
(2)	Audit-related fees billed to the Company consisted principally of services relating to agreed upon procedures including filings with the SEC.
(3)	Tax fees billed to the Company consisted of fees for tax compliance and related services.
(4)	All other fees billed to the Company consisted principally of fees in connection with the VOOM HD Holdings LLC (“VOOM HD”) litigation.

The Audit Committee’s pre-approval policy requires that the Audit Committee pre-approve audit and non-audit services performed by the independent registered public accounting firm. The Audit Committee may delegate its pre-approval authority to the Chairman provided that any such services are subsequently ratified by the entire Audit Committee. All of the services for which fees were disclosed under “Audit-related fees” and “Tax fees” in the table above were pre-approved under the Audit Committee’s pre-approval policy.

Report of Audit Committee

The Audit Committee assists the Board in its oversight of the Company’s financial reporting, internal controls, and audit functions. As set forth in the charter of the Audit Committee, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company has a full-time Internal Audit department that reports to the Audit Committee and management. This department is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of the Company’s system of internal control.

The Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and expressing an opinion on the conformity of the consolidated financial statements to U.S. generally accepted accounting principles (“U.S. GAAP”) and on the effectiveness of the Company’s internal control over financial reporting.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the PCAOB in Rule 3200T. Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Communication with Audit Committees Concerning Independence, as adopted by the PCAOB in Rule 3526, and has discussed with the auditors the auditors’ independence. All audit and non-audit services performed by the independent registered public accounting firm must be specifically approved by the Audit Committee or a member thereof.

As part of its responsibilities for oversight of the risk management process, the Audit Committee has reviewed and discussed the Company’s risk assessment and risk management framework, including discussions of individual risk areas as well as a summary of the overall process.

The Audit Committee has discussed with the Company’s Internal Audit department and the independent registered public accounting firm the overall scope of and plans for their respective audits. The Audit Committee meets with the Senior Vice President of Internal Audit and Compliance, and representatives of the independent registered public accounting firm, in regular and executive sessions, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting and compliance programs.

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 does not include a report of management’s assessment regarding internal control over financial reporting or an attestation report of our independent registered public accounting firm on the effectiveness of our internal control over financial reporting due to a transition period established by the rules of the SEC for newly public companies.

Based upon the reports, review and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2011 filed with the SEC.

Members of the Audit Committee

Leonard Tow (Chair)

Neil M. Ashe

Robert Wright

Executive Officers

The following individuals are our executive officers:

Mr. Charles F. Dolan[1]	Executive Chairman
Mr. Joshua W. Sapan	President and Chief Executive Officer
Mr. Edward A. Carroll	Chief Operating Officer
Mr. Sean S. Sullivan	Executive Vice President and Chief Financial Officer
Mr. James G. Gallagher	Executive Vice President and General Counsel
Mr. John P. Giraldo	Chief Accounting Officer

(1)	The biography for Charles F. Dolan appears above under “—Our Directors—Directors Elected by Class B Stockholders.”

JOSHUA W. SAPAN, 62, President and Chief Executive Officer of the Company since March 9, 2011. Chief Executive Officer of Rainbow Media Holdings LLC since 1995. Chief Operating Officer of Rainbow Media Holdings from 1991 to 1995. President of AMC and Bravo from 1987 to 1991. Serves on the boards of The Cable Center, the Cable & Telecommunications Association for Marketing (CTAM) Educational Foundation, the International Radio and Television Society (IRTS) Foundation, the Museum of the Moving Image, the National Association for Multi-Ethnicity in Communications (NAMIC) Foundation, WNYC Radio and The New School University.

EDWARD A. CARROLL, 48, Chief Operating Officer of the Company since June 6, 2011. Various positions at Rainbow Media Holdings LLC since 1987, including as Chief Operating Officer of Rainbow Entertainment Services since January 2009; President of Rainbow Entertainment Services from 2004 to 2009; and General Manager of IFC and/or Bravo from 1997 to 2004.

SEAN S. SULLIVAN, 45, Executive Vice President and Chief Financial Officer of the Company since June 6, 2011. Chief Corporate Officer of Rainbow Media Holdings LLC since September 2010. Chief Financial Officer of HiT Entertainment from 2009 to 2010. Chief Financial Officer and President of Commercial Print and Packaging division of Cenveo, Inc. from 2005 to 2008. Executive Vice President and Chief Financial Officer of Spencer Press, Inc. from 2004 to 2005. Executive Vice President of Burton Capital Management from 2003 to 2004. Senior Vice President, Finance and Corporate Development for Moore Corporation Limited from 2001 to 2002.

JAMES G. GALLAGHER, 53, Executive Vice President and General Counsel of the Company since June 6, 2011. Executive Vice President and General Counsel of Rainbow Media Holdings LLC since February 2008. Executive Vice President and General Counsel of Tommy Hilfiger Corporation from 2005 to 2006. Executive Vice President and General Counsel of HSN (Home Shopping Network) from 1996 to 2002.

JOHN P. GIRALDO, 44, Chief Accounting Officer of the Company since June 6, 2011. Senior Vice President and Chief Accounting Officer of Scholastic Corporation from 2009 to 2011. Vice President, Controller of MTV Games from 2008 to 2009. Senior Vice President, Corporate Accounting at New Line Cinema from 2002 through 2008. Vice President of Finance at Major League Soccer from 1998 to 2001.

EXECUTIVE COMPENSATION

Executive Compensation Discussion and Analysis

The Company compensates its named executive officers through salary, bonus, long-term incentive awards, and fringe benefit programs. Our annual and long-term incentive programs provide performance-based incentives for our management that are tied to key financial measures that we believe drive stockholder value and reward sustained achievement of our key financial goals.

This Executive Compensation Discussion and Analysis presents historical and current information and analysis related to the compensation programs for our named executive officers. For purposes of this Executive Compensation Discussion and Analysis, Messrs. Charles F. Dolan, Joshua W. Sapan, Edward A. Carroll, Sean S. Sullivan, and James G. Gallagher are referred to collectively as our named executive officers (“NEOs”). This Executive Compensation Discussion and Analysis provides a description of the specific arrangements that the Company has in place for its NEOs as well as a discussion of our compensation philosophy for the NEOs in 2011. Going forward, the Compensation Committee of our Board (the “Compensation Committee”) will review regularly all aspects of compensation and make appropriate adjustments.

The historical compensation information presented in our Summary Compensation Table for fiscal year 2010 and the first six months of 2011, prior to the Distribution, for Messrs. Sapan, Carroll, Sullivan and Gallagher is based upon services rendered by these executives, each of whom was an executive of Rainbow Media Holdings LLC while it was a subsidiary of Cablevision. The services rendered by these executives in 2010 and the first six months of 2011 were, in some instances, in capacities not equivalent to the positions in which they are currently serving the Company or our subsidiaries. The historical compensation information for 2010 and the first six months of 2011 is therefore not necessarily indicative of the compensation amounts, philosophy or benefits these individuals, or other executive officers of our Company, receive as executive officers of the Company as a separate public company. Mr. Dolan was a named executive officer of Cablevision in 2010 and 2011. The historical compensation information presented in our Summary Compensation Table for Mr. Dolan for fiscal year 2010 is based upon his services to, and compensation received from, Cablevision, and for fiscal year 2011 is based upon his services to, and compensation received solely from, the Company after the Distribution. The historical compensation Mr. Dolan received from Cablevision is not comparable to the compensation he received from the Company. All of the information set forth in this proxy statement relating to Cablevision compensation amounts and benefits has been provided by Cablevision or has otherwise been obtained from Cablevision’s public filings with the SEC. With respect to current compensation, we have presented information below under “Elements of In-Service Compensation” and “Executive Compensation Tables—Employment Agreements” concerning the compensation that Messrs. Dolan, Sapan, Carroll and Sullivan received from the Company under employment agreements which each officer has entered into with the Company.

Overview of Executive Compensation Program

Our executive compensation program is administered by our Compensation Committee. The responsibilities of the Compensation Committee are set forth in its charter. Among other responsibilities, the Compensation Committee: (1) establishes our general compensation philosophy and, in consultation with management, oversees the development and implementation of compensation programs; (2) reviews and approves corporate goals and objectives relevant to the compensation of our Executive Chairman and the CEO, evaluates their performance in light of those goals and objectives and determines and approves their respective compensation level based on this evaluation; (3) makes recommendations to our Board with respect to the compensation of our other executive officers who are required to file reports with the SEC under Section 16(a) of the Exchange Act, subject to further approvals or determinations of the Compensation Committee to achieve compliance with Rule 16b-3 under the Exchange Act and Code Section 162(m); (4) oversees the activities of the committee or committees administering our retirement and benefit plans; and (5) administers our stockholder-approved compensation plans. For more information about the Compensation Committee, please see “Management—Our Directors—Board Committees—Compensation Committee.”

Compensation Consultant

In accordance with its charter, the Compensation Committee has the authority to engage outside consultants to assist in the performance of its duties and responsibilities. Our Compensation Committee utilizes the services of a compensation consultant to assist in determining whether the elements of our executive compensation program are reasonable and consistent with our objectives. The compensation consultant advises the Compensation Committee on designing our executive compensation program and the reasonableness of individual compensation awards for our NEOs. The compensation consultant reports directly to our Compensation Committee, and, at the request of the Compensation Committee, the compensation consultant meets with members of our management from time to time for purposes of gathering information on management proposals and recommendations to be presented to our Compensation Committee.

In August 2011, our Compensation Committee engaged Pay Governance LLC (the “compensation consultant”) to serve as its independent compensation consultant. In such capacity, following its selection as the independent compensation consultant, the compensation consultant attended all meetings of the Compensation Committee, and provided advice and recommendations in connection with the structure of the Company’s compensation program, including on the design of the executive compensation program and the reasonableness of individual compensation targets and awards. Such advice and recommendations incorporated both market data and Company-specific factors. The compensation consultant did not provide any other services for the Company.

Role of Executives in Determining Compensation

The Compensation Committee reviews the performance and compensation of the Executive Chairman and the President and Chief Executive Officer and, following discussions with the compensation consultant, establishes each of their compensation. The management of the Company assists the Compensation Committee and the compensation consultant as described in this Executive Compensation Discussion and Analysis, and provides to the Compensation Committee, either directly or through the compensation consultant, management’s recommendations on the compensation for executive officers other than the Executive Chairman and the President and Chief Executive Officer. Other members of management provide support to the Compensation Committee as needed. Based upon a review of performance and historical compensation, recommendations and information from members of management, and discussions with the compensation consultant, the Compensation Committee determines and approves compensation for the executive officers.

Executive Compensation Program Objectives and Philosophy

The Company is a media business comprised of dynamic and powerful brands. In support of its business objectives, the Company places great importance on its ability to attract, retain, motivate and reward experienced executive officers who can continue to achieve strong financial, operational and stock performance. The Company strives to do so by developing executive compensation policies and programs that are consistent with, explicitly linked to, and supportive of, the strategic objectives of growing the Company’s businesses and maximizing stockholder value.

The following principles describe the key objectives of our executive compensation program:

•

the majority of compensation for the Company’s executive officers should be at risk and based on the performance of the Company, so that actual compensation levels depend upon the Company’s actual performance as determined by the Compensation Committee;

•	incentive compensation of the Company’s executive officers should focus more heavily on long-term rather than short-term accomplishments and results;

•	equity-based compensation should be used to align the interests of our executive officers with our stockholders’ interests; and

•

the overall executive compensation program should be competitive, equitable and structured so as to ensure the Company’s ability to attract, retain, motivate and reward the talented executives who are essential to the Company’s continuing success. Total direct compensation, rather than individual compensation elements, is the Compensation Committee’s focus in providing competitive compensation opportunities.

In designing the executive compensation program, the Compensation Committee seeks to fulfill these objectives by maintaining appropriate balances among: (1) short-term and long-term compensation; (2) cash and equity compensation; and (3) performance-based and non-performance-based compensation.

As a result, the primary elements of compensation provided to our executive officers are base salary, an annual cash performance bonus and long-term incentive awards in the form of restricted stock units and cash performance awards that typically cliff vest in three years. We target the elements of our compensation so that at least 60% of total compensation for our NEOs consists of an annual performance-based cash bonus and long-term incentive awards. In this way, a significant portion of the value ultimately realized by the executive depends upon the Company’s performance and can be considered at-risk compensation.

Compensation Practices and Policies

General

The following discussion describes the practices and policies implemented by the Compensation Committee in 2011 following the Distribution. As discussed in greater detail below under “Executive Compensation Tables—Employment Agreements,” much of the NEOs’ compensation is covered by employment agreements, which, in the case of Messrs. Dolan and Sapan, were entered into in connection with the Distribution and approved by Cablevision’s compensation committee. Employment agreements with Messrs. Carroll and Sullivan were entered into prior to the Distribution and were not revised or replaced in connection with the Distribution.

Prior to the Distribution, the compensation of the NEOs was determined by Cablevision pursuant to their compensation program. As an executive officer of Cablevision, Cablevision’s compensation committee determined Mr. Dolan’s compensation. Messrs. Sapan, Carroll, Sullivan and Gallagher were not executive officers of Cablevision, and, as a result, Cablevision’s executive management, working within guidelines established by Cablevision’s compensation committee, reviewed their compensation. Prior to the Distribution, annual cash incentive awards and long-term incentive awards, including equity-based awards, granted to the NEOs, were granted under Cablevision’s respective incentive plans, and administered by the Cablevision compensation committee. In addition, employees of Cablevision, including the NEOs prior to the Distribution, participated in retirement, health and welfare and fringe benefit programs provided by Cablevision.

Performance Objectives

As described below under “Elements of In-Service Compensation,” the Company grants performance-based incentive compensation as an important element of executive compensation.

Generally, the performance metrics for the Company’s incentive compensation have been based on the Company’s net revenues, AOCF and free cash flow. The Company defines AOCF, which is a non-GAAP financial measure, as operating income (loss) before depreciation and amortization, share-based compensation expense or benefit, and restructuring expense or credit. Because it is based on operating income (loss), AOCF also excludes interest expense (including cash interest expense) and other non-operating income and expense items. AOCF is based upon the AOCF of the Company excluding the cost of the Company’s long-term incentive program that is included as an expense of the segments. Free cash flow (as defined in the performance metrics) is a non-GAAP financial measure and means the combined AOCF of the Company, less the difference between cash payments for contractual rights and the amortization of such rights accounted for in AOCF.

The Company considers these performance measures to be key measures of the Company’s operating performance. At the time of grant of an award, the performance measures used may contemplate certain potential future adjustments and exclusions.

Tally Sheets

The Compensation Committee has reviewed tally sheets setting forth all components of compensation payable, and the benefits accruing, to the NEOs for 2011, including all cash compensation, perquisites and the current value of outstanding equity-based awards. The tally sheets also set forth potential payouts to the NEOs upon various termination scenarios. The Compensation Committee considers the information presented in the tally sheets in determining future compensation.

Benchmarking

Following the Distribution, as part of the Compensation Committee’s review of 2011 compensation, the compensation consultant assisted the Compensation Committee in: (1) determining a peer group to be used for competitive comparisons; (2) assessing executive compensation in comparison with the peer group and in light of the Company’s performance; and (3) reviewing the Company’s equity and cash-based executive incentive programs, taking into account evolving market trends.

To ensure we provide compensation comparable to that offered by other leading companies in our industry, we compare the Company’s executive compensation levels against a relevant peer group of companies. Following the Distribution, the Compensation Committee, with the assistance of the compensation consultant, selected the following companies to comprise its peer group for 2011: Discovery Communications, Inc., Scripps Networks Interactive, Inc., Lions Gate Entertainment Corp., DreamWorks Animation SKG Inc., Crown Media Holdings Inc., Electronic Arts Inc., SIRIUS XM Radio Inc., and Take-Two Interactive Software Inc. This peer group differs from that used in the stock performance graph contained in the Annual Report on Form 10-K. Due to the fact that only a few of the companies in our peer group had an executive serving as a chief operating officer, the Compensation Committee also considered a supplemental reference group for the Company’s Chief Operating Officer role, which included business unit executives at Black Entertainment Television LLC, Cable News Network, the Walt Disney Company, Home Box Office, Inc., NBC Universal Media LLC and Time Warner Inc. In addition, the Compensation Committee considered internal and external sources of information to determine the appropriate level and mix of compensation. In order to obtain a general understanding of current compensation practices, the Compensation Committee considered multiple broad-based compensation surveys prepared by a variety of different compensation firms and industry groups.

Following the Distribution, in connection with the review of 2011 compensation, the compensation consultant presented to the Compensation Committee a comparison of total direct compensation and each of its components with the median in its peer group. In its review, the compensation consultant noted that there was limited market information regarding the role and compensation of the Executive Chairman in its peer group. The Compensation Committee further considered that the Company’s founder and Executive Chairman, Mr. Charles F. Dolan, plays a unique and important role in setting the strategic direction of the Company in addition to his role on the Board. The Compensation Committee did not change any of the applicable compensation amounts in Mr. Dolan’s employment agreement which was entered into prior to the Distribution and approved by the Cablevision compensation committee prior to the Distribution. The compensation consultant compared Mr. Dolan’s total target compensation to that received by other executive chairmen of other similar sized companies who were significant shareholders of their companies and found that Mr. Dolan’s total target compensation was between the 50th to 75th percentile of this group.

In connection with its review of 2011 compensation following the Distribution, the Compensation Committee set a general guideline for target total direct compensation, over time, at a range from the median to the 75th percentile of the peer group, reserving for the Compensation Committee the flexibility to recognize differences by individual. The Compensation Committee believes that this range was appropriate in light of the competitive nature of the Company’s businesses as well as the Company’s performance. The Compensation Committee believes that these guidelines for target total direct compensation provide a useful point of reference, along with the other factors described above, in administering the Company’s executive compensation program. Messrs. Carroll, Sullivan and Gallagher’s total direct compensation in 2011 were below the median of the peer group. Mr. Sapan’s total direct compensation was at approximately the 60th percentile of the peer group. As a result, for 2012, the Compensation Committee increased the base salaries for Messrs. Sullivan and Gallagher by approximately 8% and 11%, respectively. The Compensation Committee also increased Mr. Sullivan’s and Mr. Gallagher’s target annual incentive awards, which are equal to a percentage of their annual base salary. Mr. Sullivan’s target annual incentive award was increased from 60% to 75% and Mr. Gallagher’s target annual incentive award was increased from 45% to 60%. In addition, the Compensation Committee increased the long-term incentive grants of Messrs. Carroll, Sullivan and Gallagher. As a result of these changes, the Compensation Committee believes that, for 2012, the total compensation of Messrs. Carroll, Sullivan and Gallagher will be at or slightly below the median of each executive’s respective peer group.

Overview of 2011 Fiscal Performance and Executive Compensation

In determining compensation for fiscal year 2011 following the Distribution, the Compensation Committee considered the strong growth the Company achieved as a newly formed public company. The Company achieved AOCF growth of 10.1% and net revenue growth of 10.1%.

The Company continued its strategy of increasing its investment in its original programming and other content that fits our core business and brand portfolios to continue to drive ratings growth at our networks. As a result, we successfully developed outstanding original programming and significantly increased our ratings at our key networks. This allowed us to grow our advertising revenues, deliver audiences for our advertising partners and position ourselves well for future growth in advertising revenues, which represent approximately 38% of our total net revenues.

The Company also expanded its distribution of content through new and existing platforms and expanded our relationships with our affiliates and other partners, leading to growth in our affiliation fee revenues.

In connection with the Distribution, in 2011 the Company transitioned from a wholly owned subsidiary of Cablevision to a stand-alone public company. As part of this transition, the Company has implemented its own equity and cash compensation programs, and employee benefits arrangements, as discussed throughout this Executive Compensation Discussion and Analysis. We have tailored these programs and arrangements for our employees, including our NEOs, to meet the Company’s compensation philosophy and objectives. In addition, during the course of 2011 we successfully separated our corporate departments from Cablevision’s and created our own separate public company administrative, legal, human resources, information technology and accounting departments.

Elements of In-Service Compensation

Our executive compensation philosophy is reflected in the principal elements of our executive compensation program, each of which is important to the Company’s desire to attract, retain, motivate and reward highly-qualified executive officers. The compensation program included the following key elements for 2011: base salary; annual cash incentives; long-term incentives; retirement, health and welfare and other benefits, which are generally provided to all other eligible employees; and additional executive benefits, including post-termination compensation under certain circumstances as described below.

A significant percentage of total direct compensation is allocated to incentive compensation in accordance with the Compensation Committee’s philosophy as described above. The Compensation Committee reviews historical Company compensation, other information provided by the compensation consultant and other factors, such as experience, performance and length of service to determine the level and mix of compensation for executive officers, by position and grade level, that the Compensation Committee has deemed appropriate. The allocation between cash and equity compensation and short-term and long-term compensation is designed to provide a variety of fixed and at-risk compensation that is related to the achievement of the Company’s short-term and long-term objectives.

As noted in greater detail below under “Executive Compensation Tables—Employment Agreements,” Mr. Dolan is also employed by Cablevision, as its Chairman. Mr. Dolan is separately compensated by Cablevision with respect to such employment.

Base Salaries

Our Compensation Committee is responsible for setting the base salaries of the executive officers, which are intended to compensate the NEOs for the day-to-day services performed for the Company. Base salaries for these executives have been set at levels that are intended to reflect the competitive marketplace in attracting and retaining quality executives. Each of the employment agreements of Messrs. Dolan, Sapan, Carroll and Sullivan contains a minimum base salary level. For information regarding these minimum base salary levels, please see “Executive Compensation Tables—Employment Agreements” below. The Compensation Committee currently reviews the salaries of the executive officers no less frequently than on an annual basis. The Compensation Committee evaluates each executive’s performance and experience and based on their performance and in accordance with the terms of the employment agreements, the Compensation Committee, in its discretion, may increase base salaries for the executive officers over time. During 2011, Messrs. Sapan, Sullivan and Gallagher were granted base salary increases of 3.2%, 1.75% (which represents the prorated increase for 2011) and 3%, respectively, effective as of January 1, 2011, which were within the typical range of increases granted to the Company’s employees in 2011. Mr. Carroll was granted a base salary increase of 9% due to his outstanding performance. As Mr. Dolan joined the Company in connection with the Distribution in June 2011, he did not receive any additional salary increase in 2011. The annual base salaries paid to the NEOs in 2011 were as follows: Mr. Dolan—$400,000; Mr. Sapan—$1,280,000; Mr. Carroll—$1,035,500; Mr. Sullivan—$585,000; and Mr. Gallagher—$450,000. See footnote 1 to “Executive Compensation Tables—Summary Compensation Table” for a more detailed discussion of the 2011 base salaries. The Cablevision 2012 Proxy Statement also indicates that Mr. Dolan received $1,664,000 annual base salary from Cablevision in respect of his service to Cablevision in 2011.

Effective January 1, 2012, annual base salaries to be earned by Messrs. Dolan, Sapan, Carroll, Sullivan and Gallagher were $400,000, $1,280,000, $1,035,500, $630,000 and $500,000, respectively. For 2012, Messrs. Dolan, Sapan and Carroll did not receive any base salary increase. With respect to Messrs. Sullivan and Gallagher, each received a base salary increase effective as of January 1, 2012 that is above the typical range granted to the Company’s employees, reflective of the increased responsibilities that each of them has as a result of the Company becoming a public company following the Distribution and to more closely align their total direct compensation with similar executives in our peer group. The increase for Mr. Sullivan reflects approximately an 8% increase and the increase for Mr. Gallagher reflects approximately an 11% increase.

Annual Cash Incentives

Under our executive compensation program, annual incentive awards are made to executive officers and certain other members of management. Annual incentive awards are designed to link executive compensation directly to the Company’s performance and provide incentives and rewards for excellent business performance during the year. For the NEOs and other individuals that the Compensation Committee determines may be covered by Section 162(m) of the Code, 2011 bonuses were granted under the Company’s 2011 Cash Incentive Plan (the “CIP”), a plan approved by the Company’s sole stockholder prior to the Distribution and administered by the Compensation Committee. See “Tax Deductibility of Compensation,” below. For all other members of management, 2011 bonuses were granted under the Company’s management performance incentive program (“MPIP”) administered by the Compensation Committee.

Each annual incentive award-eligible employee is assigned a target annual incentive award equal to a percentage of that employee’s annual base salary. For 2011, target bonuses were set as a percentage of the base salary earned during 2011.

The target annual incentive awards are determined based upon the applicable employee’s position, grade level, responsibilities, and historical and expected future contributions to the Company. In addition, each of the employment agreements of Messrs. Dolan, Sapan, Carroll and Sullivan contains a target annual incentive award level. For information regarding these target annual incentive award levels, see “Executive Compensation Tables—Employment Agreements,” below. The Compensation Committee currently reviews the target bonus levels of the executive officers, and going forward will do so no less frequently than on an annual basis. The Compensation Committee evaluates each such executive’s performance and experience, and based on their performance and in accordance with the terms of the employment agreements, the Compensation Committee, in its sole discretion, may set target annual incentive award levels for the executive officers. Target bonuses for 2011 (expressed as a percentage of annual base salary) were as follows: Mr. Dolan—175% (prorated for 2011 based upon the 6-month post-Distribution period); Mr. Sapan—200%; Mr. Carroll—100%; Mr. Sullivan—60%; and Mr. Gallagher—45%.

The payment of the 2011 incentive awards under the CIP is conditioned upon the satisfaction of one or more performance objectives established by the Compensation Committee. Any such performance objective is subject to various adjustments such as acquisitions and dispositions and investments in new business ventures. The performance metrics were designed to achieve tax deductibility under Code Section 162(m). Upon achievement of the performance objective(s), each NEO would be eligible to receive payment of an incentive bonus equal to the lesser of $10 million and two times the executive’s target annual incentive award, subject to the Compensation Committee’s discretion to reduce the award. In general, under the CIP, regardless of whether the Company achieves, exceeds or fails to achieve its target performance objective(s), the Compensation Committee has the discretion only to decrease annual incentive awards if the Company wishes to preserve the Code Section 162(m) deduction. In order for the NEOs to be eligible to receive the 2011 annual cash incentive award, the 2011 AOCF of the business units needed to exceed $368 million. On March 12, 2012, the Compensation Committee certified the awards as achieved by virtue of the 2011 AOCF (as defined in the performance metrics) of the business units equaling approximately $451 million. The Compensation Committee applied negative discretion under the CIP to bring payouts generally in line with calculated payouts under the MPIP for individuals who hold corporate positions (as described below), with adjustments based on individual performance for Messrs. Sullivan and Gallagher. When applying negative discretion under the Company’s CIP, the Compensation Committee reduced the annual cash bonuses payable to Messrs. Sullivan and Gallagher to amounts that were higher than they would otherwise have been if they had been reduced on the same basis as the annual bonuses of the other NEOs. This treatment of the awards to Messrs. Sullivan and Gallagher was based upon the CEO’s recommendation that the personal performance of these executives warranted a smaller discretionary reduction because of the extraordinary efforts and achievements of those individuals during 2011 in causing the Company’s finance and legal functions, respectively, to undertake the changes necessitated as a result of the Company becoming a public reporting company. On March 15, 2012, the 2011 annual incentive awards were paid by the Company to the NEOs as follows: Mr. Dolan—$426,250; Mr. Sapan—$3,214,758; Mr. Carroll—$1,299,060; Mr. Sullivan—$500,000; and Mr. Gallagher—$300,000. The Cablevision 2012 Proxy Statement also indicates that Mr. Dolan received $2,967,328 in 2011 annual incentive awards from Cablevision in respect of his service to Cablevision.

The payment of annual incentive awards under the MPIP is conditioned upon the satisfaction of one or more performance objectives established by the Compensation Committee depending upon the applicable eligible employee’s specific business unit. For 2011, under the MPIP, these performance objectives related to an assessment of business unit performance against goals, strategies, operating performance, five-year plan and growth initiatives. For individuals who hold corporate positions at the Company, the MPIP performance objectives were predominantly based on company-wide achievement of the performance metrics. Bonuses awarded under the MPIP may also be adjusted based on recipients’ individual performances. To the extent the Company exceeds or falls short of the MPIP performance objectives, eligible employees may receive payments greater than or less than their target annual incentive award.

Under the terms of Mr. Sullivan’s employment offer letter from Cablevision entered into prior to the Distribution, he was provided with the opportunity to receive a special bonus of $150,000, payable within 30 days of his start date, which was paid in 2010, and a second special bonus of $150,000, conditioned on his continued employment with the Company through the first anniversary of his start date, which was paid on September 20, 2011.

Long-term Incentives

Our executive compensation program is designed to achieve the objectives described above under “Executive Compensation Program Objectives and Philosophy.” Our long-term incentive program in 2011 for all executives consisted of two elements: restricted stock and cash performance awards. These long-term incentives are awarded to members of management based upon each individual’s grade level. Except for Messrs. Dolan and Sapan, who received long-term incentive awards comprised of 40% of the value in restricted stock and 60% of the value as cash performance awards, these long-term incentive awards granted to the NEOs generally are comprised of approximately 50% of the value in restricted stock and approximately 50% of the value as cash performance awards.

We believe that restricted stock awards provide the NEOs with an incentive to improve the Company’s stock price performance and indicate direct alignment with stockholders’ interests, as well as a continuing stake in the long-term success of the Company. We also believe that our cash performance awards provide strong incentives for the NEOs to help the Company achieve specific long-term financial objectives. In addition, because these awards vest in their entirety on the third anniversary of the grant date (i.e., cliff vesting), we believe these awards provide strong incentives for the executives to remain with the Company.

Restricted Stock

Under our executive compensation program, long-term incentive grants of restricted stock are made to executive officers and certain other members of management pursuant to the Company’s 2011 Employee Stock Plan (the “Employee Stock Plan”). If the recipient remains employed by the Company through the vesting date, the restrictions lapse as of such vesting date. Under the current executive compensation program, restricted stock awards will cliff vest on the third anniversary of the date of grant so long as the recipient is continuously employed until such date.

On March 8, 2011, Cablevision granted Cablevision restricted shares to the NEOs in the following amounts: Mr. Sapan—33,700 shares; Mr. Carroll—17,700 shares; Mr. Sullivan—6,800 shares; and Mr. Gallagher—6,600 shares. In connection with the Distribution, the holders of such Cablevision restricted shares received as a dividend restricted Company stock and also had the Cablevision restricted stock awards converted into Company restricted stock awards, resulting in the following amounts of Company restricted stock awards for our NEOs: Mr. Sapan—31,902 shares; Mr. Carroll—16,755 shares; Mr. Sullivan—6,437 shares; and Mr. Gallagher—6,427 shares. All such 2011 restricted stock awards will vest on March 8, 2014, as long as the recipient is continuously employed until such date and the performance objectives are attained. The performance condition relating to the Company restricted shares requires the Company to achieve a 1% target rate of growth in AOCF (relative to 2010) in any of the three fiscal years 2011, 2012 and 2013. This Company performance requirement was met in 2011. Additional information regarding restricted share awards for the NEOs during 2011 is set forth in the Summary Compensation Table and the Grants of Plan-Based Awards table under “Executive Compensation Tables” below. More information regarding other equity grants for the NEOs appears in the Outstanding Equity Awards at December 31, 2011 table under “Executive Compensation Tables” below. The Cablevision 2012 Proxy Statement also indicates that Mr. Dolan received 79,400 shares of Cablevision restricted stock in respect of his service to Cablevision. The Cablevision restricted stock granted to Mr. Dolan in 2011 was not converted into Company restricted stock in connection with the Distribution. The performance condition relating to this Cablevision restricted stock held by Mr. Dolan required Cablevision to achieve a 1% target rate of growth in AOCF (relative to 2010) in any of the three fiscal years 2011, 2012 and 2013. The Cablevision performance requirement was met in 2011.

In recognition of his increased responsibilities as a chief executive officer of a public company and pursuant to the terms of his employment agreement with the Company (previously approved by the Cablevision compensation committee), on December 15, 2011, the Compensation Committee granted Mr. Sapan a one-time special award of 133,165 Company restricted shares (the “Special Equity Award”). This Special Equity Award will vest on December 15, 2015, as long as Mr. Sapan is continuously employed until such date and the performance objectives are attained. The performance condition requires the Company to achieve a 1% target rate of growth in AOCF (relative to 2011) in any of the two fiscal years 2012 and 2013.

For 2012, the Compensation Committee determined to award restricted stock units in lieu of restricted stock as it believes that restricted stock units provide the Company more flexibility. The restricted stock units granted to the NEOs also include a performance vesting condition.

Cash Performance Awards

Our current executive compensation program contemplates annual grants of three-year cash performance awards, under the Company’s CIP, to executive officers and other members of management to be earned on the basis of long-term performance relative to pre-established financial goals. The Compensation Committee sets the performance objectives for each award in the first quarter of the fiscal year of grant. Each recipient is eligible to receive a specified dollar amount, depending on the employee’s grade level, to the extent that the Company’s target performance objectives are achieved and the recipient is continuously employed through the payment date.

On March 8, 2011, Cablevision granted Cablevision cash performance awards to the NEOs in the following target amounts: Mr. Sapan—$1,860,000; Mr. Carroll—$650,000; Mr. Sullivan—$250,000; and Mr. Gallagher—$240,000. In connection with the Distribution, the Compensation Committee approved the conversion of the 2011 Cablevision cash performance awards into Company cash performance awards with the same target amounts for these NEOs. All such 2011 cash performance awards will vest on March 8, 2014, as long as the recipient is continuously employed until such date and the performance objectives are attained. The performance condition relating to the Company cash performance awards contain performance measures based solely on the Company’s revenue, AOCF and free cash flow results. The Cablevision 2012 Proxy Statement also indicates that Mr. Dolan received a cash performance award in the target amount of $4,380,000 in respect of his service to Cablevision. The Cablevision cash performance awards granted to Mr. Dolan were not converted into Company cash performance awards in connection with the Distribution. The performance condition relating to the Cablevision cash performance awards granted to Mr. Dolan contain performance measures based solely on Cablevision’s revenue, business unit AOCF and business unit free cash flow results.

The converted 2011 performance awards will be payable in 2014 if the Company achieves specified targets of incremental net revenues and AOCF and a measure of cumulative free cash flow through December 31, 2013. These targets are intended to measure the Company’s ongoing operating performance and are subject to various adjustments including for certain impacts of the Distribution such as the elimination of management fees and corporate allocations to Cablevision and the inclusion of costs to operate our business as a separate, stand-alone public entity, as well as acquisitions and dispositions and investments in new business initiatives and exclude all charges for long-term performance-based compensation. In determining achievement of the converted 2011 performance awards, net revenues, AOCF and cumulative free cash flow are weighted at 30%, 50% and 20%, respectively. These awards provide for a potential payout on a sliding scale such that the actual payment may range from zero (if both incremental net revenues and AOCF fail to reach at least 60% of the targets and cumulative business unit free cash flow fails to reach at least 87% of the target) to 200% (if, for example, incremental net revenues equal or exceed 125% of the target, incremental business unit AOCF equals or exceeds 135% of the target and cumulative business unit free cash flow equals or exceeds 117% of the target). If the Company does not achieve threshold levels of performance, the award does not provide for any payment. If the Company exceeds threshold levels but does not achieve the targeted amounts, or if it achieves one target but not all three, the award provides for partial payments. In addition, if results exceed the desired targets, recipients will receive payments in excess of the target award for the exceptional performance.

Because the targets for the converted 2011 awards (and the amended and restated 2010 cash performance awards described under “Significant Compensation Decisions Following Fiscal Year 2011—Adjustment of 2010 Cash Performance Awards,” below) have been derived from the Company’s confidential strategic plan, which is not disclosed publicly for competitive reasons, we do not believe it is appropriate to disclose specific numerical targets. Disclosure of these targets could provide information that could lead to competitive harm. We believe that our strategic plan, and consequently the targets set for the performance awards, is ambitious and reflects desired above-market performance. In determining the threshold levels of performance, the following factors were considered: the Company’s strategic plans and the degree of difficulty in achieving the targets, including a comparison of the strategic plans with analysts’ published projections of our growth as well as the projected growth of some of our competitors. The converted 2011 performance awards include a sliding scale of payouts based upon the levels of incremental net revenues, AOCF and cumulative free cash flow. The Compensation Committee believes that the lowest levels on the sliding scale of the converted awards should be achieved, although there can be no assurance this will occur. As the payout scale increases, the likelihood of achievement decreases.

The Compensation Committee has the authority to amend or waive the performance targets under the converted 2011 awards and to make interpretations thereof and adjustments thereto. The Cablevision compensation committee has the authority to amend or waive the performance targets under Mr. Dolan’s 2011 awards and to make interpretations thereof and adjustments thereto.

In March, 2012, the Cablevision compensation committee determined that the performance objectives for the 2009 performance awards had been met and those awards were paid. The amounts paid to Messrs. Sapan, Carroll and Gallagher in respect of these awards are set forth below in the Summary Compensation Table. The Cablevision 2012 Proxy Statement also indicates that the payout of the 2009 performance award for Mr. Dolan in respect of his service to Cablevision was $1,756,380.

Other Outstanding Awards

In addition to the long-term incentive awards described above, certain of our executives (including the NEOs) have outstanding equity awards that were granted by Cablevision in connection with their service as employees of Cablevision prior to the Distribution. Grants of any such equity awards received by the NEOs (other than Mr. Dolan) are set forth in the Outstanding Equity Awards at December 31, 2011 table under “Executive Compensation Tables” below and are discussed in greater detail under “Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards” below. The outstanding Cablevision equity-based awards held by Mr. Dolan are not included in the Outstanding Equity Awards at December 31, 2011 table because these awards remain subject to his continued service to Cablevision.

Additionally, certain of our executives (including the NEOs) have outstanding long-term cash performance awards that were granted by Cablevision in 2009 and 2010 in connection with their service as employees of Cablevision prior to the Distribution. See “Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards” below.

In addition to the outstanding equity and cash performance awards, Cablevision’s former executive compensation program also included special retention incentives called deferred compensation awards. These awards were generally made to its executive officers and other members of Cablevision management. The purpose of these deferred compensation awards was to attract and retain senior executives. Messrs. Dolan, Sapan and Carroll received these awards in October 2004, though the deferred compensation award for Mr. Dolan remains a liability of Cablevision. See “Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards,” for a further discussion.

The Cablevision deferred compensation awards granted to Messrs. Dolan, Sapan and Carroll contemplate an initial award amount for each recipient of $500,000. Each year, on the anniversary date of the award, the award amount grows by an additional amount equal to the lesser of 20% of the individual’s annual base salary in effect at that time and $150,000. In addition, the award amount is increased by quarterly interest, at an annual interest rate equal to the average of the one-year LIBOR fixed-rate equivalent for the ten business days immediately preceding October 1st of each year. The deferred compensation award is paid in installments: 50% of the then current award amount was paid on the fifth anniversary of the effective date of the award (October 2009 for Messrs. Dolan, Sapan and Carroll), and the balance of the then current award amount was paid on the seventh anniversary of the effective date (October 2011 for Messrs. Dolan, Sapan and Carroll). Information regarding the Cablevision deferred compensation awards of Messrs. Sapan and Carroll is set forth in the Summary Compensation Table below. See “Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards” for a discussion of the impact of the Distribution on Cablevision deferred compensation awards. The Cablevision 2012 Proxy Statement also includes information regarding the portion of a Cablevision deferred compensation award which was paid to Mr. Dolan in 2011 in respect of his service to Cablevision which was $1,033,606.

Independent of any action by the Compensation Committee, as a result of the distribution on February 9, 2010 (the “MSG Distribution”) by Cablevision of all of the equity interests of The Madison Square Garden Company (“MSG”), Cablevision stock options and stock appreciation rights were adjusted according to the 1:4 distribution ratio (i.e., one share of MSG common stock for every four shares of Cablevision) into two separate awards by each of Cablevision and MSG. Additionally, shares of MSG stock were issued as dividends on outstanding Cablevision restricted stock awards. Such shares of MSG stock are restricted on the same basis as the underlying Cablevision shares. See “Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards.”

Benefits

Our executive officers are generally eligible to participate in the same retirement plans, health and welfare benefit plans and other voluntary benefit plans made available to other benefits-eligible employees of the Company, including, for example, medical, dental, vision, life insurance and disability coverage. Notwithstanding the foregoing, Mr. Dolan does not participate in certain Company benefit plans, including the Company’s defined contribution plan and the Company’s medical, dental and vision plans. Mr. Dolan receives pension and health benefits from Cablevision.

Defined Benefit Plans

The Company’s employees, including executive officers, participated during 2011 until the Distribution in Cablevision’s Cash Balance Pension Plan, a tax qualified defined benefit plan. Cablevision retained all assets and liabilities pursuant to such plan. Certain of the Company’s employees, including executive officers, also participated during 2011 until the Distribution in Cablevision’s Excess Cash Balance Pension Plan, a non-qualified deferred compensation plan. As of the Distribution, the Company assumed the liabilities of such plan relating to Company employees, including executive officers.

Effective as of the Distribution, the Company’s employees, including the executive officers, other than Mr. Dolan, ceased participation in Cablevision’s Cash Balance Pension Plan and Cablevision’s Excess Cash Balance Pension Plan. The Cablevision 2012 Proxy Statement also indicates that Mr. Dolan continued to receive accruals under Cablevision’s Cash Balance Pension Plan and Cablevision’s Excess Cash Balance Pension Plan in respect of his service to Cablevision.

Defined Contribution Plans

For 2011, the Company’s employees, including executive officers, participated in the Cablevision 401(k) Savings Plan, a tax qualified retirement savings plan. Under this plan, participating employees, including executive officers, may contribute into their plan accounts a percentage of their eligible pay on a before-tax basis as well as a percentage of their eligible pay on an after-tax basis. The Company matches 100% of the first 3% of eligible pay and 50% of the next 2% of eligible pay contributed by participating employees. In addition, the Company provides a 4% profit sharing contribution based on the employee’s salary. The Company matching contributions are subject to vesting limitations for the first three years of employment.

In addition, for 2011, the Company’s employees, including executive officers, participated in the Cablevision Excess Savings Plan, a non-qualified deferred compensation plan, to employees, including executive officers, who are restricted by the applicable IRS annual compensation limitation and/or the pre-tax income deferral limitation. More information regarding the Excess Savings Plan is provided in the Nonqualified Deferred Compensation table under “Executive Compensation Tables” below.

Matching contributions made by the Company under the Cablevision 401(k) Savings Plan and the Cablevision Excess Savings Plan and allocations under the defined contribution portion of the Nonqualified Supplemental Benefit Plan on behalf of the NEOs (other than Mr. Dolan) are set forth in the Summary Compensation Table under “Executive Compensation Tables” below. The Cablevision 2012 Proxy Statement also indicates the matching contributions made by Cablevision under the Cablevision 401(k) Savings Plan and the Cablevision Excess Savings Plan and allocations under the defined contribution portion of the Nonqualified Supplemental Benefit Plan for Mr. Dolan in respect of his service to Cablevision.

Other

In addition to the standard life insurance available to all Company employees (based on a multiple of base salary, up to a $4,000,000 cap on the total amount of life insurance), Cablevision had purchased whole life insurance policies for certain current and former senior executives of Cablevision, including Mr. Sapan. The policies originally provided coverage (before the application of any dividends to purchase increased insurance) in the amount of the greater of three times the individual’s annual base salary as in effect in 1996 or the estimated death benefit provided under previous policies. As of the most recent anniversary date, the policy for Mr. Sapan provided an estimated death benefit of $1,298,751. Information regarding premiums paid with respect to Mr. Sapan is set forth in the Summary Compensation Table below. Upon the Distribution date, the Company assumed responsibility for the payment of premiums with respect to Mr. Sapan, to the extent necessary. The Cablevision 2012 Proxy Statement also indicates that Mr. Dolan has a whole life insurance policy provided by Cablevision in respect of his service to Cablevision.

Prerequisites

Following the Distribution, the Company has adopted a policy that it generally will not provide any perquisites to its executive officers. Prior to such date, certain perquisites were provided to Messrs. Sapan, Carroll, Sullivan and Gallagher by Cablevision and are described below. The aggregate value of perquisites received by each of Messrs. Sapan, Carroll, Sullivan and Gallagher by Cablevision prior to the Distribution is set forth in the Summary Compensation Table under “Executive Compensation Tables” below. The following description is taken from Cablevision’s 2012 Proxy Statement.

Telecommunications Services

Cablevision perquisites included access to telecommunications services (cable television, high-speed data and voice) at no monthly cost to its employees, including the Company’s executive officers, living in Cablevision’s service area. Certain Cablevision employees living outside the service area are eligible for reimbursement of certain costs in purchasing similar services. The services provided vary depending on the grade level of the Cablevision employee.

Aircraft Arrangements

Cablevision owns and operates passenger helicopters and leases and operates a jet to facilitate business travel of senior executives. Cablevision also has agreements with entities controlled by Charles F. Dolan or other members of the Dolan family pursuant to which the Company has a right to use fixed-wing aircraft owned by such entities. Mr. Sapan was permitted to use the helicopters and jet for personal travel upon the approval of Cablevision’s Chief Executive Officer or his designee.

Other

The Cablevision 2012 Proxy Statement indicates that, in 2011, Mr. Dolan received the telecommunications services, executive security, car and driver, aircraft usage and travel department usage in respect of his service to Cablevision and is expected to continue to receive these services going forward.

Post-Termination Compensation

We believe that post-termination benefits are integral to the Company’s ability to attract and retain qualified executives.

Under certain circumstances, payments or other benefits may be provided to employees upon the termination of their employment with the Company. These may include payments or other benefits upon a termination by the Company without cause, termination by the employee for good reason, other voluntary termination by the employee, retirement, death, disability, or termination following a change in control of the Company or following a going-private transaction. The amounts and terms of such payments and other benefits (including the definition of “cause” and “good reason”) are governed by each NEO’s employment agreement and any applicable award agreements. The Company award agreements regarding various long-term incentives also address employment termination events, including the circumstances upon which vesting, payment and/or forfeiture of all or a portion of the long-term incentives may be accelerated. If an executive’s employment agreement with the Company refers to the treatment of any award upon a triggering event, the particular award agreement does not supersede the terms of the employment agreement unless otherwise provided in the award agreement. Post-termination compensation is discussed in greater detail in “Executive Compensation Tables—Employment Agreements” and “Executive Compensation Tables—Termination and Severance” below.

Tax Deductibility of Compensation

Code Section 162(m) establishes a $1 million limit on the amount that a publicly held corporation may deduct for compensation paid to the chief executive officer and the next three most highly paid NEOs (other than the chief financial officer) in a taxable year. This limitation does not apply to any compensation that is “qualified performance-based compensation” under Code Section 162(m), which is defined as compensation paid in connection with certain stock options or that is paid only if the individual’s performance meets pre-established objective goals based on performance criteria established under a plan approved by stockholders. Our short-term and long-term incentive compensation plans are generally designed to qualify for this exemption from the deduction limitations of Code Section 162(m) and to be consistent with providing appropriate compensation to executives.

From time to time, to the extent it deems appropriate, the Compensation Committee may make awards (or modifications to awards) that would not qualify for an exemption from Code Section 162(m). For example, we expect that the amount of annual base salary in excess of $1 million for the President and Chief Executive Officer and the next three most highly paid NEOs, plus any other annual compensation paid or imputed to the President and Chief Executive Officer and the next three most highly paid NEOs covered by Code Section 162(m) that causes their non-performance-based compensation to exceed the $1 million limit, will not be deductible by the Company for federal income tax purposes. In addition, due to certain actions taken by

Cablevision in calculating the payout in connection with its 2009 cash performance awards, none of the 2009 performance award payouts made in March 2012 to Messrs. Sapan, Carroll and Gallagher will be “qualified performance-based compensation.”

Although it is the Company’s intent generally to qualify compensation for the exemption from the deduction limitations, we believe that it is in the best interests of the Company’s stockholders to allow the Compensation Committee the flexibility and discretion to design an appropriate executive compensation program so that the Company can attract, retain and motivate our executives, notwithstanding Section 162(m).

Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards

On June 30, 2011, Cablevision completed the Distribution of AMC Networks. As a result, the Company became a separately traded public company. In connection with the Distribution, each Cablevision stock option and stock appreciation right (“right” or “SAR”) became two options/rights. Cablevision options were converted into options to acquire Cablevision NY Group Class A Common Stock and options to acquire the Company’s Class A Common Stock. Cablevision rights were converted into rights with respect to the cash value of Cablevision NY Group Class A Common Stock and rights with respect to the cash value of the Company’s Class A Common Stock. The number of shares of the Company’s Class A Common Stock that became subject to each option/right was based on the 1:4 distribution ratio (i.e., one share of the Company’s common stock for every four shares of Cablevision). The options and the rights with respect to the Company’s Class A Common Stock were issued under the AMC Networks Inc. 2011 Employee Stock Plan or the AMC Networks Inc. 2011 Stock Plan for Non-Employee Directors, as applicable. The existing exercise price was allocated between the existing Cablevision options/rights and the Company’s new options/rights based upon ten-day weighted-average prices of the Cablevision NY Group Class A Common Stock and the Company’s Class A Common Stock, taking into account the 1:4 distribution ratio. As a result of this adjustment, approximately 73.59% of the pre-Distribution exercise price of options and rights was allocated to the Cablevision options and rights and approximately 26.41% was allocated to the AMC Networks options and rights. Other than the split of the Cablevision options and rights and the allocation of the existing exercise price, upon issuance of our new options and rights there was no additional adjustment to the existing Cablevision options and rights in connection with the Distribution, and the terms of each employee’s applicable Cablevision award agreement continue to govern the Cablevision options and rights. The options and rights that were issued in respect of outstanding Cablevision stock options and rights will be affected by a change in control or going private transaction of the Company or Cablevision, respectively, as set forth in the terms of the applicable award agreement.

Further, in the Distribution, one share of the Company’s Class A Common Stock was issued in respect of every four shares of Cablevision restricted stock. These shares of Company stock are restricted on the same basis as the underlying Cablevision shares, and are referred to in this Executive Compensation Discussion and Analysis and the Executive Compensation Tables as “Distribution-related shares.” These shares were not issued under any of the Company’s new equity plans as they were issued as a dividend in respect of Cablevision NY Group Class A Common Stock in connection with the Distribution. If a holder of Cablevision restricted stock forfeits such restricted stock and therefore forfeits our accompanying shares, the Company shares will be returned to our treasury.

Cablevision has issued restricted stock units to its non-employee directors which represent unfunded, unsecured rights to receive shares of Cablevision NY Group Class A Common Stock (or cash or other property) at a future date upon the satisfaction of the conditions specified by the Compensation Committee in the award agreement. Such restricted stock units were fully vested on the date of grant. Upon Distribution, each holder of a restricted stock unit received one share of our Class A Common Stock in respect of every four Cablevision restricted stock units owned on the record date and continued to be entitled to a share of Cablevision NY Group Class A Common Stock (or cash or other property) in accordance with the award agreement. Such shares of Class A Common Stock were issued under our 2011 Stock Plan for Non-Employee Directors. Cablevision has

issued to its non-employee directors options to purchase its Cablevision NY Group Class A Common Stock, and such options are now fully vested. In connection with the Distribution, each Cablevision option became two options: one an option to acquire Cablevision NY Group Class A Common Stock and one an option to acquire our Class A Common Stock. The allocation of exercise price between the existing non-employee director Cablevision options and our new non-employee director options and the number of shares subject to those new options was determined in the same manner as described above for our options/rights issued under our 2011 Employee Stock Plan at the time of the Distribution.

On February 9, 2010, Cablevision completed the MSG Distribution. As a result, MSG became a separately traded public company. In connection with the MSG Distribution: (1) holders of outstanding awards of Cablevision stock options and stock appreciation rights (including certain of our officers, employees and directors) received MSG stock options and stock appreciation rights; (2) holders of outstanding awards of Cablevision restricted stock (including certain of our officers, employees and directors) received shares of MSG Class A Common Stock restricted on the same basis as the underlying Cablevision restricted shares; and (3) Cablevision non-employee directors (including certain of our directors) who hold outstanding awards of Cablevision restricted stock units received shares of MSG Class A Common Stock. Such issuance of MSG equity and equity-based awards were based on a 1:4 distribution ratio (i.e., one share of MSG Class A Common Stock for every four shares of Cablevision), and the exercise price of the stock options and stock appreciation rights were allocated based upon the ten-day volume weighted average prices of the Cablevision NY Group Class A Common Stock and the MSG Class A Common Stock.

As a result of the issuance of MSG equity and equity-based awards in connection with the MSG Distribution, those of our employees (including certain executive officers) who held outstanding Cablevision awards at such time received MSG awards. To the extent that any such individual forfeits the Cablevision award, then the related MSG awards shall be forfeited as well.

Other Awards

Deferred compensation awards granted by Cablevision pursuant to Cablevision’s Long-Term Incentive Plan (which was superseded by Cablevision’s Cash Incentive Plan in 2006) were unaffected by the Distribution.

With respect to outstanding long-term cash and equity awards, the Company, Cablevision and MSG are not regarded as competitive entities of each other for purposes of any non-competition provisions contained in the applicable award agreements. With respect to all outstanding Cablevision and MSG awards (and our options and stock appreciation rights issued in connection with such awards), holders of such awards will continue to vest in them so long as they remain employed by the Company, Cablevision, MSG, or affiliates of those entities, provided that an employee who moves from the Company or one of its subsidiaries, on the one hand, to Cablevision or one of its subsidiaries, or MSG or one of its subsidiaries, on the other hand, at a time when the applicable entity is no longer affiliated with the Company, will not continue to vest in our awards and such change will constitute a termination of employment for purposes of the award agreement. Notwithstanding the foregoing, Mr. Dolan will continue to vest in his outstanding Cablevision awards (as well as in Company stock options and stock appreciation rights issued upon the Distribution with respect to such outstanding Cablevision awards) based solely on his continued service with Cablevision and not in respect of his continued service with the Company and its subsidiaries.

We are not responsible for any payments associated with any annual, long-term cash or deferred compensation awards granted by Cablevision to Mr. Dolan that were outstanding as of the Distribution. Payment of such awards is the sole responsibility of Cablevision. Payments of any awards granted to Messrs. Sapan, Carroll, Sullivan and Gallagher will continue to be the responsibility of the Company. The performance awards and deferred compensation awards applicable to our other employees were assigned by Cablevision to us and have been assumed by us.

Significant Compensation Decisions Following Fiscal Year 2011

Adjustment of 2010 Cash Performance Awards

Immediately prior to the Distribution, approximately 40 employees of the Company (including the NEOs) held Cablevision three-year cash performance awards that had been granted in 2010 and were based on Cablevision performance objectives. Under the Employee Matters Agreement, the Company is responsible for the costs of these awards (other than for awards held by Mr. Dolan).

On February 28, 2012, the Company was advised that there was unlikely to be a payout under the 2010 cash performance awards. The Compensation Committee, after consultation with the compensation consultant, concluded that it was undesirable to have a significant element of the compensation of its senior executives (other than Mr. Dolan) and other employees be based on performance objectives that were predominantly unrelated to the performance of the Company. The Compensation Committee also believed it was inequitable to have its senior executives and other employees receive no payout under these performance awards if the Company (and its predecessor, the Rainbow segment of Cablevision) would have met or exceeded performance objectives under the model used to establish the original Cablevision performance objectives. Accordingly, the Compensation Committee requested that the Cablevision compensation committee replace the 2010 Cablevision performance objectives with the original 2010 performance objectives of the Company, which had been provided to Cablevision in 2010 and had been integrated into the original 2010 Cablevision performance objectives. On March 13, 2012, the Cablevision compensation committee amended the 2010 cash performance awards held by employees of the Company, including Messrs. Sapan, Carroll, Sullivan and Gallagher (but not Mr. Dolan), as requested by the Compensation Committee. As amended, these cash performance awards will be payable in 2013 if the Company achieves specified targets of net revenues and AOCF. These targets are intended to measure ongoing operating performance of the Company and are subject to various adjustments such as for acquisitions and dispositions and investments in new business initiatives and exclude all charges for long-term performance-based compensation. In determining achievement of the amended 2010 cash performance awards objectives, each performance measure is weighted equally. The amended awards provide for a potential payout on a sliding scale such that the actual payment may range from zero (if both incremental net revenues and incremental AOCF fail to reach at least 60% of the targets) to 200% (if, for example, both net revenues and AOCF equal or exceed 158% of the targets). If the Company does not achieve threshold levels of performance, the amended awards provide for no payment. If the Company exceeds threshold levels but does not achieve the targeted rates, or if the Company achieves one target but not both, the amended awards provide for partial payments. In addition, if results exceed the desired targets, recipients will be rewarded for the exceptional performance. The amended 2010 cash performance awards require the Compensation Committee to certify the Company’s performance against the performance objectives, and the Cablevision compensation committee to ratify such amounts.

The targets for the amended and restated 2010 cash performance awards have not been disclosed here for the reasons described under “Elements of In-Service Compensation—Long-term Incentives—Cash Performance Awards,” above.

The Cablevision compensation committee continues to have the authority to amend or waive the performance targets under the 2010 awards and to make interpretations and adjustments thereto.

REPORT OF COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Executive Compensation Discussion and Analysis set forth above with management. Based on such review and discussions, we have recommended to the Board that the Executive Compensation Discussion and Analysis be included in this proxy statement for filing with the U.S. Securities and Exchange Commission.

Members of the Compensation Committee

Neil M. Ashe (Chair)

Leonard Tow

Executive Compensation Tables

The tables below reflect the compensation of the Company’s Executive Chairman, President and Chief Executive Officer, Chief Financial Officer and the two other most highly paid executive officers. See “Executive Compensation Discussion and Analysis” for an explanation of our compensation philosophy and program.

Historical Compensation Information

The information set forth below with respect to fiscal year 2010 and the first six months of 2011, prior to the Distribution, is historical Cablevision information. The information has been provided by, or derived from information provided by, Cablevision. All such information for Messrs. Sapan, Carroll, Sullivan and Gallagher is based upon services rendered by these executives, each of whom was an executive of Rainbow Media Holdings LLC while it was a subsidiary of Cablevision. The services rendered by these executives in 2010 and the first six months of 2011 were, in some instances, in capacities not equivalent to the positions in which they are currently serving the Company or our subsidiaries. The historical compensation information presented for Mr. Dolan for fiscal year 2010 is based upon his services to, and compensation received from, Cablevision, and for fiscal year 2011 is based upon his services to, and compensation received solely from, the Company after the Distribution. The historical compensation Mr. Dolan received from Cablevision is not comparable to the compensation he received from the Company.

Summary Compensation Table

The table below summarizes: (1) the total compensation paid to or earned by each of our NEOs for the year ended December 31, 2010, which was paid by Cablevision; (2) the total compensation paid to or earned by each of Messrs. Sapan, Carroll, Sullivan and Gallagher for the year ended December 31, 2011, which was paid by Cablevision through the Distribution date and by us following the Distribution date; and (3) the total compensation paid to or earned by Mr. Dolan for the last six months of 2011 following the Distribution date, which was paid solely by us.

Summary Compensation Table

Name and Principal Position	Year		Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option and Rights Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Mr. Charles F. Dolan	2011	(8)(9)	194,000	—	—	—	426,250	—	7,138	627,388
Executive Chairman	2010	(8)	1,664,000	—	3,000,000	—	8,366,016	274,004	469,547	13,773,567

Mr. Joshua W. Sapan	2011	(8)	1,280,000	—	6,134,227	—	3,960,618	—	139,269	11,514,114
President and Chief Executive Officer	2010	(8)	1,240,000	—	1,274,000	—	3,321,320	170,007	207,471	6,213,198

Mr. Edward A. Carroll	2011	(8)	1,035,500	—	727,001	—	1,820,360	—	153,369	3,736,230
Chief Operating Officer	2010	(8)	950,000	—	669,600	—	1,685,800	40,662	208,269	3,554,331

Mr. Sean S. Sullivan	2011	(8)	585,000	150,000	279,302	—	500,000	—	20,231	1,534,533
Executive Vice President and Chief Financial Officer	2010	(8)	154,808	150,000	63,000	—	104,000	—	10,839	482,647

Mr. James G. Gallagher	2011	(8)	450,000	—	271,058	—	492,480	—	15,552	1,229,090
Executive Vice President and General Counsel	2010	(8)	436,800	—	247,200	—	438,880	26,002	13,077	1,161,959

(1)	For 2011, salaries paid to the NEOs accounted for the following percentage of their total compensation: Mr. Dolan—31%; Mr. Sapan—11%; Mr. Carroll—27%; Mr. Sullivan—38% and Mr. Gallagher—36%.

(2)	Mr. Sullivan joined the Company on September 20, 2010 and the amounts in this column reflect the payment of a special bonus in each of 2010 and 2011 in accordance with the terms of his employment agreement. See “Executive Compensation Discussion and Analysis—Elements of In-Service Compensation—Annual Cash Incentives.”
(3)	This column reflects the aggregate grant date fair value of Company restricted stock awards granted to the executives, without any reduction for risk of forfeiture, as calculated in accordance with FASB ASC Topic 718 on the date of grant. In addition, Company common stock was issued in 2011 as dividends in respect of outstanding Cablevision restricted stock awards held as of the Distribution. Such Company common stock is restricted on the same basis as underlying Cablevision restricted stock awards. Such Distribution-related shares are not reflected in the 2011 figures in this table, but for certain of the NEOs (other than Mr. Dolan) are included in the Outstanding Equity Awards at December 31, 2011 table and the Options Exercised and Stock Vested table. For a further discussion of Distribution-related equity awards, see “Executive Compensation Discussion and Analysis—Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards.”
(4)	No stock options and/or rights were granted in 2011. In 2011, upon the Distribution, the Company issued stock options in connection with then-outstanding Cablevision stock options. Such Distribution-related options are not reflected in this table, but for certain of the NEOs (other than Mr. Dolan) are included in the Outstanding Equity Awards at December 31, 2011 table and the Options Exercised and Stock Vested table. For a further discussion of Distribution-related equity awards, see “Executive Compensation Discussion and Analysis—Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards.”
(5)	For 2011, this column reflects the annual incentive award earned by each individual in 2011 and paid in March 2012 and the value of performance awards granted in 2009, earned at the end of 2011 and paid in March 2012. For 2010 figures, this column reflects the annual incentive award earned by each individual in 2010 and paid in March 2011 and the value of performance awards granted in 2008, earned at the end of 2010 and paid in March 2011. The 2011 figures in this column for Messrs. Sapan, Carroll, Sullivan and Gallagher include the annual incentive awards for performance in 2011 and the value of performance awards granted in 2009, earned at the end of 2011 as follows: Mr. Sapan, $3,214,758 and $745,860, respectively; Mr. Carroll: $1,299,060 and $521,300, respectively; Mr. Sullivan: $500,000; and Mr. Gallagher: $300,000 and $192,480, respectively. The amount included for Mr. Dolan represents the annual incentive award of $462,250 earned in 2011 and paid in March 2012. The performance award granted to Mr. Dolan in 2009 by Cablevision was not assumed by the Company and remains a liability of Cablevision. For a further discussion of the treatment of the Cablevision long-term performance awards, see “Executive Compensation Discussion and Analysis—Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards.”
(6)	This column represents the sum of the increase in the present value of each individual’s accumulated cash balance plan account and accumulated excess cash balance account. There were no above-market earnings on nonqualified deferred compensation. For more information regarding the NEOs’ pension benefits, please see the Pension Benefits table below.
(7)	The table below shows the components of this column:

Name	Year	401(k) Plan Match $(a)	Excess Savings Plan Match ($)(a)	Life Insurance Premiums ($)(b)	Deferred Compensation Awards ($)(c)	Perquisites ($)(d)	Total ($)
Mr. Dolan	2011	—	7,138	—	—	—	7,138
Mr. Sapan	2011	—	—	10,786	117,674	10,809	139,269
Mr. Carroll	2011	7,071	28,624	—	117,674	—	153,369
Mr. Sullivan	2011	7,734	12,497	—	—	—	20,231
Mr. Gallagher	2011	7,529	8,023	—	—	—	15,552

(a)	These columns represent, for each individual, a matching contribution by Cablevision on behalf of such individual under Cablevision’s 401(k) Plan or Excess Savings Plan, as applicable.
(b)	This column represents amounts paid for premiums on whole life insurance policies purchased by Cablevision for Mr. Sapan. Upon the Distribution, the Company assumed responsibility for the payment of premiums with respect to Mr. Sapan. Mr. Dolan also has a whole life insurance policy provided by Cablevision for which the Company has not assumed any obligations and the premium payments are not included in this table.
(c)	This column represents for each of Messrs. Sapan and Carroll a notional contribution of $112,500 and notional interest of $5,174 allocated under their deferred compensation awards in 2011. For more information regarding deferred compensation awards, see “Executive Compensation Discussion and Analysis—Elements of In-Service Compensation—Long-term Incentives —Other Outstanding Awards.” Mr. Dolan’s deferred compensation award remains a liability of Cablevision and is not included in this table.

(d)	This column includes the following perquisites provided by Cablevision to Mr. Sapan during the first six months of 2011: (A) free Cablevision cable television service, high-speed data and voice service and (B) use of Cablevision’s aircraft for personal travel. Perquisites provided to Messrs. Carroll, Sullivan or Gallagher by Cablevision did not exceed an aggregate value of $10,000. Following the Distribution, the Company generally has not provided perquisites to the NEOs. Perquisites received by Mr. Dolan during 2011 were in respect of his service to Cablevision and are not included in this table. For more information regarding the calculation of these perquisites, see “Executive Compensation Discussion and Analysis—Elements of In-Service Compensation—Perquisites.”

(8)	The information in these rows with respect to fiscal year 2010 and, for Messrs. Sapan, Carroll, Sullivan and Gallagher, the first six months of 2011, prior to the Distribution, is historical Cablevision information. The information has been provided by, or derived from information provided by, Cablevision. We understand from Cablevision that the information as to stock awards and option awards reflects the grant date fair value of the awards, computed in accordance with FASB ASC Topic 718.
(9)	For 2011, in connection with his service to Cablevision, the Cablevision 2012 Proxy Statement also indicates that Mr. Dolan received the following compensation amounts solely from Cablevision: Salary— $1,664,000; Bonus—$1,033,606; Stock Awards—$2,866,340; Non-Equity Incentive Plan Compensation—$4,723,708; Change in Pension Value and Nonqualified Deferred Compensation Earnings—$286,663 and Other Compensation—$392,072, for a Total Compensation amount of $10,966,389. This information has been provided by, or derived from information provided by, Cablevision.

Grants of Plan-Based Awards

The table below presents information regarding awards granted in 2011 to each NEO under the Company’s plans, including estimated possible and future payouts under non-equity incentive plan awards and other restricted stock and stock option awards. See “Executive Compensation Discussion and Analysis—Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards” for a discussion of the impact of the Distribution on certain of the awards discussed in the following table.

Name	Year	Grant Date		Estimated Future Payouts Under Non- Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
				Threshold($)	Target($)	Maximum($)
Mr. Dolan	2011	7/1/2011	(2)	—	350,000	700,000	—	—

Mr. Sapan	2011	1/1/2011	(3)	—	2,560,000	5,120,000	—	—
	2011	3/8/2011	(4)	—	—	—	31,902	1,384,231
	2011	12/15/2011	(5)	—	—	—	133,165	4,749,996
	2011	7/18/2011	(6)	985,800	1,860,000	3,720,000	—	—

Mr. Carroll	2011	1/1/2011	(3)	—	1,035,500	2,071,000	—	—
	2011	3/8/2011	(4)	—	—	—	16,755	727,001
	2011	7/18/2011	(6)	344,500	650,000	1,300,000	—	—

Mr. Sullivan	2011	1/1/2011	(3)	—	351,000	702,000	—	—
	2011	3/8/2011	(4)	—	—	—	6,437	279,302
	2011	7/18/2011	(6)	132,500	250,000	500,000	—	—

Mr. Gallagher	2011	1/1/2011	(3)	—	202,500	405,000	—	—
	2011	3/8/2011	(4)	—	—	—	6,247	271,058
	2011	7/18/2011	(6)	127,200	240,000	480,000	—	—

(1)	This column reflects the aggregate grant date fair value of the restricted stock awards granted to each NEO in 2011 without any reduction for risk of forfeiture, as calculated in accordance with FASB ASC Topic 718 on the grant date.
(2)

This row reflects the possible payouts with respect to the grant of Mr. Dolan’s annual incentive award under the Company’s MPIP for performance in 2011 following the Distribution. Mr. Dolan was assigned a target bonus percentage and amount; there is no threshold amount for annual incentive awards. The amounts of the annual incentive award actually paid to Mr. Dolan for performance in 2011 is disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above.
(3)	This row reflects the possible payouts with respect to grants of annual incentive awards under the Company’s Cash Incentive Plan for performance in 2011. Each of the executives is assigned a target bonus percentage and amount; there is no threshold amount for annual incentive awards. Under the terms of the awards, each executive is eligible to receive payment of an annual incentive award equal to the lesser of $10 million or two times his bonus target, subject to the Compensation Committee’s discretion to reduce the award. The amounts of annual incentive awards actually paid for performance in 2011 are disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. For more information regarding the terms of these annual incentive awards, please see “Executive Compensation Discussion and Analysis—Elements of In-Service Compensation—Annual Cash Incentives.”
(4)	This row reflects the Company restricted stock that was originally awarded in 2011. These grants were originally made by Cablevision on March 8, 2011 and, in connection with the Distribution, holders of these Cablevision restricted shares received restricted Company stock as a dividend and also had the original Cablevision restricted shares converted into Company restricted stock, under the Company’s 2011 Employee Stock Plan. The awards are expected to cliff vest on the third anniversary of the grant date and were subject to performance criteria which have been satisfied. See “Executive Compensation Discussion and Analysis—Elements of In-Service Compensation—Long-term Incentives—Restricted Stock.” The Company restricted stock that was received as a dividend in connection with the Distribution in respect of Cablevision restricted stock granted in 2010 and 2009 is not reflected as an award granted in 2011.
(5)	This row reflects the number of shares of a one-time special restricted stock award granted to Mr. Sapan in 2011 under the terms of his employment agreement. See “Executive Compensation Discussion and Analysis—Elements of In-Service Compensation—Long-term Incentives—Restricted Stock.”
(6)	This row reflects the future payout with respect to performance awards that were granted under the Company’s Long-Term Incentive Plan in 2011. Each performance award was granted with a target amount, subject to actual payment based on a sliding scale ranging from zero to two times the target amount. These performance awards will be payable in the first quarter of 2014 if the Company achieves specified performance targets in the three-year period ending December 31, 2013. For more information regarding the terms of these performance awards, see “Executive Compensation Discussion and Analysis—Elements of In-Service Compensation—Long-term Incentives—Cash Performance Awards.”

Outstanding Equity Awards at 2011 Fiscal Year-End

The table below shows (i) each grant of stock options that are unexercised and outstanding and (ii) the aggregate number of shares of unvested restricted stock (including Distribution-related shares) outstanding for each NEO, in each case as of December 31, 2011.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable		Number of Securities Underlying Unexercised Options(#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mr. Dolan(7)	28,883		—		—	8.11	6/25/13	19,850	(2)	745,963	—	—
	41,666		—		—	9.42	6/25/13	31,250	(3)	1,174,375	—	—
	221,225		—		—	8.95	9/5/14	41,425	(4)	1,556,751	—	—
	55,800		—		—	13.55	10/1/14	—		—	—	—
	45,000		—		—	13.55	11/8/15	—		—	—	—
	66,000		—		—	17.91	6/5/16	—		—	—	—

Mr. Sapan(7)	62,632	(2)	31,318	(5)	—	8.95	9/5/2014	—		—	—	—
	—		—		—	—	—	133,165	(6)	5,004,340	—	—
	—		—		—	—	—	31,902	(2)	1,198,877	—	—
	—		—		—	—	—	13,275	(3)	498,874	—	—
	—		—		—	—	—	17,600	(4)	661,408	—	—

Mr. Carroll(7)	2,170		—		—	13.55	10/1/2014	—		—	—	—
	5,000		—		—	13.55	11/08/2015	—		—	—	—
	8,250		—		—	17.91	6/5/2016	—		—	—	—
	—		—		—	—	—	16,755	(2)	629,652	—	—
	—		—		—	—	—	6,975	(3)	262,120	—	—
	—		—		—	—	—	12,300	(4)	462,234	—	—

Mr. Sullivan(7)	—		—		—	—	—	6,437	(2)	241,902	—	—
	—		—		—	—	—	597	(3)	22,435	—	—

Mr. Gallagher(7)	—		—		—	—	—	6,247	(2)	234,762	—	—
	—		—		—	—	—	2,575	(3)	96,768	—	—
	—		—		—	—	—	4,550	(4)	170,989	—	—

(1)	Calculated using the closing price of Class A Common Stock on NASDAQ on December 31, 2011 of $37.58 per share.
(2)	These restricted shares are scheduled to vest on March 8, 2014.
(3)	These restricted shares are scheduled to vest on March 10, 2013.
(4)	These restricted shares vested on March 5, 2012.
(5)	93,950 Company stock options were granted to Mr. Sapan in connection with the Distribution with respect to a March 5, 2009 award of Cablevision stock options. Such Company stock options vest in three equal installments on each of March 5, 2010, March 5, 2011 and March 5, 2012. For a further discussion on Distribution-related equity awards, see “Executive Compensation Discussion and Analysis—Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards.”
(6)	These restricted shares are scheduled to vest on December 15, 2014.

(7)	As discussed in greater detail under “Executive Compensation Discussion and Analysis—Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards,” Messrs. Sapan, Carroll, Sullivan and Gallagher hold certain Cablevision and MSG equity-based awards which, following the Distribution, are subject to continued employment by the Company. As of December 31, 2011, (i) Mr. Sapan held 375,800 Cablevision stock options and 93,500 MSG stock options (all of which were vested) and 123,500 shares of Cablevision restricted stock and 17,600 shares of MSG restricted stock; (ii) Mr. Carroll held 61,680 Cablevision stock options and 15,420 MSG stock options (all of which were vested) and 77,100 shares of Cablevision restricted stock and 12,300 shares of MSG restricted stock; (iii) Mr. Sullivan held 2,390 shares of Cablevision restricted stock; and (iv) Mr. Gallagher held 28,500 shares of Cablevision restricted stock and 4,550 shares of MSG restricted stock. Outstanding Cablevision and MSG equity-based awards held by Mr. Dolan are subject to his continued employment by Cablevision.

Option Exercises and Stock Vested

During 2011, none of the NEOs exercised Company stock options or had Company restricted stock awards vest. However, the following Cablevision restricted stock amounts vested on March 3, 2011: Mr. Sapan—58,875 shares with a value of $2,099,129; Mr. Carroll—30,875 shares with a value of $1,100,817; and Mr. Gallagher—11,500 shares with a value of $410,021. On March 3, 2011, Mr. Dolan also vested in 113,200 Cablevision restricted shares with a value of $4,204,248. In connection with this vesting, all accrued dividends were also paid out on the shares that vested.

Pension Benefits

The Company does not sponsor any defined benefit or excess benefit pension plans. As of the Distribution, Messrs. Sapan, Carroll, Sullivan and Gallagher ceased participating in the Cablevision Cash Balance Pension Plan and the Cablevision Excess Cash Balance Pan. Amounts accrued by these executives prior to the Distribution under the Cablevision Cash Balance Pension Plan remain in such plan. According to information provided by Cablevision, as of December 31, 2011, the present value of accumulated benefits for these executives were as follows: Mr. Sapan—$237,171; Mr. Carroll—$170,203; Mr. Sullivan—$12,249 and Mr. Gallagher—$46,666. Amounts accrued by these executives prior to the Distribution under the Cablevision Excess Cash Balance Pan were rolled over into their accounts under the Cablevision Excess Savings Plan, and are reflected in the Nonqualified Deferred Compensation table below. Mr. Dolan continues to participate in the Cablevision Cash Balance Pension Plan and the Cablevision Excess Cash Balance Plan in connection with his Cablevision employment.

Nonqualified Deferred Compensation

The table below shows: (1) the contributions made by the NEOs and by Cablevision in 2011; (2) aggregate earnings on each NEO account balance in 2011; and (3) the account balance of such executive officer under the Cablevision Excess Savings Plan as of December 31, 2011.

Name	Plan Name	Executive Contributions in 2011 FY(1)($)	Registrant Contributions in 2011 FY(2) (4)($)	Aggregate Earnings in 2011 FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 2011 FYE ($)
Mr. Dolan	Cablevision Excess Savings Plan	10,707	7,138	52	0	17,898
Mr. Sapan	Cablevision Excess Savings Plan	0	0	0	0	0
Mr. Carroll	Cablevision Excess Savings Plan	47,691	306,807	8,858	0	798,699
Mr. Sullivan	Cablevision Excess Savings Plan	19,595	12,497	113	0	32,206
Mr. Gallagher	Cablevision Excess Savings Plan	8,023	841	840	0	86,148

(1)	These amounts represent a portion of the NEOs’ salaries, which are included in the numbers reported in the “Salary” column of the Summary Compensation Table that the executives contributed to the respective plans.

(2)	Does not include deferred compensation awards earned in 2011 and included in the Summary Compensation Table under “All Other Compensation” and described in Note 5 to that table.
(3)	These amounts are not reported in the “All Other Compensation” column of the Summary Compensation Table.
(4)	These amounts include amounts that were rolled into the Cablevision Excess Savings Plan from each NEO’s Cablevision Excess Cash Balance Plan in connection with the Distribution. The Cablevision Excess Cash Balance Plan is a non-qualified deferred compensation plan that provided eligible participants with a portion of their benefit that could not be paid to them under the Cablevision Cash Balance Pension Plan due to Code limits on the amount of compensation that can be taken into account when determining benefits under tax-qualified plans. As of the Distribution Date, the NEOs ceased participation in the Cablevision Excess Cash Balance Plan and amounts in such plan were rolled into the NEO’s Cablevision Excess Savings Plan account.

Cablevision 401(k) Plan

During 2011, the Company’s employees, including its executive officers, participated in the Cablevision 401(k) Savings Plan (the “Cablevision 401(k) Plan”), a tax-qualified retirement savings plan. Under this plan, participating employees are eligible to contribute into their plan accounts a percentage of their eligible pay on a before-tax basis as well as a percentage of their eligible pay on an after-tax basis. The Company matches up to 100% of the first 3% of eligible pay contributed by participating employees and then matches 50% of the next 2% of eligible pay contributed by participating employees. In addition, the Company provides a 4% profit sharing contribution based on the employee’s salary. The Company’s matching contributions are subject to vesting limitations for the first three years of employment.

During 2012, the Company will offer a 401(k) plan to its employees, including Messrs. Sapan, Carroll, Sullivan and Gallagher, and participant accounts in the Cablevision 401(k) Plan relating to Company employees will be transferred to the Company sponsored plan.

Cablevision Excess Savings Plan

During 2011, the Company’s employees, including its executive officers, participated in the Cablevision Excess Savings Plan. The Cablevision Excess Savings Plan is a non-qualified deferred compensation plan that operates in conjunction with the Cablevision 401(k) Plan. An employee is eligible to participate in the Cablevision Excess Savings Plan for a calendar year if his compensation (as defined in the Cablevision Cash Balance Pension Plan described above) in the preceding year exceeded (or would have exceeded, if the employee had been employed for the entire year) the IRS limit on the amount of compensation that can be taken into account in determining contributions under tax-qualified retirement plans ($245,000 in 2011) and he makes an election to participate prior to the beginning of the year. An eligible employee whose contributions to the Cablevision 401(k) Plan are limited as a result of this compensation limit or as a result of reaching the maximum 401(k) deferral limit ($16,500 or $22,000 if 50 or over, for 2011) can continue to make pre-tax contributions under the Cablevision Excess Savings Plan of up to 6% of his eligible pay. In addition, the Company will make matching contributions of 100% of the first 3% of eligible pay contributed by participating employees and then will match 50% of the next 2% of eligible pay contributed by participating employees. A participant is always fully vested in his own contributions and vests in the Company’s matching contributions over three years (subject to full vesting upon death, disability or retirement after attaining age 65). Account balances under the Cablevision Excess Savings Plan are credited monthly with the rate of return earned by the Stable Value Fund offered as an investment alternative under the Cablevision 401(k) Plan. Distributions are made in a lump sum as soon as practicable after the participant’s termination of employment with the Company.

During 2012, the Company expects to offer an excess savings plan to its employees, including Messrs. Sapan, Carroll, Sullivan and Gallagher, and participant accounts in the Cablevision Excess Savings Plan relating to Company employees are expected to be transferred to the Company. Liabilities for benefits under the Cablevision Excess Savings Plan are expected to be transferred and assumed by the Company.

Employment Agreements

Messrs. Dolan and Sapan entered into employment agreements with the Company that became effective on the Distribution date. As noted above, Mr. Dolan also continues to serve as an officer and employee of Cablevision. Such Cablevision employment is pursuant to a written employment agreement between Cablevision and Mr. Dolan (which is not described herein). In addition, the Company’s existing employment arrangements with Messrs. Carroll and Sullivan are each described below. The employment agreements of Messrs. Carroll and Sullivan were not revised or replaced prior to or following the Distribution.

Charles F. Dolan

Mr. Dolan’s employment agreement with the Company provides for his employment as our Executive Chairman. The employment agreement with the Company has an initial term of one year and automatically renews for successive one-year terms unless terminated by either party at least three months prior to the end of the then existing term. The agreement provides for an annual base salary of not less than $400,000 per year, subject to increase by the Company’s Compensation Committee. Mr. Dolan is also eligible for an annual bonus with a target of 175% of his annual base salary, as the Company’s Compensation Committee shall determine in its discretion, which will be prorated for 2011. Under the agreement, Mr. Dolan continues to be eligible to participate in the Company’s long-term cash or equity programs or arrangements, at the level determined by the Company’s Compensation Committee, in its discretion consistent with his role and responsibilities as Executive Chairman. For example, in 2012 he will be entitled to receive one or more long-term cash and/or equity awards with an aggregate target value of $900,000, and as determined by the Company’s Compensation Committee in its discretion. Although there is no guarantee, it is currently expected that long-term cash or equity awards or similar target values will be made to Mr. Dolan annually.

Mr. Dolan will be eligible to participate in the Company’s Excess Savings Plan, when established, and the Company will provide Mr. Dolan with life and accidental death and dismemberment insurance. Any such life and accidental death and dismemberment insurance provided by the Company will be based on Mr. Dolan’s base salary from the Company (provided that, to the extent the Company and Cablevision continue to use the same insurance carriers, any payout under the Company’s plans will be aggregated with similar payouts under the Cablevision plan with respect to any applicable maximum coverage). Mr. Dolan will not participate in any other employee welfare benefit or pension plan of the Company. The employment agreement authorizes Mr. Dolan, in carrying out his responsibilities and duties under the agreement, to make expenditures from time to time on behalf of the Company for the performance, furtherance and maintenance of the Company’s business, including travel relating to the business of the Company, entertainment and similar items, and the Company agrees to promptly reimburse Mr. Dolan for such expenditures or in some cases to advance the amount thereof to Mr. Dolan.

Mr. Dolan’s employment agreement does not provide for any post-employment benefits in the event of the termination of his employment by him or the Company other than in the case of his death or disability. In the event of Mr. Dolan’s death, his agreement provides for payment to his estate of an amount equal to the greater of one year’s base salary or one-half of the compensation that would have been payable to Mr. Dolan during the remaining term of his agreement. The Company has the right under the employment agreement to terminate the agreement if Mr. Dolan is incapacitated for more than six consecutive months. In that event, Mr. Dolan will be entitled to receive all his compensation and benefits until the end of the remaining term of his agreement. Mr. Dolan’s employment agreement does not address (or provide for any benefits in the event of) termination by the Company without cause, by Mr. Dolan for good reason or termination in connection with retirement, a change in control or a going private transaction.

Mr. Dolan acknowledges in the employment agreement that any continuing service requirements with respect to any options to purchase Company stock or restricted shares of Company stock issued in connection with the Distribution will be based solely on his service to Cablevision and its affiliates (other than the Company and our subsidiaries). The Company will have no liability to Mr. Dolan with respect to any cash payable pursuant to the outstanding long-term cash and equity awards that were granted to him under the plans of Cablevision prior to the Distribution date, and Mr. Dolan has agreed that he will not assert any such liability against the Company.

In the employment agreement, the Company acknowledges that, in addition to Mr. Dolan’s services pursuant to the agreement, he will simultaneously serve, and is expected to devote most of his business time and attention to serving, as Chairman of Cablevision. The Company recognizes and agrees that his responsibilities to Cablevision will preclude him from devoting a substantial portion of his time and attention to the Company’s affairs. The agreement states the Company’s recognition that there may be certain potential conflicts of interest and fiduciary duty issues associated with Mr. Dolan’s dual roles at the Company and Cablevision and that none of (i) his dual responsibilities at the Company and Cablevision; (ii) his inability to devote a substantial portion of his time and attention to the Company’s affairs; (iii) the actual or potential conflicts of interest and fiduciary duty issues that are waived in the Company’s certificate of incorporation; or (iv) any actions taken, or omitted to be taken, by him in good faith to comply with his duties and responsibilities to the Company or Cablevision in light of his dual responsibilities to the Company and Cablevision, will be deemed to be a breach by him of his obligations under the employment agreement.

Joshua W. Sapan

Mr. Sapan’s employment agreement with the Company provides for Mr. Sapan’s employment as President and Chief Executive Officer of the Company until the fifth anniversary of the Distribution (the “Scheduled Expiration Date”) at a minimum annual base salary of $1,280,000 (subject to annual review and potential increase in the discretion of the Company’s Compensation Committee) and an annual target bonus equal to 200% of his annual base salary (and a possible range of 0% to 400%) in the discretion of our Compensation Committee. Under the agreement, Mr. Sapan continues to be eligible to participate in all the Company’s employee benefits and retirement plans at the level available to other members of senior management of the Company subject to meeting the relevant eligibility requirements and the terms of the plans.

Mr. Sapan will also be eligible to participate in the Company’s long-term cash or equity programs and arrangements at the level determined by our Compensation Committee in its discretion consistent with the role and responsibilities of President and Chief Executive Officer. For example, in calendar year 2012, Mr. Sapan will be entitled to receive one or more long-term cash and/or equity awards with an aggregate target value of $5,210,000, as determined by our Compensation Committee in its discretion. Although not guaranteed, it is currently expected that long-term cash or equity awards of similar target values will be made to him annually.

Pursuant to his employment agreement, Mr. Sapan also was eligible to receive on or about the six-month anniversary of the Distribution date, subject to the approval of our Compensation Committee, a onetime special award of restricted stock and/or restricted stock units, in such form or forms as determined by our Compensation Committee, with an aggregate target value of $4,750,000. On December 15, 2011, the Compensation Committee granted Mr. Sapan 133,165 restricted shares of Class A Common Stock of the Company (the “Special Equity Award”). The number of shares granted was determined by dividing the total target value of $4,750,000 by the average closing price of the Class A Common Stock of the Company for the twenty trading days prior to December 31, 2011. The Special Equity Award is subject to terms substantially similar to the terms contained in the agreements historically used by Cablevision for restricted stock or restricted stock unit awards for its senior executives, except that the forfeiture restrictions for the Special Equity Award shall expire on the third anniversary of the grant, and the grant is subject to performance objectives, which were determined by our Compensation Committee at the time of grant and are substantially similar to those performance objectives contained in Mr. Sapan’s July 2011 AMC Networks replacement restricted stock grant agreement.

If, prior to the Scheduled Expiration Date, Mr. Sapan’s employment with the Company is terminated (i) by the Company or (ii) by him for Good Reason, and at the time of any such termination Cause does not exist, then, subject to his execution of the Company’s then standard separation agreement (modified to reflect terms of the employment agreement) which separation agreement will include, without limitation, general releases by him as well as non-competition, non-solicitation, non-disparagement, confidentiality and other provisions substantially similar to (and not more restrictive than) those set forth in the agreement (a “Separation Agreement”), we will provide him with the following benefits and rights:

(a) A cash severance payment equal to two times the sum of his annual base salary and annual target bonus will be made on the 90th day after the termination of his employment;

(b) Each of the Company’s outstanding long-term cash performance award granted under the plans of the Company or Cablevision, as the case may be, will immediately vest in full and will be paid to the same extent that other members of senior management receive payment for such awards as determined by our Compensation Committee (subject to the satisfaction of any applicable performance objectives);

(c) Each of his outstanding long-term cash awards (including any deferred compensation awards under the long-term cash award program) that are not subject to performance criteria granted under the plans of the Company or Cablevision, as the case may be, will immediately vest in full and will be payable on the 90th day after the termination of his employment;

(d) (i) All of the time-based restrictions on his outstanding restricted stock and restricted stock units granted under the plans of the Company (including the Special Equity Award) and an outstanding restricted stock of Cablevision and MSG will immediately be eliminated; (ii) deliveries with respect to all such restricted stock that are not subject to performance criteria will be made to him immediately after the effective date of the Separation Agreement; (iii) payment and deliveries with respect to all such restricted stock units that are not subject to performance criteria will be made to him on the 90th day after the termination of his employment; and (iv) payments or deliveries with respect to his restricted stock and restricted stock units that are subject to performance criteria will be made with respect to the Special Equity Award, only to the extent our Compensation Committee determines that such performance criteria have been satisfied, as soon as practicable after such determination, and with respect to other awards only if, when and to the same extent that other executive officers receive payment or deliveries for such awards as determined by our Compensation Committee (subject to satisfaction of any applicable performance objectives);

(e) Each of his outstanding stock options and stock appreciation awards under the plans of the Company and any outstanding stock options or stock appreciation awards of Cablevision or MSG held by him as of the effective date of the Separation Agreement will immediately vest and become exercisable and he will have the right to exercise each of those options and stock appreciation awards for the remainder of the term of the option or award; and

(f) A prorated annual bonus for the year in which such termination occurred to the same extent that other executive officers receive payment of bonuses for such year as determined by our Compensation Committee in its sole discretion (and subject to the satisfaction of any applicable performance objectives), payable at the same time annual bonuses for such year are payable to other executive officers, and, if not previously paid, his annual bonus for the preceding year, to the same extent that other members of senior management receive payment of annual bonuses for such preceding year as determined by our Compensation Committee in its sole discretion (and subject to the satisfaction of any applicable performance objectives), which annual bonus shall be payable at the same time annual bonuses for such preceding year are payable to other members of senior management.

If Mr. Sapan ceases to be an employee of the Company or any of its affiliates prior to the Scheduled Expiration Date as a result of his death or physical or mental disability, Mr. Sapan (or his estate or beneficiary) will be provided with the benefits and rights set forth in (b) through (f) of the preceding paragraph, and, in the event of his death, such longer period to exercise his then outstanding stock options and stock appreciation awards as may otherwise be permitted under the applicable plan and award letter.

If, after the Scheduled Expiration Date, Mr. Sapan’s employment with the Company is terminated (i) by the Company; (ii) by him for Good Reason; or (iii) by him without Good Reason but only if he had provided the Company with at least six months’ advance written notice of his intent to terminate his employment and such written notice specifies an effective date of termination no sooner than the first day after the Scheduled Expiration Date; or (iv) as a result of his death or disability, and at the time of any such termination, Cause does not exist, then, subject to (except in the case of his death) his execution of a Separation Agreement, he or his estate or beneficiary, as the case may be, will be provided with the benefits and rights set forth above in (b) through (f) of the next preceding paragraph.

If, prior to, on, or after the Scheduled Expiration Date, Mr. Sapan ceases to be employed by the Company for any reason other than his being terminated for Cause, he will have three years to exercise outstanding stock options and stock appreciation awards, unless he is afforded a longer period for exercise pursuant to his employment agreement or any applicable award letter. In no event, however, will stock options or stock appreciation rights remain exercisable beyond their regularly scheduled term (except as may otherwise be permitted under the applicable award in the case of death).

Upon the termination of Mr. Sapan’s employment with the Company, except as otherwise specifically provided in the employment agreement, his rights to benefits and payments under the Company’s pension and welfare plans (other than severance benefits) and any outstanding long-term cash or equity awards will be determined in accordance with the then current terms and provisions of such plans, agreements and awards under which such benefits and payments (including such long-term cash or equity awards) were granted.

The employment agreement contains certain covenants by Mr. Sapan, including a noncompetition agreement that restricts Mr. Sapan’s ability to engage in competitive activities until the first anniversary of the termination of his employment with the Company.

For purposes of Mr. Sapan’s employment agreement, the following definitions apply:

“Cause” is defined as (1) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an affiliate thereof, or (2) commission of any act or omission that results in, or may reasonably be expected to result in, a conviction, plea of no contest, plea of nolo contendere or imposition of unadjudicated probation for any crime involving moral turpitude or any felony.

“Change in Control” of the Company means the acquisition, in a transaction or a series of related transactions, by any person or group, other than Charles F. Dolan or members of the immediate family of Charles F. Dolan or trusts for the benefit of Charles F. Dolan or his immediate family (or an entity or entities controlled by any of them) or any employee benefit plan sponsored or maintained by the Company, of the power to direct the management of the Company or substantially all its assets (as constituted immediately prior to such transaction or transactions).

Termination for “Good Reason” means that (1) without Mr. Sapan’s consent, (A) Mr. Sapan’s base salary or annual bonus target is reduced, (B) the Company requires that Mr. Sapan’s principal office be located more than fifty miles from Manhattan, (C) the Company materially breaches its obligations to Mr. Sapan under his employment agreement, (D) Mr. Sapan is no longer the President and Chief Executive Officer of the Company, (E) Mr. Sapan no longer reports directly to the Chairman (or an Executive Chairman) of the Board of Directors of the Company, or (F) Mr. Sapan’s responsibilities are materially diminished; (2) Mr. Sapan has given the Company written notice, referring specifically to this definition, that he does not consent to such action; (3) the Company has not corrected such action within 15 days of receiving such notice; and (4) Mr. Sapan voluntarily terminates his employment within 90 days following the happening of the action described in subsection (1) of this definition.

Edward A. Carroll

On April 16, 2010, Rainbow Media Enterprises, a subsidiary of RMH, entered into an employment agreement with Edward A. Carroll. The agreement provides for Mr. Carroll’s employment as President, National Programming Services through April 15, 2013. Mr. Carroll’s current title is Chief Operating Officer of the Company. The employment agreement provides for a minimum annual base salary of $950,000 (subject to review and potential increase by the Company in its discretion) and an annual target bonus opportunity equal to 100% of his annual base salary in the discretion of the Company. He will be eligible for our standard benefits programs and to participate in our long-term equity and other incentive programs, in each case on the same basis as similarly situated executives at the Company.

Mr. Carroll’s employment agreement provides severance benefits if Mr. Carroll’s employment is terminated prior to April 15, 2013 (1) involuntarily by the Company or (2) by Mr. Carroll for Good Reason, and at the time of such termination under clauses (1) or (2) Cause does not exist. These benefits consist of the payment of an amount in cash equal to not less than two times the sum of Mr. Carroll’s annual base salary and his annual target bonus as in effect at that time. In addition, to the extent termination occurs prior to the payment of an annual bonus for the preceding year, Mr. Carroll shall remain eligible to receive an annual bonus for the preceding year if, when and to the same extent that other similarly situated employees receive payment of bonuses for such year as determined by Cablevision’s compensation committee in its sole discretion (and subject to the satisfaction of any applicable performance objectives). All benefits would be conditioned on Mr. Carroll executing a Separation Agreement.

In connection with any termination of Mr. Carroll’s employment, other than as specifically provided above, (i) all equity or cash incentive grants or awards he may then have outstanding will be treated in accordance with their terms and (ii) he shall not be eligible for any annual bonus with respect to his or the Company’s performance during the calendar year in which termination occurs.

For purposes of Mr. Carroll’s employment agreement the following definitions apply:

“Cause” means, as determined by the Board of Directors (or an appropriate committee thereof) of the Company, (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an affiliate thereof, or (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any crime involving moral turpitude or any felony.

Termination for “Good Reason” means that (1) without Mr. Carroll’s consent, (A) his base salary or annual bonus target is reduced, (B) his title is reduced, (C) he reports directly to someone other than the Chairman or the President and Chief Executive Officer of the Company or a Chairman, President, Chief Executive Officer, Vice Chairman or Chief Operating Officer of Cablevision, or (D) the Company requires that his principal office be located more than 50 miles from Manhattan; (2) he has given the Company written notice, referring specifically to this letter and definition, that he does not consent to such action; (3) the Company has not corrected such action within 30 days of receiving such notice; and (4) he voluntarily terminates his employment within 90 days following the happening of the action described in subsection (l) above.

Sean S. Sullivan

On August 17, 2010, Sean S. Sullivan agreed to the terms set forth in an employment offer letter from Cablevision, which provides for Mr. Sullivan’s employment as Chief Corporate Officer of RMH. Mr. Sullivan’s current title is Executive Vice President and Chief Financial Officer of the Company. The agreement expires on the 24-month anniversary of his start date (for purposes of Mr. Sullivan’s agreement, the “Reference Date”), which was September 20, 2010, and provides for a base salary of $575,000 and an annual target bonus opportunity equal to 60% of his annual base salary in the discretion of the Company. He is eligible for our standard benefits programs and to participate in our long-term incentive programs, in each case on the same basis as similarly situated executives at the Company. The agreement provides that the then-existing long-term incentive program contemplated that a similarly situated employee would be recommended to Cablevision’s compensation committee annually for a cash and equity award with a target value of $500,000 (as determined by Cablevision’s compensation committee), subject to three-year cliff vesting. In addition, the agreement provides for a special bonus of $150,000, payable within 30 days of Mr. Sullivan’s start date and a second special bonus of $150,000, payable on the first anniversary of his start date (both of which have been paid).

The agreement provides severance benefits if Mr. Sullivan’s employment is terminated prior to the Reference Date by the Company for any reason other than Cause. These benefits consist of an amount equal to the greater of (a) his prorated base salary from the effective date of the termination of his employment through the Reference Date and (b) six months of his base salary. All payments would be conditioned on Mr. Sullivan executing a Separation Agreement. In addition, in the event his employment is involuntarily terminated by the Company for any reason other than Cause, the Company will pay Mr. Sullivan the amount owed to him on account of the special bonus, if any, to the extent not previously paid. In connection with any termination of employment, all of Mr. Sullivan’s equity and cash incentive awards will be treated in accordance with their terms.

For purposes of the agreement relating to Mr. Sullivan’s employment, “Cause” means (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an affiliate thereof, or (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any crime involving moral turpitude or any felony.

Termination and Severance

This section describes the payments that would be received by executive officers upon various terminations of employment scenarios. The information under “Separation from the Company” assumes that the NEO was employed by the Company under his applicable agreement, and his employment terminated as of December 31, 2011. This information is presented to illustrate the payments such executives would have received from the Company under the various termination scenarios.

Separation from the Company

Payments may be made to employees upon the termination of their employment with the Company depending upon the circumstances of their termination, which include termination by the Company with cause or without cause, termination by the employee for good reason, other voluntary termination by the employee, retirement, death, disability, or termination following a change in control of the Company or following a going-private transaction. Certain of these circumstances are addressed in employment agreements between the Company and the executives. For a description of termination provisions in the employment agreements, see “Employment Agreements” above. In addition, award agreements for any long-term incentives will also address some of these circumstances.

Quantification of Termination and Severance

The following tables set forth a quantification of estimated severance and other benefits payable to our NEOs under various circumstances regarding the termination of their employment. In calculating these severance and other payments, we have taken into consideration or otherwise assumed the following:

Termination of employment occurred after the close of business on December 31, 2011.

•	We have valued equity awards using the closing market price of Class A Common Stock on the NASDAQ on December 30, 2011, the last trading day of the year, of $37.58.

•

In the event of termination of employment, the payment of certain long-term incentive awards and other amounts may be delayed, depending upon the terms of each specific award agreement, the provisions of the applicable NEO’s employment agreement and the applicability of Section 409A. In quantifying aggregate termination payments, we have not taken into account the timing of the payments and we have not discounted the value of payments that would be made over time, except where otherwise disclosed.

•	We have assumed that all performance metrics for performance-based awards are achieved (but not exceeded).

Benefits Payable As a Result of Voluntary Termination of Employment by Employee, Retirement or Termination of Employment by the Company for Cause

In the event of voluntary termination of employment by the executive, retirement or termination by the Company for cause, none of our NEOs would have been entitled to any payments at December 31, 2011.

Benefits Payable As a Result of Termination of Employment by the Company Without Cause or by Employee For Good Reason*

Elements	Mr. Dolan	Mr. Sapan		Mr. Carroll		Mr. Sullivan		Mr. Gallagher
Severance	—	$7,680,000	(1)	$4,142,000	(1)	$438,750	(2)	—
Pro rata bonus	—	$3,214,758	(3)	—		—		—
Unvested restricted stock	—	$7,497,500	(4)	—		—		—
Unvested stock options	—	$896,596	(5)	—		—		—
Cash performance awards	—	$4,650,000	(6)	—		—		—

*	The amounts in this table do not include any payments or awards that were vested at December 31, 2011 or any pension or other vested retirement benefits.
(1)	Represents severance equal to two times the sum of the executive’s salary and target bonus in accordance with the executive’s employment agreement.
(2)	Represents severance for the period January 1, 2012 to September 20, 2012 in accordance with the executive’s employment agreement.
(3)	Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other executives, without regard to individual performance in accordance with the executive’s employment agreement.
(4)	Represents full vesting of the executive’s restricted stock awards in accordance with the executive’s employment agreement.
(5)	Represents full vesting of the executive’s stock options in accordance with the executive’s employment agreement.
(6)	Represents full vesting of the executive’s cash performance awards in accordance with the executive’s employment agreement.

Benefits Payable As a Result of Termination of Employment Due to Death*

Elements	Mr. Dolan		Mr. Sapan		Mr. Carroll		Mr. Sullivan		Mr. Gallagher
Severance	—		—		—		—		—
Salary	$400,000	(1)	—		—		—		—
Pro rata bonus			$3,214,758	(2)	—		—		—
Unvested restricted stock	—		$7,497,500	(3)	$1,440,287	(3)	$265,652	(3)	$534,420	(3)
Unvested stock options	—		$896,596	(4)	—		—		—
Cash performance awards	—		$4,650,000	(5)	$1,300,000	(6)	$125,000	(6)	$480,000	(6)

*	The amounts in this table do not include any payments or awards that were vested at December 31, 2011 or any pension or other vested retirement benefits.

(1)	Represents one year of base salary.
(2)	Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other executives, without regard to individual performance in accordance with the executive’s employment agreement.
(3)	Represents full vesting of the executive’s restricted stock awards.
(4)	Represents full vesting of the executive’s stock options.
(5)	Represents full vesting of the executive’s cash performance awards in accordance with the executive’s employment agreement.
(6)	Represents pro rata vesting of the executive’s 2009, 2010 and 2011 cash performance awards; the remaining amounts of the executive’s performance awards would be forfeited.

Benefits Payable as a Result of Termination of Employment Due to Disability*

Elements	Mr. Dolan		Mr. Sapan		Mr. Carroll	Mr. Sullivan	Mr. Gallagher
Severance	—		—		—	—	—
Salary	$200,000	(1)	—		—	—	—
Pro rata bonus	$426,250		$3,214,758	(2)	—	—	—
Unvested restricted stock	—		$7,497,500	(3)	—	—	—
Unvested stock options	—		$896,596	(4)	—	—	—
Cash performance awards	—		$4,650,000	(5)	—	—	—

*	The amounts in this table do not include any payments or awards that were vested at December 31, 2011 or any pension or other vested retirement benefits.
(1)	Represents six months of base salary payable in accordance with the executive’s employment agreement.
(2)	Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other executives, without regard to individual performance in accordance with the executive’s employment agreement.
(3)	Represents full vesting of the executive’s restricted stock awards in accordance with the executive’s employment agreement.
(4)	Represents full vesting of the executive’s stock options in accordance with the executive’s employment agreement.
(5)	Represents full vesting of the executive’s cash performance awards in accordance with the executive’s employment agreement.

Benefits Payable As a Result of Termination of Employment In Connection with a Change in Control or Going Private Transaction(1)*

Elements	Mr. Dolan	Mr. Sapan		Mr. Carroll		Mr. Sullivan		Mr. Gallagher
Severance	—	$7,680,000	(2)	$4,142,000	(2)	$438,750	(3)	—
Pro rata bonus	—	$3,214,758	(4)	—		—		—
Unvested restricted stock	—	$7,497,500	(5)	$629,652	(6)	$241,902	(6)	$234,762	(6)
Unvested stock options	—	$896,596	(7)	—		—		—
Cash performance awards	—	$4,650,000	(8)	$650,000	(9)	$250,000	(9)	$240,000	(9)

*	The amounts in this table do not include any payments or awards that were vested at December 31, 2011 or any pension or other vested retirement benefits.
(1)	The numbers presented in this table reflect amounts payable as a result of termination of employment by the executive for “Good Reason” or by the Company “without Cause” following a change in control. The amounts payable as a result of such termination following a going private transaction are generally equal to or less than the amounts payable as a result of termination of employment by the executive or the Company following a change in control.
(2)	Represents severance equal to two times the sum of the executive’s salary and target bonus.

(3)	Represents severance for the period January 1, 2012 to September 20, 2012 in accordance with the executive’s employment agreement.
(4)	Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other executives, without regard to individual performance in accordance with the executive’s employment agreement.
(5)	Represents full vesting of the executive’s restricted stock awards in accordance with the executive’s employment agreement.
(6)	Represents full vesting of the executive’s 2011 restricted stock awards. Upon a change in control or going private transaction, Messrs. Carroll, Sullivan and Gallagher will be entitled to either (in the Compensation Committee’s discretion) (a) cash equal to the unvested shares multiplied by the per share price paid in the change in control or going private transaction, or (b) if the successor entity is a publicly traded company, a replacement restricted share award from the successor entity with the same terms. Any such cash award would be payable upon the earliest of (x) the date the units were originally scheduled to vest so long as the executive remains continuously employed, (y) a termination without cause or a resignation with good reason within 3 years of the change in control, or (z) only if the Compensation Committee elects clause (a) above and the successor entity is not a publicly traded company, upon a resignation for any reason that occurs at least six months, but no more than nine months following the change in control or going private transaction.
(7)	Represents full vesting of the executive’s stock options in accordance with the executive’s employment agreement.
(8)	Represents full vesting of the executive’s cash performance awards in accordance with the executive’s employment agreement.
(9)	Represents full vesting of the executive’s 2011 cash performance awards pursuant to the terms of these award agreements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Relationship Between Us and Cablevision and MSG

As a result of the Distribution, Cablevision no longer holds a common stock ownership interest in us. However, Cablevision, MSG and we continue to be under the control of Charles F. Dolan, members of his family and certain related family entities.

For purposes of governing the ongoing relationships between Cablevision and us and to provide for our orderly transition from a wholly owned subsidiary of Cablevision to a separate, public listed company, Cablevision and we have entered into the agreements described in this section.

Certain of the agreements summarized in this section have been included as exhibits to our Annual Report on Form 10-K, and the following summaries of those agreements are qualified in their entirety by reference to the agreements as so filed.

Distribution Agreement

On June 6, 2011, we entered into the Distribution Agreement with Cablevision and CSC Holdings as part of a series of transactions pursuant to which we received all of the limited liability company interests in RMH, the wholly owned indirect subsidiary of Cablevision through which Cablevision historically conducted the AMC Networks business.

Under the Distribution Agreement, Cablevision provides us with indemnities with respect to liabilities, damages, costs and expenses arising out of any of (i) Cablevision’s businesses (other than businesses of ours); (ii) certain identified claims or proceedings; (iii) any breach by Cablevision of its obligations under the Distribution Agreement; and (iv) any untrue statement or omission in our Registration Statement on Form 10 filed with the SEC (the “Form 10 Registration Statement”) or in the related Information Statement relating to Cablevision and its subsidiaries (the “Information Statement”). We provide Cablevision with indemnities with respect to liabilities, damages, costs and expenses arising out of any of (i) our businesses; (ii) any breach by the Company of its obligations under the Distribution Agreement; and (iii) any untrue statement or omission in the Form 10 Registration Statement or Information Statement other than any such statement or omission relating to Cablevision and its subsidiaries.

In the Distribution Agreement we release Cablevision from any claims we might have arising out of:

•	the management of the businesses and affairs of AMC Networks on or prior to the Distribution;

•	the terms of the Distribution, our amended and restated certificate of incorporation, our by-laws and the other agreements entered into in connection with the Distribution;

•	the Financing Transactions; and

•	any decisions that have been made, or actions taken, relating to AMC Networks, the Distribution or the Financing Transactions.

The Distribution Agreement also provides for access to records and information, cooperation in defending litigation, as well as methods of resolution for certain disputes.

Financing Arrangements

In connection with the Financing Transactions, we entered into various agreements with CSC Holdings relating to the issuance of our debt and the subsequent exchange of that debt in satisfaction of outstanding debt of Cablevision or CSC Holdings. See “Description of Financing Transactions and Certain Indebtedness — Financing Transactions in Connection with the Distribution—Cablevision Debt Exchange” in the Form 10 Registration Statement.

Transition Services Agreement

On June 6, 2011, we entered into a Transition Services Agreement with Cablevision under which, in exchange for the fees specified in such agreement, Cablevision has agreed to provide transition services with regard to such areas as information systems, risk management and employee services, compensation and benefits. Under the Transition Services Agreement, we also provide certain services to MSG on behalf of Cablevision in connection with the MSG Distribution.

We provide transition services to Cablevision and MSG with regard to our information technology systems that we and Cablevision may share. The Company and Cablevision, as parties receiving services under the agreement, agreed to indemnify the party providing services for losses incurred by such party that arise out of or are otherwise in connection with the provision by such party of services under the agreement, except to the extent that such losses result from the providing party’s gross negligence, willful misconduct or breach of its obligations under the agreement. Similarly, each party providing services under the agreement agreed to indemnify the party receiving services for losses incurred by such party that arise out of or are otherwise in connection with the indemnifying party’s provision of services under the agreement if such losses result from the providing party’s gross negligence, willful misconduct or breach of its obligations under the agreement. We believe that the terms and conditions of the Transition Services Agreement are as favorable to us as those available from unrelated parties for a comparable arrangement.

Tax Disaffiliation Agreement

On June 6, 2011, we entered into a Tax Disaffiliation Agreement with Cablevision that governs Cablevision’s and our respective rights, responsibilities and obligations with respect to taxes and tax benefits, the filing of tax returns, the control of audits and other tax matters following the Distribution.

We and our eligible subsidiaries previously joined with Cablevision in the filing of a consolidated return for U.S. federal income tax purposes and in the filing of certain consolidated, combined, and unitary returns for state, local, and other applicable tax purposes. However, for periods (or portions thereof) beginning after the Distribution, we generally will not join with Cablevision in the filing of any federal, state, local or other applicable consolidated, combined or unitary tax returns.

Under the Tax Disaffiliation Agreement, with certain exceptions, Cablevision is generally responsible for all of our U.S. federal, state, local and other applicable income taxes for any taxable period or portion of such period that ended on or before the Distribution date. With certain exceptions, we are generally responsible for all other taxes (including certain New York City income taxes) for all taxable periods that ended on or before the Distribution date, and all taxes that are attributable to us or one of our subsidiaries after the Distribution date.

Notwithstanding the Tax Disaffiliation Agreement, under U.S. Treasury Regulations, each member of a consolidated group is severally liable for the U.S. federal income tax liability of each other member of the consolidated group. Accordingly, with respect to periods in which we have been included in Cablevision’s consolidated group, we could be liable to the U.S. government for any U.S. federal income tax liability incurred, but not discharged, by any other member of such consolidated group. However, if any such liability were imposed, we would generally be entitled to be indemnified by Cablevision for tax liabilities allocated to Cablevision under the Tax Disaffiliation Agreement.

We are responsible for filing all tax returns for all periods ending after the Distribution date that include us or one of our subsidiaries other than any consolidated, combined or unitary income tax return for periods after such date (if any) that includes us or one of our subsidiaries, on the one hand, and Cablevision or one of its subsidiaries (other than us or any of our subsidiaries), on the other hand. Where possible, we have waived the right to carry back any losses, credits, or similar items to periods ending prior to or on the Distribution date, however, if we cannot waive the right, we would be entitled to receive the resulting refund or credit, net of any taxes incurred by Cablevision with respect to the refund or credit.

Generally, we have the authority to conduct all tax proceedings, including tax audits, relating to taxes or any adjustment to taxes for which we are responsible for filing a return under the Tax Disaffiliation Agreement, and Cablevision has the authority to conduct all tax proceedings, including tax audits, relating to taxes or any adjustment to taxes for which Cablevision is responsible for filing a return under the Tax Disaffiliation Agreement. However, if one party acknowledges a liability to indemnify the other party for a tax to which such proceeding relates, and provides evidence to the other party of its ability to make such payment, the first-mentioned party will have the authority to conduct such proceeding. The Tax Disaffiliation Agreement further provides for cooperation between Cablevision and the Company with respect to tax matters, the exchange of information and the retention of records that may affect the tax liabilities of the parties to the agreement.

Finally, the Tax Disaffiliation Agreement requires that none of Cablevision, the Company or any of our respective subsidiaries will take, or fail to take, any action where such action, or failure to act, would be inconsistent with or preclude the Distribution from qualifying as a tax-free transaction to Cablevision and its stockholders under Section 355 of the Code, or would otherwise cause holders of Cablevision stock receiving our stock in the Distribution to be taxed as a result of the Distribution and certain transactions undertaken in connection with the Distribution. Additionally, for the two-year period following the Distribution, we may not engage in certain activities that may jeopardize the tax-free treatment of the Distribution to Cablevision and its stockholders, unless we receive Cablevision’s consent or otherwise obtain a ruling from the IRS or a legal opinion, in either case reasonably satisfactory to Cablevision, that the activity will not alter the tax-free status of the Distribution to Cablevision and its stockholders. Such restricted activities include:

•	entering into any transaction pursuant to which 50% or more of our equity securities or assets would be acquired, whether by merger or otherwise, unless certain tests are met;

•	issuing equity securities, if any such issuances would, in the aggregate, constitute 50% or more of the voting power or value of our capital stock;

•	certain repurchases of our common shares;

•	ceasing to actively conduct our business;

•	amendments to our organizational documents (i) affecting the relative voting rights of our stock or (ii) converting one class of our stock to another;

•	liquidating or partially liquidating; and

•	taking any other action that prevents the Distribution and related transactions from being tax-free.

Furthermore, the Tax Disaffiliation Agreement limits our ability to pre-pay, pay down, redeem, retire, or otherwise acquire the senior unsecured notes or the Term B Facility portion of the Company’s outstanding debt. Moreover, we must indemnify Cablevision and its subsidiaries, officers and directors for any taxes, resulting from our action or failure to act, if such action or failure to act precludes the violation of the restrictions set forth above). Cablevision must indemnify us and our subsidiaries, officers and directors for any taxes resulting from action or failure to act, if such action or failure to act precludes the Distribution from qualifying as a tax-free transaction (including taxes imposed as a result of a violation of the restrictions set forth above).

Employee Matters Agreement

On June 6, 2011, we entered into an Employee Matters Agreement with Cablevision that allocates assets, liabilities and responsibilities with respect to certain employee compensation and benefit plans and programs and certain other related matters.

In general, for a transition period following the Distribution, our employees participate in various Cablevision retirement, health and welfare, and other employee benefit plans. After this transition period, it is anticipated that our employees will generally participate in similar plans and arrangements established and maintained by the Company. Effective as of the Distribution date, we and Cablevision are each responsible for our respective employees and compensation plans.

Consulting Agreement

We historically paid a management fee pursuant to a consulting agreement between CSC Holdings and certain of our subsidiaries. Cablevision and its subsidiaries are no longer obligated under the agreement to provide any management services to our subsidiaries. We terminated the consulting agreement on the Distribution date and did not replace such agreement.

AMC Networks Broadcasting & Technology Services Agreement

AMC Networks Broadcasting & Technology, a wholly owned indirect subsidiary of AMC Networks, entered into services agreements with subsidiaries of MSG, for the provision by AMC Networks Broadcasting & Technology of certain transponder services and technical support services in connection therewith.

VOOM Litigation Agreement

In connection with the Distribution, CSC Holdings and AMC Networks and Rainbow Programming Holdings, LLC, an indirect wholly owned subsidiary of AMC Networks (collectively, the “AMC Parties”) entered into an agreement (the “VOOM Litigation Agreement”) which provides that from and after the Distribution date, CSC Holdings retains full control over the pending litigation with DISH Network, LLC (“DISH Network”). Any decision with respect to settlement will be made jointly by CSC Holdings and the AMC Parties. CSC Holdings and the AMC Parties will share equally in the proceeds (including in the value of any non-cash consideration) of any settlement or final judgment in the pending litigation with DISH Network that are received by subsidiaries of the Company from VOOM HD. The AMC Parties are responsible for the legal fees and costs until such costs reach an agreed upon threshold, at which point CSC Holdings and the AMC Parties will bear such fees and expenses equally. See “Legal Proceedings—DISH Network Contract Dispute” above for a description of the VOOM litigation.

Other Arrangements and Agreements with Cablevision

The Company has also entered into a number of commercial and technical arrangements and agreements with Cablevision and its subsidiaries, none of which are material to the Company. These include arrangements for the Company’s use of equipment, offices and other premises, provision of technical and transport services and vendor services, and access to technology. Cablevision is a party to affiliation agreements with each of AMC, WE tv, IFC and Sundance Channel relating to the carriage of those programming networks on Cablevision’s cable systems.

Equity Administration Agreement with MSG

On June 30, 2011, we entered into an Equity Administration Agreement with MSG that sets forth responsibilities and liabilities of the parties regarding vesting, exercise and forfeiture of stock options, stock appreciation rights and restricted shares: (i) of the Company that are held by employees or former employees of MSG; and (ii) of MSG that are held by employees or former employees of the Company.

Aircraft Arrangements with Cablevision and Certain Dolan Family Members

RMH has entered into a Time Sharing Agreement with CSC Transport, Inc. (“CSC Transport”), a subsidiary of Cablevision, pursuant to which CSC Transport leases to RMH on a “time-sharing” basis a Gulfstream Aerospace G-V aircraft and three helicopters. RMH pays CSC Transport an amount equal to the actual non-fuel expenses of each flight it elects to utilize and 200% of the actual fuel usage for such flights, but not exceeding the maximum amount payable under Federal Aviation Administration (“FAA”) rules. In calculating the amounts payable under the agreement, RMH and CSC Transport will allocate in good faith the treatment of any flight that is for the benefit of both RMH and Cablevision. The agreement became effective as of the Distribution date. During 2011, RMH paid CSC Transport $20,727 under this agreement.

RMH has entered into a Time Sharing Agreement with The Dolan Family Office, LLC (“DFO LLC”), a company controlled by Charles F. Dolan, the Executive Chairman and a director of the Company. Under this agreement, DFO LLC has agreed to sublease to RMH on a “time sharing” basis, a Gulfstream Aerospace GIV-SP aircraft. The Company pays DFO LLC an amount equal to the actual non-fuel expenses of each flight it elects to utilize and 200% of the actual fuel usage for such flights, but not exceeding the maximum amount payable under FAA rules. The agreement became effective as of the Distribution date. During 2011, RMH did not make any payments to DFO LLC under this agreement.

RMH entered into an Aircraft Dry Lease Agreement, which became effective as of the Distribution date, with New York Aircam Corp., an entity owned by Patrick F. Dolan, a director of the Company, pursuant to which RMH may lease a Cessna aircraft owned by that entity at a cost of $650 per hour plus the actual costs of operating the aircraft during the lease periods. RMH is also responsible for obtaining and paying the cost of the flight crew to operate the aircraft. During 2011, RMH paid New York Aircam Corp. $0 under this agreement. RMH and CSC Transport have also entered into an Aircraft Management Agreement, pursuant to which CSC Transport has agreed to provide pilots and certain other services in connection with the use by RMH of the Cessna aircraft leased by it under the dry lease with New York Aircam Corp. The agreement provides for a fee of $100 per month in addition to reimbursement of certain expenses incurred by CSC Transport in connection with the provision of services thereunder. During 2011, RMH did not make any payments to CSC Transport under this agreement.

See “Principal Stockholders” below for a description of registration rights agreements among Dolan family interests and the Company.

Certain Relationships and Potential Conflicts of Interest

Charles F. Dolan serves as the Executive Chairman of the Company and as the Chairman of Cablevision. In addition, ten of the members of our Board of Directors also serve as directors of Cablevision and/or MSG concurrently with their service on our Board of Directors. Therefore, these directors may have actual or apparent conflicts of interest with respect to matters involving or affecting each company. For example, there is the potential for a conflict of interest when we, Cablevision or MSG consider certain acquisitions and other corporate opportunities that may be suitable for us and either or both of them. Also, conflicts may arise if there are issues or disputes under the commercial arrangements that exist between Cablevision or MSG and us. In addition, certain of our officers and directors own Cablevision and MSG stock and options to purchase Cablevision or MSG stock, as well as cash performance awards with any payout based on the performance of Cablevision or MSG. These ownership interests could create actual, apparent or potential conflicts of interest when these individuals are faced with decisions that could have different implications for the Company and Cablevision or MSG. See “Related Party Transaction Approval Process” below for a discussion of certain procedures we instituted to help ameliorate any such potential conflicts that may arise.

The Company’s amended and restated certificate of incorporation acknowledges that the Company may have overlapping directors and officers with Cablevision and its subsidiaries and successors or MSG and its subsidiaries and successors and that the Company may engage in material business transactions with such entities. The Company has renounced its rights to certain business opportunities and the Company’s amended and restated certificate of incorporation provides that in certain circumstances our directors and officers will not have liability to the Company or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to Cablevision or any of its subsidiaries or MSG or any of its subsidiaries instead of the Company, or does not refer or communicate information regarding such corporate opportunity to the Company. These provisions in our amended and restated certificate of incorporation also expressly validate certain contracts, agreements, arrangements and transactions (and amendments, modifications or terminations thereof) between the Company and Cablevision, MSG and/or any of their respective subsidiaries and provide that, to the fullest extent permitted by law, the actions of the overlapping directors and officers in connection therewith are not breaches of fiduciary duties owed to the Company or its stockholders.

Members of the Dolan family group have entered into an agreement with the Company in which they agreed that during the 12-month period beginning on the Distribution date, the Dolan family group must obtain the prior approval of a majority of the Company’s Independent Directors prior to acquiring common stock of the Company through a tender offer that results in members of the Dolan family group owning more than 50% of the total number of outstanding shares of common stock of the Company. For purposes of this agreement, the term “Independent Directors” means the directors of the Company who have been determined by our Board of Directors to be independent directors for purposes of NASDAQ corporate governance standards.

Related Party Transaction Approval Process

We have adopted a written policy whereby an Independent Committee of our Board of Directors reviews and approves or takes such other action as it may deem appropriate with respect to transactions involving the Company and its subsidiaries, on the one hand, and in which any director, officer, greater than 5% stockholder of the Company or any other “related person” as defined in Item 404 has or will have a direct or indirect material interest. This approval requirement covers any transaction that meets the related party disclosure requirements of the SEC as set forth in Item 404, which currently apply to transactions (or any series of similar transactions) in which the amount involved exceeds $120,000. To simplify the administration of the approval process under this policy, the Independent Committee may, where appropriate, establish guidelines for certain of those transactions. The policy does not cover decisions on compensation or benefits or the hiring or retention of any person. The hiring or retention of executive officers is determined by our full Board of Directors. Compensation of executive officers is subject to the approval of our Compensation Committee. This policy also does not cover any pro rata distributions to all Company stockholders, including a pro rata distribution of our Class A Common Stock to holders of our Class A Common Stock and our Class B Common Stock to holders of our Class B Common Stock. No director on an Independent Committee will participate in the consideration of a related party transaction with that director or any related person of that director.

Our Board of Directors has also adopted a special approval policy for transactions with Cablevision and its subsidiaries or with MSG and its subsidiaries (collectively, the “Other Company”) whether or not such transactions qualify as “related party” transactions described above. Under this policy, the Independent Committee oversees approval of all transactions and arrangements between the Company and its subsidiaries, on the one hand, and the Other Company, on the other hand, in which the amount exceeds the dollar threshold set forth in Item 404 (currently $120,000). To simplify the administration of the approval process under this policy, the Independent Committee may, where appropriate, establish guidelines for certain of these transactions. The approval requirement does not apply to the implementation and administration of these intercompany arrangements under the related party transaction approval policy but does cover any amendments, modifications, terminations or extensions, other than ministerial, nonsubstantive amendments or modifications, as well as the handling and resolution of any disputes. Our executive officers and directors who are also senior executives or directors of the Other Company may participate in the negotiation, execution, implementation, amendment, modification, or termination of these intercompany arrangements, as well as in any resolution of disputes thereunder, on behalf of either or both of the Company and the Other Company, in each case under the direction of an Independent Committee or the comparable committee of the board of directors of the Other Company.

Our related party transaction approval policy cannot be amended or terminated without the prior approval of a majority of the independent directors and by a majority of the directors elected by our Class B Common Stockholders. For purposes of this policy, “independent directors” means those directors who have been determined by our Board to be independent directors for purposes of NASDAQ corporate governance standards.

PRINCIPAL STOCKHOLDERS

The table sets forth certain information as of March 31, 2012, except as noted below, with respect to the beneficial ownership of the Company’s Class A Common Stock and Class B Common Stock by (i) each person the Company believes beneficially holds more than 5% of any class of the outstanding shares of the Company’s based solely on the Company’s review of SEC filings; (ii) each director or director nominee of the Company and (iii) each named executive officer of the Company.

Name and Address	Title of Stock Class(1)	Beneficial Ownership(1)(2)	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned(1)(2)
Dolan Family Group(3)	Class A common stock	1,718,427	2.89%	70.38%
c/o Dolan Family Office 340 Crossways Park Drive Woodbury, NY 11797
	Class B common stock	13,534,408	100%	—

Charles F. Dolan(3)(4)(5)(6)(7)(13)(27)(28)(35)	Class A common stock	826,455	1.39%	40.48%
c/o Dolan Family Office 340 Crossways Park Drive Woodbury, NY 11797
	Class B common stock	7,800,874	57.64%	—

Helen A. Dolan(3)(4)(5)(6)(7)(13)(27)(28)(35)	Class A common stock	826,455	1.39%	40.48%
c/o Dolan Family Office 340 Crossways Park Drive Woodbury, NY 11797
	Class B common stock	7,800,874	57.64%	—

Charles F. Dolan 2011 Grantor Retained	Class A common stock	—	*	5.13%
Annuity Trust #1A(3)(5) c/o Dolan Family Office 340 Crossways Park Drive Woodbury, NY 11797
	Class B common stock	999,761	7.39%	—

Helen A. Dolan 2011 Grantor Retained	Class A common stock	—	*	3.17%
Annuity Trust #1A(3)(7) c/o Dolan Family Office 340 Crossways Park Drive Woodbury, NY 11797
	Class B common stock	617,589	4.56%	—

Joshua W. Sapan(13)(35)(37)	Class A common stock	295,533	*	*
	Class B common stock	—	*	—

Edward A. Carroll(13)(35)(36)(37)	Class A common stock	48,363	*	*
	Class B common stock	—	*	—

Sean S. Sullivan(35)(37)	Class A common stock	7,034	*	*
	Class B common stock	—	*	—

James G. Gallagher(35)(37)	Class A common stock	13,372	*	*
	Class B common stock	—	*	—

Name and Address	Title of Stock Class(1)	Beneficial Ownership(1)(2)	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned(1)(2)
William J. Bell(15)	Class A common stock	5,000	*	*
	Class B common stock	—	*	—

James L. Dolan(3)(13)(15)(16)(18)(34)(35)	Class A common stock	572,747	*	5.89%
P.O. Box 420 Oyster Bay, NY 11771
	Class B common stock	1,089,487	8.05%	—

Kristin A. Dolan(13)(15)(16)(18)(34)(35)	Class A common stock	572,747	*	5.89%
P.O. Box 420 Oyster Bay, NY 11771
	Class B common stock	1,089,487	8.05%	—

Patrick F. Dolan(3)(13)(15)(19)(32)(35)	Class A common stock	65,832	*	4.71%
c/o Dolan Family Office 340 Crossways Park Drive Woodbury, NY 11797
	Class B common stock	910,459	6.73%	—

Thomas C. Dolan(3)(13)(20)(33)(35)	Class A common stock	60,357	*	4.94%
c/o Dolan Family Office 340 Crossways Park Drive Woodbury, NY 11797
	Class B common stock	956,029	7.06%	—

Brian G. Sweeney(3)(13)(15)(21)(22)(30)(35)	Class A common stock	88,113	*	4.79%
1111 Stewart Avenue Bethpage, NY 11714
	Class B common stock	924,624	6.83%	—

Marianne Dolan Weber(3)(14)(15)(23)(31)	Class A common stock	51,914	*	4.64%
P.O. Box 420
Oyster Bay, NY 11771	Class B common stock	899,161	6.64%	—

Neil Ashe(15)	Class A common stock	—	—	—
	Class B common stock	—	—

Alan D. Schwartz(15)	Class A common stock	—	—	—
	Class B common stock	—	—	—

Leonard Tow(14)(15)	Class A common stock	8,139	*	*
	Class B common stock	—	—	—

Robert C. Wright(15)	Class A common stock	—	—	—
	Class B common stock	—	—	—

All executive officers and directors as a group(4)(5)(6)(7)(13)(14)(15)(16)(18) (19)(20)(21)(22)(23)(30)(31)(32)(33)(34)(35)(36)(37)	Class A common stock	2,045,431	3.44%	65.65%
	Class B common stock	12,580,634	92.95%	—

Name and Address	Title of Stock Class(1)	Beneficial Ownership(1)(2)	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned(1)(2)
Kathleen M. Dolan(3)(17)(29)(30)(31)(32)(33)(34)	Class A common stock	276,373	*	28.40%
94B Bowman Road Barnard, VT 05031
	Class B common stock	5,503,488	40.66%	—

Deborah A. Dolan-Sweeney(3)(13)(15)(21)(22)(30)	Class A common stock	88,113	*	4.79%
c/o Dolan Family Office 340 Crossways Park Drive Woodbury, NY 11797
	Class B common stock	924,624	6.83%	—

Paul J. Dolan(3)(24)(29)(34)	Class A common stock	190,207	*	9.58%
Progressive Field, 2401 Ontario St. Cleveland, OH 44115
	Class B common stock	1,845,939	13.64%	—

Mary S. Dolan(3)(25)(30)(32)	Class A common stock	110,797	*	9.33%
300 So. Riverside Plaza, Suite 1480 Chicago, IL 60606
	Class B common stock	1,804,996	13.34%	—

Matthew J. Dolan(3)(26)(31)(33)	Class A common stock	90,887	*	9.38%
Corporate Place, 100 7th Avenue, Suite 150 Chardon, OH 44024
	Class B common stock	1,817,760	13.43%	—

Lawrence J. Dolan(3)(27)	Class A common stock	2,300	*	19.57%
Progressive Field, 2401 Ontario St. Cleveland, OH 44115
	Class B common stock	3,811,519	28.16%	—

David M. Dolan(3)(28)	Class A common stock	310,488	*	19.73%
7 Glenmaro Lane St. Louis, MO 63131
	Class B common stock	3,811,519	28.16%	—

Charles F. Dolan Children Trust(3)(29)	Class A common stock	47,864	*	4.74%
FBO Kathleen M. Dolan P.O. Box 420 Oyster Bay, NY 11771
	Class B common stock	918,981	6.79%	—

Charles F. Dolan Children Trust(3)(30)	Class A common stock	47,864	*	4.74%
FBO Deborah A. Dolan-Sweeney c/o Dolan Family Office 340 Crossways Park Drive Woodbury, NY 11797
	Class B common stock	918,981	6.79%	—

Name and Address	Title of Stock Class(1)	Beneficial Ownership(1)(2)	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned(1)(2)
Charles F. Dolan Children Trust(3)(31)	Class A common stock	47,864	*	4.60%
FBO Marianne Dolan Weber P.O. Box 420 Oyster Bay, NY 11771
	Class B common stock	890,802	6.58%	—

Charles F. Dolan Children Trust(3)(32)	Class A common stock	47,864	*	4.57%
FBO Patrick F. Dolan c/o Dolan Family Office 340 Crossways Park Drive Woodbury, NY 11797
	Class B common stock	886,015	6.55%	—

Charles F. Dolan Children Trust(3)(33)	Class A common stock	39,886	*	4.78%
FBO Thomas C. Dolan c/o Dolan Family Office 340 Crossways Park Drive Woodbury, NY 11797
	Class B common stock	926,958	6.85%	—

Charles F. Dolan Children Trust(3)(34)	Class A common stock	39,886	*	4.78%
FBO James L. Dolan P.O. Box 420 Oyster Bay, NY 11771
	Class B common stock	926,958	6.85%	—

Luxor Capital Group, LP(8)	Class A common stock	6,645,406	11.14%	3.41%
1251 Avenue of the Americas New York, NY 10020
	Class B common stock	—	—	—

Paulson & Co. Inc.(9)	Class A common stock	5,750,000	9.68%	2.95%
1251 Avenue of the Americas New York, NY 10020
	Class B common stock	—	—	—

ClearBridge Advisors, LLC(10)	Class A common stock	4,516,749	7.60%	2.32%
620 8th Avenue New York, NY 10018
	Class B common stock	—	—	—

Manning & Napier Advisors, LLC(11)	Class A common stock	5,172,976	8.71%	2.66%
290 Woodcliff Drive Fairport, NY 14450
	Class B common stock			—

Wellington Management Company, LLP(12)	Class A common stock	3,749,249	6.31%	1.93%
280 Congress Street Boston, MA 02210
	Class B common stock	—	—	—

*	Less than 1%.

(1)	Beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding and relationship or otherwise. Unless indicated, beneficial ownership disclosed consists of sole voting and investment power. Beneficial ownership of Class A common stock is exclusive of the shares of Class A common stock that are issuable upon conversion of shares of Class B common stock.
(2)	Shares of Class B common stock are convertible into shares of Class A common stock at the option of the holder on a share for share basis. The holder of one share of Class A common stock has one vote per share at a meeting of our stockholders and the holder of one share of Class B common stock has 10 votes per share at a meeting of our stockholders, except in the separate elections of directors. Holders of Class A common stock have the right to elect 25% of the Board of Directors rounded up to the nearest whole director and the holders of Class B common stock have the right to elect the remaining members of the Board of Directors.
(3)

Members of the Dolan family have formed a “group” for purposes of Section 13(d) of the Securities Exchange Act of 1934. The members of this group (the “Group Members”) are: Charles F. Dolan, individually and as Trustee of the Charles F. Dolan 2011 Grantor Retained Annuity Trust #1A (“CFD 2011 GRAT”) and the Charles F. Dolan 2009 Revocable Trust (“CFD 2009 Trust”); Helen A. Dolan, individually and as Trustee of the Helen A. Dolan 2011 Grantor Retained Annuity Trust #IA (“HAD 2011 GRAT”) and the Helen A. Dolan 2009 Revocable Trust (“HAD 2009 Trust”); James L. Dolan; Thomas C. Dolan; Patrick F. Dolan; Kathleen M. Dolan, individually and as a Trustee of the Charles F. Dolan Children Trust FBO Kathleen M. Dolan, the Charles F. Dolan Children Trust FBO Deborah Dolan-Sweeney, the Charles F. Dolan Children Trust FBO Marianne Dolan Weber, the Charles F. Dolan Children Trust FBO Patrick F. Dolan, the Charles F. Dolan Children Trust FBO Thomas C. Dolan and the Charles F. Dolan Children Trust FBO James L. Dolan (hereinafter collectively referred to as the “Dolan Children Trusts,” and individually, a “Dolan Children Trust”) and as sole Trustee of the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust; Marianne Dolan Weber; Deborah A. DolanSweeney; Lawrence J. Dolan, as a Trustee of the Charles F. Dolan 2009 Family Trust FBO Patrick F. Dolan, the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan, the Charles F. Dolan 2009 Family Trust FBO James L. Dolan, the Charles F. Dolan 2009 Family Trust FBO Marianne Dolan Weber, the Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan and the Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney (collectively, the “2009 Family Trusts” and individually, a “2009 Family Trust”) and as Trustee of the Charles F. Dolan 2010 Grandchildren Trust FBO Descendants of Deborah A. Dolan-Sweeney, Charles F. Dolan 2010 Grandchildren Trust FBO Descendants of Kathleen M. Dolan, Charles F. Dolan 2010 Grandchildren Trust FBO Descendants of Marianne E. Dolan Weber, Charles F. Dolan 2010 Grandchildren Trust FBO Descendants of Patrick F. Dolan and Charles F. Dolan 2010 Grandchildren Trust FBO Descendants of James L. Dolan (hereinafter collectively referred to as the “CFD 2010 Grandchildren Trusts,” and individually, a “CFD 2010 Grandchildren Trust”); David M. Dolan, as a Trustee of each of the 2009 Family Trusts and each of the CFD 2010 Grandchildren Trusts; Paul J. Dolan, as a Trustee of the Dolan Children Trusts FBO Kathleen M. Dolan and James L. Dolan; Matthew J. Dolan, as a Trustee of the Dolan Children Trusts FBO Marianne Dolan Weber and Thomas C. Dolan; Mary S. Dolan, as a Trustee of the Dolan Children Trusts FBO Deborah Dolan-Sweeney and Patrick F. Dolan; Dolan Children Trust FBO Kathleen M. Dolan; Dolan Children Trust FBO Marianne Dolan Weber; Dolan Children Trust FBO Deborah Dolan-Sweeney; Dolan Children Trust FBO James L. Dolan; Dolan Children Trust FBO Thomas C. Dolan; Dolan Children Trust FBO Patrick F. Dolan; 2009 Family Trust FBO James L. Dolan; 2009 Family Trust FBO Thomas C. Dolan; 2009 Family Trust FBO Patrick F. Dolan; 2009 Family Trust FBO Kathleen M. Dolan; 2009 Family Trust FBO Marianne Dolan Weber; 2009 Family Trust FBO Deborah A. Dolan-Sweeney; Ryan Dolan 1989 Trust; Tara Dolan 1989 Trust; CFD 2010 Grandchildren Trust FBO Descendants of Deborah A. Dolan-Sweeney; CFD 2010 Grandchildren Trust FBO Descendants of Kathleen M. Dolan; CFD 2010 Grandchildren Trust FBO Descendants of Marianne E. Dolan Weber; CFD 2010 Grandchildren Trust FBO Descendants of Patrick F. Dolan; CFD 20 I 0 Grandchildren Trust FBO Descendants of James L. Dolan; CFD 2011 GRAT; and HAD 2011 GRAT. The Group Members may be deemed to beneficially own an aggregate of 15,252,835 shares of Class A common stock as a result of their beneficial ownership of

(i) 1,718,427 shares of Class A common stock (including 120,330 shares of restricted stock and 886,315 shares of Class A common stock issuable upon the exercise of options granted pursuant to the Company’s Employee Stock Plan or Director Stock Plan, which on March 15, 2012, were unexercised but would be exercisable within a period of 60 days) and (ii) 13,534,408 shares of shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof. Individuals who are Group Members solely in their capacity as trustees of trusts that are Group Members beneficially own an additional 433,451 shares of Class A common stock. See footnotes (4) through (7), (13), (14) and (16) through (34).
(4)	Charles F. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 529,118 shares of Class A common stock (including 25,768 shares of Class A common stock, 51,100 unvested shares of restricted stock, 450,524 shares of Class A common stock issuable upon exercise of options which on March 15, 2012 were unexercised but were exercisable within a period of 60 days owned personally and 1,726 shares of Class A common stock owned by the CFD 2009 Trust); 1,732,877 shares of shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the CFD 2009 Trust and 999,761 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the CFD 2011 GRAT; and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 297,337 shares of Class A common stock owned by the Dolan Family Foundation; 639,128 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the HAD 2009 Trust; 617,589 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the HAD 2011 GRAT; 2,540,063 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the 2009 Family Trusts; and 1,271,456 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts. Includes 2,540,063 shares of Class B common stock owned by the 2009 Family Trusts; and 1,271,456 shares of Class B common stock owned by the CFD 2010 Grandchildren Trusts which Charles F. Dolan may be deemed to have the right to acquire because he has the right to substitute assets with the trust, subject to the trustees’ reasonable satisfaction that the substitute assets received by the trust are of equal value to the trust property exchanged therefore. He disclaims beneficial ownership of 297,337 shares of Class A common stock owned by the Dolan Family Foundation; 639,128 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the HAD 2009 Trust; 617,589 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the HAD 2011 GRAT; 2,540,063 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the 2009 Family Trusts; and 1,271,456 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts. See footnotes (5)(6)(7)(13)(27)(28).
(5)	Charles F. Dolan, as trustee of the CFD 2011 GRAT, has the sole power to vote and dispose of 999,761 shares of shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the CFD 2011 GRAT.
(6)

Helen A. Dolan may be deemed to have (i) the sole power to vote or direct the vote of 1,256,717 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof (including 639,128 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the HAD 2009 Trust and 617,589 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the HAD 2011 GRAT) and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 297,337 shares of Class A common stock owned by the Dolan Family Foundation; an aggregate of 529,118 shares of Class A common stock (including 25,768 shares of Class A common stock 51,100 unvested shares of restricted stock, 450,524 shares of Class A common stock issuable upon exercise of options which on March 15, 2012 were unexercised but were exercisable within a period of 60 days owned personally by her spouse, Charles F. Dolan, and 1,726 shares of Class A common stock owned by the CFD 2009 Trust); 1,732,877 shares of Class B common stock and the equal number of shares of

Class A common stock issuable upon conversion thereof owned by the CFD 2009 Trust; 999,761 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the CFD 2011 GRAT; 2,540,063 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the 2009 Family Trusts; and 1,271,456 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts. Includes 2,540,063 shares of Class B common stock owned by the 2009 Family Trusts; and 1,271,456 shares of Class B common stock owned by the CFD 2010 Grandchildren Trusts which Helen A. Dolan’s spouse, Charles F. Dolan, may be deemed to have the right to acquire because he has the right to substitute assets with the trust, subject to the trustees’ reasonable satisfaction that the substitute assets received by the trust are of equal value to the trust property exchanged therefor. She disclaims beneficial ownership of 297,337 shares of Class A common stock owned of the Dolan Family Foundation, an aggregate of 529,118 shares of Class A common stock (including 25,768 shares of Class A common stock, 51,100 unvested shares of restricted stock, 450,524 shares of Class A common stock issuable upon exercise of options which on March 15, 2012 were unexercised but were exercisable within a period of 60 days owned personally by her spouse and 1,726 shares of Class A common stock owned by the CFD 2009 Trust); 1,732,877 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the CFD 2009 Trust; 999,761 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the CFD 2011 GRAT; 2,540,063 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the 2009 Family Trusts; and 1,271,456 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts. See footnotes (4)(5)(7)(13)(27)(28).
(7)	Helen A. Dolan, as trustee of the HAD 2011 GRAT, has the sole power to vote and dispose of 617,589 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the HAD 2011 GRAT.
(8)	Based upon the most recent Schedule 13G filed with the SEC on April 14, 2012, Luxor Capital Group, LP, an investment adviser, has shared voting power over 6,645,406 shares of Class A common stock and shared dispositive power over 6,645,406 shares of Class A common stock.
(9)	Based upon the most recent Schedule 13G filed with the SEC on February 14, 2012, Paulson & Co. Inc., an investment adviser, has sole voting power over 5,750,000 shares of Class A common stock and sole dispositive power over 5,750,000 shares of Class A common stock.
(10)	Based upon the most recent Schedule 13G filed with the SEC on February 14, 2012, ClearBridge Advisors, LLC, an investment adviser, has sole voting power over 3,927,296 shares of Class A common stock and sole dispositive power over 4,516,749 shares of Class A common stock.
(11)	Based upon the most recent Schedule 13G filed with the SEC on January 27, 2012, Manning & Napier Advisors, LLC, an investment adviser, has sole voting power over 4,215,676 shares of Class A common stock and sole dispositive power over 5,172,976 shares of Class A common stock.
(12)	Based upon the most recent Schedule 13G filed with the SEC on February 14, 2012, Wellington Management Company, LLP, an investment adviser, has shared voting power over 2,623,824 shares of Class A common stock and shared dispositive power over 3,743,999 shares of Class A common stock.
(13)	Includes shares of Class A common stock issuable upon the exercise of options granted pursuant to the Company’s 2011 Employee Stock Plan, which on March 15, 2012, were unexercised but were exercisable within a period of 60 days. These amounts include the following number of shares of Class A common stock for the following individuals: Charles F. Dolan 450,524; James L. Dolan 427,041; Kristin A. Dolan 0; Patrick F. Dolan 3,000; Thomas C. Dolan 0; Brian G. Sweeney 3,750; Joshua W. Sapan 93,950, Edward A. Carroll 15,420, and 997,685 for all executive officers and directors as a group.
(14)	Includes shares of Class A common stock issuable upon the exercise of options granted pursuant to the Company’s 2011 Stock Plan for Non-Employee Directors, which on March 15, 2012, were unexercised but were exercisable within a period of 60 days. These amounts include the following number of shares of Class A common stock for the following individuals: Leonard Tow 2,000 and Marianne Dolan Weber 2,000.

(15)	Does not include restricted stock units granted under the Company’s 2011 Stock Plan for Non-Employee Directors, which represent a right to receive one share of Class A common stock or the cash equivalent thereof. These amounts include the following number of restricted stock units for the following individuals: James L. Dolan, 3,541; Kristin A. Dolan, 3,541; Brian G. Sweeney, 3,541; Patrick F. Dolan, 3,541; Marianne Dolan Weber, 3,541; William J. Bell 3,541; Neil Ashe 3,541; Alan D. Schwartz 3,541; Leonard Tow 3,541; and Robert C. Wright 3,541.
(16)	James L. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 518,341 shares of Class A common stock (including, 42,275 shares of Class A common stock, 49,025 unvested shares of restricted stock and 427,041 shares of Class A common stock issuable upon exercise of options which on March 15, 2012 were unexercised but were exercisable within a period of 60 days) owned personally; 162,529 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned personally; and an aggregate of 4,225 shares of Class A common stock held as custodian for one or more of his children and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 7,895 shares of Class A common stock (including 4,510 shares of Class A common stock, 2,980 unvested shares of restricted stock and 405 shares of Class A common stock held in the Cablevision 401(k) Savings Plan’s Cablevision Stock Fund) owned personally by his spouse, Kristin A. Dolan; 1,250 shares of Class A common stock owned jointly with his spouse; 1,150 shares of Class A common stock owned by a member of his household; 39,886 shares of Class A common stock and 926,958 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trust for his benefit. He disclaims beneficial ownership of an aggregate of 4,225 shares of Class A common stock held as custodian for one or more of his children; 1,150 shares of Class A common stock owned by a member of his household; 7,895 shares of Class A common stock (including 4,510 shares of Class A common stock, 2,980 unvested shares of restricted stock and 405 shares of Class A common stock held in the Cablevision 401(k) Savings Plan’s Cablevision Stock Fund) owned personally by his spouse; and 39,886 shares of Class A common stock and 926,958 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion-thereof owned by the Dolan Children Trust for his benefit.
(17)	Kathleen M. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 1,595 shares of Class A common stock owned personally; 4,481 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned personally; an aggregate of 2,300 shares of Class A common stock held as custodian for one or more minor children; and an aggregate of 30,312 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust for which she serves as trustee and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 1,250 shares of Class A common stock owned jointly with her former spouse; an aggregate of 271,228 shares of Class A common stock owned by the Dolan Children Trusts (of which 47,864 shares are held for her benefit) and an aggregate of 5,468,695 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trusts (of which 918,981 shares are held for her benefit) and for which she serves as co-trustee. She disclaims beneficial ownership of an aggregate of 2,300 shares of Class A common stock held as custodian for one or more minor children, an aggregate of 30,312 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust for which she serves as trustee; an aggregate 271,228 shares of Class A common stock owned by the Dolan Children Trusts (of which 47,864 shares are held for her benefit) and an aggregate of 5,468,695 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trusts of which 918,981 shares are held for her benefit and for which she serves as co-trustee.
(18)

Kristin A. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 7,895 shares of Class A common stock (including 4,510 shares of Class A common stock, 2,980 unvested shares of restricted stock and 405 shares of Class A common stock held in the Cablevision 401(k) Savings Plan’s Cablevision Stock Fund) owned personally and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 518,341 shares of Class A common stock (including 42,275 shares of Class A common stock, 49,025 unvested shares of restricted stock and 427,041 shares of Class A common stock issuable upon exercise of options which on March 15, 2012 were unexercised but were exercisable within a period of 60 days) owned personally by her spouse, James L. Dolan; 162,529 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by her spouse; 1,250 shares of Class A common stock owned jointly with her spouse; an aggregate of 4,225 shares of Class A common stock held by her spouse as custodian for one or more of his children; 1,150 shares of Class A common stock owned by a member of her household; 39,886 shares of Class A common stock and 926,958 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trust for the benefit of her spouse. She disclaims beneficial ownership of an aggregate 4,225 shares of Class A common stock held by her spouse as custodian for one or more of his children; 1,150 shares of Class A common stock owned by a member of her household; 518,341 shares of Class A common stock (including 42,275 shares of Class A common stock, 49,025 unvested shares of restricted stock and 427,041 shares of Class A common stock issuable upon exercise of options which on March 15, 2012 were unexercised but were exercisable within a period of 60 days) owned personally by her spouse; 162,529 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by her spouse; and 39,886 shares of Class A common stock and 926,958 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trust for the benefit of her spouse.
(19)	Patrick F. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 13,118 shares of Class A common stock (including 5,893 shares of Class A common stock, 4,225 unvested shares of restricted stock and 3,000 shares of Class A common stock issuable upon exercise of options which on March 15, 2012 were unexercised but were exercisable within a period of 60 days) owned personally; 24,444 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned personally; and (ii) the shared power to vote or direct the vote of and to dispose of or to direct the disposition of 1,250 shares of Class A common stock owned jointly with his spouse; 525 shares of Class A common stock owned personally by his spouse; 2,300 shares of Class A common stock owned by members of his household; 775 shares owned by the Daniel P. Mucci Trust (the “Mucci Trust”) for which he serves as co-trustee; and 47,864 shares of Class A common stock owned by the Dolan Children Trust for his benefit and 886,015 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trust for his benefit. He disclaims beneficial ownership of 525 shares of Class A common stock owned personally by his spouse; 2,300 shares of Class A common stock owned by members of his household; 775 shares of Class A common stock held by the Mucci Trust; and 47,864 shares of Class A common stock and 886,015 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trust for his benefit.
(20)	Thomas C. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 20,471 shares of Class A common stock (including 11,696 shares of Class A common stock, 8,775 unvested shares of restricted stock) owned personally; 29,071 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned personally and (ii) the shared power to vote or direct the vote of and to dispose of or to direct the disposition of 39,886 shares of Class A common stock and 926,958 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trust for his benefit. He disclaims beneficial ownership of 39,886 shares of Class A common stock and 926,958 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trust for his benefit.
(21)

Brian G. Sweeney may be deemed to have (i) the sole power to vote or direct the vote of and dispose or direct the disposition of 32,574 shares of Class A common stock (including 24,599 shares of Class A common stock, 4,225 unvested shares of restricted stock and 3,750 shares of Class A common stock issuable upon exercise of options which on March 15, 2012 were unexercised but were exercisable within a period of 60 days) owned personally and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 5,643 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by his spouse, Deborah A. Dolan-Sweeney; an aggregate of 7,675 shares Class A common stock held in trusts for his children for which he serves as co-trustee; and 47,864 shares of Class A common stock and 918,981 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trust for the benefit of his spouse. He disclaims beneficial ownership of the 5,643 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by his spouse; an aggregate of 7,675 shares of Class A common stock held in trusts for his children for which he serves as co-trustee; and 47,864 shares of Class A common stock and 918,981 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trust for the benefit of his spouse.
(22)	Deborah A. Dolan-Sweeney may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 5,643 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned personally and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 32,574 shares of Class A common stock (including 24,599 shares of Class A common stock, 4,225 unvested shares of restricted stock and 3,750 shares of Class A common stock issuable upon exercise of options which on March 15, 2012 were unexercised but were exercisable within a period of 60 days) owned personally by her spouse, Brian G. Sweeney; an aggregate of 7,675 shares of Class A common stock held in trusts for her children for which her spouse serves as co-trustee; and 47,864 shares of Class A common stock and 918,981 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trust for her benefit. She disclaims beneficial ownership of 32,574 shares of Class A common stock (including 24,599 shares of Class A common stock, 4,225 unvested shares of restricted stock and 3,750 shares of Class A common stock issuable upon exercise of options which on March 15, 2012 were unexercised but were exercisable within a period of 60 days) owned personally by her spouse; an aggregate of 7,675 shares of Class A common stock held in trusts for her children for which her spouse serves as co-trustee; and 47,864 shares of Class A common stock and 918,981 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trust for her benefit.
(23)	Marianne Dolan Weber may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 2,000 shares of Class A common stock issuable upon exercise of options which on March 15, 2012 were unexercised but were exercisable within a period of 60 days owned personally; 8,359 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned personally and 1,150 shares of Class A common stock held as custodian for her child and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 900 shares of Class A common stock owned personally by her spouse, and 47,864 shares of Class A common stock and 890,802 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trust for her benefit. She disclaims beneficial ownership of 900 shares of Class A common stock owned personally by her spouse 1,150 shares of Class A common stock held as custodian for her child; and 47,864 shares of Class A common stock and 890,802 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trust for her benefit.
(24)

Paul J. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 96,550 shares of Class A common stock (including 5,108 shares of Class A common stock held as custodian for one or more minor children and 91,442 shares of Class A common stock owned by the CFD Trust No. 10) and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 5,907 shares of Class A common stock owned jointly with his spouse; and an aggregate of 87,750 shares of Class A common stock and 1,845,939 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Kathleen M. Dolan and James L. Dolan. He disclaims beneficial ownership of an aggregate of 5,108 shares of Class A common stock held as custodian for one or more minor children; 91,442 shares of Class A common stock owned by the CFD Trust No. 10; and an aggregate of 87,750 shares of Class A common stock and 1,845,939 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Kathleen M. Dolan and James L. Dolan.
(25)	Mary S. Dolan may be deemed to have (i) the sole power to vote or direct the vote and to dispose of or direct the disposition of 6,810 shares of Class A common stock held as custodian for one or more minor children and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 8,259 shares of Class A common stock owned jointly with her spouse; an aggregate of 95,728 shares of Class A common stock and 1,804,996 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Deborah Dolan-Sweeney and Patrick F. Dolan. She disclaims beneficial ownership of 6,810 shares of Class A common stock held as custodian for one or more minor children; an aggregate of 95,728 shares of Class A common stock and 1,804,996 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Deborah Dolan-Sweeney and Patrick F. Dolan.
(26)	Matthew J. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 1,750 shares of Class A common stock owned personally and 1,387 shares of Class A common stock held as custodian for his child and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 87,750 shares of Class A common stock and 1,817,760 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan. He disclaims beneficial ownership of 1,387 shares of Class A common stock held as custodian for his child and an aggregate of 87,750 shares of Class A common stock and 1,817,760 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan.
(27)	Lawrence J. Dolan may be deemed to have the shared power to vote or direct the vote of and to dispose of or direct the disposition of 2,300 shares of Class A common stock owned jointly with his spouse; an aggregate of 2,540,063 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the 2009 Family Trusts and an aggregate of 1,271,456 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts. He disclaims beneficial ownership of an aggregate of shares of Class B common stock and the equal number of shares of 2,540,063 Class A common stock issuable upon conversion thereof owned by the 2009 Family Trusts and an aggregate of 1,271,456 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts.
(28)	David M. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 302,176 shares of Class A common stock (including 2,971 shares of Class A common stock owned by the David M. Dolan Revocable Trust and 299,205 shares of Class A common stock owned by the Charles F. Dolan Charitable Remainder Trust) and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 8,312 shares of Class A common stock (including 2,300 shares of Class A common stock owned jointly with his spouse; 5,250 shares of Class A common stock owned by the Ann H. Dolan Revocable Trust, 762 shares of Class A common stock held by his spouse as custodian for a minor child); and an aggregate of 2,540,063 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the 2009 Family Trusts and an aggregate of 1,271,456 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts. He disclaims beneficial ownership of 299,205 shares of Class A common stock owned by the Charles F. Dolan Charitable Remainder Trust; 5,250 shares of Class A common stock owned by the Ann H. Dolan Revocable Trust; 762 shares of Class A common stock held by his spouse as custodian for a minor child; an aggregate of 2,540,063 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the 2009 Family Trusts and an aggregate of 1,271,456 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts.

(29)	Kathleen M. Dolan and Paul J. Dolan serve as co-trustees and have the shared power to vote and dispose of the 47,864 shares of Class A common stock and 918,981 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO Kathleen M. Dolan.
(30)	Kathleen M. Dolan and Mary S. Dolan serve as co-trustees and have the shared power to vote and dispose of the 47,864 shares of Class A common stock and 918,981 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO Deborah A. Dolan-Sweeney.
(31)	Kathleen M. Dolan and Matthew J. Dolan serve as co-trustees and have the shared power to vote and dispose of the 47,864 shares of Class A common stock and 890,802 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO Marianne Dolan-Weber.
(32)	Kathleen M. Dolan and Mary S. Dolan serve as co-trustees and have the shared power to vote and dispose of the 47,864 shares of Class A common stock and 886,015 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO Patrick F. Dolan.
(33)	Kathleen M. Dolan and Matthew J. Dolan serve as co-trustees and have the shared power to vote and dispose of the 39,886 shares of Class A common stock and 926,958 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO Thomas C. Dolan.
(34)	Kathleen M. Dolan and Paul J. Dolan serve as co-trustees and have the shared power to vote and dispose of the 39,886 shares of Class A common stock and 926,958 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO James L. Dolan.
(35)	Includes shares of unvested restricted stock. These amounts include the following number of shares of Class A common stock for the following individuals: Joshua W. Sapan 178,342; Edward A. Carroll 23,730; Sean S. Sullivan 7,034; James G. Gallagher 8,822; Charles F. Dolan 51,100; James L. Dolan 49,025; Kristin A. Dolan 2,980; Thomas C. Dolan 8,775; Patrick F. Dolan 4,225; and Brian G. Sweeney 4,225.
(36)	Includes 1,349 shares held indirectly through a 401(k).
(37)	Does not include restricted stock units granted under the Company’s 2011 Employee Stock Plan, which represent a right to receive one share of Class A common stock or the cash equivalent thereof. The excluded number of restricted stock units for the following individuals are: Joshua W. Sapan 46,229; Edward A. Carroll 22,183; Sean S. Sullivan 11,091; Charles F. Dolan 7,896; and James G. Gallagher 6,655.

Charles F. Dolan, members of his family and related family entities, by virtue of their ownership of Class B common stock, are able collectively to control stockholder decisions on matters in which holders of Class A common stock and Class B common stock vote together as a class, and to elect up to 75% of the Company’s Board. In addition, Charles F. Dolan, members of the Dolan family and related family entities have entered into a Class B Stockholders Agreement which has the effect of causing the voting power of these Class B stockholders to be cast as a block on all matters to be voted on by holders of Class B common stock.

Charles F. Dolan, all other holders of Class B Common Stock (other than the Charles F. Dolan Children Trusts), the Dolan Children’s Foundation, the Dolan Family Foundation and the Company have entered into a registration rights agreement (the “Dolan Registration Rights Agreement”). Under this agreement, the Company will provide to the parties to the Dolan Registration Rights Agreement (the “Dolan Parties”) (and, in certain cases, transferees and pledgees of shares of Class B Common Stock owned by these parties) with certain demand and piggy-back registration rights with respect to their shares of Class A Common Stock (including those issued upon conversion of shares of Class B Common Stock). As of March 15, 2012, the Dolan Parties owned approximately 8.1 million shares of Class B Common Stock (the “Dolan Shares”), which represented approximately 60% of our Class B Common Stock, as well as approximately 1.4 million shares of Class A Common Stock, which represented approximately 2.5% of our Class A Common Stock. Such shares of Class B Common Stock and Class A Common Stock, collectively, represented approximately 13% of our Common Stock and approximately 42% of the aggregate voting power of our Common Stock.

The Charles F. Dolan Children Trusts (the “Children Trusts”) and the Company have entered into a registration rights agreement (the “Children Trusts Registration Rights Agreement”). Under this agreement, the Company will provide the Children Trusts (and, in certain cases, transferees and pledgees of shares of Class B Common Stock owned by these parties) with certain demand and piggy-back registration rights with respect to their shares of Class A Common Stock (including those issued upon conversion of shares of Class B Common Stock). As of March 15, 2012, the Children Trusts owned approximately 5.5 million shares of Class B Common Stock (the “Children Trust Shares”), which represented approximately 40% of our Class B Common Stock, as well as approximately 0.3 million shares of Class A Common Stock, which represented less than 1% of our Class A Common Stock. Such shares of Class B Common Stock and Class A Common Stock, collectively, represented approximately 8% of our Common Stock and approximately 28% of the aggregate voting power of our Common Stock.

In the Children Trusts Registration Rights Agreement, each Children Trust has agreed that in the case of any sale or disposition of its shares of Class B Common Stock (other than to Charles F. Dolan or other Dolan family interests) by such Children Trust, or of any of the Children Trust Shares by any other Dolan family interest to which such shares of Class B Common Stock are transferred, such stock will be converted to Class A Common Stock. The Dolan Registration Rights Agreement does not include a comparable conversion obligation, and the conversion obligation in the Children Trusts Registration Rights Agreement does not apply to the Dolan Shares.

The Dolan Registration Rights Agreement and the Children Trusts Registration Rights Agreement have been included as exhibits to our Annual Report on Form 10-K, and the foregoing discussion of those agreements is qualified in its entirety by reference to those agreements so filed.

DESCRIPTION OF OUR SENIOR SECURED CREDIT FACILITY

We have entered into a Credit Facility, which provides us with a $1,725 million term loan facility and a $500 million revolving credit facility. The Credit Facility has the following principal terms. For more information regarding our Credit Facility, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Debt Financing Agreements—Senior Secured Credit Facility.”

Summary	Tranche	Amount	Maturity
	Revolving Credit Facility	$500 million	5 years
	Term Loan “A” Facility	$1,130 million	6 years
	Term Loan “B” Facility	$595 million	7 years

Purpose	The proceeds of the Credit Facility have been used to (i) repay all of our indebtedness (other than capital leases) that was outstanding immediately prior to the consummation of the Transactions; (ii) pay certain fees and expenses incurred in connection with the Transactions; and (iii) provide us with ongoing working capital and for other general corporate purposes. In addition, we issued $550,000,000 of borrowings under our Term “B” Facility to CSC Holdings as partial consideration for the contribution to us of the AMC Networks business.

Borrower	AMC Networks Inc.

Guarantors	The obligations of AMC Networks under the Credit Facility are guaranteed by each of AMC Networks’ existing and future domestic restricted subsidiaries. All guarantees will be guarantees of payment and not of collection.

Security	AMC Networks and each of the guarantors has granted to the lenders under the Credit Facility a first priority (subject to certain exceptions set forth in the loan documentation) lien and security interest in all of the following collateral:

•    All present and future shares of capital stock of (or other ownership or profit interests in) each of the AMC Networks’ present and future subsidiaries (limited, in the case of each entity that is a “controlled foreign corporation” under Section 957 of the Internal Revenue Code, to a pledge of 66% of the capital stock of each such first-tier foreign subsidiary).

•    Substantially all of the presently and future-owned property and assets, real and personal, of AMC Networks and each guarantor, including, but not limited to, machinery and equipment, inventory and other goods, accounts receivable, owned real estate exceeding $3 million in value, fixtures, bank accounts, general intangibles, financial assets, investment property, license rights, patents, trademarks, trade names, copyrights, chattel paper, insurance proceeds, contract rights, hedge agreements, documents, instruments, indemnification rights, tax refunds and cash.

• All proceeds and products of the aforementioned property and assets.

The collateral shall ratably secure the relevant party’s obligations in respect of the senior secured credit facility and any treasury management, interest protection or other hedging arrangements entered into with a lender (or an affiliate thereof).

Financial Covenants	Minimum Consolidated Interest Coverage Ratio and Maximum Debt to Operating Cash Flow Ratio.

THE EXCHANGE OFFER

The following summary of the Registration Rights Agreement and letter of transmittal is not complete and is subject to, and is qualified in its entirety by, all of the provisions of the Registration Rights Agreement and the letter of transmittal, each of which is filed as an exhibit to the registration statement of which this prospectus is a part. We urge you to read the entire Registration Rights Agreement carefully.

Purpose and Effect of Exchange Offer; Registration Rights

We are offering to exchange our 7.75% Senior Notes due 2021, which have been registered under the Securities Act and which we refer to as the “new notes,” for our outstanding 7.75% Senior Notes due 2021, which have not been so registered and which we refer to as the “old notes.” We refer to this exchange offer as the “exchange offer.”

The old notes were purchased by Merrill Lynch, Pierce Fenner & Smith Incorporated, J.P. Morgan Securities LLC and certain other initial purchasers, whom we refer to collectively as the “initial purchasers,” on June 30, 2011, for resale to qualified institutional buyers in compliance with Rule 144A under the Securities Act and outside of the United States to non-U.S. persons in compliance with Regulation S under the Securities Act. In connection with the sale of the old notes, we and the initial purchasers entered into the Registration Rights Agreement on June 30, 2011.

Registration Rights; Special Interest

The following description is a summary of the material provisions of the Registration Rights Agreement. This description does not restate that agreement in its entirety. The Registration Rights Agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. We urge you to read the Registration Rights Agreement in its entirety because it, and not this description, defines your registration rights as holders of the notes. See “Where You Can Find More Information.”

Pursuant to the Registration Rights Agreement, the Company and the Subsidiary Guarantors (as defined below) have agreed to file with the SEC the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) on the appropriate form under the Securities Act with respect to the Exchange Securities (as defined in the Registration Rights Agreement). Upon the effectiveness of the Exchange Offer Registration Statement, the Company and the Subsidiary Guarantors will offer to holders of Registrable Securities pursuant to the Exchange Offer (as both terms are defined in the Registration Rights Agreement) who are able to make certain representations the opportunity to exchange their Registrable Securities for new notes.

If:

(1)	the Company determines that the Exchange Offer may not be consummated because it would violate applicable law or the applicable interpretations of the SEC staff;

(2)	the Exchange Offer is not for any other reason consummated within 400 days after the closing date of the offering of the old notes; or

(3)	following the consummation of the Exchange Offer, a registration statement must be filed and a prospectus must be delivered by the initial purchasers in connection with any offering or sale of Registrable Securities because such Registrable Securities represent an unsold allotment of the Registrable Securities purchased by the initial purchasers from the Company;

then the Company and the Subsidiary Guarantors will (a) file as soon as practicable after such determination or date, as the case may be, a Shelf Registration Statement (as defined in the Registration Rights Agreement) providing for the sale by the holders of all of the Registrable Securities, (b) use their commercially reasonable best efforts to have such Shelf Registration Statement declared effective by the SEC and (c) keep the Shelf Registration Statement continuously effective until such time as the Securities covered by such Shelf Registration Statement are freely transferrable or such shorter period which will terminate when all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement.

For purposes of the preceding, “Registrable Securities” means the old notes and the guarantees of the notes until the earliest to occur of the date on which (i) the Exchange Offer has been consummated, (ii) a Registration Statement with respect to such old notes and guarantees shall have been declared effective under the Securities Act and such old notes and guarantees shall have been disposed of pursuant to such Registration Statement, provided, that Securities not disposed of pursuant to an effective Shelf Registration Statement shall cease to be Registrable Securities one year from the date such Shelf Registration Statement is declared effective by the SEC, or such longer period as the Company’s and the Guarantors’ obligation to keep such Shelf Registration Statement effective may be extended pursuant to the Registration Rights Agreement, (iii) such old notes and guarantees (a) are freely transferable in accordance with Rule 144 by a person that is not an “affiliate” (as defined in Rule 144) of the Company where no conditions under Rule 144 are then applicable (other than the holding period requirement of paragraph (d) of Rule 144 so long as such holding period requirement is satisfied at such time of determination), (b) do not bear any restrictive legends relating to the Securities Act and (c) do not bear a restrictive CUSIP number, or (iv) such old notes and guarantees shall have ceased to be outstanding.

The Registration Rights Agreement provides that:

(1)	the Company and the Subsidiary Guarantors will file an Exchange Offer Registration Statement with the SEC and use their commercially reasonable best efforts to cause such registration statement to be declared effective under the Securities Act within 367 days after the issue of the old notes; and

(2)	if obligated to file the Shelf Registration Statement, the Company and the Subsidiary Guarantors will file the Shelf Registration Statement as soon as practicable after such determination and use their commercially reasonable best efforts to have the Shelf Registration Statement declared effective by the SEC.

If the Exchange Offer is not consummated or a Shelf Registration Statement is not declared effective on or prior to the 400th calendar day following the issue of the old notes, then the interest rate borne by the notes will be increased by one-quarter of one percent per annum for the first 90 days following such 400-day period. Such interest rate will increase by an additional one-quarter of one percent per annum thereafter up to a maximum aggregate increase of one half of one percent per annum. Upon the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, the interest rate borne by the notes will be reduced to the original interest rate.

Holders of notes will be required to make certain representations to the Company and the Subsidiary Guarantors (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement in order to have their old notes included in the Shelf Registration Statement. By acquiring notes, a holder will be deemed to have agreed to indemnify the Company and the Subsidiary Guarantors against certain losses arising out of information furnished by such holder in writing for inclusion in any Shelf Registration Statement. Holders of notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from the Company.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, for each $1,000 principal amount of old notes properly surrendered and not withdrawn before the expiration date of the exchange offer, we will issue $1,000 principal amount of new notes. Holders may tender some or all of their old notes pursuant to the exchange offer in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered.

The form and terms of the new notes will be the same as the form and terms of the old notes except that:

•	the new notes will have a different CUSIP number from the old notes;

•	the new notes will be registered under the Securities Act and, therefore, the global securities representing the new notes will not bear legends restricting the transfer of interests in the new notes;

•	the new notes will not be subject to the registration rights relating to the old notes; and

•	the new notes will not benefit from payment of additional interest in case of non-registration.

The new notes will evidence the same indebtedness as the old notes they replace, and will be issued under, and be entitled to the benefits of, the same indenture governing the issuance of the old notes. As a result, the old notes and the new notes will be treated as a single series of notes under the indenture.

No interest will be paid in connection with the exchange. The new notes will accrue interest from and including the last interest payment date on which interest has been paid on the old notes or, if no interest has been paid on the old notes, from the date of original issue of the old notes. Accordingly, the holders of old notes that are accepted for exchange will not receive accrued but unpaid interest on old notes at the time of tender. Rather, that interest will be payable on the new notes delivered in exchange for the old notes on the first interest payment date after the expiration date.

Under existing SEC interpretations, the new notes would generally be freely transferable after the exchange offer without further registration under the Securities Act, except that broker-dealers receiving the new notes in the exchange offer will be subject to a prospectus delivery requirement with respect to their resale. This view is based on interpretations by the staff of the SEC in no-action letters issued to other issuers in exchange offers like this one. We have not, however, asked the SEC to consider this particular exchange offer in the context of a no-action letter. Therefore, the SEC might not treat it in the same way it has treated other exchange offers in the past. You will be relying on the no-action letters that the SEC has issued to third parties in circumstances that we believe are similar to ours. Based on these no-action letters, the following conditions must be met in order to receive freely transferable new notes:

•	you must not be a broker-dealer that acquired the old notes from us or in market-making transactions or other trading activities;

•	you must acquire the new notes in the ordinary course of your business;

•

you must not be participating, and do not intend to participate, and have no arrangements or understandings with any person to participate, in the distribution of the new notes within the meaning of the Securities Act; and

•	you must not be an affiliate of ours, as defined under Rule 405 of the Securities Act.

By tendering your old notes as described in “—Procedures for Tendering,” you will be representing to us that you satisfy all of the above listed conditions. If you do not satisfy all of the above listed conditions:

•	you cannot rely on the position of the SEC set forth in the no-action letters referred to above; and

•	you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

The SEC considers broker-dealers that acquired old notes directly from us, but not as a result of market-making activities or other trading activities, to be making a distribution of the new notes if they participate in the exchange offer. Consequently, these broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

A broker-dealer that has bought old notes for market-making or other trading activities must comply with the prospectus delivery requirements of the Securities Act in order to resell any new notes it receives for its own account in the exchange offer. The SEC has taken the position that broker-dealers may use this prospectus to fulfill their prospectus delivery requirements with respect to the new notes.

Unless you are required to do so because you are a broker-dealer, you may not use this prospectus for an offer to resell, resale or other retransfer of new notes. We are not making this exchange offer to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of that jurisdiction.

Holders of notes do not have appraisal or dissenters’ rights under state law or under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of Regulation 14E under the Exchange Act.

Expiration Date; Extensions; Amendments

The expiration date for the exchange offer is 5:00 p.m., New York City time, on             , 2012, unless we extend the expiration date. We may extend this expiration date in our sole discretion. If we so extend the expiration date, the term “expiration date” shall mean the latest date and time to which we extend the exchange offer.

We reserve the right, in our sole discretion:

•	to, prior to the expiration date, delay accepting any old notes;

•	to extend the exchange offer; or

•	to amend the terms of the exchange offer in any way we determine.

We will give oral notice promptly followed by written notice of any delay, extension or termination to the exchange agent. In addition, we will give, as promptly as practicable, oral or written notice regarding any delay in acceptance, extension or termination of the offer to the registered holders of old notes. If we amend the exchange offer in a manner that we determine to constitute a material change, or if we waive a material condition, we will (i) promptly disclose the amendment or waiver in a manner reasonably calculated to inform the holders of old notes of the amendment or waiver and (ii) extend the exchange offer if necessary so that at least five business days remain in the exchange offer following notice of the material change, or as otherwise required by law.

We intend to make public announcements of any delay in acceptance, extension, termination, amendment or waiver regarding the exchange offer prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Procedures For Tendering

Except in limited circumstances, only a DTC participant listed on a DTC securities position listing with respect to the old notes may tender old notes in the exchange offer. To tender old notes in the exchange offer:

•

you must instruct DTC and a DTC participant by completing the form “Instructions to DTC Participant From Beneficial Owner” accompanying this prospectus of your intention whether or not you wish to tender your old notes for new notes; and

•	DTC participants in turn need to follow the procedures for book-entry transfer as set forth below under “—Book-Entry Transfer” and in the letter of transmittal.

By tendering, you will make the representations described below under “—Representations on Tendering Old Notes.” In addition, each broker-dealer that receives new notes for its account in the exchange offer, where the old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. See “Plan of Distribution.” The tender by a holder of old notes will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

The method of delivery of the form “Instructions to DTC Participant From Beneficial Owner” or transmission of an agent’s message and all other required documents, as described under “—Book-Entry Transfer,” to the exchange agent is at the election and risk of the tendering holder of old notes. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery to the exchange agent prior to the expiration date. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered old notes, and our determination shall be final and binding on all parties. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular old notes either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. The exchange agent shall have no duty, responsibility or liability with respect to any of such matters. Unless waived, holders must cure any defects or irregularities in connection with tenders of old notes within a period we determine. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders of old notes, neither we, the exchange agent nor any other person will have any duty or incur any liability for failure to give this notification. We will not consider tenders of old notes to have been made until these defects or irregularities have been cured or waived. The exchange agent will return any old notes that are not properly tendered and as to which the defects or irregularities have not been cured or waived to the tendering holders, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See “Plan of Distribution.”

Guaranteed Delivery Procedures

Holders wishing to tender their old notes but who cannot comply with the applicable procedures under DTC’s Automated Tender Offer Program prior to the expiration date may tender if:

•	the tender is made through an eligible institution; and

•	prior to the expiration date, the exchange agent receives from the eligible institution a properly transmitted agent’s message and notice of guaranteed delivery:

•	setting forth the name and address of the holder, the registered number(s) of the original notes and the principal amount of original notes tendered;

•	stating that the tender is being made thereby;

•

guaranteeing that, within three New York Stock Exchange trading days after the expiration date, a book-entry confirmation of the tender, and any other documents required by the accompanying letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•

the exchange agent receives the book-entry confirmation, and all other documents required by the accompanying letter of transmittal, within three New York Stock Exchange trading days after the expiration date.

Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their original notes according to the guaranteed delivery procedures set forth above.

Book-Entry Transfer

We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the old notes at DTC for the purpose of facilitating the exchange offer. Any financial institution that is a participant in DTC’s system may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent’s DTC account in accordance with DTC’s electronic Automated Tender Offer Program procedures for such transfer. The exchange of new notes for tendered old notes will only be made after timely:

•	confirmation of book-entry transfer of the old notes into the exchange agent’s account; and

•	receipt by the exchange agent of an “agent’s message” and all other required documents specified in the letter of transmittal.

The confirmation, agent’s message and any other required documents must be received at the exchange agent’s address listed below under “—Exchange Agent” on or before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

As indicated above, delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

The term “agent’s message” means a message, transmitted by DTC and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from a participant in DTC tendering old notes stating:

•	the aggregate principal amount of old notes which have been tendered by the participant;

•	that such participant has received an appropriate letter of transmittal and agrees to be bound by the terms of the letter of transmittal and the terms of the exchange offer; and

•	that we may enforce such agreement against the participant.

Delivery of an agent’s message will also constitute an acknowledgment from the tendering DTC participant that the representations contained in the letter of transmittal and described below under “—Representations on Tendering Old Notes” are true and correct.

Representations on Tendering Old Notes

By surrendering old notes in the exchange offer, you will be representing that, among other things:

•	you are acquiring the new notes issued in the exchange offer in the ordinary course of your business;

•

you are not engaged in, do not intend to engage in and have no arrangement or understanding with any person to participate in the distribution of the Exchange Securities to be issued in the Exchange Offer;

•

you are not an affiliate of ours, as defined in Rule 405 under the Securities Act, or, if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•

you acknowledge and agree that if you are a broker-dealer registered under the Exchange Act or you are participating in the exchange offer for the purposes of distributing the new notes, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the new notes, and you cannot rely on the position of the SEC’s staff in their no-action letters; and if you are a broker-dealer, that you did not purchase the Securities (as defined in the Registration Rights Agreement) to be exchanged in the Exchange Offer from either of the issuers or any of their affiliates; and

•	you are not acting on behalf of someone who cannot truthfully and completely make such representation.

If you are a broker-dealer and you will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities (other than notes acquired directly from either of the issuers or any of their affiliates), you will be required to acknowledge in the letter of transmittal that you will comply with the prospectus delivery requirements of the Securities Act in connection with any resale of the new notes. The letter of transmittal states that, by complying with their obligations, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See also “Plan of Distribution.”

Withdrawal of Tenders

Your tender of old notes pursuant to the exchange offer is irrevocable except as otherwise provided in this section. You may withdraw tenders of old notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective for DTC participants, holders must comply with their respective standard operating procedures for electronic tenders and the exchange agent must receive an electronic notice of withdrawal from DTC prior to 5:00 p.m., New York City time, on the expiration date.

Any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC. We will determine, in our sole discretion, all questions as to the validity, form and eligibility, including time of receipt, for such withdrawal notices, and our determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued with respect to them unless the old notes so withdrawn are validly re-tendered. Any old notes which have been tendered but which are withdrawn or not accepted for exchange will be returned to the holder without cost to such holder promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be re-tendered by following the procedures described above under “—Procedures For Tendering” at any time prior to the expiration date.

Exchange Agent

We have appointed U.S. Bank National Association as exchange agent in connection with the exchange offer. In such capacity, the exchange agent has no fiduciary duties to the holders of the notes and will be acting solely on the basis of our directions. Holders should direct questions and requests for assistance, additional copies of this prospectus or the letter of transmittal to the exchange agent, addressed as follows:

By Mail, Hand or Overnight Delivery: U.S. Bank 60 Livingston Avenue St. Paul, MN 55107	By Facsimile: (651)-495-8158 For Information or Confirmation by Telephone: (800)-934-6802

Fees and Expenses

The expense of soliciting tenders pursuant to the exchange offer will be borne by us.

We have not retained any dealer-manager in connection with the exchange offer and we will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its related reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the old notes and in handling or forwarding tenders for exchange.

Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes. If, however, a transfer tax is imposed for any reason other than the exchange of old notes in connection with the exchange offer, then the tendering holder must pay the amount of any transfer taxes due, whether imposed on the registered holder or any other persons. If the tendering holder does not submit satisfactory evidence of payment of these taxes or exemption from them with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

Consequences of Failure to Properly Tender Old Notes in the Exchange

We will issue the new notes in exchange for old notes under the exchange offer only after timely confirmation of book-entry transfer of the old notes into the exchange agent’s account and timely receipt by the exchange agent of an agent’s message and all other required documents specified in the letter of transmittal. Therefore, holders of the old notes desiring to tender old notes in exchange for new notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of old notes for exchange or waive any such defects or irregularities. Old notes that are not tendered or that are tendered but not accepted by us will, following completion of the exchange offer, continue to be subject to the existing restrictions upon transfer under the Securities Act.

Participation in the exchange offer is voluntary. In the event the exchange offer is completed, we will not be required to register the remaining old notes. Remaining old notes will continue to be subject to the following restrictions on transfer:

•

holders may resell old notes only if an exemption from registration is available or, outside the United States, to non-U.S. persons in accordance with the requirements of Regulation S under the Securities Act; and

•	the remaining old notes will bear a legend restricting transfer in the absence of registration or an exemption.

To the extent that old notes are tendered and accepted in connection with the exchange offer, any trading market for remaining old notes could be adversely affected.

Neither we nor our board of directors or similar body make any recommendation to holders of old notes as to whether to tender or refrain from tendering all or any portion of their old notes pursuant to the exchange offer. Moreover, no one has been authorized to make any such recommendation. Holders of old notes must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of old notes to tender, after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

DESCRIPTION OF NOTES

The new notes will be issued under an indenture, dated as of June 30, 2011, between AMC Networks Inc. and U.S. Bank National Association, as trustee (the “trustee”), a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The following description is a summary of the material provisions of the indenture. It does not set out the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes. In this description, the terms “Company,” “we,” “us” and “our” refer to AMC Networks Inc. and not to any of its Subsidiaries. The definitions of certain capitalized terms used in the following summary are set forth below under the caption “—Certain Definitions.”

Original Notes and New Notes Will Represent Same Debt

The new notes will be issued solely in exchange for an equal principal amount of old notes pursuant to the exchange offer. The new notes will evidence the same debt as the old notes and both series of notes will be entitled to the benefits of the indenture and treated as a single class of debt securities. The terms of the new notes will be the same in all material respects as the old notes except that (i) the new notes will be registered under the Securities Act, and therefore, will not bear legends restricting the transfer thereof and (ii) the new notes will not be subject to the registration rights, under the Registration Rights Agreement, relating to the old notes.

If the exchange offer is consummated, holders of the old notes who do not exchange their old notes for new notes will vote together with holders of the new notes for all relevant purposes under the indenture. Accordingly, all references herein to specified percentages in aggregate principal amount of the outstanding notes shall be deemed to mean, at any time after the exchange offer is consummated, such percentages in aggregate principal amount of the old notes and the new notes then outstanding.

General

The notes will mature on July 15, 2021, will initially be limited to an aggregate principal amount of $700,000,000 and will be our senior unsecured obligations. The notes bear interest at the annual rate of 7.75% from June 30, 2011, or from the most recent interest payment date to which interest has been paid, payable semi-annually on January 15 and July 15 of each year, to the Person in whose name the note is registered at the close of business on January 1 and July 1, as the case may be, next preceding the interest payment date. Interest on the notes is computed on the basis of a 360-day year consisting of twelve 30-day months.

Principal of and interest on the notes is payable, and the notes are exchangeable and transferable, at our office or agency in The City of New York, which initially is the corporate trust office of the trustee at 100 Wall Street, 16th Floor, New York, New York 10005. The new notes will be issued only in fully registered form without coupons, in minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof. No service charge will be made for any registration of transfer or exchange of the notes, except for any tax or other governmental charge that may be imposed in connection therewith.

The indenture does not contain any provisions that limit our ability to incur indebtedness or that afford Holders of the notes protection in the event of a highly leveraged or similar transaction, other than as described below under “—Certain Covenants—Limitation on Indebtedness.”

Issuance of Additional Notes

The Company may, without the consent of the Holders of notes, increase the principal amount of the notes by issuing additional notes in the future on the same terms and conditions, except for any differences in the issue price and accrued interest prior to the issue date of the additional notes, and with the same CUSIP number as the notes offered hereby. The old notes, new notes and any additional notes would rank equally and ratably and would be treated as a single class for all purposes of the indenture. No additional notes may be issued if any event of default has occurred and is continuing.

Optional Redemption

On or after July 15, 2016, the Company may redeem the notes, at our option, in whole or in part, at any time and from time to time, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, to the applicable redemption date, if redeemed during the 12-month period beginning on July 15 of the years indicated below:

Year	Percentage
2016	103.875%
2017	102.583%
2018	101.292%
2019 and thereafter	100%

We will give notice to The Depository Trust Company, or DTC, of any redemption we propose to make at least 30 days, but not more than 60 days, before the redemption date. If we redeem only some of the notes, it is the practice of DTC to determine by lot the amount of notes to be redeemed of each of its participating institutions. Notice by DTC to these participants and by participants to “street name” holders of indirect interests in the notes will be made according to arrangements among them and may be subject to statutory or regulatory requirements. The redemption may be conditioned upon the occurrence of one or more conditions precedent.

If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions of the notes called for redemption.

Sinking Fund

The notes are not entitled to the benefits of a sinking fund.

Ranking

The notes are:

•	general unsecured obligations of the Company;

•	effectively subordinated to any secured indebtedness of the Company, including indebtedness of the Company under the Credit Agreement, to the extent of the assets securing such indebtedness;

•	pari passu in right of payment with any unsecured, unsubordinated indebtedness of the Company;

•	senior in right of payment to any future subordinated indebtedness of the Company, if any;

•	Guaranteed by the Guarantors as described below under the caption “—Note Guarantees”; and

•	effectively subordinated to any existing and future Indebtedness and other liabilities of the Company’s Subsidiaries that are not Guaranteeing the notes.

As of December 31, 2011, the Company and its Subsidiaries had $2,291 million of indebtedness on a consolidated basis (including the notes), including $1,605 million of borrowings under the Credit Agreement.

As of the date of this prospectus, all of our Subsidiaries, other than VOOM HD Holdings LLC and its Subsidiaries, are “Restricted Subsidiaries.” Under the circumstances described below under the caption

“—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the indenture and will not Guarantee the notes.

Note Guarantees

The notes and the Company’s obligations under the indenture are guaranteed, jointly and severally, by each Restricted Subsidiary of the Company (other than any Insignificant Subsidiary) that Guarantees any other Indebtedness of the Company or any of the Company’s Restricted Subsidiaries. As of the date of this prospectus, all of the Company’s Restricted Subsidiaries are Guarantors, except Sundance Channel (UK) Limited, which is an England/Wales limited company.

Each Note Guarantee is:

•	a general unsecured obligation of that Guarantor;

•	effectively subordinated to any secured Indebtedness of that Guarantor, including the Guarantee of that Guarantor under the Credit Agreement, to the extent of the assets securing such Indebtedness;

•	pari passu in right of payment with any unsecured, unsubordinated Indebtedness of that Guarantor; and

•	senior in right of payment to any subordinated Indebtedness of that Guarantor.

The obligations of each Guarantor under its Note Guarantee are limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Risks Relating to the Notes—The notes and the guarantees may not be enforceable because of fraudulent conveyance laws.” As of December 31, 2011, the Guarantors had $1,605 million of secured Indebtedness, all of which was Guarantees of Indebtedness under the Credit Agreement.

Certain Definitions

The following definitions are applicable to the indenture relating to the notes. Reference is made to the indenture for the full definition of all such terms.

“Acquired Indebtedness” means Indebtedness of a Person (a) existing at the time such Person is merged with or into the Company or a Subsidiary or becomes a Subsidiary or (b) assumed in connection with the acquisition of assets from such Person.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliation Agreement” means any agreement between the Company or any of its Restricted Subsidiaries and a distributor pursuant to which such distributor agrees, among other things, to distribute and exhibit to its subscribers programming of the Company or such Restricted Subsidiary, as the case may be.

“Annual Operating Cash Flow” means, as of any date, Operating Cash Flow for the period of four consecutive fiscal quarters covered by the then most recent report furnished or deemed furnished to the trustee and the Holders of notes under the caption “—Certain Covenants—Reports.”

“Asset Sale” means:

(1)	the sale, lease, conveyance or other disposition of any property or assets, other than a sale, lease, conveyance or other disposition governed by the provisions of the indenture described below under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described below under the caption “—Certain Covenants—Consolidation, Merger and Sale of Assets”; and

(2)	the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any Restricted Subsidiary thereof of Equity Interests in any of its Restricted Subsidiaries (other than directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law).

Notwithstanding the preceding, the following items shall be deemed not to be Asset Sales:

(1)	any single transaction or series of related transactions that involves properties or assets having a Fair Market Value of less than $25.0 million;

(2)	the sale, lease, conveyance or other disposition of properties or assets between or among the Company and its Restricted Subsidiaries (including any transfer to any Person that concurrently becomes a Restricted Subsidiary of the Company);

(3)	an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary;

(4)	the sale, lease, conveyance or other disposition of equipment, inventory, materials, accounts receivable or other assets in the ordinary course of business;

(5)	the sale, lease, conveyance or other disposition of intellectual property and other intangibles in the ordinary course of business;

(6)	the licensing or sublicensing of intellectual property, intellectual property rights or other general intangibles, and licenses, leases, sublicenses or subleases of other assets or property which do not materially interfere with the business of the Company or any of its Restricted Subsidiaries;

(7)	the sale, conveyance or other disposition of cash and Cash Equivalents;

(8)	the sale, conveyance or other disposition of accounts receivables, including overdue or disputed accounts receivable, in connection with the compromise, settlement or collection thereof or in bankruptcy or similar proceedings;

(9)	a Restricted Payment that is not prohibited by the covenant described below under the caption “—Certain Covenants—Limitation on Restricted Payments” and any Investment that is not prohibited by the covenant described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” including any Permitted Investment;

(10)	the granting of a Lien not prohibited under the indenture;

(11)	any surrender or waiver of contract rights or the settlement, release or surrender of contract rights, tort claims or other litigation claims;

(12)	the termination of hedging or similar arrangements;

(13)	the sale, lease, conveyance or other disposition of properties or assets that have become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of the Company or its Restricted Subsidiaries;

(14)	(a) the sale, lease, conveyance or other disposition of property or assets to an Unrestricted Subsidiary or to a joint venture of an Unrestricted Subsidiary, provided that, as of the date of such Asset Sale, the aggregate fair market value of property and assets subject to such Asset Sale (determined at the time of such Asset Sale) pursuant to this clause (14)(a) during the term of the indenture does not exceed $100.0 million, or (b) the sale, lease, conveyance or other disposition of Unrestricted Subsidiaries;

(15)	the sale, lease, conveyance or other disposition of assets or properties to the extent that such assets or properties are exchanged for credit against the purchase price of similar replacement assets or properties or the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement assets or properties, in each case, in the ordinary course of business;

(16)	the settlement of tort or other litigation claims; provided that, if any such settled claim shall have a value in excess of $25.0 million, the board of directors or similar governing body of the Company determines it to be fair and reasonable in light of the circumstances; and

(17)	the sale, lease, conveyance or other disposition in accordance with a Distribution Transaction Agreement (as defined in the Credit Agreement).

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” shall each have a corresponding meaning.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

“Cablevision” means Cablevision Systems Corporation, a Delaware corporation.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock, whether now outstanding or issued after the date of the indenture, including, without limitation, all Common Stock, Preferred Stock and Disqualified Stock.

“Capitalized Lease Obligation” means any obligation of a Person to pay rent or other amounts under a lease (or other agreement conveying the right to use) with respect to any property, whether real, personal or mixed, which obligation is required to be accounted for as a capital lease on the balance sheet of such Person in accordance with GAAP, and the amount of such Capitalized Lease Obligation will be the amount so required to be accounted for as a capital lease.

“Cash Equivalents” means:

(1)	United States dollars;

(2)	marketable direct obligations of the United States of America maturing, unless such securities are deposited to defease any Indebtedness, within 397 days of the date of purchase;

(3)	commercial paper issued by a Person having a consolidated net worth of at least $250.0 million, which conducts a substantial part of its business in the United States of America, maturing within 180 days from the date of the original issue thereof, and rated “P-1” or better by Moody’s or “A-1” or better by S&P;

(4)	fully collateralized repurchase agreements with financial institutions having a rating of “Baa” or better from Moody’s or a rating of “A-” or better from S&P;

(5)	certificates of deposit, bankers’ acceptances and time deposits maturing within 397 days after the date of purchase that are issued by a United States national or state bank or foreign bank having capital, surplus and undivided profits totaling more than $100.0 million, and having a rating of “Baa” or better from Moody’s, or a rating of “A-” or better from S&P;

(6)	money market funds that (i) comply with the criteria set forth in the Commission’s Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated “AAA” by S&P and “Aaa” by Moody’s and (iii) have portfolio assets of at least $3 billion;

(7)	repurchase obligations of any lender under the Credit Agreement or of any commercial bank satisfying the requirements of clause (3) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government;

(8)	obligations of any State, commonwealth or territory of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited the government obligations described in clause (2) of this definition maturing as to principal and interest at times and in amounts sufficient to provide such payment;

(9)	auction preferred stock rated in the highest short-term credit rating category by S&P or Moody’s;

(10)	securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any lender under the Credit Agreement or any commercial bank satisfying the requirements of clause (3) of this definition; or

(11)	money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (1) through (10) of this definition.

“Cash Flow Ratio” means, as of any date, the ratio of (a) the sum of the aggregate outstanding principal amount of all Net Debt outstanding on such date determined on a consolidated basis, but excluding all Interest Swap Obligations and all Monetization Indebtedness, plus (but without duplication of Indebtedness supported by letters of credit) the aggregate undrawn face amount of all letters of credit outstanding on such date to (b) Annual Operating Cash Flow.

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of pledge, merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than to one or more of the Dolan Family Interests;

(2)	the adoption of a plan relating to the liquidation or dissolution of the Company;

(3)	any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more of the Dolan Family Interests, becomes the ultimate Beneficial Owner, directly or indirectly, of 50% or more of the voting power of the Voting Stock of the Company;

(4)	the first day on which a majority of the members of the board of directors of the Company are not Continuing Directors; or

(5)	the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting, or remains outstanding and constitutes, a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more of the Dolan Family Interests, becomes, directly or indirectly, the ultimate Beneficial Owner of 50% or more of the voting power of the Voting Stock of the surviving or transferee Person; provided that, following completion of the offer to purchase notes pursuant to the covenant described under the caption “—Repurchase at the Option of Holders—Change of Control,” any subsequent change in the voting power of the Voting Stock of the surviving or transferee Person Beneficially Owned by the “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) that resulted in such earlier Change of Control will not result in an additional Change of Control.

“Collateral Documents” means, collectively, the security agreement and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of JPMorgan Chase Bank, National Association, as Administrative Agent, for the benefit of the “secured parties” named in the Credit Agreement.

“Commission” means the United States Securities and Exchange Commission and any successor thereto.

“Common Stock” means, with respect to any Person, any and all shares, interests and participations (however designated and whether voting or non-voting) in such Person’s common equity, whether now outstanding or issued after the date of the indenture, and includes, without limitation, all series and classes of such common stock.

“Consolidated Secured Leverage Ratio” means, as of any date, the ratio of:

(1)	the sum of (i) the aggregate outstanding principal amount of all Indebtedness of the Company and its Restricted Subsidiaries outstanding on such date determined on a consolidated basis, but excluding all Interest Swap Obligations and all Monetization Indebtedness, plus (ii) (but without duplication of Indebtedness supported by letters of credit) the aggregate undrawn face amount of all letters of credit outstanding on such date, in the case of each of clauses (i) and (ii), to the extent secured by a Lien on any assets of the Company or any Subsidiary thereof, to

(2)	Annual Operating Cash Flow.

“Continuing Directors” means, as of any date of determination, any member of the board of directors of the Company who:

(1)	was a member of such board of directors on the date of issuance of the notes; or

(2)	was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

“Credit Agreement” means that certain credit agreement, dated as of the date of the indenture, by and among the Company, certain of its Subsidiaries, JPMorgan Chase Bank, National Association, as Administrative Agent, the other agents party thereto and the lenders party thereto from time to time, as amended, modified, renewed, refunded, replaced, restated, restructured, increased, substituted or refinanced in whole or in part from time to time, regardless of whether such amendment, modification, renewal, refunding, replacement, restatement, restructuring, increase, substitution or refinancing is with the same financial institutions or otherwise.

“Credit Facilities” means one or more debt or borrowing facilities (including, without limitation, the Credit Agreement), commercial paper facilities or indentures, in each case with banks or other institutional lenders or a trustee, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or issuances of notes, in each case, as amended, modified, renewed, refunded, replaced, restated, restructured, increased, substituted or refinanced in whole or in part from time to time, regardless of whether such amendment, modification, renewal, refunding, replacement, restatement, restructuring, increase, substitution or refinancing is with the same financial institutions or otherwise.

“Cumulative Cash Flow Credit” means the sum of:

•

cumulative Operating Cash Flow during the period commencing on July 1, 2011 and ending on the last day of the most recent month preceding the date of the proposed Restricted Payment for which financial information is available or, if cumulative Operating Cash Flow for such period is negative, minus the amount by which cumulative Operating Cash Flow is less than zero, plus

•

the aggregate net proceeds received by the Company from the issuance or sale (other than to the Company or a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock) on or after July 1, 2011, plus

•

the aggregate net proceeds received by the Company from the issuance or sale (other than to the Company or a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock) on or after July 1, 2011, upon the conversion of, or exchange for, Indebtedness of the Company or any Restricted Subsidiary or from the exercise of any options, warrants or other rights to acquire Capital Stock of the Company.

For purposes of this definition, the net proceeds in property other than cash received by the Company as contemplated by the second two bullet points above will be valued at the Fair Market Value thereof as of the date of receipt by the Company.

“Cumulative Interest Expense” means, for the period commencing on July 1, 2011 and ending on the last day of the most recent month preceding the proposed Restricted Payment for which financial information is available, the aggregate of the interest expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, including interest expense attributable to Capitalized Lease Obligations.

“Debt” with respect to any Person means, without duplication, any liability, whether or not contingent:

•

in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements with respect thereto), but excluding reimbursement obligations under any surety bond;

•	representing the balance deferred and unpaid of the purchase price of any property (including pursuant to Capitalized Lease Obligations), except any such balance that constitutes a trade payable;

•	under Swap Contracts (as defined in the Credit Agreement) relating to interest rates entered into pursuant to the Credit Agreement or with respect to Hedging Obligations;

•

under any other agreement related to the fixing of interest rates on any Indebtedness, such as an interest-rate swap, cap or collar agreement (if and to the extent any of the foregoing would appear as a liability upon a balance sheet of such Person prepared on a consolidated basis in accordance with GAAP);

•	Guarantees of items of other Persons which would be included within this definition for such other Persons, whether or not the Guarantee would appear on such balance sheet; or

•

representing Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Guarantor, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends.

“Debt” does not include:

•	any liability for federal, state, local or other taxes owed or owing by such Person, or

•	any accounts payable or other liability for trade credit, including Guarantees thereof or instruments evidencing such liabilities.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Deferred Carriage Fee Amortization” means the amount identified in the Company’s consolidated statement of cash flows on the line identified as “Amortization of Deferred Carriage Fees” and determined in accordance with GAAP.

“Disqualified Stock” means any Capital Stock of the Company or any Restricted Subsidiary which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the Holder thereof, in whole or in part, on or prior to the maturity date of the notes.

“Distribution Agreement” means the Distribution Agreement, dated as of June 6, 2011, between the Company and CSC Holdings, LLC, relating to, inter alia, the contribution of the Programming Network Business to the Company.

“Distribution Transaction” means (i) the contribution to the Company of the Programming Network Business from CSC Holdings, LLC in exchange for the issuance or transfer to CSC Holdings, LLC of common stock of the Company, the notes and loans under the Credit Agreement, (ii) the distribution by CSC Holdings, LLC of the Company’s common stock to Cablevision, and (iii) the distribution by Cablevision of the Company’s common stock to the common shareholders of Cablevision, in each case pursuant to the Distribution Agreement.

“Dolan Family Interests” means (i) any Dolan Family Member, (ii) any trusts for the benefit of any Dolan Family Members, (iii) any estate or testamentary trust of any Dolan Family Member for the benefit of any Dolan Family Members, (iv) any executor, administrator, conservator or legal or personal representative of any Person or Persons specified in clauses (i), (ii) and (iii) above to the extent acting in such capacity on behalf of any Dolan Family Member or Members and not individually, (v) any corporation, partnership, limited liability company or other similar entity, in each case 80% of which is owned and controlled by any of the foregoing or combination of the foregoing, and (vi) The Dolan Family Foundation, a New York not-for-profit corporation.

“Dolan Family Members” means Charles F. Dolan, his spouse, his descendants and any spouse of any of such descendants.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company other than a Restricted Subsidiary that is (i) a “controlled foreign corporation” under Section 957 of the Internal Revenue Code (other than any such entity that Guarantees Indebtedness of the Company or of any of its other Domestic Subsidiaries) or (ii) a Subsidiary of an entity described in the preceding clause (i).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture after giving effect to the application of the proceeds of (i) the notes and (ii) any borrowings made under the Credit Agreement on the date of the indenture.

“Exchange Notes” means the debt securities of the Company issued pursuant to the indenture in exchange for, and in an aggregate principal amount equal to, the notes, in compliance with the terms of the Registration Rights Agreement.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined, unless otherwise specified, in good faith by the board of directors or senior management, whose determination in all cases shall be conclusive.

“Generally Accepted Accounting Principles” or “GAAP” means U.S. generally accepted accounting principles, as in effect on the date of determination, consistently applied.

“Guarantee” means, as to any Person, a direct or indirect guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person.

“Guarantors” means:

(1)	each direct or indirect Domestic Subsidiary of the Company on the date of the indenture, other than any Insignificant Subsidiary; and

(2)	any other Subsidiary that executes a Note Guarantee in accordance with the provisions of the indenture;

and their respective successors and assigns until released from their obligations under their Note Guarantees and the indenture in accordance with the terms of the indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements with respect to interest rates;

(2)	commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements with respect to commodity prices; and

(3)	foreign exchange contracts, currency swap agreements and other agreements or arrangements with respect to foreign currency exchange rates.

“Holder” means a Person in whose name a note is registered.

“Indebtedness” with respect to any Person means the Debt of such Person; provided that, for purposes of the definition of “Indebtedness” (including the term “Debt” to the extent incorporated in such definition) and for purposes of the definition of “Event of Default,” the term “Guarantee” will not be interpreted to extend to a Guarantee under which recourse is limited to the Capital Stock of an entity that is not a Restricted Subsidiary.

“Insignificant Subsidiary” means any Subsidiary of the Company designated by the Company as an “Insignificant Subsidiary”; provided that the total assets of all Subsidiaries that are so designated do not in the aggregate at any time exceed 3% of the assets of the Company and its consolidated Subsidiaries as reflected on the Company’s most recent consolidating balance sheet prepared in accordance with GAAP.

“Interest Swap Obligations” means, with respect to any Person, the obligations of such Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount.

“Investment” means any advance, loan, account receivable (other than an account receivable arising in the ordinary course of business or owing to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary for management or other services or other overhead or shared expenses allocated in the ordinary course of business provided by the Company or any Restricted Subsidiary to such Unrestricted Subsidiary) or other extension of credit (excluding, however, accrued and unpaid interest in respect of any advance, loan or other extension of credit), or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), any purchase or ownership of any stock, bonds, notes, debentures or other securities (including, without limitation, any interests in any limited liability company, partnership, joint venture or any similar enterprise) of, or any bank accounts with or Guarantee of any Indebtedness or other obligations of, any Unrestricted Subsidiary or Affiliate that is not a Subsidiary of the Company; provided that (a) the term “Investment” will not include any transaction that would otherwise constitute an Investment of the Company or a Subsidiary of the Company to the extent that the consideration provided by the Company or such Subsidiary in connection therewith consists of Capital Stock of the Company (other than Disqualified Stock) and (b) the term “Guarantee” will not be interpreted to extend to a guarantee under which recourse is limited to the Capital Stock of an entity that is not a Restricted Subsidiary.

“Investment Grade Rating” means (1) a rating of BBB- or better, in the case of S&P (or its equivalent under any successor Rating Categories of S&P) and a rating of Baa3 or better, in the case of Moody’s (or its equivalent under any successor Rating Categories of Moody’s), or (2) in each case, if a Rating Agency in the foregoing clause (1) ceases to rate the notes for reasons outside the control of the Company, an equivalent Rating Category of any other Rating Agency.

“Lien” means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature of a security interest and any agreement to give any security interest). A Person will be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement.

“Material Subsidiary” means a Subsidiary of the Company (or Subsidiaries which together constitute a Material Subsidiary) that meets any of the following conditions:

(a)	the consolidated total assets of the Subsidiary exceeds 10% of the total assets of the Company and its Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal year, or

(b)	the consolidated revenues of the Subsidiary exceed 10% of the revenues of the Company and its Subsidiaries on a consolidated basis for the most recently completed fiscal year.

“Monetization Indebtedness” means any Indebtedness of the Company or any Restricted Subsidiary thereof issued in connection with a Monetization Transaction; provided that, (i) on the date of its incurrence, the purchase price or principal amount of such Monetization Indebtedness does not exceed the Fair Market Value of the securities that are the subject of such Monetization Transaction on such date and (ii) the obligations of the Company and its Restricted Subsidiaries with respect to the purchase price or principal amount of such Monetization Indebtedness (x) may be satisfied in full by delivery of the securities that are the subject of such Monetization Transaction and any related options on such securities or any proceeds received by the Company or any Restricted Subsidiary thereof on account of such options; provided that if the Company or such Restricted Subsidiary no longer owns sufficient securities that were the subject of such Monetization Transaction and/or related options on such securities to satisfy in full the obligations of the Company and its Restricted Subsidiaries under such Monetization Indebtedness, such Indebtedness shall no longer be deemed to be Monetization Indebtedness, and (y) are not secured by any Liens on any of the Company’s or its Restricted Subsidiaries’ assets other than the securities that are the subject of such Monetization Transaction and the related options on such securities.

“Monetization Transaction” means a transaction pursuant to which (i) securities received pursuant to an Asset Sale are sold, transferred or otherwise conveyed (including by way of a forward purchase agreement, prepaid forward sale agreement, secured borrowing or similar agreement) within 180 days of such Asset Sale and (ii) the Company receives (including by way of borrowing under Monetization Indebtedness) not less than 75% of the Fair Market Value of such securities in the form of cash.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Debt” means, as to the Company and its Restricted Subsidiaries as at any date of determination, the aggregate amount of all Indebtedness of the Company and its Restricted Subsidiaries less the aggregate amount of Qualified Cash of the Company and its Restricted Subsidiaries as of such date in an aggregate amount not to exceed 33% of Operating Cash Flow for the period of four consecutive fiscal quarters covered by the then most recent report furnished or deemed furnished to the trustee and the Holders of notes under the caption “—Certain Covenants—Reports.”

“Net Proceeds” means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting, investment banking and brokerage fees, and sales commissions, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts required to be applied to the repayment of Indebtedness or other liabilities, secured by a Lien on the asset or assets that were the subject of such Asset Sale, or are required to be paid as a result of such sale, (4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and (5) appropriate amounts to be provided by the Company or its Restricted Subsidiaries as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP.

“Note Guarantee” means a Guarantee of the notes pursuant to the indenture.

“Operating Cash Flow” means, for any period, the following for the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP: (a) aggregate operating revenues, minus (b) aggregate operating expenses (including technical, programming, sales, selling, general and administrative expenses and salaries and other compensation, in each case net of amounts allocated to Affiliates, but excluding depreciation and amortization (but, for the avoidance of doubt, depreciation and amortization will not include the amortization of programming (films, series, shows and other content) expenses, which is treated as an operating expense), charges and credits relating to employee stock plans, and restructuring charges and credits, and, to the extent otherwise included in operating expenses, any losses resulting from a write-off or write-down of Investments by the Company or any Restricted Subsidiary in Affiliates), plus (c), without duplication, Deferred Carriage Fee Amortization; provided, however, that for purposes of determining Operating Cash Flow for any period (A) there shall be excluded all management fees paid to the Company or any Restricted Subsidiary during such period by any Unrestricted Subsidiary other than any such amounts settled in cash to the extent not in excess of 5% of Operating Cash Flow for the Company and its Restricted Subsidiaries as determined without including any such fees, (B) there shall be excluded operating expenses in connection with the Distribution Transaction in an amount not to exceed $5.0 million in the aggregate, (C) the amount of Operating Cash Flow attributable to any non-wholly owned Restricted Subsidiary shall be included only to the extent of the Company’s direct or indirect economic interest in the Equity Interests of such non-wholly owned Restricted Subsidiary; provided that the amount of Operating Cash Flow attributable to all non-wholly owned Restricted Subsidiaries shall in no event exceed 10% of the total Operating Cash Flow for such period, and (D) Operating Cash Flow for such period shall be increased or reduced, as the case may be, by the Operating Cash Flow of assets or businesses acquired or disposed of (provided that in each case it has an impact on Annual Operating Cash Flow of at least $1.0 million) (including by means of any redesignation of any Subsidiary pursuant to the covenant described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries”) by the Company or any Restricted Subsidiary on or after the first day of such period, determined on a pro forma basis (it being agreed that such pro forma calculations may be based upon GAAP as applied in the preparation of the financial statements for the Company, delivered in accordance with “—Certain Covenants—Reports” rather than as applied in the financial statements of the entity whose assets were acquired and may include, in the Company’s discretion, a reasonable estimate of savings resulting from any such acquisition or disposition (1) that have been realized, (2) for which the steps necessary for realization have been taken, or (3) for which the steps necessary for realization are reasonably expected to be taken within 12 months of the date of such acquisition or disposition), as though the Company or such Restricted Subsidiary acquired or disposed of such assets on the first day of such period. For purposes of this definition, operating revenues and operating expenses shall exclude any non-recurring, non-cash items in excess of $2,500,000. Operating Cash Flow may also be adjusted to normalize an acceleration of programming (films, series, shows and other content) expenses required to be recognized in accordance with GAAP when the program’s useful life is shortened or otherwise changed from the originally projected useful life. Furthermore, to the extent the programs are abandoned and, to the extent that the amortization of such programming expenses is in accordance with GAAP, required to be accelerated into the year of such impairment, the Company may treat such costs as being amortized over a period equal to the original projected useful life. In the event of any suspension of carriage by any party to an Affiliation Agreement during renewal negotiations of such Affiliation Agreement or upon the expiration or termination of, or during disputes under, such Affiliation Agreement, the Operating Cash Flow calculation (except for the purposes of (i) calculating Cumulative Cash Flow Credit and (ii) calculating the Cash Flow Ratio in clause (21) of the definition of Permitted Investments) may be adjusted (the “Carriage Suspension Adjustment”) to include the Operating Cash Flow attributable to the affected Affiliation Agreement from the corresponding period one year prior to each period during which such suspension of carriage continues, but in any event not to exceed three months, provided that the Carriage Suspension Adjustment shall be limited only to the Operating Cash Flow attributable to one Affiliation Agreement during any three-month period being tested.

“Permitted Additional Secured Obligations” means obligations under any other Indebtedness (other than subordinated Indebtedness), including, without limitation, under any Credit Facility, secured by Liens; provided that immediately after giving effect to the incurrence of such obligations, the Consolidated Secured Leverage Ratio of the Company and its Restricted Subsidiaries would be less than or equal to 4.75 to 1.0.

“Permitted Affiliate Payments” means (a) payments under equity and other compensation incentive programs to employees and directors of the Company or any of its current or former Affiliates in the ordinary course of business; provided that, in the case of employees or directors of former Affiliates, such payments relate to awards granted prior to the consummation of the Distribution Transaction, and (b) payments due and payable under the Distribution Transaction Agreements (as defined in the Credit Agreement).

“Permitted Business” means any business conducted or proposed to be conducted (as described in this offering memorandum) by the Company and its Restricted Subsidiaries on the date of the indenture and other businesses reasonably related or ancillary thereto.

“Permitted Investments” means:

(1)	any Investment in the Company or in a Restricted Subsidiary of the Company;

(2)	any Investment in cash, Cash Equivalents or marketable securities;

(3)	any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of the Company; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described below under the caption”—Certain Covenants—Asset Sales”;

(5)	Investments to the extent financed with Equity Interests (other than Disqualified Stock) of the Company;

(6)	Hedging Obligations that are incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(7)	any Investments received in satisfaction of judgments or in settlement of debt or compromises of obligations incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon bankruptcy or insolvency;

(8)	any Investments received as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(9)	advances to customers or suppliers in the ordinary course of business that are recorded in accordance with GAAP as accounts receivable or prepaid expenses or lease, utility or other similar deposits in the ordinary course of business;

(10)	advances of payroll payments to employees in the ordinary course of business;

(11)	Investments consisting of the licensing or contribution of intellectual property in the ordinary course of business;

(12)	Investments existing on the date of the indenture and any modification, replacement, renewal or extension thereof; provided that the amount of the Investment outstanding on the date of the indenture is not increased except pursuant to the terms of such Investment (in existence on the date of the indenture) or is otherwise a Permitted Investment pursuant to a separate clause of this definition;

(13)	receivables owing to the Company or any of its Restricted Subsidiaries, including receivables from and advances to suppliers, if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(14)	loans and advances to officers, directors, employees, consultants and members of management (including for travel, entertainment, relocation and analogous business expenses) in an aggregate amount not to exceed $5.0 million at any time outstanding; provided that such loans and advances shall comply with all applicable laws;

(15)	Investments (including debt obligations) (i) received in connection with the bankruptcy and reorganization of suppliers and customers in settlement of delinquent obligations, and (ii) received in connection with the settlement of other disputes with customers and suppliers;

(16)	Investments consisting of extensions of credit or endorsements for collection or deposit in the ordinary course of business;

(17)	Guarantees of leases of the Company or any of its Restricted Subsidiaries entered into in the ordinary course of business;

(18)	Investments in one or more Unrestricted Subsidiaries or joint ventures having an aggregate Fair Market Value that does not exceed $100.0 million at any one time outstanding (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(19)	to the extent that they constitute Investments, Indebtedness, Liens or Restricted Payments permitted to be incurred under the indenture;

(20)	Permitted Affiliate Payments;

(21)	other Investments, provided that the Cash Flow Ratio shall be less than or equal to 4.75 to 1.0 on a pro forma basis after giving effect to such Investment; or

(22)	other Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (22), that does not exceed $100.0 million at any one time outstanding (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

“Permitted Liens” means the following types of Liens:

(1)	Liens existing on the issuance date of the notes;

(2)	Liens on shares of the Capital Stock of an entity that is not a Restricted Subsidiary;

(3)	Liens securing Monetization Indebtedness;

(4)	Liens on Receivables and Related Assets (and proceeds thereof) securing only Indebtedness otherwise permitted to be incurred by a Securitization Subsidiary;

(5)	Liens securing obligations under any Credit Facilities in an amount not to exceed $2,225.0 million;

(6)	Liens granted in favor of the Company or any Restricted Subsidiary;

(7)	Liens securing Permitted Additional Secured Obligations;

(8)	Liens securing the notes;

(9)	Liens on property or assets of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any properties or assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(10)	Liens on property or assets existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such transaction and do not extend to any properties or assets other than those so acquired by the Company or the Restricted Subsidiary;

(11)	Liens on property or assets used to defease Indebtedness that was not incurred in violation of the indenture;

(12)	Liens securing Hedging Obligations or “margin stock,” as defined in Regulations G and U of the Board of Governors of the Federal Reserve System;

(13)	Liens on cash or Cash Equivalents securing Hedging Obligations of the Company or any of its Restricted Subsidiaries that do not constitute Indebtedness or securing letters of credit that support such Hedging Obligations;

(14)	Liens imposed by law, such as statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like liens arising in the ordinary course of business of the Company or any Restricted Subsidiary and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings;

(15)	Liens for taxes, assessments, government charges or claims not yet delinquent or that are being contested in good faith by appropriate proceedings;

(16)	survey exceptions, encumbrances, easements or reservations of, or rights of others for rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or other restrictions or encumbrances as to the use of real properties or Liens incidental to the conduct of the business of the Company or any of its Restricted Subsidiaries or to the ownership of its properties which do not in the aggregate materially impair their use in the ordinary operation of the business of the Company or any of its Restricted Subsidiaries;

(17)	any zoning, building or similar laws or rights reserved to or vested in any governmental authority;

(18)	Liens arising by reason of any judgment, decree or order of any court, arbitral tribunal or similar entity so long as any appropriate legal proceedings that may have been initiated for the review of such judgment, decree or order have not been finally terminated or the period within which such proceedings may be initiated has not expired or Liens arising out of judgments or awards not constituting an Event of Default;

(19)	Liens (a) incurred or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security or similar legislation, (b) incurred in the ordinary course of business for securing insurance premiums or reimbursement obligations under insurance policies related to the items specified in the foregoing clause (a) or (c) obligations in respect of letters of credit or bank guarantees that have been posted by such Person to support the payment of the items set forth in clauses (a) and (b) of this clause (19);

(20)	Liens consisting of pledges or deposits of cash or securities made by such Person as a condition to obtaining or maintaining any licenses issued to it by, or to satisfy other similar requirements of, any applicable governmental authority;

(21)	(a) deposits made to secure the performance of bids, tenders, contracts (other than for borrowed money) or Leases to which the Company or any of its Restricted Subsidiaries is a party, (b) deposits to secure public or statutory obligations of the Company or any of its Restricted Subsidiaries, surety and appeal bonds, performance bonds and other obligations of a like nature, (c) deposits as security for contested taxes or import duties or for the payment of rent, and (d) obligations in respect of letters of credit or bank guarantees that have been posted by the Company or any of its Restricted Subsidiaries to support the payment of items set forth in clauses (a) and (b) of this clause (21);

(22)	Liens arising from precautionary UCC financing statements (or similar filings under applicable law) regarding leases entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business, operating leases or consignments;

(23)	Liens arising in the ordinary course of business by virtue of any contractual, statutory or common law provision relating to bankers’ Liens, rights of set-off or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto and pooling and netting arrangements) or other funds maintained with a depository institution or securities intermediary;

(24)	any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense and the rights reserved or vested in any other Person by the terms of any lease, license, franchise, grant or permit held by such Person or by a statutory provision to terminate any such lease, license, franchise, grant or permit or to require periodic payments as a condition to the continuance thereof;

(25)	purchase money mortgages or other purchase money liens (including, without limitation, any Capitalized Lease Obligations) upon any fixed or capital assets acquired after the issuance date of the notes, or purchase money mortgages (including, without limitation, Capitalized Lease Obligations) on any such assets hereafter acquired or existing at the time of acquisition of such assets, whether or not assumed, so long as (i) such mortgage or lien does not extend to or cover any other asset of the Company or any Restricted Subsidiary and (ii) such mortgage or lien secures the obligation to pay the purchase price of such asset, interest thereon and other charges incurred in connection therewith (or the obligation under such Capitalized Lease Obligation) only;

(26)	Liens to secure Indebtedness (including Capitalized Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “—Certain Covenants—Limitation on Indebtedness” covering only the assets acquired with such Indebtedness;

(27)	Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(28)	Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(29)

Liens created in the ordinary course of business and customary in the relevant industry with respect to the creation of content, and the components thereof, securing the obligations of any of the Company and its Restricted Subsidiaries owing in respect of compensation or other payments owed for services rendered by creative or other personnel that do not constitute Indebtedness; provided that any such Lien shall attach solely to the content, or applicable component thereof, that is the subject to the arrangements giving rise to the underlying obligation;

(30)	assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease and Liens or rights reserved in any lease for rent or for compliance with the terms of such lease;

(31)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(32)	Liens on Equity Interests in any Unrestricted Subsidiary or joint venture held by the Company or any Restricted Subsidiary;

(33)	Liens (A) on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in an Investment permitted under the indenture to be applied against the purchase price for such Investment or (B) consisting of an agreement to dispose of any property in an Asset Sale that was made pursuant to and in compliance with the covenant described below under the caption “—Certain Covenants—Asset Sales,” in each case, solely to the extent such Investment or Asset Sale, as the case may be, would have been permitted on the date of the creation of such Lien;

(34)	restrictions on transfers of securities imposed by applicable securities laws;

(35)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by such Person in the ordinary course of business;

(36)	any extension, renewal or replacement, in whole or in part, of any Lien described in the immediately preceding clauses; provided that any such extension, renewal or replacement is no more restrictive in any material respect than the Lien so extended, renewed or replaced and does not extend to any additional property or assets; or

(37)	Additional Liens with respect to obligations that do not exceed $20.0 million at any one time outstanding.

“Permitted Refinancing Indebtedness” means:

(A)	any Indebtedness of the Company or any of its Restricted Subsidiaries (other than Disqualified Stock) issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than Disqualified Stock and intercompany Indebtedness); provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest thereon and the amount of any reasonable premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes or the Note Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable, taken as a whole in all material respects, to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(4)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the notes or any Note Guarantees, such Permitted Refinancing Indebtedness is pari passu with, or subordinated in right of payment to, the notes or the Note Guarantees; and

(5)	such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(B)	any Disqualified Stock of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of, which are used to extend, refinance, renew, replace or refund Indebtedness or other Disqualified Stock of the Company or any of its Restricted Subsidiaries (other than Indebtedness or Disqualified Stock held by the Company or any of its Restricted Subsidiaries); provided that:

(1)	the liquidation or face value of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness, or the liquidation or face value of the Disqualified Stock, as applicable, so extended, refinanced, renewed, replaced or refunded (plus all accrued and unpaid interest or dividends thereon and the amount of any reasonable premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final redemption date later than the final maturity or redemption date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced or refunded;

(3)	such Permitted Refinancing Indebtedness has a final redemption date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable, taken as a whole in all material respects, to the Holders of notes as those contained in the documentation governing the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced or refunded;

(4)	such Permitted Refinancing Indebtedness is not redeemable at the option of the Holder thereof or mandatorily redeemable prior to the final maturity or redemption date of the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced or refunded; and

(5)	such Disqualified Stock is issued either by the Company or by the Restricted Subsidiary who is the issuer of the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced or refunded.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s preferred or preference stock, whether now outstanding or issued after the date of the indenture, and includes, without limitation, all classes and series of preferred or preference stock.

“Programming Network Business” means (i) the programming businesses conducted by the Company and its Restricted Subsidiaries as of the date of the indenture and which collectively consist of the programming networks currently known as AMC, IFC, Sundance Channel and WEtv and (ii) the other programming and related assets contributed to the Company pursuant to the Distribution Agreement.

“Qualified Cash” means, of any Person, all cash and Cash Equivalents of such Person in deposit or securities accounts in which the Collateral Agent (as defined in the Credit Agreement) has “control” pursuant to and within the meaning of Section 9-104 and/or 9-106 of the UCC pursuant to the terms and conditions set forth in the Security Agreement (as defined in the Credit Agreement) or any other Collateral Document.

“Qualified Equity Offering” means (i) an offer and sale of Equity Interests (other than Disqualified Stock) of the Company pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company) or (ii) any private placement of Equity Interests (other than Disqualified Stock) of the Company to any Person other than a Subsidiary of the Company.

“Rating Agency” means (1) each of S&P and Moody’s and (2) if S&P or Moody’s ceases to rate the notes for reasons outside the control of the Company, a “nationally recognized statistical rating organization,” within the meaning of Rule 15c-3-1(c)(vi)(F) under the Exchange Act, selected by the Company, which will be substituted for S&P or Moody’s, as the case may be.

“Rating Category” means (1) with respect to S&P, any of the following categories, any of which may include a “+” or “–” at the end thereof: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories), (2) with respect to Moody’s, any of the following categories, any of which may include a “1,” “2” or “3” at the end thereof: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories), and (3) the equivalent of any such categories of S&P or Moody’s used by another Rating Agency, if applicable.

“Receivables and Related Assets” means:

•

accounts receivable, instruments, chattel paper, obligations, general intangibles, equipment and other similar assets, including interests in merchandise or goods, the sale or lease of which gives rise to the foregoing, related contractual rights, Guarantees, insurance proceeds, collections and other related assets;

•	equipment;

•	inventory; and

•	proceeds of all of the above.

“Registration Rights Agreement” means (1) the Registration Rights Agreement related to the notes, dated as of the date of the indenture, among the Company, the Guarantors and the initial purchasers of the notes, issued on the date of the indenture, and (2) with respect to any additional notes, any Registration Rights Agreement among the Company and the other parties thereto relating to the registration by the Company of such additional notes under the Securities Act.

“Replacement Assets” means any combination of (i) non-current assets that will be used or useful in a Permitted Business or (ii) all or substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business (including by means of a merger, consolidation or other business combination permitted under the indenture) that will become, on the date of acquisition thereof, a Restricted Subsidiary.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Payment” means:

•	any Stock Payment by the Company or a Restricted Subsidiary;

•

any direct or indirect payment by the Company or a Restricted Subsidiary to redeem, purchase, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate in right of payment to the notes; provided, however, that any direct or indirect payment by the Company or a Restricted Subsidiary to redeem, purchase, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate in right of payment to the notes will not be a Restricted Payment if either (i) after giving effect thereto, the ratio of the Senior Indebtedness of the Company and its Restricted Subsidiaries to Annual Operating Cash Flow is less than or equal to 5.0 to 1.0 or (ii) such subordinate Indebtedness is redeemed, purchased, defeased or otherwise acquired or retired in exchange for, or out of, (x) the proceeds of a sale (within one year before or 180 days after such redemption, purchase, defeasance, acquisition or retirement) of Permitted Refinancing Indebtedness or Capital Stock of the Company or warrants, rights or options to acquire Capital Stock of the Company or (y) any source of funds other than the incurrence of Indebtedness (it being understood that the use of such funds to repay Indebtedness that is later reborrowed to redeem, purchase, defease or otherwise acquire or retire the subordinate Indebtedness shall be considered a source of funds other than the incurrence of Indebtedness);

•

any direct or indirect payment by the Company or a Restricted Subsidiary to redeem, purchase, defease or otherwise acquire or retire for value any Disqualified Stock at its mandatory redemption date or other maturity date if and to the extent that Indebtedness is incurred to finance such redemption, purchase, defeasance or other acquisition or retirement; or

•	any Restricted Investment.

Notwithstanding the foregoing, Restricted Payments will not include (a) payments by any Restricted Subsidiary to the Company or any other Restricted Subsidiary or (b) any Permitted Investment or designation of a Restricted Subsidiary as an Unrestricted Subsidiary permitted under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries.”

“Restricted Subsidiary” means any Subsidiary of the Company, whether existing on the date of the indenture or created subsequent thereto, designated from time to time by the Company as a “Restricted Subsidiary”; provided, however, that no Subsidiary that is not a Securitization Subsidiary can be or remain so designated unless (a) at least 67% of each of the total equity interest and the voting control of such Subsidiary is owned, directly or indirectly, by the Company or another Restricted Subsidiary and (b) such Subsidiary is not restricted, pursuant to the terms of any loan agreement, note, indenture or other evidence of indebtedness, from:

•	paying dividends or making any distribution on such Subsidiary’s Capital Stock or other equity securities or paying any Indebtedness owed to the Company or to any Restricted Subsidiary;

•	making any loans or advances to the Company or any Restricted Subsidiary; or

•	transferring any of its properties or assets to the Company or any Restricted Subsidiary,

(it being understood that a financial covenant any of the components of which are directly impacted by the taking of the action (e.g., the payment of a dividend) itself (such as a minimum net worth test) would be deemed to be a restriction on the foregoing actions, while a financial covenant none of the components of which is directly impacted by the taking of the action (e.g., the payment of a dividend) itself (such as a debt to cash flow test) would not be deemed to be a restriction on the foregoing actions); and provided further that the Company may, from time to time, redesignate any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of the covenant “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries.”

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and its successors.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Subsidiary” means a Restricted Subsidiary that is established for the limited purpose of acquiring and financing Receivables and Related Assets and engaging in activities ancillary thereto; provided that (a) no portion of the Indebtedness of a Securitization Subsidiary is Guaranteed by or is recourse to the Company or any other Restricted Subsidiary (other than recourse for customary representations, warranties, covenants and indemnities, none of which relates to the collectability of the Receivables and Related Assets) and (b) none of the Company or any other Restricted Subsidiary has any obligation to maintain or preserve such Securitization Subsidiary’s financial condition.

“Senior Indebtedness” means, with respect to any Person, all principal of (premium, if any) and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person, whether or not a claim for post-filing interest is allowed in such proceedings) with respect to all Indebtedness of such Person; provided that Senior Indebtedness will not include:

•	any Indebtedness of such Person that, by its terms or the terms of the instrument creating or evidencing such Indebtedness, is expressly subordinate in right of payment to the notes;

•	any Guarantee of Indebtedness of any subsidiary of such Person if recourse against such Guarantee is limited to the Capital Stock or other equity interests of such subsidiary;

•	any obligation of such Person to any subsidiary of such Person or, in the case of a Restricted Subsidiary, to the Company or any other Subsidiary of the Company; or

•	any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) that is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person.

“Significant Subsidiary” means any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X, promulgated pursuant to the Exchange Act, as such Regulation is in effect on the date of the indenture.

“Stock Payment” means, with respect to any Person, the payment or declaration of any dividend, either in cash or in property (except dividends payable in common stock or common shares of Capital Stock of such Person), or the making by such Person of any other distribution, on account of any shares of any class of its Capital Stock, now or hereafter outstanding, or the redemption, purchase, retirement or other acquisition or retirement for value by such Person, directly or indirectly, of any shares of any class of its Capital Stock, now or hereafter outstanding, other than the redemption, purchase, defeasance or other acquisition or retirement for value of any Disqualified Stock at its mandatory redemption date or other maturity date.

“Subsidiary” means any subsidiary of the Company.

“Transactions” means the transactions contemplated by (i) the Distribution Transaction, (ii) the Credit Agreement and (iii) the offering of the notes.

“UCC” has the meaning given to such term in the Collateral Documents.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is not a Restricted Subsidiary.

“Voting Stock” means any Capital Stock having voting power under ordinary circumstances to vote in the election of the directors of a corporation (irrespective of whether or not at that time the stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then-remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then-outstanding principal amount of such Indebtedness.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each Holder of notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder’s notes pursuant to a “Change of Control Offer” on the terms set forth in the indenture. In the Change of Control Offer, the Company will offer to repurchase all or any part of each Holder’s notes for a repurchase price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest thereon to the Change of Control Payment Date (as defined below). Within 60 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes outstanding on a date (the “Change of Control Payment Date”) specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Change of Control provisions of the indenture by virtue of such compliance.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)	accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the Paying Agent (as defined in the indenture) an amount equal to the Change of Control Payment in respect of all notes or portions thereof so tendered; and

(3)	deliver or cause to be delivered to the trustee the notes so accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions thereof being purchased by the Company.

The Paying Agent will promptly mail or wire transfer to each Holder of notes so tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The Credit Agreement has significant limitations regarding the purchase of notes by the Company, and will also provide that certain Change of Control events with respect to the Company would constitute a default under the Credit Agreement. Any future credit agreements or other debt agreements to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing notes, the Company could seek the consent of its lenders, including lenders under the Credit Agreement, to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing notes. In such case, the Company’s failure to purchase tendered notes would constitute an Event of Default under the indenture, which would in turn constitute a default under the Company’s other Indebtedness.

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the indenture are applicable, so long as any notes are outstanding. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require the Company to repurchase such notes as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of the Company and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain. In addition, under a recent Delaware Chancery Court interpretation of the foregoing definition of “Continuing Directors,” a board of directors may approve, for purposes of such definition, a slate of shareholder-nominated directors without endorsing them, or while simultaneously recommending and endorsing its own slate instead. The foregoing interpretation would permit the Company’s board of directors to approve a slate of directors that included a majority of dissident directors nominated pursuant to a proxy contest, and the ultimate election of such dissident slate would not constitute a “Change of Control” that would trigger the Holders’ right to require the Company to repurchase the Holders’ notes as described above.

Certain Covenants

Suspension of Covenants Upon Investment Grade Ratings. During any period of time that the notes maintain an Investment Grade Rating from both Rating Agencies and no Default or Event of Default shall have occurred and be continuing (the foregoing conditions being referred to collectively as the “Suspension Condition”), the Company and its Restricted Subsidiaries will not be subject to the covenants (or portions thereof) of the indenture described under the following captions:

(A)	“—Certain Covenants—Limitation on Restricted Payments”;

(B)	“—Certain Covenants—Limitation on Indebtedness”;

(C)	clauses (2) and (4) of “—Certain Covenants—Consolidation, Merger and Sale of Assets”;

(D)	“—Certain Covenants—Transactions with Affiliates”;

(E)	“—Certain Covenants—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(F)	“—Certain Covenants—Limitation on Issuances and Sales of Equity Interests in Restricted Subsidiaries”; and

(G)	“—Repurchase at the Option of Holders”

(collectively, the “Suspended Covenants”).

As a result, if and while the Company meets the Suspension Condition, the notes will be entitled to substantially less covenant protection. If the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants with respect to the notes for any period of time as a result of the foregoing and, subsequently, one or both Rating Agencies withdraw their Investment Grade Rating or downgrade the Investment Grade Rating assigned to the notes such that the notes no longer have an Investment Grade Rating from both Rating Agencies, then the Company and each of its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants. Compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal or downgrade will be calculated in accordance with the terms of the covenant described below under “—Limitation on Restricted Payments” as if such covenant had been in effect during the entire period of time from the date of the indenture.

These covenant suspension provisions will continue to be applicable following any such reinstatement. There can be no assurance that the notes will ever achieve Investment Grade Ratings or that any such ratings, if achieved, will be maintained.

The indenture contains, among others, the following covenants:

Limitation on Indebtedness. The indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness, other than Indebtedness between or among any of the Company and its Restricted Subsidiaries, unless, after giving effect thereto, the Cash Flow Ratio is less than or equal to 7.0 to 1.0.

So long as no Default would be caused thereby, the first paragraph of this covenant will not prohibit the incurrence of any of the following (collectively, “Permitted Debt”):

(1)	the incurrence at any time by the Company of Indebtedness under Credit Facilities (and the incurrence by Restricted Subsidiaries of Guarantees thereof) in an aggregate principal amount at any one time outstanding pursuant to this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $2,225.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any Restricted Subsidiary to permanently repay any such Indebtedness pursuant to the mandatory prepayment requirements of the instruments or agreements governing such Indebtedness;

(2)	the incurrence of Existing Indebtedness;

(3)	the incurrence by the Company and the Guarantors of Indebtedness represented by the notes and the related Note Guarantees to be issued on the date of the indenture and the Exchange Notes and the Guarantees of such Exchange Notes;

(4)	the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary for fixed or capital assets, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $75.0 million at any time outstanding;

(5)	the incurrence by the Company or any Restricted Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (10) or (18) of this paragraph;

(6)	the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness owing to and held by the Company or any of its Restricted Subsidiaries; provided, however, that:

(a)	if the Company or any Guarantor is the obligor on such Indebtedness and such Indebtedness is held by a Person that is not the Company or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor;

(b)	Indebtedness owed to the Company or any Guarantor must be evidenced by an unsubordinated promissory note, unless the obligor under such Indebtedness is the Company or a Guarantor; and

(c)	(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being owed to a Person other than the Company or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)	the issuance of shares of Preferred Stock by any of the Company’s Restricted Subsidiaries to the Company or to a Guarantor; provided that (i) any subsequent issuance or transfer of any Equity Interests that results in such Preferred Stock being held by a Person other than the Company or a Guarantor and (ii) any sale or other transfer of any such Preferred Stock to a Person that is not either the Company or a Guarantor shall be deemed, in each case, to constitute an issuance of such shares of Preferred Stock that was not permitted by this clause (7);

(8)	the Guarantee by the Company or any of the Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

(9)	the incurrence of Monetization Indebtedness;

(10)	the incurrence of Acquired Indebtedness (other than Indebtedness incurred in contemplation of, or in connection with, the transaction or series of related transactions pursuant to which such Person is acquired by or otherwise merged into or consolidated with the Company or any Restricted Subsidiary); provided that, after giving effect to such transaction, either:

(a)	the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Cash Flow Ratio test set forth in the first paragraph of this covenant, or

(b)	the Cash Flow Ratio of the Company and its Restricted Subsidiaries would be no higher as a result of such transaction;

(11)	the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness to the extent the net proceeds thereof are promptly deposited to satisfy and discharge the indenture as described below under the caption “Satisfaction and Discharge of the Indenture and the Notes”;

(12)	Indebtedness of the Company or any Restricted Subsidiary (i) in connection with surety, performance, appeal or similar bonds, completion guarantees, or similar instruments entered into in the ordinary course of business or from letters of credit or other obligations in respect of property, casualty or liability insurance, self-insurance, workers’ compensation obligations or similar arrangements and (ii) consisting of the financing of insurance premiums or take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business;

(13)	Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts, such amount need not be inadvertent) drawn against insufficient funds in the ordinary course of business;

(14)	Indebtedness of the Company or any Restricted Subsidiary arising from agreements for indemnification, earnouts or purchase price adjustment obligations or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligation of the Company or a Restricted Subsidiary pursuant to such an agreement, in each case incurred or assumed in connection with the acquisition or disposition of any business, assets or properties;

(15)	cash management obligations and Indebtedness incurred in respect of netting services, overdraft protection and similar arrangements;

(16)	Indebtedness consisting of obligations under deferred compensation, earnouts or other similar arrangements incurred by the Company or any Restricted Subsidiary in connection with the Transactions or any acquisition not prohibited by the indenture;

(17)	Indebtedness under Hedging Obligations; provided that such contracts are not entered into for speculative purposes; or

(18)	the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (18), not to exceed $200.0 million.

For purposes of determining compliance with this covenant, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (18) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify at the time of its incurrence such item of Indebtedness in any manner that complies with this covenant. Indebtedness under the Credit Agreement outstanding on the date on which notes are first issued under the indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. In addition, (A) any Indebtedness originally classified as incurred pursuant to clauses (1) through (18) above may later be reclassified by the Company such that it will be deemed as having been incurred pursuant to another of such clauses to the extent that such reclassified Indebtedness could be incurred pursuant to such new clause at the time of such reclassification and (B) any Indebtedness originally classified as incurred pursuant to the first paragraph of this covenant or pursuant to clauses (2) through (18) above may later be reclassified by the Company such that it will be deemed as having been incurred pursuant to such first paragraph or pursuant to another of such clauses to the extent that such reclassified Indebtedness could be incurred pursuant to such first paragraph or such new clause at the time of such reclassification.

Notwithstanding any other provision of this covenant:

(A)	the maximum amount of Indebtedness that may be incurred pursuant to this covenant will not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies or changes in GAAP;

(B)	any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Company;

(C)	neither the accrual of interest nor the accretion of original issue discount (to the extent provided for when the Indebtedness on which such interest is paid was originally issued) shall be considered an incurrence of Indebtedness, as applicable; and

(D)	the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock (to the extent provided for when the Indebtedness, Disqualified Stock or Preferred Stock on which such interest or dividend is paid was originally issued) shall not be considered an incurrence of Indebtedness.

The indenture provides that the Company will not incur any Indebtedness that is subordinate or junior in right of payment to any other Indebtedness of the Company unless it is subordinate in right of payment to the notes to the same extent. No Guarantor will incur any Indebtedness that is subordinate or junior in right of payment to any other Indebtedness of such Guarantor unless it is subordinate in right of payment to such Guarantor’s Note Guarantee to the same extent. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Company or any Guarantor, as applicable, solely by virtue of being unsecured or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

Limitation on Restricted Payments. The indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, make any Restricted Payment if (1) at the time of such proposed Restricted Payment, a Default or Event of Default has occurred and is continuing or will occur as a consequence of such Restricted Payment, (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been prohibited from incurring at least $1.00 of additional Indebtedness pursuant to the Cash Flow Ratio test set forth in the first paragraph of the covenant described above under the caption “—Certain Covenants—Limitation on Indebtedness,” or (3) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments that have been made since the date of the indenture would exceed the sum of $100.0 million plus an amount equal to the difference between (i) the Cumulative Cash Flow Credit and (ii) 1.4 multiplied by Cumulative Interest Expense.

For purposes of this “Limitation on Restricted Payments” covenant, the amount of any Restricted Payment, if other than cash, will be based upon Fair Market Value.

The provisions above do not prevent:

(1)	the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment complied with the above provisions;

(2)	Permitted Affiliate Payments;

(3)	the retirement, redemption, purchase, defeasance or other acquisition of any shares of the Company’s Capital Stock or warrants, rights or options to acquire Capital Stock of the Company, in exchange for, or out of the proceeds of a sale (within one year before or 180 days after such retirement, redemption, purchase, defeasance or other acquisition) of, other shares of the Company’s Capital Stock or warrants, rights or options to acquire Capital Stock of the Company;

(4)	the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis;

(5)	repurchases of Equity Interests in a cashless transaction deemed to occur upon exercise or vesting of restricted stock, stock options or warrants;

(6)	the direct or indirect payment by the Company or a Restricted Subsidiary to redeem, purchase, repay, defease or otherwise acquire or retire for value the Indebtedness of Rainbow National Services, LLC existing prior to the date of the indenture;

(7)	the payment of cash in lieu of the issuance of fractional shares or scrip in connection with the exercise of warrants, options or other securities convertible into or exercisable for Capital Stock of the Company;

(8)

the repurchase, retirement or other acquisition or retirement for value of Capital Stock of the Company held by any future, present or former employee or director of the Company or any of its Restricted Subsidiaries or the estate, heirs or legatees of, or any entity controlled by, any such employee or director, pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement in connection with the termination of such person’s employment for any reason (including by reason of death or disability); provided, however, that the aggregate Restricted Payments made under this clause (8) does not exceed in any calendar year the sum of (A) $1.5 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $5.0 million in any calendar year) and (B) the cash proceeds of key man life insurance policies on the life of any such person received by the Company and its Restricted Subsidiaries after the date of the indenture; and

(9)	Restricted Payments made in connection with the Transactions as described in this offering memorandum.

For purposes of determining the aggregate permissible amount of Restricted Payments in accordance with clause (3) of the first paragraph of this covenant, all amounts expended pursuant to clause (1) of this paragraph will be included and all amounts expended or received pursuant to clauses (2) through (9) of this paragraph will be excluded; provided, however, that amounts paid pursuant to clause (1) of this paragraph will be included only to the extent that such amounts were not previously included in calculating Restricted Payments.

If the Company or a Restricted Subsidiary makes a Restricted Payment that at the time of the making of such Restricted Payment would be, in the Company’s good faith determination, permitted under the requirements of this covenant, such Restricted Payment will be deemed to have been made in compliance with this covenant notwithstanding any subsequent adjustments made in good faith to the Company’s financial statements affecting the calculations set forth above for any period.

For the purposes of the provisions above, the net proceeds from the issuance of shares of the Company’s Capital Stock upon conversion of Indebtedness will be deemed to be an amount equal to the accreted value of such Indebtedness on the date of such conversion and the additional consideration, if any, the Company receives upon such conversion, minus any cash payment on account of fractional shares (such consideration, if in property other than cash, to be determined by our board of directors, whose good faith determination will be conclusive).

Asset Sales. The indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)	the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; provided that this clause (1) shall not apply to an Asset Sale resulting solely from a foreclosure or sale by a third party upon assets or property subject to a Lien not prohibited by the indenture;

(2)	where such Fair Market Value exceeds $50.0 million, the Company’s determination of such Fair Market Value is set forth in an officers’ certificate delivered to the trustee; and

(3)	at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination thereof. For purposes of this provision, each of the following shall be deemed to be Cash Equivalents:

(a)	any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet, or would be shown on the Company’s or such Restricted Subsidiary’s balance sheet on the date of such Asset Sale) of the Company or any Restricted Subsidiary (other than contingent liabilities, Indebtedness that is by its terms subordinated to the notes or any Note Guarantee and liabilities to the extent owed to the Company or any Affiliate of the Company) that are assumed by the transferee of any such assets pursuant to a written agreement that releases the Company or such Restricted Subsidiary from further liability therefor; and

(b)	any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted (including by way of any Monetization Transaction) by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion) within 180 days of such Asset Sale.

The Company or any of its Restricted Subsidiaries may use the Net Proceeds of any Asset Sale in any manner that is not prohibited by the indenture. The indenture does not contain any requirement that the proceeds of any Asset Sale be applied to redeem notes or any other Indebtedness or make any offer to repurchase the notes or any other Indebtedness.

Transactions with Affiliates. The indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, effect any transaction with any Affiliate of the Company that is not a Restricted Subsidiary, having a value, or for consideration having a value, in excess of $20.0 million unless the Company’s or such Restricted Subsidiary’s board of directors (or the person duly authorized to perform similar functions) shall make a good faith determination that the terms of such transaction are, taken as a whole, no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would at the time be obtainable for a comparable transaction in arm’s-length dealing with an unrelated third party; provided, however, that this provision shall not apply to:

(1)	overhead and other ordinary course allocations of costs and services on a reasonable basis;

(2)	allocations of tax liabilities and other tax-related items among the Company and its Affiliates based principally upon the financial income, taxable income, credits and other amounts directly related to the respective parties, to the extent that the share of such liabilities and other items allocable to the Company and its Restricted Subsidiaries shall not exceed the amount that such Persons would have been responsible for as direct taxpayers;

(3)	Permitted Investments and Restricted Payments permitted under “—Certain Covenants—Limitation on Restricted Payments”;

(4)	matters described in or contemplated by the Form 10 of the Company, as amended or modified from time to time, or other reports filed by the Company with the Commission;

(5)	contracts or arrangements between the Company and/or any of its Subsidiaries and any of its Affiliates regarding coordination and/or joint defense of any litigation or any other action, suit, proceeding, claim or dispute before any courts, arbitrators or governmental authority;

(6)	contracts or arrangements to sell or buy advertising between the Company and/or any of its Subsidiaries and any of its Affiliates;

(7)	affiliation agreements or arrangements between the Company and/or its Subsidiaries and any of its Affiliates;

(8)	contracts or arrangements entered into in the ordinary course of business providing for the acquisition or provision of goods or services (including guarantees otherwise permissible under any Credit Facility, leases or licenses of property, equipment, facilities and other real or personal property) (i) between the Company or any of its Restricted Subsidiaries and any Unrestricted Subsidiary or (ii) under which the Company or any of its Restricted Subsidiaries may be jointly and severally liable with any of its Unrestricted Subsidiaries as to which costs are allocated based on cost, usage or other reasonable method of allocation (or are otherwise immaterial);

(9)	contracts or arrangements between the Company and/or any of its Subsidiaries and any Affiliates regarding transponder usage rights;

(10)	film and/or content programming allocation contracts or arrangements between the Company and/or any of its Restricted Subsidiaries and any Unrestricted Subsidiary;

(11)	contracts or arrangements between the Company and/or any of its Restricted Subsidiaries and any Unrestricted Subsidiary regarding the use of intellectual property;

(12)	contracts or arrangements between the Company and/or any of its Restricted Subsidiaries and any Unrestricted Subsidiary for the purpose of securing (a) production and product-related arrangements or (b) arrangements for the compensation of talent through third-party intermediaries;

(13)	the Distribution Transaction Agreements (as defined in the Credit Agreement);

(14)	contracts or arrangements between the Company and/or any of its Subsidiaries and any of its Affiliates approved in accordance with the Company’s policies that are not otherwise included in or contemplated by any of the foregoing items;

(15)	contracts or arrangements between the Company and/or any of its Subsidiaries and any Dolan Family Interests approved in accordance with the Company’s policies that are not otherwise included in or contemplated by any of the foregoing items; and

(16)	amendments, modifications, renewals or replacements from time to time of any of the contracts, arrangements, leases, services or other matters referred to or contemplated by any of the foregoing items.

Limitation on Liens. The indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind, except for Permitted Liens, on or with respect to any of its property or assets, whether owned at the date of the indenture or thereafter acquired, unless (x) in the case of any Lien securing Indebtedness that is subordinated in right of payment to the notes, the notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien and (y) in the case of any other Lien, the notes are equally and ratably secured.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

(1)	pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to the Company or any of its Restricted Subsidiaries or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2)	make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3)	transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions:

(1)	existing under, by reason of or with respect to the Credit Agreement, Existing Indebtedness or any other agreements in effect on the date of the indenture and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, than those contained in the Credit Agreement, Existing Indebtedness or such other agreements, as the case may be, as in effect on the date of the indenture;

(2)	set forth in the indenture, the notes and the Note Guarantees;

(3)	existing under, by reason of or with respect to applicable law, rule, regulation or order;

(4)	with respect to any Person or the property or assets of a Person acquired by the Company or any of its Restricted Subsidiaries existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements, or refinancings are not materially more restrictive, taken as a whole, than those in effect on the date of the acquisition;

(5)	in the case of clause (3) of the first paragraph of this covenant:

(A)	that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

(B)	existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary thereof not otherwise prohibited by the indenture; or

(C)	arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, materially detract from the value of property or assets of the Company or any Restricted Subsidiary thereof;

(6)	existing under, by reason of or with respect to any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property and assets of, a Restricted Subsidiary that restrict distributions by that Restricted Subsidiary pending such sale or other disposition;

(7)	restrictions on cash or other deposits or net worth imposed by customers or lessors or required by insurance, surety or bonding companies, in each case under contracts, leases or other agreements entered into in the ordinary course of business; and

(8)	existing under, by reason of or with respect to customary supermajority voting provisions and customary provisions with respect to the disposition or distribution of assets or property, in each case contained in joint venture, partnership, or limited liability company agreements.

Limitation on Issuances and Sales of Equity Interests in Restricted Subsidiaries. The indenture provides that the Company will not transfer, convey, sell, lease or otherwise dispose of, and will not permit any of its Restricted Subsidiaries to issue, transfer, convey, sell, lease or otherwise dispose of, any Equity Interests in any Restricted Subsidiary of the Company to any Person (other than the Company or a Restricted Subsidiary of the Company or shares of its Capital Stock constituting directors’ qualifying shares or issuances of shares of Capital Stock of foreign Restricted Subsidiaries to foreign nationals, to the extent required by applicable law), except:

(1)	if, immediately after giving effect to such issuance, transfer, conveyance, sale, lease or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the covenant described above under the caption “—Certain Covenants—Limitation on Restricted Payments” if made on the date of such issuance or sale; or

(2)	sales of Equity Interests of a Restricted Subsidiary of the Company by the Company or a Restricted Subsidiary of the Company.

Guarantees. The indenture provides that the Company will not permit any of its Restricted Subsidiaries (other than any Insignificant Subsidiary), directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company or any of the Company’s other Restricted Subsidiaries unless such Restricted Subsidiary (x) is a Guarantor under the indenture or (y) becomes a Guarantor under the indenture and simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the notes by such Restricted Subsidiary, provided that such Guarantee shall be senior to or pari passu with such Subsidiary’s Guarantee of such other Indebtedness. In addition, the indenture provides that, in the event that any Restricted Subsidiary that is an Insignificant Subsidiary ceases to be an Insignificant Subsidiary, then such Restricted Subsidiary must become a Guarantor and execute a supplemental indenture and, if requested, deliver an opinion of counsel to the trustee. The form of the Note Guarantee is attached as an exhibit to the indenture.

A Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, provided that immediately after giving effect to that transaction, no Default or Event of Default exists.

The Note Guarantee of a Guarantor will be released:

(1)	in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if the sale of all such Capital Stock of that Guarantor complies with the covenant described above under the caption “—Certain Covenants—Asset Sales”;

(2)	if the Company properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary under the indenture; or

(3)	upon the release or discharge of the Guarantee (including the Guarantee under the Credit Agreement) which resulted in the creation of such Note Guarantee pursuant to this covenant (except a discharge or release by or as a result of payment under such Guarantee); provided that such Guarantor does not have any preferred stock outstanding at such time that is not held by the Company or any Guarantor.

Designation of Restricted and Unrestricted Subsidiaries. The indenture provides that, unless designated as an Unrestricted Subsidiary, each newly acquired or created Subsidiary of the Company or a Restricted Subsidiary of the Company shall be a Restricted Subsidiary of the Company. Any Restricted Subsidiary of the Company may be designated by the Company as an Unrestricted Subsidiary; provided that:

(1)	any Guarantee by the Company or any Restricted Subsidiary thereof of any Indebtedness of the Subsidiary being so designated will be deemed to be an incurrence of Indebtedness by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such incurrence of Indebtedness would be permitted under the covenant described above under the caption “—Certain Covenants—Limitation on Indebtedness”;

(2)	the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of such Subsidiary) will be deemed to be a Restricted Investment made as of the time of such designation and that such Investment would be permitted under the covenant described above under the caption “—Limitation on Restricted Payments”;

(3)	such Subsidiary does not hold any Liens (other than Permitted Liens) on any property of the Company or any Restricted Subsidiary thereof; and

(4)	the Subsidiary being so designated:

(a)	is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, unless the Company and the Restricted Subsidiaries would have been permitted to be a party to such agreement, contract, arrangement or understanding under the “—Certain Covenants—Transactions with Affiliates” covenant above;

(b)	is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(c)	has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, except to the extent such Guarantee or credit support would be released upon such designation; and

(5)	no Default or Event of Default would be in existence following such designation.

Any designation of a Restricted Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the trustee by filing with the trustee an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the indenture. If, at any time, any Unrestricted Subsidiary would fail to meet any of the preceding requirements described in clause (4) above and such failure continues for a period of 90 days, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness, Investments or Liens on the property of such Subsidiary shall be deemed to be incurred or made by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness, Investments or Liens are not permitted to be incurred or made as of such date under the indenture, the Company shall be in violation of such covenant.

The indenture provides that the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that:

(1)	such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under the covenant described under the caption “—Certain Covenants—Limitation on Indebtedness,” calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable four-quarter reference period;

(2)	all outstanding Investments owned by such Unrestricted Subsidiary will be deemed to be made as of the time of such designation and such Investments shall only be permitted if such Investments would be permitted under the covenant described above under the caption “—Certain Covenants—Limitation on Restricted Payments”;

(3)	all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under the caption “—Certain Covenants—Limitation on Liens”; and

(4)	no Default or Event of Default would be in existence following such designation.

Reports. The indenture provides that the Company shall supply without cost to each Holder, and file with the Trustee (if not otherwise filed with the Trustee pursuant to the indenture) within 30 days after the Company is required to file the same with the Commission, copies of the annual reports and quarterly reports and of the information, documents and other reports which the Company may be required to file with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act. If the Company is not required to file with the Commission such reports and other information referred to in the immediately preceding sentence, the Company shall furnish without cost to each Holder and file with the trustee (i) within 140 days after the end of each fiscal year, annual reports containing the information required to be contained in Items 1, 2, 3, 6, 7, 8 and 9 of Form 10-K promulgated under the Exchange Act, or substantially the same information required to be contained in comparable items of any successor form, and (ii) within 75 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports containing the information required to be contained in Form 10-Q, promulgated under the Exchange Act, or substantially the same information required to be contained in any successor form. Notwithstanding the foregoing, the Company will be deemed to have furnished such reports referred to above to the Holders and the trustee if the Company has filed such reports with the Commission via the EDGAR filing system and such reports are publicly available; provided, however, that the trustee will have no responsibilities whatsoever to determine whether such filing has occurred.

At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder of a restricted note, the Company shall promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to such Holder or to a prospective purchaser of such restricted note designated by such Holder, as the case may be, in order to permit compliance by such Holder with Rule 144A under the Securities Act.

Consolidation, Merger and Sale of Assets. The Company may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person, unless: (1) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or disposition is made is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia, and assumes by a supplemental indenture all of the obligations of the Company under the notes, the indenture and the Registration Rights Agreement, (2) immediately before and immediately after such transaction, and after giving effect thereto, no Default or Event of Default has occurred and is continuing, (3) each Guarantor, unless such Guarantor is the Person with which the Company has entered into a transaction under this covenant, shall have by amendment to its applicable Note Guarantee confirmed that such Note Guarantee shall apply to the obligations of the Company or the surviving Person in accordance with the notes and the indenture, and (4) immediately after such transaction, and after giving effect thereto, the Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease or conveyance or disposition is made, would be able to incur at least $1.00 of additional Indebtedness pursuant to the Cash Flow Ratio test set forth in the first paragraph under the covenant described under the caption “—Certain Covenants—Limitation on Indebtedness.”

Events of Default

The following are Events of Default with respect to the notes under the indenture:

(1)	default for 30 days in payment of interest on the notes;

(2)	default in payment of principal of the notes at maturity, upon acceleration or otherwise;

(3)	failure to comply with any other covenant or agreement of the Company or any Restricted Subsidiary under the indenture, continued for 60 days (or, with respect to certain covenants or agreements, 30 days) after written notice as provided in the indenture;

(4)	default or defaults under any mortgage, indenture or instrument that secures or evidences any Indebtedness for money borrowed or Guaranteed by the Company or a Restricted Subsidiary in an aggregate amount of $25.0 million or more (but excluding any Indebtedness for the deferred purchase price of property or services owed to the Person providing such property or services as to which the Company or such Restricted Subsidiary is contesting its obligation to pay the same in good faith and by proper proceedings and for which the Company or such Restricted Subsidiary has established appropriate reserves) which result from the failure to pay such Indebtedness at final maturity or which has resulted in the acceleration of such Indebtedness;

(5)	the entry of a final judgment or final judgments for the payment of money by a court or courts of competent jurisdiction against the Company or any Restricted Subsidiary in an aggregate amount exceeding $25.0 million, which remain undischarged and unbonded for a period (during which execution has not been effectively stayed) of 60 days or as to which an enforcement proceeding has been commenced by any creditor;

(6)	except as permitted by the indenture, the Note Guarantee of any Subsidiary that is not an Insignificant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any such Guarantor, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm in writing its obligations under its Note Guarantee; and

(7)	certain events of bankruptcy or insolvency with respect to the Company, any Guarantor that is not an Insignificant Subsidiary or any Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary).

If an Event of Default (other than as specified in clause (7) above) occurs and is continuing, either the trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding notes, by written notice to the Company (and to the trustee if such notice is given by the Holders), may declare all the unpaid principal of and interest on the notes to be due and payable as provided in the indenture. Upon a declaration of acceleration, such principal and accrued interest will be due and payable 10 days after receipt by the Company of such written notice. No action on the part of the trustee or any Holder of the notes is required for such acceleration if an Event of Default specified in clause (7) above has occurred and is continuing.

The Holders of at least a majority in principal amount of the notes may rescind an acceleration and its consequences if (1) all existing Events of Default, other than the nonpayment of principal of or interest on the notes which have become due solely because of the acceleration, have been cured or waived and (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

A declaration of acceleration by Holders because of an Event of Default specified in clause (4) of the third preceding paragraph would be automatically annulled if the Indebtedness referred to therein were discharged, or the Holders thereof rescinded their declaration of acceleration referred to therein, within 30 days after the acceleration of the notes and no other Event of Default had occurred and not been cured or waived during such period. The Holders of a majority in principal amount of the notes also have the right to waive certain past defaults under the indenture.

No Holder of any security issued under the indenture has any right to institute any proceeding with respect to any notes, the indenture or for any remedy thereunder, unless (1) such Holder has previously given to the trustee written notice of a continuing Event of Default under the indenture, (2) the Holders of at least 25% in principal amount of the outstanding notes have made written request and offered indemnity reasonably satisfactory to the trustee to institute such proceeding as the trustee under the indenture, and (3) the trustee has not received from the Holders of a majority in principal amount of the outstanding notes issued under the indenture a direction inconsistent with such request and the trustee has failed to institute such proceeding within 60 days after receipt of such notice. Such limitations do not apply, however, to a suit instituted by a Holder of a security for the enforcement of payment of the principal of or interest on such security on or after the respective due dates expressed in such security.

During the existence of an Event of Default, the trustee is required to exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise under the circumstances in the conduct of such Person’s own affairs. Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the Holders unless such Holders have offered to the trustee security or indemnity reasonably satisfactory to it. Subject to such provisions for the indemnification of the trustee, the Holders of a majority in principal amount of the notes issued under the indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee under the indenture.

The Company is required to furnish to the trustee an annual statement as to the performance by the Company of its obligations under the indenture and as to any default in such performance.

Satisfaction and Discharge of the Indenture, the Notes and the Note Guarantees

The indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of notes, as expressly provided for in the indenture) as to all outstanding notes and Note Guarantees when either (1) all such notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid) have been delivered to the trustee for cancellation and the Company has paid all sums payable by the Company under the indenture or (2) all such notes not theretofore delivered to the trustee for cancellation (a) have become due and payable, or (b) will become due and payable within one year, and the Company has irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay the entire indebtedness on such notes not theretofore delivered to the trustee for cancellation, for principal and interest to the date of deposit (if such notes are then due and payable) or to the maturity date, and the Company has paid all other sums payable by the Company under the indenture.

Modification and Waiver

Modifications and amendments of the indenture or of notes or the Note Guarantees issued thereunder may be made by the Company and the trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the notes; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding note issued thereunder;

•	change the stated maturity of the principal of, or any installment of interest on, a note;

•	reduce the principal amount of or interest on a note;

•	change the coin or currency in which a note or the interest thereon is payable;

•	impair the right to institute suit for the enforcement of any payment on or with respect to a note or a Note Guarantee after the stated maturity;

•	release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture;

•

amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the covenant described above under the caption “—Repurchase at the Option of Holders—Change of Control” after such Change of Control has occurred, including amending, changing or modifying any definition relating thereto;

•

reduce the percentage in principal amount of the notes and any other affected series of debt securities, taken separately or together, as the case may be, the approval of whose Holders is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; or

•

modify any of the provisions relating to supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults, except to increase the percentage of outstanding notes required for such actions or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the Holder of each note affected thereby.

The Holders of a majority in aggregate principal amount of the notes issued under the indenture may waive compliance with certain restrictive covenants and provisions of the indenture.

Regarding the Trustee

U.S. Bank National Association is the trustee under indentures of Cablevision and its subsidiaries (which are our affiliates) and may maintain other banking arrangements with us and our Subsidiaries in the ordinary course of business.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the material U.S. federal income tax consequences of the exchange offer. It applies to you only if you tender your old notes for new notes in the exchange offer. This section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations, and published rulings and court decisions, all as currently in effect and subject to change, possibly with retroactive effect.

The exchange of old notes for new notes will not be treated as a taxable transaction for U.S. federal income tax purposes because the terms of the new notes will not be considered to differ materially in kind or in extent from the terms of the old notes. Rather, the new notes you receive will be treated as a continuation of your investment in the old notes. As a result, you will not recognize gain or loss upon the exchange of your old notes for new notes. In addition, your basis and holding period in the new notes will be the same as your basis and holding period in the old notes exchanged therefor.

IF YOU ARE CONSIDERING EXCHANGING YOUR OLD NOTES FOR NEW NOTES, YOU SHOULD CONSULT YOUR OWN TAX ADVISORS CONCERNING THE TAX CONSEQUENCES OF THE EXCHANGE ARISING UNDER STATE, LOCAL OR FOREIGN LAWS.

PLAN OF DISTRIBUTION

By surrendering old notes in the exchange offer, you will be representing that, among other things:

•	you are acquiring the new notes issued in the exchange offer in the ordinary course of your business;

•	you are not engaged in, do not intend to engage in and have no arrangement or understanding with any person to participate in the distribution of the new notes to be issued in the exchange offer;

•

you are not an affiliate of ours, as defined in Rule 405 under the Securities Act, or if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•

you acknowledge and agree that if you are a broker-dealer registered under the Exchange Act or you are participating in the exchange offer for the purposes of distributing the new notes, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the new notes, and you cannot rely on the position of the SEC’s staff in their no-action letters; and if you are a broker-dealer, that you did not purchase the old notes to be exchanged in the exchange offer from either of the issuers or any of their affiliates; and

•	you are not acting on behalf of someone who cannot truthfully and completely make such representation.

If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the no-action letters referred to above under “The Exchange Offer—Terms of the Exchange Offer” and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such new notes were acquired as a result of market-making activities or other trading activities. We have agreed in the Registration Rights Agreement that we will allow broker-dealers to use this prospectus in connection with the resale of such new notes, for a period commencing on the day the exchange offer is consummated and continuing for 90 days (or such time as such broker-dealers no longer own any securities). In addition, until                     , 2012, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or in a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 90 days after the expiration date (or such time as such broker-dealers no longer own any Registrable Securities), we will send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. Any such requests should be directed to Investor Relations.

We have agreed in the Registration Rights Agreement to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

BOOK-ENTRY; DELIVERY AND FORM

The certificates representing the new notes will be issued in fully registered form without interest coupons.

The notes initially will be represented by notes in registered, global form without interest coupons (the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee, as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

The Global Notes

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

We expect that, pursuant to procedures established by DTC, (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary (or “participants”) and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the participants, which in turn act on behalf of the indirect participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

So long as DTC or its nominee is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Notes for all purposes under the indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC’s procedures, in addition to those provided for under the indenture with respect to the notes.

Payments of the principal of, and premium (if any) and interest on the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither we, the trustee, nor any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

We expect that DTC or its nominee, upon receipt of any payment of principal of, and premium (if any) and interest on the Global Notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers, registered in the names of nominees for such customers. Such payments will be the responsibility of such participants. Neither we nor the trustee will be liable for any delay by DTC or any of the participants or the indirect participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between participants in DTC will be effected in the ordinary way through DTC’s same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of certificated notes for any reason, including to sell notes to persons in states that require physical delivery of the notes, or to pledge such securities, such holder must transfer its interest in a Global Note, in accordance with the normal procedures of DTC and with the procedures set forth in the indenture.

Cross-market transfers between the participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture, DTC will exchange the applicable Global Notes for certificated notes, which it will distribute to its participants.

DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we nor the trustee will have any responsibility for the performance by DTC Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Securities

If DTC notifies us that it is unwilling or unable to continue as depositary for a Global Note and a successor depositary is not appointed by us within 90 days of such notice, or an Event of Default (as defined in the section entitled “Description of Notes”) has occurred and the trustee has received a request from DTC, or we, at our option, notify the trustee in writing that we elect to cause the issuance of the certificated notes, the trustee will exchange each beneficial interest in that Global Note for one or more certificated notes registered in the name of the owner of such beneficial interest, as identified by DTC.

Same-Day Settlement and Payment

We will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and additional interest, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. We will make all payments of principal, premium (if any) interest and additional interest (if any) with respect to certificated Notes, by wire transfer of immediately available funds to the accounts specified by the holders of the certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

VALIDITY OF THE NEW NOTES AND GUARANTEES OF THE NEW NOTES

The validity of the new notes and guarantees will be passed upon for us by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

The consolidated financial statements and consolidated financial statement schedule of AMC Networks Inc. and subsidiaries as of December 31, 2011 and 2010 and for each of the years in the three-year period ended December 31, 2011 have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We and our subsidiary guarantors have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the new notes. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us, our subsidiary guarantors and the new notes, reference is made to the registration statement. The registration statement can be inspected and copied at the Public Reference Room of the SEC located at Room 1580, 100 F Street, N.E., Washington D.C. 20549. Copies of all or any portion of the registration statement can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (http://www.sec.gov). However, any such information filed with the SEC does not constitute a part of this prospectus.

AMC NETWORKS INC. AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

AMC Networks Inc.:

We have audited the accompanying consolidated balance sheets of AMC Networks Inc. and subsidiaries (the Company) as of December 31, 2011 and 2010, and the related consolidated statements of income, stockholders’ (deficiency) equity and cash flows for each of the years in the three-year period ended December 31, 2011. In connection with our audits of the consolidated financial statements, we also have audited the related consolidated financial statement schedule as listed in the index to consolidated financial statements. These consolidated financial statements and consolidated financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and consolidated financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of AMC Networks Inc. and subsidiaries as of December 31, 2011 and 2010, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2011, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related consolidated financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ KPMG LLP

New York, New York

March 15, 2012

AMC NETWORKS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2011 and 2010

(Dollars in thousands, except per share amounts)

	2011	2010
ASSETS
Current Assets:
Cash and cash equivalents	$215,836	$79,960
Accounts receivable, trade (less allowance for doubtful accounts of $3,092 and $8,321)	286,810	242,699
Amounts due from related parties, net	5,540	6,840
Program rights, net	235,171	186,475
Prepaid expenses and other current assets	67,370	42,950
Deferred tax asset, net	59,272	7,516

Total current assets	869,999	566,440
Property and equipment, net	63,814	68,977
Program rights, net	765,609	597,355
Amounts due from related parties, net	3,214	3,502
Note receivable from related party	—	16,832
Deferred tax asset, net	—	41,250
Deferred carriage fees, net	47,304	69,343
Amortizable intangible assets, net	285,773	364,882
Indefinite-lived intangible assets	19,900	19,900
Goodwill	83,173	83,173
Other assets	20,728	15,043
Deferred financing costs, net of accumulated amortization of $2,490 and $16,388	24,420	7,199

Total assets	$2,183,934	$1,853,896

LIABILITIES AND STOCKHOLDERS’ (DEFICIENCY) EQUITY
Current Liabilities:
Accounts payable	$61,605	$46,459
Accrued liabilities:
Interest	31,254	20,046
Employee related costs	57,160	44,578
Deferred carriage fees payable	1,217	2,218
Other accrued expenses	10,168	23,888
Amounts due to related parties, net	5,336	10,678
Program rights obligations	146,339	116,190
Deferred revenue	23,853	17,859
Credit facility debt	5,950	50,000
Capital lease obligations	1,314	4,575

Total current liabilities	344,196	336,491
Program rights obligations	472,690	338,635
Senior notes	686,434	299,552
Senior subordinated notes	—	324,071
Credit facility debt	1,598,896	425,000
Capital lease obligations	14,363	15,677
Deferred tax liability, net	51,905	—
Other liabilities	52,445	89,639

Total liabilities	3,220,929	1,829,065

Commitments and contingencies
Stockholders’ (deficiency) equity:
Class A Common Stock, $0.01 par value, 360,000,000 shares authorized, 58,628,764 shares issued and 58,434,704 shares outstanding	586	—
Class B Common Stock, $0.01 par value, 90,000,000 shares authorized, 13,534,408 shares issued and outstanding	135	—
Preferred stock, $0.01 par value, 45,000,000 shares authorized; none issued	—	—
Paid-in capital	5,942	181,724
Accumulated deficit	(1,029,954)	(156,893)
Treasury stock, at cost (194,060 shares Class A Common Stock)	(1,677)	—
Accumulated other comprehensive loss	(12,027)	—

Total stockholders’ (deficiency) equity	(1,036,995)	24,831

Total liabilities and stockholders’ (deficiency) equity	$2,183,934	$1,853,896

See accompanying notes to consolidated financial statements.

AMC NETWORKS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

Years Ended December 31, 2011, 2010 and 2009

(In thousands, except per share amounts)

	2011	2010	2009
Revenues, net (including revenues, net from related parties of $31,885, $29,203 and $31,796, respectively)	$1,187,741	$1,078,300	$973,644

Operating expenses:
Technical and operating (excluding depreciation and amortization shown below and including charges (credits) from related parties of $5,040, $3,971 and $(2,043), respectively)	425,961	366,093	310,365
Selling, general and administrative (including charges from related parties of $57,004, $100,230 and $87,239, respectively)	335,656	328,134	313,904
Restructuring (credit) expense	(240)	(2,218)	5,162
Depreciation and amortization	99,848	106,455	106,504

	861,225	798,464	735,935

Operating income	326,516	279,836	237,709

Other income (expense):
Interest expense	(95,870)	(75,800)	(79,778)
Interest income	1,074	2,388	836
Write-off of deferred financing costs	(6,247)	—	—
Loss on extinguishment of debt	(14,726)	—	—
Miscellaneous, net	(137)	(162)	187

	(115,906)	(73,574)	(78,755)

Income from continuing operations before income taxes	210,610	206,262	158,954
Income tax expense	(84,248)	(88,073)	(70,407)

Income from continuing operations	126,362	118,189	88,547
Income (loss) from discontinued operations, net of income taxes	92	(38,090)	(34,791)

Net income	$126,454	$80,099	$53,756

Basic net income (loss) per share:
Income from continuing operations	$1.82	$1.71	$1.28
Income (loss) from discontinued operations	$—	$(0.55)	$(0.50)
Net income	$1.83	$1.16	$0.78

Diluted net income (loss) per share:
Income from continuing operations	$1.79	$1.71	$1.28
Income (loss) from discontinued operations	$—	$(0.55)	$(0.50)
Net income	$1.79	$1.16	$0.78

Weighted average common shares:
Basic weighted average common shares	69,283	69,161	69,161
Diluted weighted average common shares	70,731	69,161	69,161

See accompanying notes to consolidated financial statements.

AMC NETWORKS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIENCY) EQUITY

Years Ended December 31, 2011, 2010 and 2009

(Dollars in thousands)

	Class A Common Stock	Class B Common Stock	Paid-in Capital	Accumulated Deficit	Treasury Stock	Accumulated Other Comprehensive Loss	Total
Balance, January 1, 2009	$—	$—	$—	$(278,502)	$—	$—	$(278,502)
Net Income	—	—	—	53,756	—	—	53,756
Cash capital contributions from Cablevision	—	—	682	—	—	—	682
Cash capital distributions to Cablevision	—	—	(10,122)	—	—	—	(10,122)
Non-cash capital distribution related to the utilization of Company tax losses by Cablevision	—	—	(7,820)	(12,246)	—	—	(20,066)
Non-cash capital contribution related to the allocation of Cablevision share-based compensation expense	—	—	17,596	—	—	—	17,596
Other non-cash capital distributions, net	—	—	(336)	—	—	—	(336)

Balance, December 31, 2009	—	—	—	(236,992)	—	—	(236,992)
Net Income	—	—	—	80,099	—	—	80,099
Cash capital contributions from Cablevision	—	—	204,018	—	—	—	204,018
Cash capital distributions to Cablevision	—	—	(53,754)	—	—	—	(53,754)
Non-cash capital contribution related to the utilization of Cablevision tax losses	—	—	52,824	—	—	—	52,824
Distribution of net assets to Cablevision (see Note 5)	—	—	(41,273)	—	—	—	(41,273)
Non-cash capital contribution related to the allocation of Cablevision share-based compensation expense	—	—	20,559	—	—	—	20,559
Other non-cash capital distributions, net	—	—	(650)	—	—	—	(650)

Balance, December 31, 2010	—	—	181,724	(156,893)	—	—	24,831
Net income	—	—	—	126,454	—	—	126,454
Other comprehensive loss (see Note 18)	—	—	—	—	—	(12,027)	(12,027)

Comprehensive income							114,427
Cash capital contributions from Cablevision	—	—	20,813	—	—	—	20,813
Cash capital distributions to Cablevision	—	—	(20,813)	—	—	—	(20,813)
Non-cash capital distribution to Cablevision related to employee benefit plans as a result of the Distribution (see Note 4)	—	—	(6,313)	—	—	—	(6,313)
Non-cash capital distribution associated with the issuance of debt to Cablevision (see Note 1)	—	—	(250,485)	(999,515)	—	—	(1,250,000)
Non-cash capital contribution, net related to adjustments to liability for uncertain tax positions and net deferred tax assets as a result of the Distribution (see Note 12)	—	—	44,598	—	—	—	44,598
Non-cash capital contribution related to the utilization of Cablevision tax losses (see Note 12)	—	—	36,867	—	—	—	36,867
Non-cash capital distribution related to tax credits utilized by Cablevision (see Note 12)	—	—	(2,586)	—	—	—	(2,586)
Non-cash capital distribution of promissory note receivable to Cablevision (see Note 4)	—	—	(17,113)	—	—	—	(17,113)
Non-cash capital contribution related to the allocation of Cablevision share-based compensation expense	—	—	8,343	—	—	—	8,343
Reclassification of common stock in connection with the Distribution	578	135	(713)	—	—	—	—
Share-based compensation expense subsequent to the Distribution	—	—	7,669	—	—	—	7,669
Proceeds from the exercise of stock options	8	—	3,614	—	—	—	3,622
Treasury stock acquired from forfeitures and acquisition of restricted shares (see Note 16)	—	—	—	—	(1,677)	—	(1,677)
Other non-cash capital contributions, net	—	—	337	—	—	—	337

Balance, December 31, 2011	$586	$135	$5,942	$(1,029,954)	$(1,677)	$(12,027)	$(1,036,995)

See accompanying notes to consolidated financial statements.

AMC NETWORKS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2011, 2010 and 2009

(Dollars in thousands)

	2011	2010	2009
Cash flows from operating activities:
Income from continuing operations	$126,362	$118,189	$88,547
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	99,848	106,455	106,504
Non-cash restructuring (credit) expense	(240)	—	1,731
Share-based compensation expense related to equity classified awards	16,012	16,267	13,716
Amortization and write-off of program rights	278,728	219,859	184,096
Amortization of deferred carriage fees	23,962	25,213	23,646
Amortization and write-off of deferred financing costs and discounts on indebtedness	12,159	3,773	3,962
Loss on extinguishment of debt	14,726	—	—
Provision for doubtful accounts	338	1,484	2,528
Deferred income taxes	69,160	80,744	61,975
Changes in assets and liabilities:
Accounts receivable, trade	(44,750)	(36,422)	(27,641)
Amounts due from/to related parties, net	(9,602)	5,049	4,004
Prepaid expenses and other assets	(30,930)	17,388	(4,220)
Program rights	(495,878)	(321,082)	(222,111)
Deferred carriage fees	(1,923)	(2,930)	(585)
Accounts payable, accrued expenses and other liabilities	34,538	12,772	(1,007)
Program rights obligations	164,440	19,337	(27,840)
Deferred carriage fees payable	(1,717)	(101)	(3,303)

Net cash provided by operating activities	255,233	265,995	204,002

Cash flows from investing activities:
Capital expenditures	(15,371)	(17,243)	(13,419)
Payment for acquisition of a business	(320)	(320)	(470)
Proceeds from sale of equipment, net of costs of disposal	—	406	720

Net cash used in investing activities	(15,691)	(17,157)	(13,169)

Cash flows from financing activities:
Capital contributions from Cablevision	20,813	204,018	682
Capital distributions to Cablevision	(20,813)	(53,754)	(10,122)
Repayment of credit facility debt	(877,975)	(105,000)	(120,000)
Redemption of senior notes	(300,000)	—	—
Redemption of senior subordinated notes, including tender premium and fees	(338,365)	—	—
Payments for financing costs	(27,414)	—	—
Proceeds from credit facility debt	1,442,364	—	—
Purchase of treasury stock	(1,677)	—	—
Proceeds from stock option exercises	3,622	—	—
Repayment of note payable to related party	—	(190,000)	—
Principal payments on capital lease obligations	(4,612)	(4,080)	(3,034)

Net cash used in financing activities	(104,057)	(148,816)	(132,474)

Net increase in cash and cash equivalents from continuing operations	135,485	100,022	58,359

Cash flows from discontinued operations:
Net cash used in operating activities	(359)	(30,870)	(48,967)
Net cash provided by (used in) investing activities	750	(10,183)	(4,753)
Net cash used in financing activities	—	—	—
Effect of change in cash related to net assets distributed to Cablevision	—	(8,837)	(291)

Net increase (decrease) in cash and cash equivalents from discontinued operations	391	(49,890)	(54,011)

Cash and cash equivalents at beginning of year	79,960	29,828	25,480

Cash and cash equivalents at end of year	$215,836	$79,960	$29,828

See accompanying notes to consolidated financial statements.

AMC NETWORKS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

Note 1. Nature of Operations and Basis of Presentation

Nature of Operations

AMC Networks Inc. (“AMC Networks”) and collectively with its subsidiaries (the “Company”) own and operate entertainment businesses and assets. On June 30, 2011, Cablevision Systems Corporation (Cablevision Systems Corporation and its subsidiaries are referred to as “Cablevision”) spun off the Company (the “Distribution”) and the Company became an independent public company. The Company has two reportable segments:

•

National Networks: Includes four nationally distributed programming networks: AMC, WE tv, IFC and Sundance Channel. These programming networks are distributed throughout the United States (“U.S.”) via cable and other multichannel video programming distribution platforms, including direct broadcast satellite (“DBS”) and platforms operated by telecommunications providers (we refer collectively to these cable and other multichannel video programming distributors as “multichannel video programming distributors” or “distributors”); and

•

International and Other: Principally includes AMC/Sundance Channel Global, the Company’s international programming business; IFC Films, the Company’s independent film distribution business; and AMC Networks Broadcasting & Technology, the Company’s network technical services business, which supplies services primarily to the programming networks of the Company. AMC and Sundance Channel are distributed in Canada and Sundance Channel and WE tv are distributed in other countries throughout Europe and Asia. The International and Other reportable segment also includes VOOM HD Holdings LLC (“VOOM HD”), which the Company is in the process of winding down, and which continues to sell certain limited amounts of programming internationally through program license agreements.

In connection with the Distribution, Cablevision contributed all of the membership interests of Rainbow Media Holdings LLC (“RMH”) to the Company. RMH owned, directly or indirectly, the businesses included in Cablevision’s Rainbow Media segment. On June 30, 2011, Cablevision effected the Distribution of all of AMC Networks’ outstanding common stock. In the Distribution, each holder of Cablevision NY Group (“CNYG”) Class A Common Stock of record on June 16, 2011 received one share of AMC Networks Class A Common Stock for every four shares of CNYG Class A Common Stock held on the record date, which resulted in the issuance of approximately 57,813,000 shares of Class A Common Stock. Each record holder of CNYG Class B Common Stock received one share of AMC Networks Class B Common Stock for every four shares of CNYG Class B Common Stock held on the record date, which resulted in the issuance of approximately 13,534,000 shares of Class B Common Stock. Immediately prior to the Distribution, the Company was an indirect wholly-owned subsidiary of Cablevision. The Company became an independent public company on June 30, 2011, the date of the Distribution. Both Cablevision and AMC Networks continue to be controlled by Charles F. Dolan, certain members of his immediate family and certain family related entities (collectively the “Dolan Family”).

As part of the Distribution, the Company incurred $2,425,000 of debt (the “New AMC Networks Debt”), consisting of $1,725,000 aggregate principal amount of senior secured term loans and $700,000 aggregate principal amount of senior unsecured notes (see Note 8). Approximately $1,063,000 of the proceeds of the New AMC Networks Debt was used to repay all pre-Distribution outstanding Company debt (excluding capital leases), including principal and accrued and unpaid interest to the date of repayment, and, as partial consideration for Cablevision’s contribution of the membership interests in RMH to the Company, $1,250,000, net of discount, of New AMC Networks Debt was issued to CSC Holdings, LLC (“CSC Holdings”), a wholly-owned subsidiary of Cablevision, which is reflected as a deemed capital distribution in the consolidated statement of stockholders’ (deficiency) equity for the year ended December 31, 2011. CSC Holdings used such New AMC Networks Debt to satisfy and discharge outstanding CSC Holdings debt, which ultimately resulted in such New AMC Networks Debt being held by third party investors.

AMC NETWORKS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

Basis of Presentation and Use of Estimates

These consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

The Company’s consolidated financial statements for periods prior to the Distribution have been derived from the consolidated financial statements and accounting records of Cablevision and reflect certain assumptions and allocations. The financial position, results of operations and cash flows of the Company for those periods could differ from those that might have resulted had the Company been operated autonomously or as an entity independent of Cablevision. The Company’s consolidated financial statements after the Distribution reflect certain revenues and expenses related to transactions with or charges from Cablevision and other related parties as described in Note 19.

Discontinued Operations

On December 31, 2010, RMH transferred its membership interests in News 12 (regional news programming services), Rainbow Advertising Sales Corporation (“RASCO”) (a cable television advertising company) and certain other businesses to wholly-owned subsidiaries of Cablevision in contemplation of the Distribution. The operating results of these transferred entities through the date of the transfer have been presented in the consolidated statements of income as discontinued operations for the years ended December 31, 2010 and 2009. Additionally, the net operating results following the sale of our ownership interests in the Lifeskool and Sportskool video-on-demand services in September and October 2008, respectively, which were recorded under the installment sales method, have been classified as discontinued operations for all periods presented.

Note 2. Summary of Significant Accounting Policies

Recently Adopted Accounting Pronouncements

In December 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-28, Intangibles—Goodwill and Other (Topic 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts (ASU 2010-28). ASU 2010-28 modifies Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that an impairment of goodwill exists. In determining whether it is more likely than not that an impairment of goodwill exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. The Company adopted ASU 2010-28 effective January 1, 2011. The adoption of this authoritative guidance did not have any impact to the Company’s annual impairment test during the first quarter of 2011.

In January 2010, the FASB issued ASU No. 2010-06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurement, that outlines certain new disclosures and clarifies some existing disclosure requirements about fair value measurement as set forth in Accounting Standards Codification Topic 820-10 which became effective and was adopted by the Company on January 1, 2011. The adoption of this authoritative guidance did not have any impact on the Company’s consolidated financial statements.

AMC NETWORKS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

In October 2009, the FASB issued ASU No. 2009-13, Multiple-Deliverable Revenue Arrangements (ASU 2009-13), which provides amendments that (a) update the criteria for separating consideration in multiple-deliverable arrangements, (b) establish a selling price hierarchy for determining the selling price of a deliverable, and (c) replace the term “fair value” in the revenue allocation guidance with the term “selling price” to clarify that the allocation of revenue is based on entity-specific assumptions. ASU 2009-13 eliminates the residual method of allocating arrangement consideration to deliverables, requires the use of the relative selling price method and requires that a vendor determine its best estimate of selling price in a manner consistent with that used to determine the price to sell the deliverable on a stand-alone basis. ASU 2009-13 requires a vendor to significantly expand the disclosures related to multiple-deliverable revenue arrangements with the objective to provide information about the significant judgments made and changes to those judgments and how the application of the relative selling-price method affects the timing or amount of revenue recognition. ASU 2009-13 was adopted on a prospective basis to revenue arrangements entered into or materially modified on or after January 1, 2011. The adoption of this authoritative guidance did not have any impact on the Company’s consolidated financial statements.

Recently Issued But Not Yet Adopted Accounting Pronouncements

In September 2011, the FASB issued ASU No. 2011-08, Intangibles—Goodwill and Other (Topic 350): Testing Goodwill for Impairment (ASU 2011-08), to allow entities to use a qualitative approach to test goodwill for impairment. ASU 2011-08 permits an entity to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If it is concluded that this is the case, it is necessary to perform the currently prescribed two-step goodwill impairment test. Otherwise, the two-step goodwill impairment test is not required. ASU 2011-08 is effective for the Company on January 1, 2012 and earlier adoption is permitted. The Company will evaluate performing a qualitative assessment in 2012.

In June 2011, the FASB issued ASU No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. The provisions of ASU 2011-05 provide that an entity that reports items of other comprehensive income has the option to present comprehensive income as (i) a single statement that presents the components of net income and total net income, the components of other comprehensive income and total other comprehensive income and a total for comprehensive income or (ii) in a two-statement approach, whereby an entity must present the components of net income and total net income in the first statement and that statement is immediately followed by a financial statement that presents the components of other comprehensive income, a total for other comprehensive income and a total for comprehensive income. The option in current GAAP that permits the presentation of other comprehensive income in the statement of stockholders’ equity has been eliminated. ASU 2011-05 is to be applied retrospectively and early adoption is permitted. In December 2011, the FASB issued ASU No. 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassification of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05 (ASU 2011-12). ASU 2011-12 defers the requirement in ASU 2011-05 to present reclassification adjustments for each component of accumulated other comprehensive income (“AOCI”) in both other comprehensive income and net income on the face of the financial statements and the presentation of reclassification adjustments is not required in interim periods. The Company expects to continue to present amounts reclassified out of AOCI on the face of the financial statements or disclose those amounts in the notes to the financial statements. The effective dates of ASU 2011-12 are consistent with the effective dates of ASU 2011-05, which is effective for the Company on January 1, 2012. The Company has not yet determined which presentation method it will adopt.

AMC NETWORKS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

In May 2011, the FASB issued ASU No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in GAAP and IFRSs (ASU 2011-04). ASU 2011-04 provides amendments to Topic 820 that change the wording used to describe many of the requirements in GAAP for measuring fair value and for disclosing information about fair value measurements. ASU 2011-04 is to be applied prospectively and is effective for the Company on January 1, 2012.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances are eliminated in consolidation.

Revenue Recognition

Revenue is recognized when persuasive evidence of a sales arrangement exists, delivery occurs or services are rendered, the sales price is fixed or determinable and collectability is reasonably assured. Revenue recognition for each source of the Company’s revenue is based on the following policies:

Affiliation Fee

The Company recognizes affiliation fee revenue from distributors that carry the Company’s programming services under multi-year contracts, commonly referred to as “affiliation agreements.” The programming services are delivered throughout the terms of the agreements and the Company recognizes revenue as programming is provided.

Advertising

Advertising revenues are recognized when commercials are aired. In certain advertising sales arrangements, the Company’s programming businesses guarantee specified viewer ratings for their programming. For these types of transactions, a portion of such revenue is deferred if the guaranteed viewer ratings are not met and is subsequently recognized either when the Company provides the required additional advertising time, the guarantee obligation contractually expires or performance requirements become remote.

Other Revenue

Revenue from the licensing of original programming for foreign and digital distribution is recognized upon availability for distribution by the licensee. Revenue from video-on-demand and similar pay-per-view arrangements is recognized as programming is exhibited based on end-customer purchases as reported by the distributor. Revenue derived from other sources is recognized when delivery occurs or the services are rendered.

Multiple-Element Transactions

If there is objective and reliable evidence of fair value for all elements of accounting in a multiple-element arrangement, the arrangement consideration is allocated to the separate elements of accounting based on relative fair values. There may be cases in which there is objective and reliable evidence of the fair value of undelivered items in an arrangement but no such evidence for the delivered items. In those cases, the Company uses the relative selling price method to allocate the arrangement consideration. Under the relative selling price method, the Company determines its best estimate of selling price in a manner consistent with that used to determine the price to sell the deliverable on a stand-alone basis.

AMC NETWORKS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

Technical and Operating Expenses

Costs of revenues, including but not limited to license fees, amortization of program rights, participation and residual costs and programming and production costs, origination, transmission, uplinking and other operating costs, are classified as technical and operating expenses in the consolidated statements of income.

Advertising and Distribution Expenses

Advertising costs are charged to expense when incurred and are recorded to selling, general and administrative expenses in the consolidated statements of income. Advertising costs were $105,068, $92,184 and $86,728 for the years ended December 31, 2011, 2010, and 2009, respectively. Marketing, distribution and general and administrative costs related to the exploitation of owned original programming are expensed as incurred and are recorded to selling, general and administrative expenses in the consolidated statements of income.

Share-Based Compensation

The Company measures the cost of employee services received in exchange for an award of equity-based instruments based on the grant date fair value of the portion of awards that are ultimately expected to vest. The cost is recognized in earnings over the period during which an employee is required to provide service in exchange for the award, except for restricted stock units granted to non-employee directors which vest 100%, and are expensed, at the date of grant. For stock appreciation rights (“SARs”), the Company recognizes expense based on the estimated fair value at each reporting period using the Black-Scholes valuation model.

For periods prior to the Distribution date, Cablevision charged the Company its proportionate share of expenses or benefits related to Cablevision’s employee stock plans and Cablevision’s long-term incentive plans (see Note 19). Amounts for share-based compensation expense are included in selling, general and administrative expenses in the consolidated statements of income.

See Note 16 for further discussion of the Company’s equity plans.

Cash and Cash Equivalents

The Company’s cash investments are placed with money market funds and financial institutions that are investment grade as rated by Standard & Poor’s and Moody’s Investors Service. The Company selects money market funds that predominantly invest in marketable, direct obligations issued or guaranteed by the U.S. government or its agencies, commercial paper, fully collateralized repurchase agreements, certificates of deposit, and time deposits.

The Company considers the balance of its investment in funds that substantially hold securities that mature within three months or less from the date the fund purchases these securities to be cash equivalents. The carrying amount of cash and cash equivalents either approximates fair value due to the short-term maturity of these instruments or are at fair value.

Accounts Receivable, Trade

The Company periodically assesses the adequacy of valuation allowances for uncollectible accounts receivable by evaluating the collectability of outstanding receivables and general factors such as length of time individual receivables are past due, historical collection experience, and the economic and competitive environment.

AMC NETWORKS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

Program Rights

Rights to programming, including feature films and episodic series, acquired under license agreements are stated at the lower of amortized cost or net realizable value. Such licensed rights along with the related obligations are recorded at the contract value when a license agreement is executed, unless there is uncertainty with respect to either cost, acceptability or availability. If such uncertainty exists, those rights and obligations are recorded at the earlier of when the uncertainty is resolved or the license period begins. Costs are amortized to technical and operating expense on a straight-line basis over a period not to exceed the respective license periods.

The Company’s owned original programming is primarily produced by independent production companies, with the remainder produced by the Company. Owned original programming costs, including estimated participation and residual costs, qualifying for capitalization as program rights are amortized to technical and operating expense over their estimated useful lives, commencing upon the first airing, based on attributable revenue for airings to date as a percentage of total projected attributable revenue, or ultimate revenue (film-forecast-computation method). Projected program usage is based on the historical performance of similar content. Estimated attributable revenue can change based upon programming market acceptance, levels of affiliation fee revenue and advertising revenue, and program usage. Accordingly, the Company periodically reviews revenue estimates and planned usage and revises its assumptions if necessary, which could impact the timing of amortization expense or result in a write-down to net realizable value. Owned original program rights of $70,727 at December 31, 2011 is included as a component of long-term program rights, net in the consolidated balance sheet. The Company estimates that approximately 92% of unamortized owned original programming costs, as of December 31, 2011, will be amortized within the next three years. The Company expects to amortize $39,379 of unamortized owned original programming costs, during the next twelve months.

The Company periodically reviews the programming usefulness of its licensed and owned original program rights based on a series of factors, including ratings, type and quality of program material, standards and practices, and fitness for exhibition. If it is determined that film or other program rights have no future programming usefulness, a write-off of the unamortized cost is recorded in technical and operating expense. Program rights write-offs of $18,332, $1,122 and $7,778 were recorded for the years ended December 31, 2011, 2010 and 2009, respectively.

Long-Lived and Indefinite-Lived Assets

Property and equipment are carried at cost. Equipment under capital leases is recorded at the present value of the total minimum lease payments. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets or, with respect to equipment under capital leases and leasehold improvements, amortized over the shorter of the lease term or the assets’ useful lives and reported in depreciation and amortization in the consolidated statements of income.

Intangible assets established in connection with business acquisitions primarily consist of affiliation agreements and affiliate relationships, advertiser relationships and goodwill. Amortizable intangible assets are amortized on a straight-line basis over their respective estimated useful lives. Goodwill and identifiable intangible assets that have indefinite useful lives are not amortized.

Impairment of Long-Lived and Indefinite Lived Assets

The Company’s long-lived and indefinite-lived assets at December 31, 2011 include property and equipment, net of $63,814, amortizable intangible assets, net of $285,773, identifiable indefinite-lived intangible assets of $19,900 and goodwill of $83,173. These assets accounted for approximately 21% of the Company’s consolidated total assets as of December 31, 2011.

AMC NETWORKS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

The Company reviews its long-lived assets (property and equipment, and intangible assets subject to amortization that arose from acquisitions) for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected cash flows, undiscounted and without interest, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value.

Goodwill and indefinite-lived intangible assets, which represent Sundance Channel trademarks of $19,900, are tested annually for impairment during the first quarter (“annual impairment test date”) and upon the occurrence of certain events or substantive changes in circumstances.

Goodwill impairment is determined using a two-step process. The first step of the goodwill impairment test is used to identify potential impairment by comparing the fair value of a reporting unit with its carrying amount, including goodwill utilizing an enterprise-value based premise approach. If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of goodwill impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill. If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess. The implied fair value of goodwill is determined in the same manner as the amount of goodwill that would be recognized in a business combination. For the purpose of evaluating goodwill impairment at the annual impairment test date, the Company had five reporting units, which recognized goodwill. These reporting units are AMC, WE tv, IFC and Sundance Channel, which are included in the National Networks reportable segment, and AMC Networks Broadcasting & Technology, which is included in the International and Other reportable segment.

The goodwill balance as of December 31, 2011 by reporting unit is as follows:

Reporting Unit
AMC	$34,251
WE tv	5,214
IFC	13,582
Sundance Channel	28,930
AMC Networks Broadcasting & Technology	1,196

$83,173

In assessing the recoverability of the Company’s goodwill and other long-lived assets, the Company must make assumptions regarding estimated future cash flows and other factors to determine the fair value of the respective assets. These estimates and assumptions could have a significant impact on whether an impairment charge is recognized and also the magnitude of any such charge. Fair value estimates are made at a specific point in time, based on relevant information. These estimates are subjective in nature and involve uncertainties and matters of significant judgments and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates. Estimates of fair value are primarily determined using discounted cash flows and comparable market transactions. These valuations are based on estimates and assumptions including projected future cash flows, discount rate, and determination of appropriate market comparables and determination of whether a premium or discount should be applied to comparables. These valuations also include assumptions for the projected number of subscribers and the projected average rates per basic and viewing subscribers and growth in fixed price contractual arrangements used to determine affiliation fee revenue, access to program rights and the cost of such program rights, amount of programming time that is advertiser supported,

AMC NETWORKS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

number of advertising spots available and the sell through rates for those spots, average fee per advertising spot, and operating margins, among other assumptions. If these estimates or material related assumptions change in the future, the Company may be required to record impairment charges related to the Company’s long-lived assets.

Based on the Company’s annual impairment test during the first quarter of 2011, the Company’s reporting units had significant safety margins, representing the excess of the estimated fair value of each reporting unit over its respective carrying value (including goodwill allocated to each respective reporting unit). In order to evaluate the sensitivity of the estimated fair value calculations of the Company’s reporting units on the annual impairment calculation for goodwill, the Company applied a hypothetical 30% decrease to the estimated fair values of each reporting unit. This hypothetical decrease would have no impact on the goodwill impairment analysis for any of the Company’s reporting units.

The impairment test for identifiable indefinite-lived intangible assets consists of a comparison of the estimated fair value of the intangible asset with its carrying value. If the carrying value of the indefinite-lived intangible asset exceeds its fair value, an impairment loss is recognized in an amount equal to that excess.

The Company’s indefinite-lived trademark intangible assets relate to the Company’s Sundance Channel trademarks, which were valued using a relief-from-royalty method in which the expected benefits are valued by discounting estimated royalty revenue over projected revenues covered by the trademarks. The Sundance Channel related trademarks were recorded in June 2008 when the Company completed transactions which resulted in the 100% acquisition of Sundance Channel L.L.C. Significant judgments inherent in a valuation include the selection of appropriate discount and royalty rates, estimating the amount and timing of estimated future cash flows and identification of appropriate continuing growth rate assumptions. The discount rates used in the analysis are intended to reflect the risk inherent in the projected future cash flows generated by the respective intangible assets.

Based on the Company’s annual impairment test during the first quarter of 2011, the Company’s Sundance Channel related trademarks identifiable indefinite-lived intangible assets had significant safety margins, representing the excess of the identifiable indefinite-lived intangible assets estimated fair value over their respective carrying values. In order to evaluate the sensitivity of the fair value calculations of the Company’s identifiable indefinite-lived intangible assets, the Company applied a hypothetical 30% decrease to the estimated fair value of the Company’s identifiable indefinite-lived intangible assets. This hypothetical decrease in estimated fair value would have resulted in an impairment charge of approximately $400.

Deferred Carriage Fees

Deferred carriage fees represent amounts principally paid or payable to multichannel video distributors to obtain additional subscribers and/or guarantee carriage of certain programming services and are amortized as a reduction of revenue over the period of the related guarantee arrangement (4 to 13 years).

Deferred Financing Costs

Costs incurred to obtain debt are deferred and amortized to interest expense using the effective interest rate method over the term of the related debt.

AMC NETWORKS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

Program Rights Obligations

Amounts payable subsequent to December 31, 2011 related to program rights obligations included in the consolidated balance sheet are as follows:

Years Ending December 31,
2012	$146,339
2013	139,046
2014	128,543
2015	109,493
2016	64,497
Thereafter	31,111

$619,029

Off balance sheet program rights obligations at December 31, 2011 that have not yet met the criteria to be recorded in the consolidated balance sheet are $156,982, which are payable: $121,694 in 2012 and $35,288 in 2013.

Foreign Currency Transactions

The Company distributes programming in certain territories outside of the U.S. Accordingly, it has a limited number of trade receivables denominated in a foreign currency, primarily Canadian dollars. The Company recognized $(130), $(116) and $291 of foreign currency transaction (losses) gains for the years ended December 31, 2011, 2010 and 2009, respectively, related to those receivables denominated in a foreign currency from affiliation agreements with foreign distributors. Such amounts are included in miscellaneous, net in the consolidated statements of income.

Income Taxes

The Company’s provision for income taxes is based on current period income, changes in deferred tax assets and liabilities and estimates with regard to the liability for unrecognized tax benefits resulting from uncertain tax positions. Deferred tax assets are evaluated quarterly for expected future realization and reduced by a valuation allowance to the extent management believes it is more likely than not that a portion will not be realized. The Company provides deferred taxes for the outside basis difference for its investment in partnerships. Interest and penalties, if any, associated with uncertain tax positions are included in income tax expense.

Derivative Financial Instruments

The Company’s derivative financial instruments are recorded as either assets or liabilities in the consolidated balance sheet based on their fair values. The Company’s embedded derivative financial instruments are clearly and closely related to the host contracts; therefore, such derivative financial instruments are not accounted for on a stand-alone basis. In 2011, changes in the fair values are reported in earnings or other comprehensive income depending on the use of the derivative and whether it qualifies for hedge accounting. Derivative instruments are designated and accounted for as either a hedge of a recognized asset or liability (fair value hedge) or a hedge of a forecasted transaction (cash flow hedge). Prior to 2011, derivative instruments were not designated as hedges and changes in fair values were recognized in income and included in interest expense in the consolidated statement of income. For derivatives designated as effective cash flow hedges, changes in fair

AMC NETWORKS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

values are recognized in other comprehensive income (loss). Changes in fair values related to fair value hedges as well as the ineffective portion of cash flow hedges are recognized in earnings. Changes in the fair value of the underlying hedged item of a fair value hedge are also recognized in earnings. See Note 10 for a further discussion of the Company’s derivative financial instruments.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the contingency can be reasonably estimated.

Net Income (Loss) per Share

The consolidated statements of income present basic and diluted net income (loss) per share. Basic net income (loss) per share (“EPS”) is based upon net income (loss) divided by the weighted-average number of shares outstanding during the period. Diluted EPS reflects the dilutive effects of Company stock options (including those held by directors and employees of related parties of the Company) and Company restricted shares (including those held by employees of related parties of the Company).

For the year ended December 31, 2011, diluted EPS includes the dilutive effect of 510,000 stock options and 938,000 restricted shares. The number of shares used to compute basic and diluted income per share for the years ended December 31, 2010 and 2009 of approximately 69,161,000, represents the number of shares of Company common stock issued to Cablevision shareholders on the Distribution date, and excludes unvested outstanding restricted shares, based on a distribution ratio of one share of AMC Networks common stock for every four shares of Cablevision common stock outstanding. The dilutive effect of the Company’s share-based awards that were issued in connection with the adjustment or conversion of Cablevision’s share-based awards upon the Distribution (including Cablevision stock options and restricted share awards previously granted prior to the Distribution) and subsequent Company grants, are included in the computation of diluted net income per share in periods subsequent to the Distribution.

Approximately 192,000 restricted shares have been excluded from the diluted weighted average shares outstanding for the year ended December 31, 2011 since the performance criteria on these awards has not yet been satisfied.

Common Stock of AMC Networks

Each holder of AMC Networks Class A Common Stock has one vote per share while holders of AMC Networks Class B Common Stock have ten votes per share. AMC Networks Class B shares can be converted to AMC Networks Class A Common Stock at anytime with a conversion ratio of one AMC Networks Class A common share for one AMC Networks Class B common share. The AMC Networks Class A stockholders are entitled to elect 25% of the Company’s Board of Directors. AMC Networks Class B stockholders have the right to elect the remaining members of the Company’s Board of Directors. In addition, AMC Networks Class B stockholders are parties to an agreement which has the effect of causing the voting power of these AMC Networks Class B stockholders to be cast as a block.

	Shares Outstanding
	Class A Common Stock	Class B Common Stock
Balance at June 30, 2011 (date of Distribution)	57,813,267	13,534,408
Employee and non-employee director stock transactions*	621,437	—

Balance at December 31, 2011	58,434,704	13,534,408

AMC NETWORKS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

*	Primarily includes issuances of common stock in connection with employee stock option exercises and restricted shares granted to employees, partially offset by shares acquired by the Company in connection with the fulfillment of employees’ statutory tax withholding obligations for applicable income and other employment taxes and forfeited employee restricted shares.

Note 3. Restructuring

In 2008, the Company decided to discontinue funding the domestic programming business of VOOM HD. In 2009, the Company decided to discontinue funding certain international VOOM HD programming. In connection with these decisions the Company recorded restructuring (credit) expense for each of the three years ended December 31, 2011.

The following table summarizes the VOOM HD restructuring expense (credit) recognized during 2009, 2010 and 2011:

	Employee Severance	Contractual Program Rights		Other Costs	Total
Restructuring liability at December 31, 2008	$5,711	$—		$37	$5,748
Charges incurred	579 (a)	4,572	(b)	11	5,162
Write-down of assets and other non-cash items	—	(1,712)		7	(1,705)
Payments	(6,013)	(2,390)		—	(8,403)

Restructuring liability at December 31, 2009	277	470		55	802
Credits recognized	(249)	(1,969	)(b)	—	(2,218)
Other adjustments	22	2,048	(c)	—	2,070
Payments	(47)	(549)		—	(596)

Restructuring liability at December 31, 2010	3	—		55	58
Credits recognized	—	(191	)(b)	(49)	(240)
Other adjustments	—	191	(c)	(6)	185
Payments	—	—		—	—

Restructuring liability at December 31, 2011	$3	$—		$—	$3

(a)	Employee severance related to the elimination of five positions at VOOM HD.
(b)	Represents unfavorable (favorable) negotiated settlements of contractual obligations with vendors.
(c)	Represents a reclassification of program rights obligations to accrued restructuring liability.

At December 31, 2011, aggregate restructuring liabilities of $3 were classified in other accrued expenses in the consolidated balance sheet.

AMC NETWORKS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

Note 4. Cash Flows

During 2011, 2010 and 2009, the Company’s non-cash investing and financing activities and other supplemental data were as follows:

	Years Ended December 31,
	2011	2010	2009
Non-Cash Investing and Financing Activities:
Continuing Operations:
Deemed capital contributions (distributions) related to the utilization of Cablevision tax losses (Company tax losses by Cablevision) (see Note 12)	$36,867	$52,824	$(20,066)
Deemed capital distribution associated with the issuance of debt to Cablevision (see Note 1)	(1,250,000)	—	—
Deemed capital contribution, net related to adjustments to liability for uncertain tax positions and net deferred tax assets as a result of the Distribution (see Note 12)	44,598	—	—
Capital distribution for the transfer of a promissory note receivable to Cablevision (see Promissory Note discussion below)	(17,113)	—	—
Deemed capital distribution to Cablevision related to employee benefit plans as a result of the Distribution (see Employee Matters Agreement discussion below)	(6,313)	—	—
Deemed capital distribution related to tax credits utilized by Cablevision (see Note 12)	(2,586)	—	—
Leasehold improvement paid by landlord	150	554	—
Increase (decrease) in capital lease obligations and related assets	39	(279)	6,539
Capital distribution related to the entities transferred to Cablevision on December 31, 2010 (see Note 5)	—	41,273	—
Deemed capital contribution related to the allocation of Cablevision share-based compensation expense	8,343	16,267	13,716

Discontinued Operations:
Deemed capital contribution related to the allocation of Cablevision share-based compensation expense	—	4,292	3,880

Supplemental Data:
Cash interest paid—continuing operations	78,714	72,335	72,919
Cash interest paid—discontinued operations	—	—	541
Income taxes paid, net—continuing operations	11,569	5,217	3,769
Income taxes refunded, net—discontinued operations	—	(1)	(2)

Promissory Note

In September 2009, RMH and one of its subsidiaries that was transferred by the Company to Cablevision on December 31, 2010 agreed to the terms of a promissory note having an initial principal amount of $0 and increasing from time to time by advances made by RMH, with an interest rate of 8.625%. As of December 31, 2010, RMH had extended advances against this promissory note aggregating $16,832. Interest income recognized by RMH related to this note amounted to $120, $660 and $38 for the years ended December 31, 2011, 2010 and 2009, respectively. On January 31, 2011, RMH distributed to a subsidiary of Cablevision all of its rights, title and interest in and to the promissory note. This distribution amounting to $17,113, including principal and accrued and unpaid interest, is reflected as a capital distribution in the consolidated statement of stockholders’ (deficiency) equity for the year ended December 31, 2011.

AMC NETWORKS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

Employee Matters Agreement

In connection with the Distribution, AMC Networks entered into an Employee Matters Agreement with Cablevision which allocated assets, liabilities and responsibilities with respect to certain employee compensation and benefit plans and programs and certain other related matters. As a result of such agreement, AMC Networks recorded a net receivable from Cablevision of $1,166, an increase in accrued employee related costs of $7,479 and a capital distribution of $6,313 which decreased additional paid in capital in the Company’s statement of stockholders’ (deficiency) equity for the transfer to the Company from Cablevision of the obligations related to the Company’s employees’ participant accounts in the Cablevision Excess Savings Plan $(3,616) and the Cablevision Excess Cash Balance Pension Plan $(3,863) and for the Company’s obligation to Cablevision for the $5,904 unfunded liability associated with Company employee participants in Cablevision’s Cash Balance Pension Plan. In addition, the Company reduced its long-term incentive plan and SAR liabilities and increased due to related party by $6,742 for its obligation to pay Cablevision for its allocated share of the related expense for Cablevision corporate employees through June 30, 2011. As of December 31, 2011, these related party balances were settled.

Note 5. Discontinued Operations

As discussed in Note 1, on December 31, 2010, RMH transferred its membership interests in News 12 (regional news programming services), RASCO and certain other businesses to wholly-owned subsidiaries of Cablevision. This distribution amounted to $41,273 and was recorded as a deemed capital distribution in the consolidated statement of stockholders’ (deficiency) equity at December 31, 2010. No gain or loss was recognized in connection with this distribution between entities under common control. The operating results of these transferred entities through the date of the transfer have been classified in the consolidated statements of income as discontinued operations for the years ended December 31, 2010 and 2009. Additionally, the net operating results following the sale of our ownership interests in the Lifeskool and Sportskool video-on-demand services in September and October 2008, respectively, which were recorded under the installment sales method, have been classified as discontinued operations for all periods presented.

Operating results of discontinued operations for the years ended December 31, 2011, 2010 and 2009 are summarized below:

	Years Ended December 31,
	2011	2010	2009
Revenues, net	$—	$79,768	$69,723

Income (loss) before income taxes	$822	$(63,311)	$(58,189)
Income tax (expense) benefit	(730)	25,221	23,398

Income (loss) from discontinued operations, net of income taxes	$92	$(38,090)	$(34,791)

AMC NETWORKS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

Note 6. Property and Equipment

Property and equipment (including equipment under capital leases) consist of the following assets, which are depreciated or amortized on a straight-line basis over the estimated useful lives shown below:

	December 31,		Estimated Useful Lives
	2011	2010
Program, service and test equipment	$92,080	$115,325	2 to 5 years
Satellite equipment	15,530	15,503	13 years
Furniture and fixtures	14,286	15,922	5 to 8 years
Transmission equipment	34,441	37,495	5 to 7 years
Leasehold improvements	40,222	41,617	Term of lease

	196,559	225,862
Less accumulated depreciation and amortization	(132,745)	(156,885)

	$63,814	$68,977

During 2011, the Company retired $44,187 of fully depreciated assets that are no longer in use.

Depreciation and amortization expense on property and equipment (including capital leases) amounted to $20,739, $19,805 and $22,828, respectively, for the years ended December 31, 2011, 2010 and 2009.

At December 31, 2011 and 2010, the gross amount of equipment and related accumulated amortization recorded under capital leases were as follows:

	December 31,
	2011	2010
Satellite equipment	$15,530	$15,503
Less accumulated amortization	(6,221)	(5,097)

	$9,309	$10,406

AMC NETWORKS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

Note 7. Intangible Assets

The following table summarizes information relating to the Company’s acquired intangible assets at December 31, 2011 and December 31, 2010:

	December 31,		Estimated Useful Lives	Weighted Average Remaining Useful Life
	2011	2010
Gross carrying amount of amortizable intangible assets
Affiliation agreements and affiliate relationships	$911,357	$911,357	4 to 25 years	17 years
Advertiser relationships	103,723	103,723	3 to 10 years	2 years
Other amortizable intangible assets	644	24,840	4 to 10 years	2 years

	1,015,724	1,039,920		16 years

Accumulated amortization
Affiliation agreements and affiliate relationships	(637,394)	(565,893)
Advertiser relationships	(92,166)	(84,684)
Other amortizable intangible assets	(391)	(24,461)

	(729,951)	(675,038)

Amortizable intangible assets, net of accumulated amortization	285,773	364,882

Indefinite-lived intangible assets
Trademarks	19,900	19,900

Goodwill	83,173	83,173

Total intangible assets, net	$388,846	$467,955

Aggregate amortization expense
Years ended December 31, 2011 and 2010	$79,109	$86,650

During 2011, the Company retired $24,196 of fully amortized other amortizable intangible assets.

The Company expects its aggregate annual amortization expense for existing intangible assets subject to amortization for each year from 2012 through 2016 to be as follows:

Years Ending December 31,
2012	$64,436
2013	31,678
2014	9,765
2015	9,746
2016	9,746

AMC NETWORKS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

The Company has historically been able to renew affiliation agreements upon expiration and has factored its experience with such renewals in estimating the future cash flows associated with its affiliation agreements and affiliate relationship intangible assets.

There were no accumulated impairment losses related to goodwill for any periods as of December 31, 2011.

Note 8. Debt

Senior Secured Credit Facility

On June 30, 2011 (the “Closing Date”), AMC Networks, as Borrower, and substantially all of its subsidiaries, as restricted subsidiaries, entered into a credit agreement (the “Credit Facility”). The Credit Facility provides AMC Networks with senior secured credit facilities consisting of a $1,130,000 term loan A facility (the “Term A Facility”), a $595,000 term loan B facility (the “Term B Facility”) and a $500,000 revolving credit facility (the “Revolving Facility”). The Term A Facility and the Term B Facility were discounted $5,650 and $12,986, respectively, upon original issuance. The Term A Facility matures June 30, 2017, the Term B Facility matures December 31, 2018 and the Revolving Facility matures June 30, 2016. On the Closing Date, AMC Networks borrowed $1,130,000 under the Term A Facility and $595,000 under the Term B Facility, of which approximately $577,000 was issued to CSC Holdings as partial consideration for the transfer to AMC Networks of the RMH businesses on June 6, 2011 pursuant to the Contribution Agreement, among AMC Networks, CSC Holdings and Cablevision and was in connection with the Distribution of AMC Networks from Cablevision consummated on June 30, 2011. The issuance of debt to CSC Holdings is reflected as a deemed capital distribution in the consolidated statement of stockholders’ (deficiency) equity for the year ended December 31, 2011.

The Revolving Facility was not drawn upon on the Closing Date and remains undrawn at December 31, 2011. Total undrawn revolver commitments are available to be drawn for general corporate purposes of the Company.

In connection with the Credit Facility, AMC Networks incurred deferred financing costs of $26,309, which are being amortized to interest expense, utilizing the effective interest method, over the term of each respective component of the Credit Facility.

Borrowings under the Credit Facility bear interest at a floating rate, which at the option of AMC Networks may be (1) for the Term A Facility and the Revolving Facility, either (a) a base rate plus an additional rate ranging from 0.50% to 1.25% per annum (determined based on a cash flow ratio), or (b) a Eurodollar rate plus an additional rate ranging from 1.50% to 2.25% per annum (determined based on a cash flow ratio), and (2) for the Term B Facility, either (a) 2.00% per annum above the base rate, or (b) 3.00% per annum above a Eurodollar rate (and subject to a LIBOR floor of 1.00% per annum). At December 31, 2011, the interest rate on the Term A Facility and the Term B Facility was 2.03% and 4.00%, respectively, reflecting a Eurodollar rate for each plus the additional rate as described herein.

All obligations under the Credit Facility are guaranteed jointly and severally by substantially all of AMC Networks’ existing and future domestic restricted subsidiaries as primary obligors in accordance with the Credit Facility. All obligations under the Credit Facility, including the guarantees of those obligations, are secured by substantially all of the assets of AMC Networks and these subsidiaries. Cablevision is not a guarantor of, and does not otherwise have any obligations relating to, the Credit Facility or any of the Company’s other indebtedness.

AMC NETWORKS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

The borrowings under the Term A Facility and Revolving Facility portions of the Credit Facility may be voluntarily prepaid without premiums and penalty at any time. The Credit Facility also provides for various mandatory prepayments, including with the proceeds from certain dispositions of property and borrowings. Before giving effect to the voluntary prepayments of the Term A Facility made during 2011 discussed below, the Term A Facility is required to be repaid in quarterly installments of $14,125 beginning September 30, 2012 through June 30, 2013, $28,250 beginning September 30, 2013 through June 30, 2014, $42,375 beginning September 30, 2014 through June 30, 2015, $56,500 beginning September 30, 2015 through March 31, 2017 and $395,500 on June 30, 2017, the Term A Facility maturity date. The Term B Facility is required to be repaid in quarterly installments of approximately $1,488 through September 30, 2018 and approximately $551,863 on December 31, 2018, the Term B Facility maturity date. The Term B Facility is not payable before maturity other than through repayments as noted above or through a refinancing with debt having a maturity date no earlier than December 31, 2018. Any amounts outstanding under the Revolving Facility are due at maturity on June 30, 2016.

The Credit Facility contains certain affirmative and negative covenants and also requires AMC Networks to comply with the following financial covenants: (i) a maximum ratio of net debt to annual operating cash flow (each defined in the Credit Facility) of 7.00:1 initially, and decreasing in increments to 5.50:1 for periods on and after January 1, 2015; and (ii) a minimum ratio of annual operating cash flow to annual total interest expense (as defined in the Credit Facility) of 2.50:1 initially, increasing to 2.75:1 for periods on and after January 1, 2014.

The Credit Facility requires AMC Networks to pay a commitment fee of between 0.25% and 0.50% (determined based on a cash flow ratio) in respect of the average daily unused commitments under the Revolving Facility. AMC Networks is also required to pay customary letter of credit fees, as well as fronting fees, to banks that issue letters of credit pursuant to the Credit Facility.

The Company may request an increase in the Term A Facility and/or Revolving Facility by an aggregate amount not exceeding the greater of $400,000 and an amount, which after giving effect to such increase, would not cause the ratio of senior debt to annual operating cash flow, as defined, to exceed 4.75:1. As of December 31, 2011, the Company does not have any commitments for an incremental facility.

AMC Networks was in compliance with all of its financial covenants under its Credit Facility as of December 31, 2011.

Voluntary Prepayments of Term A Facility

During 2011, the Company voluntarily prepaid $100,000 of the outstanding balance under the Term A Facility. These voluntary prepayments were applied to the earliest required quarterly installments due. As a result, as of December 31, 2011, the next required quarterly installment under the Term A Facility is due on December 31, 2013 in the amount of $13,000 with quarterly installments due under the Term A Facility subsequent to December 31, 2013 remaining unchanged. The Company recorded a write-off of deferred financing costs and a loss on extinguishment of debt of $544 and $191, respectively, associated with the prepayment in the consolidated statement of income for the year ended December 31, 2011.

In March 2012, the Company voluntarily prepaid $50,000 of the outstanding balance under the Term A Facility. These voluntary prepayments were applied to the earliest required quarterly installments due.

AMC NETWORKS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

7.75% Senior Notes due 2021

On June 30, 2011, AMC Networks issued $700,000 in aggregate principal amount of its 7.75% senior notes, net of an original issue discount of $14,000, due July 15, 2021 (the “Notes”) to CSC Holdings, as partial consideration for the transfer to AMC Networks of the RMH businesses on June 6, 2011, which is reflected as a deemed capital distribution in the consolidated statement of stockholders’ (deficiency) equity for the year ended December 31, 2011. The transfer was made pursuant to the Contribution Agreement. CSC Holdings used the Company’s Notes to satisfy and discharge outstanding CSC Holdings debt. The recipients of the Notes or their affiliates then offered the Notes to investors, through an offering memorandum dated June 22, 2011, which ultimately resulted in the Notes being held by third party investors.

The Notes were issued under an indenture dated as of June 30, 2011 (the “Indenture”).

In connection with the issuance of the Notes, AMC Networks incurred deferred financing costs of $1,145, which are being amortized, utilizing the effective interest method, to interest expense over the term of the Notes.

Interest on the Notes accrues at the rate of 7.75% per annum and is payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2012.

The Notes may be redeemed, in whole or in part, at any time on or after July 15, 2016, at a redemption price equal to 103.875% of the principal amount thereof (plus accrued and unpaid interest thereon, if any, to the date of such redemption), declining annually to 100% of the principal amount thereof (plus accrued and unpaid interest thereon, if any, to the date of such redemption) beginning on July 15, 2019.

In addition, if AMC Networks experiences a “Change of Control” (as defined in the Indenture), the holders of the Notes may require AMC Networks to repurchase for cash all or a portion of their Notes at a price equal to 101% of the principal amount thereof (plus accrued and unpaid interest thereon, if any, to the date of such repurchase).

The Notes are guaranteed on a senior unsecured basis by certain of AMC Networks’ existing and future domestic restricted subsidiaries (the “Subsidiary Guarantors”), in accordance with the Indenture. Cablevision is not a guarantor of, and does not otherwise have any obligations relating to, the Notes.

AMC Networks is a holding company and has no independent assets or operations of its own, the guarantees under the Notes are full and unconditional and joint and several, and any subsidiaries of AMC Networks other than the Subsidiary Guarantors are minor. There are no restrictions on the ability of AMC Networks or any of the Subsidiary Guarantors to obtain funds from its subsidiaries by dividend or loan.

The Indenture contains certain affirmative and negative covenants applicable to AMC Networks and its Subsidiary Guarantors, including restrictions on their ability to incur additional indebtedness, consummate certain asset sales, make investments in entities that are not “Restricted Subsidiaries” (as defined in the Indenture), create liens on their assets, enter into certain affiliate transactions and make certain restricted payments, including restrictions on AMC Networks’ ability to pay dividends on, or repurchase, its common stock.

AMC Networks entered into a registration rights agreement, dated as of June 30, 2011 (the “Registration Rights Agreement”), among AMC Networks, the Subsidiary Guarantors and the initial purchasers of the Notes, pursuant to which AMC Networks agreed to file a registration statement with the Securities and Exchange Commission (“SEC”) with respect to an offer to exchange the Notes for registered notes which will have terms

AMC NETWORKS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

identical in all material respects to the Notes except that the registered notes will not contain terms that provide for restrictions on transfer, and use its commercially reasonable best efforts to cause the exchange offer registration statement to be declared effective by the SEC by July 1, 2012. In certain circumstances, AMC Networks may be required to file a shelf registration statement with the SEC registering the resale of the Notes by the holders thereof, in lieu of an exchange offer to such holders. AMC Networks will be required to pay specified additional interest on the Notes if it fails to comply with its registration obligations under the Registration Rights Agreement.

Summary of Debt Maturities

Total amounts payable by the Company under its various debt obligations (excluding capital leases) outstanding as of December 31, 2011 are as follows:

Years Ending December 31,
2012	$5,950
2013	18,950
2014	147,200
2015	203,700
2016	231,950
Thereafter	1,714,275

RNS Senior Notes and Senior Subordinated Notes Redemption

RNS Senior Notes

In April 2011, Rainbow National Services LLC (“RNS”), a wholly-owned indirect subsidiary of the Company, issued a notice of redemption to holders of its 8 3/4% senior notes due September 2012. In connection therewith, on May 13, 2011 RNS redeemed 100% of the outstanding senior notes at a redemption price equal to 100% of the principal amount of the notes of $300,000, plus accrued and unpaid interest of $5,250 to the redemption date. In order to fund the May 13, 2011 redemption, the Company borrowed $300,000 under its $300,000 revolving credit facility which existed prior to the Closing Date. The Company used cash on hand to fund the payment of accrued and unpaid interest of $5,250. In connection with the redemption, the Company recorded a write-off of the related unamortized deferred financing costs and a loss on extinguishment of debt of $1,186 and $350, respectively, in the consolidated statement of income for the year ended December 31, 2011.

RNS Senior Subordinated Notes (tender prices per note in dollars)

On June 15, 2011, RNS announced that it commenced a cash tender offer (the “Tender Offer”) for all of its outstanding $325,000 aggregate principal amount 10 3/8% senior subordinated notes due 2014 (the “RNS Senior Subordinated Notes”) for total consideration of $1,039.58 per $1,000 principal amount of notes tendered for purchase, consisting of tender offer consideration of $1,029.58 per $1,000 principal amount of notes plus an early tender premium of $10 per $1,000 principal amount of notes. The Tender Offer was made in connection with the Distribution of AMC Networks by Cablevision and was subject to certain conditions, including the completion of the Distribution.

In connection with the Tender Offer, on June 30, 2011 RNS redeemed 100% of the outstanding $325,000 aggregate principal amount of the RNS Senior Subordinated Notes. The Company used proceeds from borrowings under the Credit Facility to fund the redemption, and payment of fees and accrued and unpaid interest of $11,146. Tender premiums aggregating $12,864, along with accretion to the principal amount and other transaction costs of $1,321 have been recorded in loss on extinguishment of debt in the consolidated statement of

AMC NETWORKS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

income for the year ended December 31, 2011. The related unamortized deferred financing costs aggregating approximately $2,455 were written off and recorded in write-off of deferred financing costs in the consolidated statement of income for the year ended December 31, 2011.

RNS Credit Facility Repayment

Outstanding borrowings under the RNS term loan facility and revolving credit facility were $425,000 and $50,000, respectively, at December 31, 2010. In connection with the Distribution, RNS repaid amounts then outstanding under its RNS credit facility at June 30, 2011 of $412,500 under its term A loan facility and $300,000 under its revolving credit facility which aggregated $713,785, including accrued and unpaid interest and fees to the repayment date of June 30, 2011. The Company used proceeds from borrowings under the Credit Facility to fund the repayment. The related unamortized deferred financing costs aggregating approximately $2,062 were written off and recorded in write-off of deferred financing costs in the consolidated statement of income for the year ended December 31, 2011.

RMH Promissory Note with Madison Square Garden

As of December 31, 2009, Madison Square Garden, L.P., a subsidiary of The Madison Square Garden Company (“MSG”), a related party of Cablevision, had extended advances aggregating $190,000 to RMH. On January 28, 2010, in connection with the distribution of MSG from Cablevision, the advances were replaced with a promissory note from RMH to Madison Square Garden, L.P. having a principal amount of $190,000, an interest rate of 3.25% and a maturity date of June 30, 2010. In March 2010, the $190,000 of indebtedness was repaid by the Company to MSG, including $914 of interest accrued from January 28, 2010 through the date of repayment, which was funded by a capital contribution from Cablevision.

Note 9. Fair Value Measurement

The fair value hierarchy is based on inputs to valuation techniques that are used to measure fair value that are either observable or unobservable. Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources while unobservable inputs reflect a reporting entity’s pricing based upon their own market assumptions. The fair value hierarchy consists of the following three levels:

•	Level I—Quoted prices for identical instruments in active markets.

•

Level II—Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

•	Level III—Instruments whose significant value drivers are unobservable.

The following table presents for each of these hierarchy levels, the Company’s financial assets and liabilities that are measured at fair value on a recurring basis at December 31, 2011 and December 31, 2010:

	Level I	Level II	Level III	Total
At December 31, 2011:
Assets:
Cash equivalents(a)	$202,276	$—	$—	$202,276
Liabilities:
Interest rate swap contracts	$—	$19,091	$—	$19,091
At December 31, 2010:
Assets:
Cash equivalents(a)	$78,908	$—	$—	$78,908

(a)	Represents the Company’s investment in funds that invest primarily in money market securities.

AMC NETWORKS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

The Company’s cash equivalents at December 31, 2011 and December 31, 2010 are classified within Level I of the fair value hierarchy because they are valued using quoted market prices.

The Company’s interest rate swap contracts (discussed in Note 10 below) at December 31, 2011 are classified within Level II of the fair value hierarchy and their fair values are determined based on a market approach valuation technique that uses readily observable market parameters and the consideration of counterparty risk.

Fair Value of Financial Instruments

The following methods and assumptions were used to estimate fair value of each class of financial instruments for which it is practicable to estimate that value:

Credit Facility Debt, Senior Notes and Senior Subordinated Notes

The fair values of each of the Company’s debt instruments are based on quoted market prices for the same or similar issues or on the current rates offered to the Company for instruments of the same remaining maturities.

The carrying values and estimated fair values of the Company’s financial instruments, excluding those that are carried at fair value in the consolidated balance sheets are summarized as follows:

	December 31, 2011
	Carrying Amount	Estimated Fair Value
Debt instruments:
Credit facility debt	$1,604,846	$1,550,960
Senior notes	686,434	761,250

	$2,291,280	$2,312,210

	December 31, 2010
	Carrying Amount	Estimated Fair Value
Debt instruments:
Credit facility debt(a)	$475,000	$475,000
Senior notes	299,552	300,750
Senior subordinated notes	324,071	337,188

	$1,098,623	$1,112,938

(a)	The carrying value of the Company’s credit facility debt at December 31, 2010, which bore interest at variable rates, approximated its fair value.

Fair value estimates related to the Company’s debt instruments presented above are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgments and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Note 10. Derivative Financial Instruments

To manage interest rate risk, the Company enters into interest rate swap contracts to adjust the amount of total debt that is subject to variable interest rates. Such contracts effectively fix the borrowing rates on floating

AMC NETWORKS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

rate debt to limit the exposure against the risk of rising interest rates. The Company does not enter into interest rate swap contracts for speculative or trading purposes and it has only entered into interest rate swap contracts with financial institutions that it believes are creditworthy counterparties. The Company monitors the financial institutions that are counterparties to its interest rate swap contracts and to the extent possible diversifies its swap contracts among various counterparties to mitigate exposure to any single financial institution.

In November 2008, the Company entered into interest rate swap contracts with a notional amount of $450,000 to effectively fix borrowing rates on a substantial portion of the Company’s then outstanding RNS floating rate debt. The interest rate swap contracts matured in November 2009. These contracts were not designated as hedges for accounting purposes. For the year ended December 31, 2009, realized losses were $3,237, which are reflected in interest expense in the consolidated statement of income.

In 2011, the Company entered into primarily amortizing interest rate swap contracts to effectively fix borrowing rates on a substantial portion of the Company’s floating rate debt on the New AMC Networks Debt. These contracts are designated as cash flow hedges for accounting and tax purposes and have varying maturities ranging from September 2015 to July 2017. The Company assesses, both at the hedge’s inception and on an ongoing basis, hedge effectiveness based on the overall changes in the fair value of the interest rate swap contracts. Hedge effectiveness of the interest rate swap contracts is based on a hypothetical derivative methodology. Any ineffective portion of the interest rate swap contracts is recorded in current-period earnings.

As of December 31, 2011, the Company has interest rate swap contracts outstanding with notional amounts aggregating $935,000, which includes swap contracts with notional amounts aggregating $200,000 that are effective beginning July 2012. The aggregate fair values of interest rate swap contracts at December 31, 2011 were a liability of $19,091 (included in other liabilities). Accumulated other comprehensive loss consists of $12,027 of cumulative unrealized losses, net of tax, on the floating-to-fixed interest rate swaps. Interest expense in the consolidated statement of income for the year ended December 31, 2011 includes $4,628 relating to the interest rate swap contracts. As a result of these transactions, the interest rate paid on approximately 62% of the Company’s debt (excluding capital leases) as of December 31, 2011 is effectively fixed (30% being fixed rate obligations and 32% effectively fixed through utilization of these interest rate swap contracts). At December 31, 2011, the Company’s interest rate cash flow hedges were highly effective, in all material respects.

The Company’s risk management objective and strategy with respect to interest rate swap contracts is to protect the Company against adverse fluctuations in interest rates by reducing its exposure to variability in cash flows relating to interest payments on a portion of its outstanding debt. The Company is meeting its objective by hedging the risk of changes in its cash flows (interest payments) attributable to changes in the LIBOR index rate, the designated benchmark interest rate being hedged (the “hedged risk”), on an amount of the Company’s debt principal equal to the then-outstanding swap notional. The forecasted interest payments are deemed to be probable of occurring.

Note 11. Leases

Operating Leases

Certain subsidiaries of the Company lease office space and equipment under long-term non-cancelable operating lease agreements which expire at various dates through 2019. The leases generally provide for fixed annual rentals plus certain other costs or credits. Costs associated with such operating leases are recognized on a straight-line basis over the initial lease term. The difference between rent expense and rent paid is recorded as deferred rent. Rent expense for the years ended December 31, 2011, 2010 and 2009 amounted to $13,312, $12,363 and $14,078, respectively.

AMC NETWORKS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

The minimum future annual payments for the Company’s operating leases related to continuing operations (with initial or remaining terms in excess of one year) during the next five years from January 1, 2012 through December 31, 2016 and thereafter, at rates now in force are as follows:

2012	$14,449
2013	15,477
2014	15,503
2015	15,700
2016	15,734
Thereafter	21,863

Capital Leases

Future minimum capital lease payments as of December 31, 2011 are as follows:

2012	$2,796
2013	2,796
2014	2,796
2015	2,796
2016	2,796
Thereafter	9,008

Total minimum lease payments	22,988
Less amount representing interest (at 9.3%-10.4%)	(7,311)

Present value of net minimum future capital lease payments	15,677
Less principal portion of current installments	(1,314)

Long-term portion of obligations under capital leases	$14,363

Note 12. Income Taxes

Income tax expense attributable to continuing operations consists of the following components:

	Years Ended December 31,
	2011	2010	2009
Current expense:
Federal	$2,333	$—	$—
State and foreign	6,489	4,360	3,326

	8,822	4,360	3,326

Deferred expense:
Federal	62,131	62,078	46,959
State	7,029	18,666	15,016

	69,160	80,744	61,975

Tax expense relating to uncertain tax positions, including accrued interest	6,266	2,969	5,106

Income tax expense	$84,248	$88,073	$70,407

AMC NETWORKS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

Income tax expense attributable to discontinued operations is classified as deferred income tax expense for all periods presented (see Note 5).

A reconciliation of the federal statutory income tax rate to the effective income tax rate is as follows:

	Years Ended December 31,
	2011	2010	2009
U.S. federal statutory income tax rate	35%	35%	35%
State and local income taxes, net of federal benefit	4	5	6
Changes in the valuation allowance	(1)	1	1
Change in the state rate used to measure deferred taxes, net of federal benefit	—	1	—
Tax expense relating to uncertain tax positions, including accrued interest, net of deferred tax benefits	2	1	2

Effective income tax rate	40%	43%	44%

The tax effects of temporary differences that give rise to significant components of deferred tax assets or liabilities at December 31, 2011 and 2010 are as follows:

	December 31,
	2011	2010
Deferred Tax Asset (Liability)
Current
NOLs and tax credit carry forwards	$55,322	$—
Compensation and benefit plans	7,323	3,235
Allowance for doubtful accounts	1,029	2,725
Other liabilities	127	1,821

Deferred tax asset	63,801	7,781
Valuation allowance	(4,529)	(265)

Net deferred tax asset, current	59,272	7,516

Noncurrent
NOLs and tax credit carry forwards	22,737	120,687
Compensation and benefit plans	10,944	22,964
Fixed assets and intangible assets	14,771	18,782
Interest rate swap contracts	7,064	—
Other liabilities	4,377	3,688

Deferred tax asset	59,893	166,121
Valuation allowance	(4,252)	(5,668)

Net deferred tax asset, noncurrent	55,641	160,453

Investments in partnerships	(107,546)	(119,203)

Deferred tax liability, noncurrent	(107,546)	(119,203)

Net deferred tax asset (liability), noncurrent	(51,905)	41,250

Total net deferred tax asset	$7,367	$48,766

AMC NETWORKS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

At December 31, 2011, the Company had federal net operating loss carry forwards (“NOLs”) of approximately $143,000, expiring on various dates from 2023 through 2025 and foreign tax credit carry forwards of approximately $14,000 expiring on various dates from 2014 through 2021.

At December 31, 2011, the liability for uncertain tax positions was $10,465, excluding the related accrued interest liability of $2,216 and deferred tax assets of $4,484. All of such unrecognized tax benefits, if recognized, would reduce the Company’s income tax expense and effective tax rate. As of the Distribution date, liabilities for uncertain tax positions of $56,409, accrued interest of $1,284, and the related deferred tax assets of $2,358 were eliminated and recorded as a deemed capital contribution, net in the consolidated statement of stockholders’ (deficiency) equity as the liability for such uncertain tax positions became an obligation of Cablevision. Under the Company’s Tax Disaffiliation Agreement with Cablevision, Cablevision is liable for all income taxes of the Company for periods prior to the Distribution except for New York City Unincorporated Business Tax.

In January 2011, the Company settled a New York City Unincorporated Business Tax audit for the years 2003 through 2005 for $1,361 in additional tax plus accrued interest of $892. The City of New York is currently auditing the Company’s Unincorporated Business Tax returns for the years 2006 through 2008.

A reconciliation of the beginning to ending amount of the liability for uncertain tax positions (excluding related accrued interest and deferred tax benefit) is as follows:

Balance at December 31, 2010	$63,580
Increases related to prior year tax positions	2,182
Increases related to current year tax positions	2,473
Settlements	(1,361)
Elimination of liability that became an obligation of Cablevision upon the Distribution	(56,409)

Balance at December 31, 2011	$10,465

Interest expense (net of the related deferred tax benefit) of $969 has been recognized during the year ended December 31, 2011 and is included in income tax expense in the consolidated statement of income. At December 31, 2011 and 2010, the liability for uncertain tax positions and related accrued interest noted above are included in other liabilities in the consolidated balance sheets.

For periods prior to the Distribution, the Company’s taxable income or loss was included in the consolidated federal and certain state and local income tax returns of Cablevision. Consequently, income tax expense for such periods is based on the taxable income of the Company on a separate tax return basis. The reductions in taxes payable during such periods realized by the Company through the utilization of Cablevision’s NOLs or by Cablevision through the utilization of the Company’s NOLs or credits are reflected as deemed capital contributions or distributions, respectively, in the periods of utilization and are adjusted for true-ups in subsequent periods. Accordingly, deemed capital contributions, net of $36,867 and $52,824 were recorded in the consolidated statement of stockholders’ (deficiency) equity for the years ended December 31, 2011 and 2010, respectively, to reflect the estimated NOLs of Cablevision used by the Company. In addition, deemed capital distributions, net of $2,586 and $20,066 were recorded in the consolidated statements of stockholders’ (deficiency) equity for the years ended December 31, 2011 and 2009, respectively, to reflect the estimated New York City Unincorporated Business Tax credits and NOLs, respectively, of the Company used by Cablevision.

As a result of the Distribution, the following adjustments to the deferred tax assets and liabilities were recorded as a deemed capital distribution, net in the consolidated statement of stockholders’ (deficiency) equity for the year ended December 31, 2011: (i) a decrease in the net deferred tax assets of $2,302 to reflect the lower

AMC NETWORKS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

stand-alone estimated applicable corporate tax rates, (ii) a decrease in the deferred tax asset for share-based awards of $7,292 to eliminate the portion of the deferred tax asset relating to share-based compensation expense attributable to Cablevision corporate employees that was allocated to the Company prior to the Distribution, and (iii) a decrease in the deferred tax asset of $1,314 to reflect that certain compensation awards are no longer anticipated to be realized as a tax deduction pursuant to Internal Revenue Code Section 162(m).

Note 13. Segment Information

As discussed in Note 1, the Company classifies its operations into two reportable segments: National Networks, and International and Other. These reportable segments are strategic business units that are managed separately.

The Company generally allocates all corporate overhead costs, including such costs as executive salaries and benefits, costs of maintaining corporate headquarters, facilities and common support functions (such as human resources, legal, finance, tax, accounting, audit, treasury, risk management, strategic planning and information technology) as well as sales support functions and creative and production services, to the Company’s two reportable segments.

The Company evaluates segment performance based on several factors, of which the primary financial measure is business segment adjusted operating cash flow (defined as operating income (loss) before depreciation and amortization, share-based compensation expense or benefit and restructuring expense or credit), a non-GAAP measure. The Company has presented the components that reconcile adjusted operating cash flow to operating income, an accepted GAAP measure. Information as to the operations of the Company’s reportable segments is set forth below.

	Years Ended December 31,
	2011	2010	2009
Revenues, net from continuing operations
National Networks	$1,082,358	$994,573	$896,493
International and Other	125,573	104,499	95,921
Inter-segment eliminations	(20,190)	(20,772)	(18,770)

	$1,187,741	$1,078,300	$973,644

Inter-segment eliminations are primarily revenues recognized by the International and Other segment for the licensing of its program rights by the national programming networks and transmission revenues recognized by AMC Networks Broadcasting & Technology.

	Years Ended December 31,
	2011	2010	2009
Inter-segment revenues
National Networks	$(454)	$(325)	$(213)
International and Other	(19,736)	(20,447)	(18,557)

	$(20,190)	$(20,772)	$(18,770)

AMC NETWORKS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

Reconciliation (by Segment and in Total) of Adjusted Operating Cash Flow to Operating Income (Loss) from Continuing Operations

	Years Ended December 31,
	2011	2010	2009
Adjusted operating cash flow (deficit) from continuing operations
National Networks	$447,555	$419,051	$380,824
International and Other	(4,976)	(14,686)	(13,553)
Inter-segment eliminations	(866)	(3,086)	(3,173)

	$441,713	$401,279	$364,098

	Years Ended December 31,
	2011	2010	2009
Depreciation and amortization included in continuing operations
National Networks	$(85,701)	$(92,735)	$(89,603)
International and Other	(14,147)	(13,720)	(16,901)

	$(99,848)	$(106,455)	$(106,504)

	Years Ended December 31,
	2011	2010	2009
Share-based compensation expense included in continuing operations
National Networks	$(12,582)	$(13,791)	$(12,405)
International and Other	(3,007)	(3,415)	(2,318)

	$(15,589)	$(17,206)	$(14,723)

	Years Ended December 31,
	2011	2010	2009
Restructuring credit (expense) included in continuing operations
National Networks	$—	$—	$—
International and Other	240	2,218	(5,162)

	$240	$2,218	$(5,162)

	Years Ended December 31,
	2011	2010	2009
Operating income (loss) from continuing operations
National Networks	$349,272	$312,525	$278,816
International and Other	(21,890)	(29,603)	(37,934)
Inter-segment eliminations	(866)	(3,086)	(3,173)

	$326,516	$279,836	$237,709

AMC NETWORKS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

A reconciliation of reportable segment amounts to the Company’s consolidated balances is as follows:

	Years Ended December 31,
	2011	2010	2009
Operating income (loss) from continuing operations before income taxes
Total operating income for reportable segments	$326,516	$279,836	$237,709
Items excluded from operating income:
Interest expense	(95,870)	(75,800)	(79,778)
Interest income	1,074	2,388	836
Write-off of deferred financing costs	(6,247)	—	—
Loss on extinguishment of debt	(14,726)	—	—
Miscellaneous, net	(137)	(162)	187

Income from continuing operations before income taxes	$210,610	$206,262	$158,954

The following table summarizes the Company’s capital expenditures by reportable segment:

	Years Ended December 31,
	2011	2010	2009
Capital Expenditures
National Networks	$2,817	$1,600	$2,684
International and Other	12,554	15,643	10,735

	$15,371	$17,243	$13,419

Substantially all revenues and assets of the Company are attributed to or located in the U.S.

Note 14. Concentration of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. Cash is invested in money market funds and bank time deposits. The Company monitors the financial institutions and money market funds where it invests its cash and cash equivalents with diversification among counterparties to mitigate exposure to any single financial institution. The Company’s emphasis is primarily on safety of principal and liquidity and secondarily on maximizing the yield on its investments.

Two customers accounted for the following percentages of the Company’s revenues, net for the years ended December 31:

	2011	2010	2009
Customer 1	10%	11%	11%
Customer 2	12%	12%	13%

AMC NETWORKS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

Note 15. Commitments and Contingencies

Commitments

Future cash payments required under arrangements pursuant to contracts entered into by the Company in the normal course of business as of December 31, 2011 are as follows:

	Year 1	Years 2 - 3	Years 4 - 5	More than 5 years	Total
Off balance sheet arrangements:
Purchase obligations(1)	$147,229	$45,841	$1,516	$613	$195,199
Operating lease obligations(2)	14,449	30,980	31,434	21,863	98,726
Guarantees(3)	49,486	153	—	—	49,639

	211,164	76,974	32,950	22,476	343,564

Contractual obligations reflected on the balance sheet:
Debt obligations(4)	105,209	362,196	618,002	2,007,527	3,092,934
Program rights obligations	146,339	267,589	173,990	31,111	619,029
Capital lease obligations(5)	2,796	5,592	5,592	9,008	22,988
Contract obligations(6)	2,657	383	143	—	3,183

	257,001	635,760	797,727	2,047,646	3,738,134

Total	$468,165	$712,734	$830,677	$2,070,122	$4,081,698

(1)	Purchase obligation amounts not reflected on the balance sheet consist primarily of long-term program rights obligations that have not yet met the criteria to be recorded in the balance sheet.
(2)	Operating lease commitments represent future minimum payment obligations on various long-term, noncancelable leases for office space and office equipment.
(3)	Consists primarily of a guarantee of payments to a production service company for certain production related costs.
(4)	Includes future payments of principal and interest due on the Company’s credit facility debt and senior notes. Interest on variable rate debt is calculated based on the prevailing interest rate as of December 31, 2011.
(5)	Reflects the principal amount of capital lease obligations, including interest.
(6)	Represents primarily long-term carriage fees payable to distributors and additional annual required payments relating to the acquisitions of film website businesses in 2008 and 2009.

See Note 2 for a discussion of the Company’s program rights obligations. See Note 8 for a discussion of the Company’s long-term debt. See Note 11 for a discussion of the Company’s leases. The contractual obligations table above does not include any liabilities for uncertain income tax positions due to the fact that the Company is unable to reasonably predict the ultimate amount or timing of settlement of our liabilities for uncertain income tax positions. At December 31, 2011, the liability for uncertain tax positions was $10,465, excluding the related accrued interest liability of $2,216 and deferred tax assets of $4,484. See Note 12 for further discussion of the Company’s income taxes.

DISH Network, LLC (“DISH Network”) was issued a 20% interest in VOOM HD, the Company’s subsidiary operating VOOM, and that 20% interest will not be diluted until $500,000 in cash has been invested in VOOM HD by the Company. On the fifth or eighth anniversary of the effective date of the investment agreement, the termination of the affiliation agreement by DISH Network, or other specified events, DISH

AMC NETWORKS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

Network has a put right to require a wholly-owned subsidiary of RMH to purchase all of its equity interests in VOOM HD at fair value. On the seventh or tenth anniversary of the effective date of the investment agreement, or the second anniversary date of the termination of the affiliation agreement by DISH Network, a wholly-owned subsidiary of RMH has a call right to purchase all of DISH Network’s ownership in VOOM HD at fair value. The table above does not include any future payments that would be required upon the exercise of the put right, if any. See also “DISH Network Contract Dispute” discussion below.

Legal Matters

DISH Network Contract Dispute

In 2005, subsidiaries of the Company entered into agreements with EchoStar Communications Corporation and its affiliates by which EchoStar Media Holdings Corporation acquired a 20% interest in VOOM HD and EchoStar Satellite LLC (the predecessor to DISH Network) agreed to distribute VOOM on DISH Network for a 15-year term. The affiliation agreement with DISH Network for such distribution provides that if VOOM HD fails to spend $100,000 per year (subject to reduction to the extent that the number of offered channels is reduced to fewer than 21), up to a maximum of $500,000 in the aggregate, on VOOM, DISH Network may seek to terminate the agreement under certain circumstances. On January 30, 2008, DISH Network purported to terminate the affiliation agreement, effective February 1, 2008, based on its assertion that VOOM HD had failed to comply with this spending provision in 2006. On January 31, 2008, VOOM HD sought and obtained a temporary restraining order from the New York Supreme Court for New York County prohibiting DISH Network from terminating the affiliation agreement. In conjunction with its request for a temporary restraining order, VOOM HD also requested a preliminary injunction and filed a lawsuit against DISH Network asserting that DISH Network did not have the right to terminate the affiliation agreement. In a decision filed on May 5, 2008, the court denied VOOM HD’s motion for a preliminary injunction. On or about May 13, 2008, DISH Network ceased distribution of VOOM on its DISH Network. On May 27, 2008, VOOM HD amended its complaint to seek damages for DISH Network’s improper termination of the affiliation agreement. On June 24, 2008, DISH Network answered VOOM HD’s amended complaint and asserted counterclaims alleging breach of contract and breach of the duty of good faith and fair dealing with respect to the affiliation agreement. On July 14, 2008, VOOM HD replied to DISH Network’s counterclaims. The Company believes that the counterclaims asserted by DISH Network are without merit. VOOM HD and DISH Network each filed cross-motions for summary judgment. In November 2010, the court denied both parties’ cross-motions for summary judgment but granted VOOM HD’s motion for sanctions based on DISH Network’s spoliation of evidence as well as its motion to exclude DISH Network’s principal damages expert. DISH Network appealed these latter two rulings. On January 31, 2012, the Appellate Division of the New York Supreme Court issued a decision affirming (i) the trial court’s finding of spoliation and imposition of the sanction of an adverse inference at trial; and (ii) the trial court’s decision to exclude DISH Network’s damages expert. On February 6, 2012, DISH Network filed a motion seeking leave from the Appellate Division to appeal the order. VOOM HD has opposed the motion. Further proceedings in the trial court remain stayed pending the court’s ruling on the motion.

In connection with the Distribution, CSC Holdings and AMC Networks and Rainbow Programming Holdings, LLC, an indirect wholly-owned subsidiary of AMC Networks (collectively, the “AMC Parties”) entered into an agreement (the “VOOM Litigation Agreement”) which provides that from and after the Distribution date, CSC Holdings retains full control over the pending litigation with DISH Network. Any decision with respect to settlement will be made jointly by CSC Holdings and the AMC Parties. CSC Holdings and the AMC Parties will share equally in the proceeds (including in the value of any non-cash consideration) of any settlement or final judgment in the pending litigation with DISH Network that are received by subsidiaries of the Company from VOOM HD. The AMC Parties are responsible for the legal fees and costs until such costs reach an agreed upon threshold, at which point CSC Holdings and the AMC Parties will bear such fees and expenses equally.

AMC NETWORKS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

Broadcast Music, Inc. Matter

Broadcast Music, Inc. (“BMI”), an organization that licenses the performance of musical compositions of its members, had alleged that certain of the Company’s subsidiaries require a license to exhibit musical compositions in its catalog. BMI agreed to interim fees based on revenues covering certain periods (generally the period commencing from the launch or acquisition of each of the Company’s programming networks). In May 2011, the parties reached an agreement with respect to the license fees for an amount that approximated the amount previously accrued, which was $7,040 at December 31, 2010.

Other Legal Matters

On April 15, 2011, Thomas C. Dolan, a director of the Company and Executive Vice President, Strategy and Development, in the Office of the Chairman and a director of Cablevision, filed a lawsuit against Cablevision and RMH in New York Supreme Court. The lawsuit raises compensation-related claims (seeking approximately $11,000) related to events in 2005. The matter is being handled under the direction of an independent committee of the board of directors of Cablevision. In connection with the Distribution Agreement, Cablevision indemnified the Company and RMH against any liabilities and expenses related to this lawsuit. Based on the indemnification and Cablevision’s and the Company’s assessment of this possible loss contingency, no provision has been made for this matter in the consolidated financial statements.

In addition to the matters discussed above, the Company is party to various lawsuits and claims in the ordinary course of business. Although the outcome of these other matters cannot be predicted with certainty and the impact of the final resolution of these other matters on the Company’s results of operations in a particular subsequent reporting period is not known, management does not believe that the resolution of these matters will have a material adverse effect on the financial position of the Company or the ability of the Company to meet its financial obligations as they become due.

Note 16. Equity and Long-Term Incentive Plans

In connection with the Distribution, the Company adopted the AMC Networks Inc. 2011 Employee Stock Plan (the “2011 Employee Stock Plan”) and the AMC Networks Inc. 2011 Stock Plan for Non-Employee Directors (the “2011 Non-Employee Director Plan”).

Under the 2011 Employee Stock Plan, the Company is authorized to grant incentive stock options, non-qualified stock options, restricted shares, restricted stock units, SARs and other equity-based awards. The Company may grant awards for up to 5,000,000 shares of AMC Networks Class A Common Stock (subject to certain adjustments). Stock options and SARs under the 2011 Employee Stock Plan must be granted with an exercise price of not less than the fair market value of a share of AMC Networks Class A Common Stock on the date of grant and must expire no later than 10 years from the date of grant. The terms and conditions of awards granted under the 2011 Employee Stock Plan, including vesting and exercisability, are determined by the Compensation Committee of the Board of Directors (“Compensation Committee”) and may include terms or conditions based upon performance criteria.

Subsequent to the Distribution through December 31, 2011, the Company granted 442,135 restricted share awards to certain employees under the 2011 Employee Stock Plan, that vest on the third anniversary of the grant date. The vesting criteria for 186,171 of those restricted shares also includes the achievement of certain performance targets. As of December 31, 2011, there are 2,818,164 share awards available for future grant under the 2011 Employee Stock Plan.

Under the 2011 Non-Employee Director Plan, the Company is authorized to grant non-qualified stock options, restricted stock units, restricted shares, SARs and other equity-based awards. The Company may grant awards for up to 165,000 shares of AMC Networks Class A Common Stock (subject to certain adjustments). Stock options

AMC NETWORKS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

under the 2011 Non-Employee Director Plan must be granted with an exercise price of not less than the fair market value of a share of AMC Networks Class A Common Stock on the date of grant and must expire no later than 10 years from the date of grant. The terms and conditions of awards granted under the 2011 Non-Employee Director Plan, including vesting and exercisability, are determined by the Compensation Committee. Unless otherwise provided in an applicable award agreement, stock options granted under this plan will be fully vested and exercisable, and restricted stock units granted under this plan will be fully vested, upon the date of grant.

In connection with the Distribution, non-employee directors were issued 61,546 shares of AMC Networks Class A Common Stock and 17,981 AMC Networks stock options under the 2011 Non-Employee Director Plan. In August 2011, the Company granted 38,951 restricted stock units to non-employee directors under the 2011 Non-Employee Director Plan, which vested on the grant date. As of December 31, 2011, there are 46,522 share awards available for future grant under the 2011 Non-Employee Director Plan.

Treatment of Share-Based Payment Awards After the AMC Networks Distribution

In connection with the Distribution and as provided for in Cablevision’s equity plans, each stock option and SAR outstanding at the effective date of the Distribution became two stock options or two SARs, as the case may be: (i) one with respect to Cablevision’s CNYG Class A Common Stock and (ii) one with respect to the Company’s Class A Common Stock. The existing exercise price of each stock option/SAR was allocated between the existing Cablevision stock option/SAR and the Company’s new stock option/SAR based on the weighted average trading price of Cablevision’s and the Company’s common shares for the 10 trading days subsequent to the Distribution and the underlying share amount took into account the 1:4 distribution ratio. As a result of this adjustment, approximately 73.59% of the pre-Distribution exercise price of stock options/SARs was allocated to the Cablevision stock options/SARs and approximately 26.41% was allocated to the Company’s new stock options/SARs.

On February 9, 2010, Cablevision distributed to its stockholders all of the outstanding common stock of MSG (the “MSG Distribution”). As a result of the Distribution and the MSG Distribution, certain employees of MSG hold stock options, SARs and restricted stock with respect to AMC Networks Class A Common Stock. In addition, as a result of the MSG Distribution, certain employees of the Company hold MSG stock options, SARs and restricted shares with respect to MSG Class A Common Stock.

Stock Option Award Activity

The following table summarizes activity relating to Company employees who held AMC Networks stock options for the period from July 1, 2011 (the day following the Distribution) to December 31, 2011:

	Shares Under Option		Weighted Average Exercise Price Per Share	Weighted Average Contractual Term (in years)	Aggregate Intrinsic Value(a)
	Time Vesting Options	Performance Vesting Options
Balance, July 1, 2011	149,147	2,500	$10.81	3.43	$4,404
Exercised	(12,606)	—	$11.59

Balance, December 31, 2011	136,541	2,500	$10.74	3.08	$3,732

Options exercisable at December 31, 2011	105,223	2,500	$11.26	3.19	$2,836

Options expected to vest in the future	31,318	—	$8.95	2.68	$896

(a)	The aggregate intrinsic value is calculated as the difference between (i) the exercise price of the underlying award and (ii) the quoted price of AMC Networks Class A Common Stock on December 31, 2011 or July 1, 2011, as indicated, and December 31, 2011 in the case of the stock options expected to vest in the future.

AMC NETWORKS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

In addition, the following table summarizes activity relating to Cablevision and MSG employees who held AMC Networks stock options from July 1, 2011 (the day following the Distribution) to December 31, 2011:

	Shares Under Option		Weighted Average Exercise Price Per Share	Weighted Average Contractual Term (in years)	Aggregate Intrinsic Value(a)
	Time Vesting Options	Performance Vesting Options
Balance, July 1, 2011	1,503,558	106,400	$11.77	3.74	$45,206
Exercised	(271,210)	(28,000)	$11.57
Forfeited/Expired	(87,883)	—	$8.95

Balance, December 31, 2011	1,144,465	78,400	$12.02	3.29	$31,253

Options exercisable at December 31, 2011	903,288	78,400	$11.65	3.11	$25,456

Options expected to vest in the future	241,177	—	$13.55	4.04	$5,796

(a)	The aggregate intrinsic value is calculated as the difference between (i) the exercise price of the underlying award and (ii) the quoted price of AMC Networks Class A Common Stock on December 31, 2011 or July 1, 2011, as indicated, and December 31, 2011 in the case of the stock options expected to vest in the future.

The Company does not record any share-based compensation expense for AMC Networks stock options held by Cablevision and MSG employees, however such stock options do have a dilutive effect on the Company’s net income per share. The Company records share-based compensation expense for Cablevision and MSG stock options held by the Company’s employees.

Restricted Share Award Activity

The following table summarizes activity relating to Company employees who held AMC Networks restricted shares from July 1, 2011 (the day following the Distribution) to December 31, 2011:

	Number of Restricted Shares	Number of Performance Restricted Shares	Weighted Average Fair Value Per Share at Date of Grant
Unvested award balance, July 1, 2011	435,150	19,022	$20.67
Granted	255,964	186,171	$36.00
Forfeited	(13,183)	—	$27.55
Transfers	1,641	—	$19.22

Unvested award balance, December 31, 2011	679,572	205,193	$28.23

AMC NETWORKS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

The following table summarizes activity relating to Cablevision and MSG employees who held AMC Networks restricted shares from July 1, 2011 (the day following the Distribution) to December 31, 2011:

	Number of Restricted Shares	Number of Performance Restricted Shares	Weighted Average Fair Value Per Share at Date of Grant
Unvested award balance, July 1, 2011	1,526,412	205,975	$18.95
Vested	(57,261)	(38,350)	$16.19
Forfeited	(101,499)	(32,450)	$20.93
Transfers	(1,641)	—	$19.22

Unvested award balance, December 31, 2011	1,366,011	135,175	$18.67

Transfers included in the above tables represent the transfer of restricted stock awards for employees who transferred from Cablevision to the Company during the period.

During the year ended December 31, 2011, 95,611 shares of AMC Networks Class A Common Stock previously issued to employees of Cablevision and MSG vested. In connection with the employees’ satisfaction of the statutory minimum tax withholding obligations for the applicable income and other employment taxes, 46,928 of these shares, with an aggregate value of $1,675, were surrendered to the Company. These acquired shares, as well as 147,132 forfeited unvested restricted shares have been classified as treasury stock.

AMC Networks recognizes share-based compensation expense for restricted shares issued to its employees based on the grant date price of AMC Networks Class A Common Stock using a straight-line amortization method, over the service period. The Company does not record any share-based compensation expense for AMC Networks restricted shares held by Cablevision and MSG employees, however such restricted shares do have a dilutive effect on the Company’s net income per share. The Company records share-based compensation expense for Cablevision and MSG restricted shares held by the Company’s employees.

Share-based compensation expense included in continuing operations, a component of selling, general and administrative expense, for the years ended December 31, 2011, 2010 and 2009 was $16,012, $16,267 and $13,716, respectively, related to equity classified awards. Share-based compensation (credit) expense included in continuing operations for liability classified awards (SARs) was $(423), $939 and $1,007 for the years ended December 31, 2011, 2010 and 2009, respectively. Share-based compensation has been reduced by estimated forfeitures, which is based on historical experience. For periods prior to the Distribution, the Company’s share-based compensation includes amounts related to Company employees participating in the Cablevision equity awards programs, as well as amounts related to Cablevision corporate employees and non-employee directors to the extent allocated to the Company. For periods after the Distribution, the Company no longer receives an allocation of share-based compensation expense for Cablevision corporate employees and non-employee directors, including expense related to the Company’s Executive Chairman with respect to his participation in the Cablevision equity awards program (since he remained an executive officer of Cablevision).

The Company receives income tax deductions related to restricted share, stock options or other equity awards granted to its employees by the Company, Cablevision or MSG, but does not receive income tax deductions for Company equity awards held by Cablevision or MSG employees.

AMC NETWORKS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

Long-Term Incentive Plans

In June, 2011, the Company’s Board of Directors approved the AMC Networks Inc. 2011 Cash Incentive Plan (the “2011 Cash Incentive Plan”). Under the terms of the 2011 Cash Incentive Plan, the Company is authorized to grant a cash award to certain employees. The terms and conditions of such awards are determined by the Compensation Committee of the Company’s Board of Directors, may include the achievement of certain performance criteria and may extend for a period not to exceed ten years. During 2011, the Company granted three-year performance awards to certain executive officers and other members of the Company’s management under the 2011 Cash Incentive Plan.

In connection with the long-term incentive awards granted under the 2011 Cash Incentive Plan, the Company recorded compensation expense in continuing operations of $3,475 for the year ended December 31, 2011. Such amount is accrued for performance-based awards for which the performance criteria had not yet been met as of December 31, 2011 as such awards are based on achievement of certain performance criteria through December 31, 2013. The Company has accrued the pro-rata amount earned that it currently believes will ultimately be paid based upon the performance criteria established for these performance-based awards. If the Company subsequently determines that the performance criteria for such awards is not probable of being achieved, the Company would reverse the accrual in respect of such award at that time.

Note 17. Benefit Plans

Through June 30, 2011, the date of the Distribution, certain employees of the Company participated in Cablevision’s non-contributory, qualified defined benefit cash balance pension plan (the “Cash Balance Pension Plan”) and non-contributory non-qualified defined benefit excess cash balance plan (the “Excess Cash Balance Plan”). In connection with the Cash Balance Pension Plan and the Excess Cash Balance Plan (collectively, the “Pension Plans”), the Company was charged by Cablevision for credits made into an account established for each participant. Such credits were based upon a percentage of eligible base pay and a market-based rate of return.

Certain employees of the Company participate in Cablevision’s qualified defined contribution 401(k) savings plan (the “401(k) Plan”) and non-qualified excess savings plan (the “Excess Savings Plan”). Under the 401(k) Plan, a tax-qualified retirement savings plan, participating Company employees may contribute into their plan accounts a percentage of their eligible pay on a before-tax basis as well as a percentage of their eligible pay on an after-tax basis. The Company makes matching contributions on behalf of participating employees in accordance with the terms of the 401(k) Plan. From the date of the Distribution, in addition to the matching contribution, the Company will make a discretionary year-end contribution to employee 401(k) Plan accounts equal to 4% of eligible compensation, subject to certain conditions.

The Excess Savings Plan is a non-qualified deferred compensation plan that operates in conjunction with the 401(k) Plan. The Company provides a matching contribution to the Excess Savings Plan similar to the 401(k) Plan.

Total expense related to all benefit plans was $7,865, $7,285 and $6,973 for the years ended December 31, 2011, 2010 and 2009, respectively. The Company does not provide postretirement benefits for any of its employees.

AMC NETWORKS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

Note 18. Comprehensive Income

Comprehensive income is as follows:

Year Ended December 31, 2011
Net income	$126,454

Other comprehensive loss:
Unrealized losses on interest rate swaps	(19,091)

Other comprehensive loss, before income taxes	(19,091)
Income tax benefit related to items of other comprehensive loss	7,064

Other comprehensive loss, net of income taxes	(12,027)

Comprehensive income	$114,427

Comprehensive income equals net income for the years ended December 31, 2010 and December 31, 2009. Interest expense in the consolidated statement of income for the year ended December 31, 2011 includes $4,628 relating to the interest rate swap contracts.

Note 19. Related Party Transactions

Allocations

The Company provides services to and receives services from Cablevision and MSG. Until the Distribution date, the consolidated financial statements of the Company reflect the application of certain cost allocation policies of Cablevision. Management believes that these allocations were made on a reasonable basis. However, it is not practicable to determine whether the charged amounts represent amounts that might have been incurred on a stand-alone basis, including as a separate independent publicly owned company, as there are no company-specific or comparable industry benchmarks with which to make such estimates. Further, as many of these transactions are conducted between subsidiaries under common control of the Dolan Family, amounts charged for these services may not represent amounts that might have been received or incurred if the transactions were based upon arm’s length negotiations.

AMC NETWORKS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

The following is a summary of the revenues and expenses included in the Company’s consolidated statements of income related to transactions with or charges from Cablevision:

	Years Ended December 31,
	2011	2010	2009
Revenues, net	$23,052	$21,031	$23,314

Operating expenses:
Technical and operating expenses:
Other support functions	$367	$561	$376
Health and welfare plans	4,673	4,180	4,109

Total technical and operating expenses	$5,040	$4,741	$4,485

Selling, general and administrative expenses:
Corporate general and administrative costs, net	$19,016	$33,398	$33,132
Management fees	13,958	26,511	23,773
Health and welfare plans	5,046	4,029	4,493
Advertising expense	2,542	2,391	1,391
Other support functions	794	23	23
Sales support and other functions, net	2,176	1,603	1,200
Cablevision allocations of share-based compensation expense	8,490	17,206	14,723
Cablevision allocations of long-term incentive plans expense	7,285	16,207	12,955

Total selling, general and administrative expenses	$59,307	$101,368	$91,690

The following is a summary of the revenues and expenses included in the Company’s consolidated statements of income related to transactions with or credits from MSG:

	Years Ended December 31,
	2011	2010	2009
Revenues, net	$8,833	$8,172	$8,482

Operating expenses:
Technical and operating expenses:
Program rights and production services credits	$—	$(770)	$(6,528)

Total technical and operating expenses	$—	$(770)	$(6,528)

Selling, general and administrative expenses:
Corporate general and administrative and other credits	$(2,189)	$(1,029)	$(4,346)
Sales support and other functions	(114)	(109)	(105)

Total selling, general and administrative credits	$(2,303)	$(1,138)	$(4,451)

AMC NETWORKS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

Revenues, net

The Company recorded affiliation fee revenues earned, net of amortization of deferred carriage fees, under affiliation agreements with subsidiaries of Cablevision. In addition, AMC Networks Broadcasting & Technology has entered into agreements with MSG to provide various transponder, technical and support services through 2020.

Operating Expenses

Production Services

The Company provides various studio production services to MSG, for which the charges are reflected as a reduction of the related expenses.

Other Support Functions

Certain related parties provide various digital media and administrative support functions which primarily include salaries and facilities costs charged to the Company.

Health and Welfare Plans

Through December 31, 2011, employees of the Company participated in health and welfare plans sponsored by Cablevision. Health and welfare benefit costs have generally been charged by Cablevision based upon the proportionate number of participants in the plans.

Corporate General and Administrative Costs, net

Through the Distribution date, general and administrative costs, including costs of maintaining corporate headquarters, facilities and common support functions (such as executive management, human resources, legal, finance, tax, accounting, audit, treasury, risk management, strategic planning, information technology, etc.), have been charged to the Company by Cablevision. Additionally, the Company charges MSG for a portion of the Company’s leased facilities utilized by MSG. Such costs allocated to the Company have been included in selling, general and administrative expenses and such cost reimbursements are recorded as a reduction to selling, general and administrative expenses. Subsequent to the Distribution date, amounts charged by Cablevision represent charges pursuant to a transition services agreement. See also Transition Services Agreement discussion below.

Management Fees

Through the Distribution date, the Company paid Cablevision a management fee pursuant to a consulting agreement between Cablevision and certain of the Company’s subsidiaries. The consulting agreement was terminated on the Distribution date and the Company did not replace it.

Advertising

The Company incurs advertising expenses charged by subsidiaries of Cablevision.

AMC NETWORKS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

Sales Support and Other Functions, net

Through the Distribution date, subsidiaries of Cablevision provided advertising sales support functions to the Company, which primarily included salaries and general and administrative costs, which were recorded as a charge to selling, general and administrative expenses. Additionally, the Company provides affiliation support functions to MSG, which primarily includes salaries, facilities, and general and administrative costs. These charges are recorded as a reduction to selling, general and administrative expenses.

Share-based Compensation and Long-Term Incentive Plans Expense

Cablevision charged the Company through the Distribution date its proportionate share of expenses or benefits related to Cablevision’s employee stock plans and Cablevision’s long-term incentive plans. Such amounts are included in selling, general and administrative expenses in the consolidated statements of income. The long-term incentive plans are funded by the Company and aggregate liabilities of $18,137 (which includes $3,475 attributable to the Company’s 2011 long-term incentive plan) and $28,934 related to these plans are included in accrued employee related costs and other liabilities in the Company’s consolidated balance sheets at December 31, 2011 and December 31, 2010, respectively. These liabilities include certain performance-based awards for which the performance criteria had not been met as of December 31, 2011 as such awards are based on achievement of certain performance criteria through December 31, 2013. The Company has accrued the pro-rata amount earned that it currently believes will ultimately be paid based upon the performance criteria established for these performance-based awards. If it is subsequently determined that the performance criteria for such awards is not probable of being achieved, the Company would reverse the accrual in respect of such award at that time. As the obligations related to stock option and restricted share awards under the Cablevision stock plans are satisfied by Cablevision, the allocation to the Company of its proportionate share of the related expenses through June 30, 2011 is reflected as capital contributions in the consolidated financial statements.

Treatment of Long-Term Incentive Plans After the Distribution

In 2011, 2010 and 2009, Cablevision granted three-year performance awards to certain executive officers and other members of the Company’s management under Cablevision’s 2006 Cash Incentive Plan. The 2009 awards were paid in March 2012. The Cablevision performance metrics in the awards granted in 2010 to certain executive officers and other employees of the Company were replaced with Company performance metrics. The awards granted to certain executive officers and other employees of the Company in March 2011 under the Cablevision 2006 Cash Incentive Plan were replaced in July 2011 by awards granted under the Company’s 2011 Cash Incentive Plan, and the Cablevision performance metrics related to those awards were replaced with Company performance metrics. Amounts applicable to employees of the Company are and will continue to be reflected as liabilities, based on achievement of certain performance criteria as noted above, in the Company’s consolidated balance sheets until settled.

Deferred compensation awards granted by Cablevision pursuant to Cablevision’s Long-Term Incentive Plan (which was superseded by the Cablevision Cash Incentive Plan in 2006) are unaffected by the Distribution. Amounts applicable to employees of the Company are reflected as liabilities in the Company’s consolidated balance sheets until settled.

Transition Services Agreement

In connection with the Distribution, Cablevision and AMC Networks entered into a Transition Services Agreement under which, in exchange for the fees specified in such agreement, Cablevision agreed to provide transition services with regard to such areas as accounting, information systems, risk management and employee

AMC NETWORKS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

services, compensation and benefits. Under the Transition Services Agreement, AMC Networks also provides certain services to Cablevision and MSG on behalf of Cablevision. The Company incurred net fees of $2,435 under the Transition Services Agreement for the year ended December 31, 2011, which were recorded as a charge to selling, general and administrative expenses.

Under the Transition Services Agreement, AMC Networks provides transition services to Cablevision and MSG with regard to its information technology systems that AMC Networks, Cablevision and MSG may share. AMC Networks and Cablevision, as parties receiving services under the agreement, have agreed to indemnify the party providing services for losses incurred by such party that arise out of or are otherwise in connection with the provision by such party of services under the agreement, except to the extent that such losses result from the providing party’s gross negligence, willful misconduct or breach of its obligations under the agreement. Similarly, each party providing services under the agreement has agreed to indemnify the party receiving services for losses incurred by such party that arise out of or are otherwise in connection with the indemnifying party’s provision of services under the agreement if such losses result from the providing party’s gross negligence, willful misconduct or breach of its obligations under the agreement.

Note 20. Interim Financial Information (Unaudited)

The following is a summary of the Company’s selected quarterly financial data for the years ended December 31, 2011 and 2010:

	For the three months ended,				2011
2011:	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011
Revenues, net	$272,903	$291,965	$283,914	$338,959	$1,187,741
Operating expenses	(202,224)	(209,691)	(189,470)	(259,840)	(861,225)

Operating income	$70,679	$82,274	$94,444	$79,119	$326,516

Income from continuing operations	$29,722	$27,058	$40,317	$29,265	$126,362
Income (loss) from discontinued operations, net of income taxes	96	97	(314)	213	92

Net income	$29,818	$27,155	$40,003	$29,478	$126,454

Basic net income per share(a):
Income from continuing operations	$0.43	$0.39	$0.58	$0.42	$1.82
Loss from discontinued operations	$—	$—	$—	$—	$—
Net income	$0.43	$0.39	$0.58	$0.42	$1.83

Diluted net income per share(a):
Income from continuing operations	$0.43	$0.39	$0.56	$0.40	$1.79
Loss from discontinued operations	$—	$—	$—	$—	$—
Net income	$0.43	$0.39	$0.55	$0.41	$1.79

AMC NETWORKS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

	For the three months ended,				2010
2010:	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010
Revenues, net	$248,372	$260,013	$271,433	$298,482	$1,078,300
Operating expenses	(187,347)	(188,375)	(194,501)	(228,241)	(798,464)

Operating income	$61,025	$71,638	$76,932	$70,241	$279,836

Income from continuing operations	$24,029	$30,512	$33,741	$29,907	$118,189
Loss from discontinued operations, net of income taxes	(10,596)	(8,411)	(8,482)	(10,601)	(38,090)

Net income	$13,433	$22,101	$25,259	$19,306	$80,099

Basic net income (loss) per share(a):
Income from continuing operations	$0.35	$0.44	$0.49	$0.43	$1.71
Loss from discontinued operations	$(0.15)	$(0.12)	$(0.12)	$(0.15)	$(0.55)
Net income	$0.19	$0.32	$0.37	$0.28	$1.16

(a)	Common shares assumed to be outstanding for both basic and diluted earnings per share during the three months ended March 31, 2011 and June 30, 2011 and for each three month period and year ended in 2010 totaled 69,161,000, representing the number of shares of Company common stock issued to Cablevision shareholders on the Distribution date, and excludes unvested outstanding restricted shares, based on a distribution ratio of one share of AMC Networks common stock for every four shares of Cablevision common stock outstanding.

As set forth in the table above, there have been changes in the level of the Company’s revenues, net from quarter to quarter and/or changes from year to year due primarily to increased advertising revenue and, to a lesser extent, affiliation fee and other revenue items. In addition, the Company’s operating expenses have also changed from quarter to quarter and/or year over year due primarily to the timing of the exhibition, promotion and marketing of program rights and/or program rights write-downs based on management’s assessment of programming usefulness. In addition to the changes in operating income, non-operating income and expense items such as interest expense, net, write-off of deferred financing costs, loss on extinguishment of debt and income tax expense also impact quarter over quarter and year over year net income.

AMC NETWORKS INC. AND SUBSIDIARIES

SCHEDULE II

VALUATION AND QUALIFYING ACCOUNTS

(Dollars in thousands)

	Balance at Beginning of Period	Provision for Bad Debt	Deductions/ Write-Offs and Other Charges		Balance at End of Period
Year Ended December 31, 2011
Allowance for doubtful accounts	$8,321	$338	$(5,567	)*	$3,092

Year Ended December 31, 2010
Allowance for doubtful accounts	$7,767	$1,484	$(930	)*	$8,321

Year Ended December 31, 2009
Allowance for doubtful accounts	$6,231	$2,528	$(992	)*	$7,767

*	Amounts in 2011 represent primarily the write-off of certain uncollectible trade receivables that had previously been fully reserved. Amounts in 2010 and 2009 represent primarily the write-off of trade receivables following the filing of bankruptcy of certain advertisers and a cable television system operator.

S-1

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Delaware Registrants

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any current or former director, officer or employee or other individual against expenses, judgments, fines and amounts paid in settlement in connection with civil, criminal, administrative or investigative actions or proceedings, other than a derivative action by or in the right of the corporation, if the director, officer, employee or other individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

The certificate of incorporation of AMC Networks Inc. and each Co-Registrant that is a Delaware corporation provides that each person who was or is made or is threatened to be made a party to any action or proceeding by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Company or is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, will be indemnified and held harmless by us to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended. Such rights are not exclusive of any other right which any person may have or thereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise. Our certificate of incorporation also specifically authorize us to maintain insurance and to grant similar indemnification rights to our employees or agents.

Section 18-108 of the Delaware Limited Liability Company Act (“DE LLC Act”) provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. However, to the extent that the limited liability company agreement seeks to restrict or limit the liabilities of such person, Section 18-1101 of the DE LLC Act prohibits it from eliminating liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

Pursuant to the applicable provisions of the DE LLC Act and the Co-Registrants’ limited liability company agreements, the debts, obligations and liabilities of each Co-Registrant that is a Delaware limited liability company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the company, and neither the members, nor any employee or agent of the company is obligated personally for any such debt, obligation or liability of the company, or for any debt, obligation or liability of any other member, employee or agent of the company, solely by reason of being a member or acting as a manager, employee or agent of the company.

Section 420 of the New York Limited Liability Company Law provides that, subject to such standards and restrictions, if any, as are set forth in its operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless, and advance expenses to, any member or manager or other person from and against any and all claims and demands whatsoever. However, no indemnification may be made to or on behalf of any member, manager or other person if a judgment or other final adjudication adverse to such member, manager or other person establishes that (i) such person’s acts were committed in bad faith or were the result of active and deliverate dishonesty and were material to the cause of action so adjudicated, or (ii) such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled.

Consistent with these provisions of the New York Limited Liability Company Act, the limited liability company agreement of American Movie Classics Company LLC, our Co-Registrant New York limited liability company, provides that the debts, obligations and liabilities of the company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the company, and neither the members, nor any employee or agent of the company is obligated personally for any such debt, obligation or liability of the company, or for any debt, obligation or liability of any other member, employee or agent of the company, solely by reason of being a member or acting as a manager, employee or agent of the company provided that such indemnification shall not apply to any such person if such claim resulted from the fraud and or willful misconduct of such person.

The Distribution Agreement between AMC Networks Inc. and Cablevision provides for indemnification by AMC Networks Inc. of Cablevision and its directors, officers and employees and by Cablevision of AMC Networks Inc. and its directors, officers and employees for some liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934. The amount of these indemnity obligations is unlimited.

Directors’ and Officers’ Liability Insurance

AMC Networks Inc. has obtained directors’ and officers’ liability insurance with customary terms and subject to customary exclusions, for the benefit of its directors and officers, and directors and officers of its subsidiaries.

Item 21.	Exhibits and Financial Statements

Exhibit Number	Description of Exhibit

2.1	Distribution Agreement between Cablevision Systems Corporation and AMC Networks Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Amendment No. 6 to Registration Statement on Form 10 filed on June 10, 2011).

3.1.1	Amended and Restated Certificate of Incorporation of AMC Networks Inc. (incorporated by reference to Exhibit 99.4 to the Company’s Current Report on Form 8-K filed on July 1, 2011).

3.1.2	Amended and Restated By-Laws of AMC Networks Inc. (incorporated by reference to Exhibit 99.5 to the Company’s Current Report on Form 8-K filed on July 1, 2011).

3.2.1	Certificate of Formation of 11 Penn TV, LLC.

3.2.2	Limited Liability Company Agreement of 11 Penn TV, LLC.

3.3.1	Certificate of Formation of AMC Film Holdings LLC and amendments thereto.

3.3.2	Limited Liability Company Agreement of AMC Film Holdings LLC.

3.4.1	General Partnership Agreement of AMC Networks Broadcasting & Technology.

3.5.1	Certificate of Formation of AMC/Sundance Channel Global Networks LLC and amendments thereto.

3.5.2	Limited Liability Company Agreement of AMC/Sundance Channel Global Networks LLC (f/k/a Rainbow Media Global LLC).

3.6.1	Certificate of Formation of AMC Television Productions LLC.

3.6.2	Limited Liability Company Agreement of AMC Television Productions LLC.

Exhibit Number	Description of Exhibit

3.7.1	Articles of Organization of American Movie Classics Company LLC.

3.7.2	Limited Liability Company Agreement of American Movie Classics Company LLC.

3.8.1	Certificate of Incorporation of American Movie Classics IV Holding Corporation.

3.8.2	By-Laws of American Movie Classics IV Holding Corporation.

3.9.1	Certificate of Formation of Crossed Pens Development LLC.

3.9.2	Limited Liability Company Agreement of Crossed Pens Development LLC.

3.10.1	Certificate of Formation of Digital Store LLC.

3.10.2	Limited Liability Company Agreement of Digital Store LLC.

3.11.1	Certificate of Formation of Five Moons Productions I LLC.

3.11.2	Limited Liability Company Agreement of Five Moons Productions I LLC.

3.12.1	Certificate of Formation of IFC Entertainment Holdings LLC.

3.12.2	Limited Liability Company Agreement of IFC Entertainment Holdings LLC.

3.13.1	Certificate of Formation of IFC Entertainment LLC.

3.13.2	Limited Liability Company Agreement of IFC Entertainment LLC.

3.14.1	Certificate of Formation of IFC Films LLC and amendments thereto.

3.14.2	Limited Liability Company Agreement of IFC Films LLC.

3.15.1	Certificate of Formation of IFC In Theaters LLC.

3.15.2	Limited Liability Company Agreement of IFC In Theaters LLC.

3.16.1	Certificate of Formation of IFC Productions I L.L.C.

3.16.2	Limited Liability Company Agreement of IFC Productions I L.L.C.

3.17.1	Certificate of Formation of IFC Theatres Concessions LLC.

3.17.2	Limited Liability Company Agreement of IFC Theatres Concessions LLC.

3.18.1	Certificate of Formation of IFC Theatres, LLC.

3.18.2	Limited Liability Company Agreement of IFC Theatres, LLC.

3.19.1	Certificate of Formation of IPTV LLC.

3.19.2	Limited Liability Company Agreement of IPTV LLC.

3.20.1	Certificate of Formation of LS VOD Company LLC and amendments thereto.

3.20.2	Limited Liability Company Agreement of LS VOD Company LLC (f/k/a Sterling Digital LLC).

3.21.1	Certificate of Formation of LS VOD Holdings LLC and amendments thereto.

3.21.2	Limited Liability Company Agreement of LS VOD Holdings LLC.

3.22.1	Certificate of Formation of Making Waves Studio Productions LLC.

3.22.2	Limited Liability Company Agreement of Making Waves Studio Productions LLC.

3.23.1	Certificate of Formation of Rainbow Film Holdings LLC and amendments thereto.

3.23.2	Limited Liability Company Agreement of Rainbow Film Holdings LLC.

Exhibit Number	Description of Exhibit

3.24.1	Certificate of Incorporation of Rainbow Media Enterprises, Inc.

3.24.2	By-Laws of Rainbow Media Enterprises, Inc.

3.25.1	Certificate of Formation of Rainbow Media Holdings LLC.

3.25.2	Limited Liability Company Agreement of Rainbow Media Holdings LLC.

3.26.1	Certificate of Formation of Rainbow National Services LLC.

3.26.2	Rainbow National Services LLC Limited Liability Company Agreement.

3.27.1	Certificate of Formation of Rainbow Programming Holdings LLC.

3.27.2	Limited Liability Company Agreement of Rainbow Programming Holdings LLC.

3.28.1	Certificate of Formation of Rectify Productions LLC.

3.28.2	Limited Liability Company Agreement of Rectify Productions LLC.

3.29.1	Certificate of Formation of Red Monday Programming LLC.

3.29.2	Limited Liability Company Agreement of Red Monday Programming LLC.

3.30.1	Certificate of Incorporation of RMH GE Holdings I, Inc.

3.30.2	By-Laws of RMH GE Holdings I, Inc.

3.31.1	Certificate of Incorporation of RNC Holding Corporation.

3.31.2	By-Laws of RNC Holding Corporation.

3.32.1	Certificate of Incorporation of RNC II Holding Corporation.

3.32.2	By-Laws of RNC II Holding Corporation.

3.33.1	Certificate of Incorporation of RNS Co-Issuer Corporation.

3.33.2	By-Laws of RNS Co-Issuer Corporation.

3.34.1	Certificate of Formation of Selects VOD LLC.

3.34.2	Limited Liability Company Agreement of Selects VOD LLC.

3.35.1	Certificate of Formation of Sleuth Secrets Productions LLC.

3.35.2	Limited Liability Company Agreement of Sleuth Secrets Productions LLC.

3.36.1	Certificate of Formation of Sports On Demand LLC.

3.36.2	Limited Liability Company Agreement of Sports On Demand LLC.

3.37.1	Certificate of Formation of Sundance Channel Asia LLC.

3.37.2	Limited Liability Company Agreement of Sundance Channel Asia LLC.

3.38.1	Certificate of Formation of Sundance Channel Europe LLC.

3.38.2	Limited Liability Company Agreement of Sundance Channel Europe LLC.

3.39.1	Certificate of Formation of Sundance Channel L.L.C.

3.39.2	Second Amended and Restated Limited Liability Company Agreement of Sundance Channel L.L.C.

3.40.1	Certificate of Formation of Sundance Film Holdings LLC.

3.40.2	Limited Liability Company Agreement of Sundance Film Holdings LLC.

Exhibit Number	Description of Exhibit

3.41.1	Certificate of Formation of The Independent Film Channel LLC.

3.41.2	Limited Liability Company Agreement of The Independent Film Channel LLC.

3.42.1	Certificate of Formation of TWD Productions III LLC.

3.42.2	Limited Liability Agreement of TWD Productions III LLC.

3.43.1	Certificate of Formation of TWD Productions II LLC.

3.43.2	Limited Liability Company Agreement of TWD Productions II LLC.

3.44.1	Certificate of Formation of TWD Productions LLC.

3.44.2	Limited Liability Company Agreement of TWD Productions LLC.

3.45.1	Certificate of Formation of WE TV Asia LLC.

3.45.2	Limited Liability Company Agreement of WE TV Asia LLC.

3.46.1	Certificate of Formation of WE: Women’s Entertainment LLC and amendments thereto.

3.46.2	Limited Liability Company Agreement of WE: Women’s Entertainment LLC.

3.47.1	Certificate of Formation of Wedding Central LLC.

3.47.2	Limited Liability Company Agreement of Wedding Central LLC.

3.48.1	Certificate of Formation of YEAH IPTV LLC.

3.48.2	Limited Liability Company Agreement of YEAH IPTV LLC.

4.1	Indenture dated as of June 30, 2011, by and among AMC Networks Inc., as Issuer, each of the guarantors party thereto and U.S. Bank National Association, as Trustee, relating to the AMC Networks Inc. 7.75% Senior Notes due July 15, 2021 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on July 1, 2011).

4.2	Registration Rights Agreement, dated as of June 30, 2011, among AMC Networks Inc., the subsidiary guarantors named therein, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several initial purchasers (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on July 1, 2011).

4.3	Form of Note.

5.1	Form of Opinion of Sullivan & Cromwell LLP.

10.1	Form of Transition Services Agreement between Cablevision Systems Corporation and AMC Networks Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.2	Form of Tax Disaffiliation Agreement between Cablevision Systems Corporation and AMC Networks Inc. (incorporated by reference to Exhibit 10.2 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.3	Form of Employee Matters Agreement between Cablevision Systems Corporation and AMC Networks Inc. (incorporated by reference to Exhibit 10.3 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.4	Form of Equity Administration Agreement between The Madison Square Garden Company and AMC Networks Inc. (incorporated by reference to Exhibit 10.4 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

Exhibit Number	Description of Exhibit

10.5	Form of Standstill Agreement by and among AMC Networks Inc. and The Dolan Family Group (incorporated by reference to Exhibit 10.5 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.6	AMC Networks Inc. 2011 Employee Stock Plan (incorporated by reference to Exhibit 10.6 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.7	AMC Networks Inc. 2011 Stock Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.7 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.8	AMC Networks Inc. 2011 Cash Incentive Plan (incorporated by reference to Exhibit 10.8 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.9	Form of Time Sharing Agreement between Rainbow Media Holdings LLC and CSC Transport, Inc. (incorporated by reference to Exhibit 10.9 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.10	Form of Time Sharing Agreement between Rainbow Media Holdings LLC and Dolan Family Office, LLC (incorporated by reference to Exhibit 10.10 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.11	Form of Aircraft Dry Lease Agreement between Rainbow Media Holdings LLC and New York Aircam Corp. (incorporated by reference to Exhibit 10.11 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.12	Form of Aircraft Management Agreement between Rainbow Media Holdings LLC and CSC Transport, Inc. (incorporated by reference to Exhibit 10.12 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.13	Form of Employment Agreement by and between AMC Networks Inc. and Charles F. Dolan (incorporated by reference to Exhibit 10.13 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.14	Form of Employment Agreement by and between AMC Networks Inc. and Joshua W. Sapan (incorporated by reference to Exhibit 10.14 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.15	Employment Agreement by and between Rainbow Media Enterprises, Inc. and Edward A. Carroll (incorporated by reference to Exhibit 10.15 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.16	Employment Offer Letter from Cablevision Systems Corporation to Sean S. Sullivan (incorporated by reference to Exhibit 10.16 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.17	Form of AMC Networks Inc. Option Agreement in respect of Cablevision Options granted on and prior to November 8, 2005 (incorporated by reference to Exhibit 10.17 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.18	Form of AMC Networks Inc. Rights Agreement (incorporated by reference to Exhibit 10.18 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.19	Form of AMC Networks Inc. Option Agreement in respect of Vested Cablevision Options granted on June 5, 2006 and October 19, 2006 (incorporated by reference to Exhibit 10.19 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

Exhibit Number	Description of Exhibit

10.20	Form of AMC Networks Inc. Option Agreement in respect of Cablevision Options granted on January 20, 2009 (incorporated by reference to Exhibit 10.20 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.21	Form of AMC Networks Inc. Option Agreement in respect of Cablevision Options granted on March 5, 2009 (incorporated by reference to Exhibit 10.21 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.22	Form of AMC Networks Inc. Non-Employee Director Award Agreement (incorporated by reference to Exhibit 10.22 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.23	Form of AMC Networks Inc. Restricted Shares Agreement (incorporated by reference to Exhibit 10.23 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.24	Form of AMC Networks Inc. Performance Award Agreement (incorporated by reference to Exhibit 10.24 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.25	Form of Letter Agreement from CSC Holdings, LLC to AMC Networks Inc. regarding VOOM Litigation (incorporated by reference to Exhibit 10.25 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.26	Form of Termination Agreement among CSC Holdings, LLC, American Movie Classics Company LLC and WE: Women’s Entertainment LLC (incorporated by reference to Exhibit 10.26 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.27	Credit Agreement, dated as of June 30, 2011, among AMC Networks Inc., as the borrower, certain subsidiaries of AMC Networks Inc., as restricted subsidiaries, J.P. Morgan Chase Bank, National Association, as administrative agent, collateral agent and letter of credit issuer, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners, BNP Paribas, CitiCorp North America, Inc. and The Bank of Nova Scotia as joint bookrunners and co-documentation agents, Bank of America, N.A., as syndication agent and the lenders parties thereto (incorporated by reference to Exhibit 99.3 to the Company’s Current Report on Form 8-K filed on July 1, 2011).

10.28	Form of AMC Networks Inc. Non-Employee Director Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011).

10.29	Form of Executive Officer Restricted Shares Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011).

10.30	Form of Performance Award Agreement under the 2011 Cash Incentive Plan (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on March 6, 2012).

10.31	Form of Restricted Stock Units Award Agreement under the 2011 Employee Stock Plan (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on March 6, 2012).

10.32	Form of Cablevision Amended and Restated Performance Award Agreement (incorporated by reference to Exhibit 10.32 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011).

10.33	Form of Registration Rights Agreement between AMC Networks Inc. and The Charles F. Dolan Children Trusts (incorporated by reference to Exhibit 3.5 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

Exhibit Number	Description of Exhibit

10.34	Form of Registration Rights Agreement between AMC Networks Inc. and The Dolan Family Affiliates (incorporated by reference to Exhibit 3.6 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

12.1	Ratio of Earnings to Fixed Charges.

21.1	Subsidiaries of the Registrant.

23.1	Consent of KPMG LLP.

23.2	Consent of Sullivan & Cromwell LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included on signature pages).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee.

99.1	Form of Letter of Transmittal.

99.2	Form of Letter to DTC Participants.

99.3	Form of Letter to Clients.

99.4	Form of Instructions to DTC Participant from Beneficial Owner.

**101.INS	XBRL Instance Document.

**101.SCH	XBRL Taxonomy Extension Schema Document.

**101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.

**101.DEF	XBRL Taxonomy Extension Definition Linkbase.

**101.LAB	XBRL Taxonomy Extension Label Linkbase Document.

**101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.

**	Pursuant to Rule 406T of Regulation S-T, these interactive data files are deemed not filed or part of a registration statement or prospectus for purposes of sections 11 or 12 of the Securities Act of 1933, are deemed not filed for purposes of section 18 of the Securities Exchange Act of 1934, and otherwise are not subject to liability under those sections.

Item 22.	Undertakings

The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

AMC Networks Inc.

By:	/s/ SEAN S. SULLIVAN
Name:	Sean S. Sullivan
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean S. Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

/s/ JOSHUA W. SAPAN Joshua W. Sapan	President and Chief Executive Officer (Principal Executive Officer)	April 24, 2012

/s/ SEAN SULLIVAN Sean S. Sullivan	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 24, 2012

/s/ JOHN P. GIRALDO John P. Giraldo	Chief Accounting Officer (Principal Accounting Officer)	April 24, 2012

/s/ CHARLES F. DOLAN Charles F. Dolan	Chairman of the Board of Directors	April 24, 2012

/s/ NEIL ASHE Neil Ashe	Director	April 24, 2012

/s/ WILLIAM J. BELL William J. Bell	Director	April 24, 2012

/s/ JAMES L. DOLAN James L. Dolan	Director	April 24, 2012

Name	Title	Date

/s/ KRISTIN A. DOLAN Kristin A. Dolan	Director	April 24, 2012

/s/ MARIANNE DOLAN WEBER Marianne Dolan Weber	Director	April 24, 2012

/s/ PATRICK F. DOLAN Patrick F. Dolan	Director	April 24, 2012

/s/ THOMAS C. DOLAN Thomas C. Dolan	Director	April 24, 2012

/s/ ALAN D. SCHWARTZ Alan D. Schwartz	Director	April 24, 2012

/s/ BRIAN G. SWEENEY Brian G. Sweeney	Director	April 24, 2012

/s/ LEONARD TOW Leonard Tow	Director	April 24, 2012

/s/ ROBERT WRIGHT Robert Wright	Director	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

11 Penn TV, LLC

By:	/s/ ANNE KELLY
Name:	Anne Kelly
Title:	Senior Vice President, Corporate & Securities and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

By: Rainbow Media Holdings LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer of Rainbow Media Holdings LLC

/s/ JOSHUA W. SAPAN Joshua W. Sapan		April 24, 2012

/s/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)	April 24, 2012

/s/ JOSHUA W. SAPAN Sean Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	April 24, 2012

/s/ JOHN GIRALDO John Giraldo	Chief Accounting Officer (Principal Accounting Officer)	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

AMC Film Holdings LLC

By:	/s/ ANNE KELLY
Name:	Anne Kelly
Title:	Senior Vice President, Corporate & Securities and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

By: American Movie Classics Company LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer & Manager of American Movie Classics Company LLC

/s/ JOSHUA W. SAPAN Joshua W. Sapan		April 24, 2012

/s/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)	April 24, 2012

/s/ SEAN SULLIVAN Sean Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	April 24, 2012

/s/ JOHN GIRALDO John Giraldo	Chief Accounting Officer (Principal Accounting Officer)	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

AMC Networks Broadcasting & Technology

By:	/s/ ANNE KELLY
Name:	Anne Kelly
Title:	Senior Vice President, Corporate & Securities and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

By: RNC Holding Corporation & RNC II Holding Corporation, its general partners

By: Joshua W. Sapan	Chief Executive Officer & Director for each of RNC Holding Corporation & RNC II Holding Corporation

/s/ JOSHUA W. SAPAN Joshua W. Sapan		April 24, 2012

/s/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)	April 24, 2012

/s/ SEAN SULLIVAN Sean Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	April 24, 2012

/s/ JOHN GIRALDO John Giraldo	Chief Accounting Officer (Principal Accounting Officer)	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

AMC/Sundance Channel Global Networks LLC

By:	/s/ ANNE KELLY
Name:	Anne Kelly
Title:	Senior Vice President, Corporate & Securities and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

By: RMH GE Holdings I, Inc., its sole member

By: Joshua W. Sapan	Chief Executive Officer & Director of RMH GE Holdings I, Inc.

/s/ JOSHUA W. SAPAN Joshua W. Sapan		April 24, 2012

/s/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)	April 24, 2012

/s/ SEAN SULLIVAN Sean Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	April 24, 2012

/s/ JOHN GIRALDO John Giraldo	Chief Accounting Officer (Principal Accounting Officer)	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

AMC Television Productions LLC

By:	/s/ MARY MARTIN
Name:	Mary Martin
Title:	Senior Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

By: American Movie Classics IV Holding Corporation, its sole member

By: Joshua W. Sapan	Chief Executive Officer & Director of American Movie Classics IV Holding Corporation

/s/ JOSHUA W. SAPAN Joshua W. Sapan		April 24, 2012

/s/ MARY MARTIN Mary Martin	Senior Vice President (Principal Executive Officer, Principal Financial Officer & Principal Accounting Officer)	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

American Movie Classics Company LLC

By:	/s/ ANNE KELLY
Name:	Anne Kelly
Title:	Senior Vice President, Corporate & Securities and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

/s/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer & Manager (Principal Executive Officer)	April 24, 2012

/s/ SEAN SULLIVAN Sean Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	April 24, 2012

/s/ JOHN GIRALDO John Giraldo	Chief Accounting Officer (Principal Accounting Officer)	April 24, 2012

/s/ CHARLES F. DOLAN Charles F. Dolan	Manager	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

American Movie Classics IV Holding Corporation

By:	/s/ ANNE KELLY
Name:	Anne Kelly
Title:	Senior Vice President, Corporate & Securities and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

/s/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer & Director (Principal Executive Officer)	April 24, 2012

/s/ SEAN SULLIVAN Sean Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	April 24, 2012

/s/ JOHN GIRALDO John Giraldo	Chief Accounting Officer (Principal Accounting Officer)	April 24, 2012

/s/ CHARLES F. DOLAN Charles F. Dolan	Director	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

Crossed Pens Development LLC

By:	/s/ STEFAN REINHARDT
Name:	Stefan Reinhardt
Title:	Senior Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

By: AMC Television Productions LLC, its sole member

By: Mary Martin	Senior Vice President of AMC Television Productions LLC

/s/ MARY MARTIN Mary Martin		April 24, 2012

/s/ STEFAN REINHARDT Stefan Reinhardt	Senior Vice President (Principal Executive Officer, Principal Financial Officer & Principal Accounting Officer)	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

Digital Store LLC

By:	/s/ ANNE KELLY
Name:	Anne Kelly
Title:	Senior Vice President, Corporate & Securities and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

By: IFC Entertainment Holdings LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer of IFC Entertainment Holdings LLC

/s/ JOSHUA W. SAPAN Joshua W. Sapan		April 24, 2012

/s/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)	April 24, 2012

/s/ SEAN SULLIVAN Sean Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	April 24, 2012

/s/ JOHN GIRALDO John Giraldo	Chief Accounting Officer (Principal Accounting Officer)	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

Five Moons Productions I LLC

By:	/s/ STEFAN REINHARDT
Name:	Stefan Reinhardt
Title:	Senior Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

By: Making Waves Studio Productions LLC, its sole member

By: Mary Martin	Senior Vice President of Making Waves Studio Productions LLC

/s/ MARY MARTIN Mary Martin		April 24, 2012

/s/ STEFAN REINHARDT Stefan Reinhardt	Senior Vice President (Principal Executive Officer, Principal Financial Officer & Principal Accounting Officer)	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

IFC Entertainment Holdings LLC

By:	/s/ ANNE KELLY
Name:	Anne Kelly
Title:	Senior Vice President, Corporate & Securities and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

By: Rainbow Programming Holdings LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer of Rainbow Programming Holdings LLC

/s/ JOSHUA W. SAPAN Joshua W. Sapan		April 24, 2012

/s/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)	April 24, 2012

/s/ SEAN SULLIVAN Sean Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	April 24, 2012

/s/ JOHN GIRALDO John Giraldo	Chief Accounting Officer (Principal Accounting Officer)	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

IFC Entertainment LLC

By:	/s/ ANNE KELLY
Name:	Anne Kelly
Title:	Senior Vice President, Corporate & Securities and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

By: IFC Entertainment Holdings LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer of IFC Entertainment Holdings LLC

/s/ JOSHUA W. SAPAN Joshua W. Sapan		April 24, 2012

/s/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)	April 24, 2012

/s/ SEAN SULLIVAN Sean Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	April 24, 2012

/s/ JOHN GIRALDO John Giraldo	Chief Accounting Officer (Principal Accounting Officer)	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

IFC Films LLC

By:	/s/ ANNE KELLY
Name:	Anne Kelly
Title:	Senior Vice President, Corporate & Securities and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

By: IFC Entertainment Holdings LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer of IFC Entertainment Holdings LLC

/s/ JOSHUA W. SAPAN Joshua W. Sapan		April 24, 2012

/s/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)	April 24, 2012

/s/ SEAN SULLIVAN Sean Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	April 24, 2012

/s/ JOHN GIRALDO John Giraldo	Chief Accounting Officer (Principal Accounting Officer)	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

IFC In Theaters LLC

By:	/s/ ANNE KELLY
Name:	Anne Kelly
Title:	Senior Vice President, Corporate & Securities and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

By: IFC Entertainment Holdings LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer of IFC Entertainment Holdings LLC

/s/ JOSHUA W. SAPAN Joshua W. Sapan		April 24, 2012

/s/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)	April 24, 2012

/s/ SEAN SULLIVAN Sean Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	April 24, 2012

/s/ JOHN GIRALDO John Giraldo	Chief Accounting Officer (Principal Accounting Officer)	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

IFC Productions I L.L.C.

By:	/s/ ANNE KELLY
Name:	Anne Kelly
Title:	Senior Vice President, Corporate & Securities and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

By: IFC Entertainment Holdings LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer of IFC Entertainment Holdings LLC

/s/ JOSHUA W. SAPAN Joshua W. Sapan		April 24, 2012

/s/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)	April 24, 2012

/s/ SEAN SULLIVAN Sean Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	April 24, 2012

/s/ JOHN GIRALDO John Giraldo	Chief Accounting Officer (Principal Accounting Officer)	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

IFC Theatres Concessions LLC

By:	/s/ ANNE KELLY
Name:	Anne Kelly
Title:	Senior Vice President, Corporate & Securities and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

By: IFC Theatres, LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer of IFC Theatres, LLC

/s/ JOSHUA W. SAPAN Joshua W. Sapan		April 24, 2012

/s/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)	April 24, 2012

/s/ SEAN SULLIVAN Sean Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	April 24, 2012

/s/ JOHN GIRALDO John Giraldo	Chief Accounting Officer (Principal Accounting Officer)	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

IFC Theatres, LLC

By:	/s/ ANNE KELLY
Name:	Anne Kelly
Title:	Senior Vice President, Corporate & Securities and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

By: IFC Entertainment Holdings LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer of IFC Entertainment Holdings LLC

/s/ JOSHUA W. SAPAN Joshua W. Sapan		April 24, 2012

/s/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)	April 24, 2012

/s/ SEAN SULLIVAN Sean Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	April 24, 2012

/s/ JOHN GIRALDO John Giraldo	Chief Accounting Officer (Principal Accounting Officer)	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

IPTV LLC

By:	/s/ ANNE KELLY
Name:	Anne Kelly
Title:	Senior Vice President, Corporate & Securities and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

By: Rainbow Programming Holdings LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer of Rainbow Programming Holdings LLC

/s/ JOSHUA W. SAPAN Joshua W. Sapan		April 24, 2012

/s/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)	April 24, 2012

/s/ SEAN SULLIVAN Sean Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	April 24, 2012

/s/ JOHN GIRALDO John Giraldo	Chief Accounting Officer (Principal Accounting Officer)	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

LS VOD Company LLC

By:	/s/ ANNE KELLY
Name:	Anne Kelly
Title:	Senior Vice President, Corporate & Securities and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

By: LS VOD Holdings LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer of LS VOD Holdings LLC

/s/ JOSHUA W. SAPAN Joshua W. Sapan		April 24, 2012

/s/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)	April 24, 2012

/s/ SEAN SULLIVAN Sean Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	April 24, 2012

/s/ JOHN GIRALDO John Giraldo	Chief Accounting Officer (Principal Accounting Officer)	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

LS VOD Holdings LLC

By:	/s/ ANNE KELLY
Name:	Anne Kelly
Title:	Senior Vice President, Corporate & Securities and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

By: Rainbow Programming Holdings LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer of Rainbow Programming Holdings LLC

/s/ JOSHUA W. SAPAN Joshua W. Sapan		April 24, 2012

/s/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)	April 24, 2012

/s/ SEAN SULLIVAN Sean Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	April 24, 2012

/s/ JOHN GIRALDO John Giraldo	Chief Accounting Officer (Principal Accounting Officer)	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

Making Waves Studio Productions LLC

By:	/s/ MARY MARTIN
Name:	Mary Martin
Title:	Senior Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

By: American Movie Classics IV Holding Corporation, its sole member

By: Joshua W. Sapan	Chief Executive Officer & Director of American Movie Classics IV Holding Corporation

/s/ JOSHUA W. SAPAN Joshua W. Sapan		April 24, 2012

/s/ MARY MARTIN Mary Martin	Senior Vice President (Principal Executive Officer, Principal Financial Officer & Principal Accounting Officer)	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

Rainbow Film Holdings LLC

By:	/s/ ANNE KELLY
Name:	Anne Kelly
Title:	Senior Vice President, Corporate & Securities and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

By: Rainbow Programming Holdings LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer of Rainbow Programming Holdings LLC

/s/ JOSHUA W. SAPAN Joshua W. Sapan		April 24, 2012

/s/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)	April 24, 2012

/s/ SEAN SULLIVAN Sean Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	April 24, 2012

/s/ JOHN GIRALDO John Giraldo	Chief Accounting Officer (Principal Accounting Officer)	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

Rainbow Media Enterprises, Inc.

By:	/s/ ANNE KELLY
Name:	Anne Kelly
Title:	Senior Vice President, Corporate & Securities and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

/s/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer & Director (Principal Executive Officer)	April 24, 2012

/s/ SEAN SULLIVAN Sean Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	April 24, 2012

/s/ JOHN GIRALDO John Giraldo	Chief Accounting Officer (Principal Accounting Officer)	April 24, 2012

/s/ CHARLES F. DOLAN Charles F. Dolan	Director	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

Rainbow Media Holdings LLC

By:	/s/ ANNE KELLY
Name:	Anne Kelly
Title:	Senior Vice President, Corporate & Securities and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

By: AMC Networks Inc., its sole member

By: Joshua W. Sapan	Chief Executive Officer of AMC Networks Inc.

/s/ JOSHUA W. SAPAN Joshua W. Sapan		April 24, 2012

/s/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)	April 24, 2012

/s/ SEAN SULLIVAN Sean Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	April 24, 2012

/s/ JOHN GIRALDO John Giraldo	Chief Accounting Officer (Principal Accounting Officer)	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

Rainbow National Services LLC

By:	/s/ ANNE KELLY
Name:	Anne Kelly
Title:	Senior Vice President, Corporate & Securities and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

/s/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer & Director (Principal Executive Officer)	April 24, 2012

/s/ SEAN SULLIVAN Sean Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	April 24, 2012

/s/ JOHN GIRALDO John Giraldo	Chief Accounting Officer (Principal Accounting Officer)	April 24, 2012

/s/ CHARLES F. DOLAN Charles F. Dolan	Director	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

Rainbow Programming Holdings LLC

By:	/s/ ANNE KELLY
Name:	Anne Kelly
Title:	Senior Vice President, Corporate & Securities and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

By: Rainbow Media Enterprises, Inc., its sole member

By: Joshua W. Sapan	Chief Executive Officer of Rainbow Media Enterprises, Inc.

/s/ JOSHUA W. SAPAN Joshua W. Sapan		April 24, 2012

/s/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)	April 24, 2012

/s/ SEAN SULLIVAN Sean Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	April 24, 2012

/s/ JOHN GIRALDO John Giraldo	Chief Accounting Officer (Principal Accounting Officer)	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

Rectify Productions LLC

By:	/s/ STEFAN REINHARDT
Name:	Stefan Reinhardt
Title:	Senior Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

By: AMC Television Productions LLC, its sole member

By: Mary Martin	Senior Vice President of AMC Television Productions LLC

/s/ MARY MARTIN Mary Martin		April 24, 2012

/s/ STEFAN REINHARDT Stefan Reinhardt	Senior Vice President (Principal Executive Officer, Principal Financial Officer & Principal Accounting Officer)	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

Red Monday Programming LLC

By:	/s/ STEFAN REINHARDT
Name:	Stefan Reinhardt
Title:	Senior Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

By: Making Waves Studio Productions LLC, its sole member

By: Mary Martin	Senior Vice President of Making Waves Studio Productions LLC

/s/ MARY MARTIN Mary Martin		April 24, 2012

/s/ STEFAN REINHARDT Stefan Reinhardt	Senior Vice President (Principal Executive Officer, Principal Financial Officer & Principal Accounting Officer)	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

RMH GE Holdings I, Inc.

By:	/s/ ANNE KELLY
Name:	Anne Kelly
Title:	Senior Vice President, Corporate & Securities and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

/s/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer & Director (Principal Executive Officer)	April 24, 2012

/s/ SEAN SULLIVAN Sean Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	April 24, 2012

/s/ JOHN GIRALDO John Giraldo	Chief Accounting Officer (Principal Accounting Officer)	April 24, 2012

/s/ CHARLES F. DOLAN Charles F. Dolan	Director	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

RNC Holding Corporation

By:	/s/ ANNE KELLY
Name:	Anne Kelly
Title:	Senior Vice President, Corporate & Securities and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

/s/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer & Director (Principal Executive Officer)	April 24, 2012

/s/ SEAN SULLIVAN Sean Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	April 24, 2012

/s/ JOHN GIRALDO John Giraldo	Chief Accounting Officer (Principal Accounting Officer)	April 24, 2012

/s/ CHARLES F. DOLAN Charles F. Dolan	Director	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

RNC II Holding Corporation

By:	/s/ ANNE KELLY
Name:	Anne Kelly
Title:	Senior Vice President, Corporate & Securities and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

/s/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer & Director (Principal Executive Officer)	April 24, 2012

/s/ SEAN SULLIVAN Sean Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	April 24, 2012

/s/ JOHN GIRALDO John Giraldo	Chief Accounting Officer (Principal Accounting Officer)	April 24, 2012

/s/ CHARLES F. DOLAN Charles F. Dolan	Director	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

RNS Co-Issuer Corporation

By:	/s/ ANNE KELLY
Name:	Anne Kelly
Title:	Senior Vice President, Corporate & Securities and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

/s/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer & Director (Principal Executive Officer)	April 24, 2012

/s/ SEAN SULLIVAN Sean Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	April 24, 2012

/s/ JOHN GIRALDO John Giraldo	Chief Accounting Officer (Principal Accounting Officer)	April 24, 2012

/s/ CHARLES F. DOLAN Charles F. Dolan	Director	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

Selects VOD LLC

By:	/s/ ANNE KELLY
Name:	Anne Kelly
Title:	Senior Vice President, Corporate & Securities and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

By: IFC Entertainment Holdings LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer of IFC Entertainment Holdings LLC

/s/ JOSHUA W. SAPAN Joshua W. Sapan		April 24, 2012

/s/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)	April 24, 2012

/s/ SEAN SULLIVAN Sean Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	April 24, 2012

/s/ JOHN GIRALDO John Giraldo	Chief Accounting Officer (Principal Accounting Officer)	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

Sleuth Secrets Productions LLC

By:	/s/ STEFAN REINHARDT
Name:	Stefan Reinhardt
Title:	Senior Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

By: Making Waves Studio Productions LLC, its sole member

By: Mary Martin	Senior Vice President of Making Waves Studio Productions LLC

/s/ MARY MARTIN Mary Martin		April 24, 2012

/s/ STEFAN REINHARDT Stefan Reinhardt	Senior Vice President (Principal Executive Officer, Principal Financial Officer & Principal Accounting Officer)	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

Sports On Demand LLC

By:	/s/ ANNE KELLY
Name:	Anne Kelly
Title:	Senior Vice President, Corporate & Securities and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

By: Rainbow Programming Holdings LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer of Rainbow Programming Holdings LLC

/s/ JOSHUA W. SAPAN Joshua W. Sapan		April 24, 2012

/s/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)	April 24, 2012

/s/ SEAN SULLIVAN Sean Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	April 24, 2012

/s/ JOHN GIRALDO John Giraldo	Chief Accounting Officer (Principal Accounting Officer)	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

Sundance Channel Asia LLC

By:	/s/ ANNE KELLY
Name:	Anne Kelly
Title:	Senior Vice President, Corporate & Securities and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

By: AMC/Sundance Channel Global Networks LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer of AMC/Sundance Channel Global Networks LLC

/s/ JOSHUA W. SAPAN Joshua W. Sapan		April 24, 2012

/s/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)	April 24, 2012

/s/ SEAN SULLIVAN Sean Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	April 24, 2012

/s/ JOHN GIRALDO John Giraldo	Chief Accounting Officer (Principal Accounting Officer)	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

Sundance Channel Europe LLC

By:	/s/ ANNE KELLY
Name:	Anne Kelly
Title:	Senior Vice President, Corporate & Securities and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

By: AMC/Sundance Channel Global Networks LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer of AMC/Sundance Channel Global Networks LLC

/s/ JOSHUA W. SAPAN Joshua W. Sapan		April 24, 2012

/s/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)	April 24, 2012

/s/ SEAN SULLIVAN Sean Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	April 24, 2012

/s/ JOHN GIRALDO John Giraldo	Chief Accounting Officer (Principal Accounting Officer)	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

Sundance Channel L.L.C.

By:	/s/ ANNE KELLY
Name:	Anne Kelly
Title:	Senior Vice President, Corporate & Securities and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

By: RMH GE Holdings I, Inc., its sole member

By: Joshua W. Sapan	Chief Executive Officer & Director of RMH GE Holdings I, Inc.

/s/ Joshua W. Sapan Joshua W. Sapan		April 24, 2012

/s/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)	April 24, 2012

/s/ SEAN SULLIVAN Sean Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	April 24, 2012

/s/ JOHN GIRALDO John Giraldo	Chief Accounting Officer (Principal Accounting Officer)	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

Sundance Film Holdings LLC

By:	/s/ ANNE KELLY
Name:	Anne Kelly
Title:	Senior Vice President, Corporate & Securities and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

By: Sundance Channel L.L.C., its sole member

By: Joshua W. Sapan	Chief Executive Officer of Sundance Channel L.L.C.

/s/ JOSHUA W. SAPAN Joshua W. Sapan		April 24, 2012

/s/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)	April 24, 2012

/s/ SEAN SULLIVAN Sean Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	April 24, 2012

/s/ JOHN GIRALDO John Giraldo	Chief Accounting Officer (Principal Accounting Officer)	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

The Independent Film Channel LLC

By:	/s/ ANNE KELLY
Name:	Anne Kelly
Title:	Senior Vice President, Corporate & Securities and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

By: Rainbow National Services LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer & Director of Rainbow National Services LLC

/s/ JOSHUA W. SAPAN Joshua W. Sapan		April 24, 2012

/s/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)	April 24, 2012

/s/ SEAN SULLIVAN Sean Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	April 24, 2012

/s/ JOHN GIRALDO John Giraldo	Chief Accounting Officer (Principal Accounting Officer)	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

TWD Productions III LLC

By:	/s/ STEFAN REINHARDT
Name:	Stefan Reinhardt
Title:	Senior Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

By: AMC Television Productions LLC, its sole member

By: Mary Martin	Senior Vice President of AMC Television Productions LLC

/s/ MARY MARTIN Mary Martin		April 24, 2012

/s/ STEFAN REINHARDT Stefan Reinhardt	Senior Vice President (Principal Executive Officer, Principal Financial Officer & Principal Accounting Officer)	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

TWD Productions II LLC

By:	/s/ STEFAN REINHARDT
Name:	Stefan Reinhardt
Title:	Senior Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

By: AMC Television Productions LLC, its sole member

By: Mary Martin	Senior Vice President of AMC Television Productions LLC

/s/ MARY MARTIN Mary Martin		April 24, 2012

/s/ STEFAN REINHARDT Stefan Reinhardt	Senior Vice President (Principal Executive Officer, Principal Financial Officer & Principal Accounting Officer)	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

TWD Productions LLC

By:	/s/ STEFAN REINHARDT
Name:	Stefan Reinhardt
Title:	Senior Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

By: AMC Television Productions LLC, its sole member

By: Mary Martin	Senior Vice President of AMC Television Productions LLC

/s/ MARY MARTIN Mary Martin		April 24, 2012

/s/ STEFAN REINHARDT Stefan Reinhardt	Senior Vice President (Principal Executive Officer, Principal Financial Officer & Principal Accounting Officer)	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

WE TV Asia LLC

By:	/s/ ANNE KELLY
Name:	Anne Kelly
Title:	Senior Vice President, Corporate & Securities and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

By: AMC/Sundance Channel Global Networks LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer of AMC/Sundance Channel Global Networks LLC

/s/ JOSHUA W. SAPAN Joshua W. Sapan		April 24, 2012

/s/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)	April 24, 2012

/s/ SEAN SULLIVAN Sean Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	April 24, 2012

/s/ JOHN GIRALDO John Giraldo	Chief Accounting Officer (Principal Accounting Officer)	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

WE: Women’s Entertainment LLC

By:	/s/ ANNE KELLY
Name:	Anne Kelly
Title:	Senior Vice President, Corporate & Securities and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

By: American Movie Classics Company LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer & Manager of American Movie Classics Company LLC

/s/ JOSHUA W. SAPAN Joshua W. Sapan		April 24, 2012

/s/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)	April 24, 2012

/s/ SEAN SULLIVAN Sean Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	April 24, 2012

/s/ JOHN GIRALDO John Giraldo	Chief Accounting Officer (Principal Accounting Officer)	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

Wedding Central LLC

By:	/s/ ANNE KELLY
Name:	Anne Kelly
Title:	Senior Vice President, Corporate & Securities and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

By: Rainbow Programming Holdings LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer of Rainbow Programming Holdings LLC

/s/ JOSHUA W. SAPAN Joshua W. Sapan		April 24, 2012

/s/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)	April 24, 2012

/s/ SEAN SULLIVAN Sean Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	April 24, 2012

/s/ JOHN GIRALDO John Giraldo	Chief Accounting Officer (Principal Accounting Officer)	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 24th day of April, 2012.

YEAH IPTV LLC

By:	/s/ ANNE KELLY
Name:	Anne Kelly
Title:	Senior Vice President, Corporate & Securities and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua W. Sapan and Sean Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on the 24th day of April, 2012.

Name	Title	Date

By: IPTV LLC, its sole member

By: Joshua W. Sapan	Chief Executive Officer of IPTV LLC

/s/ Joshua W. Sapan Joshua W. Sapan		April 24, 2012

/s/ JOSHUA W. SAPAN Joshua W. Sapan	Chief Executive Officer (Principal Executive Officer)	April 24, 2012

/s/ SEAN SULLIVAN Sean Sullivan	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	April 24, 2012

/s/ JOHN GIRALDO John Giraldo	Chief Accounting Officer (Principal Accounting Officer)	April 24, 2012

Item 21.	Exhibits and Financial Statements

Exhibit Number	Description of Exhibit

2.1	Distribution Agreement between Cablevision Systems Corporation and AMC Networks Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Amendment No. 6 to Registration Statement on Form 10 filed on June 10, 2011).

3.1.1	Amended and Restated Certificate of Incorporation of AMC Networks Inc. (incorporated by reference to Exhibit 99.4 to the Company’s Current Report on Form 8-K filed on July 1, 2011).

3.1.2	Amended and Restated By-Laws of AMC Networks Inc. (incorporated by reference to Exhibit 99.5 to the Company’s Current Report on Form 8-K filed on July 1, 2011).

3.2.1	Certificate of Formation of 11 Penn TV, LLC.

3.2.2	Limited Liability Company Agreement of 11 Penn TV, LLC.

3.3.1	Certificate of Formation of AMC Film Holdings LLC and amendments thereto.

3.3.2	Limited Liability Company Agreement of AMC Film Holdings LLC.

3.4.1	General Partnership Agreement of AMC Networks Broadcasting & Technology.

3.5.1	Certificate of Formation of AMC/Sundance Channel Global Networks LLC and amendments thereto.

3.5.2	Limited Liability Company Agreement of AMC/Sundance Channel Global Networks LLC (f/k/a Rainbow Media Global LLC).

3.6.1	Certificate of Formation of AMC Television Productions LLC.

3.6.2	Limited Liability Company Agreement of AMC Television Productions LLC.

3.7.1	Articles of Organization of American Movie Classics Company LLC.

3.7.2	Limited Liability Company Agreement of American Movie Classics Company LLC.

3.8.1	Certificate of Incorporation of American Movie Classics IV Holding Corporation.

3.8.2	By-Laws of American Movie Classics IV Holding Corporation.

3.9.1	Certificate of Formation of Crossed Pens Development LLC.

3.9.2	Limited Liability Company Agreement of Crossed Pens Development LLC.

3.10.1	Certificate of Formation of Digital Store LLC.

3.10.2	Limited Liability Company Agreement of Digital Store LLC.

3.11.1	Certificate of Formation of Five Moons Productions I LLC.

3.11.2	Limited Liability Company Agreement of Five Moons Productions I LLC.

3.12.1	Certificate of Formation of IFC Entertainment Holdings LLC.

3.12.2	Limited Liability Company Agreement of IFC Entertainment Holdings LLC.

3.13.1	Certificate of Formation of IFC Entertainment LLC.

3.13.2	Limited Liability Company Agreement of IFC Entertainment LLC.

3.14.1	Certificate of Formation of IFC Films LLC and amendments thereto.

3.14.2	Limited Liability Company Agreement of IFC Films LLC.

3.15.1	Certificate of Formation of IFC In Theaters LLC.

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Exhibit Number	Description of Exhibit

3.15.2	Limited Liability Company Agreement of IFC In Theaters LLC.

3.16.1	Certificate of Formation of IFC Productions I L.L.C.

3.16.2	Limited Liability Company Agreement of IFC Productions I L.L.C.

3.17.1	Certificate of Formation of IFC Theatres Concessions LLC.

3.17.2	Limited Liability Company Agreement of IFC Theatres Concessions LLC.

3.18.1	Certificate of Formation of IFC Theatres, LLC.

3.18.2	Limited Liability Company Agreement of IFC Theatres, LLC.

3.19.1	Certificate of Formation of IPTV LLC.

3.19.2	Limited Liability Company Agreement of IPTV LLC.

3.20.1	Certificate of Formation of LS VOD Company LLC and amendments thereto.

3.20.2	Limited Liability Company Agreement of LS VOD Company LLC (f/k/a Sterling Digital LLC).

3.21.1	Certificate of Formation of LS VOD Holdings LLC and amendments thereto.

3.21.2	Limited Liability Company Agreement of LS VOD Holdings LLC.

3.22.1	Certificate of Formation of Making Waves Studio Productions LLC.

3.22.2	Limited Liability Company Agreement of Making Waves Studio Productions LLC.

3.23.1	Certificate of Formation of Rainbow Film Holdings LLC and amendments thereto.

3.23.2	Limited Liability Company Agreement of Rainbow Film Holdings LLC.

3.24.1	Certificate of Incorporation of Rainbow Media Enterprises, Inc.

3.24.2	By-Laws of Rainbow Media Enterprises, Inc.

3.25.1	Certificate of Formation of Rainbow Media Holdings LLC.

3.25.2	Limited Liability Company Agreement of Rainbow Media Holdings LLC.

3.26.1	Certificate of Formation of Rainbow National Services LLC.

3.26.2	Rainbow National Services LLC Limited Liability Company Agreement.

3.27.1	Certificate of Formation of Rainbow Programming Holdings LLC.

3.27.2	Limited Liability Company Agreement of Rainbow Programming Holdings LLC.

3.28.1	Certificate of Formation of Rectify Productions LLC.

3.28.2	Limited Liability Company Agreement of Rectify Productions LLC.

3.29.1	Certificate of Formation of Red Monday Programming LLC.

3.29.2	Limited Liability Company Agreement of Red Monday Programming LLC.

3.30.1	Certificate of Incorporation of RMH GE Holdings I, Inc.

3.30.2	By-Laws of RMH GE Holdings I, Inc.

3.31.1	Certificate of Incorporation of RNC Holding Corporation.

3.31.2	By-Laws of RNC Holding Corporation.

II-2

Exhibit Number	Description of Exhibit

3.32.1	Certificate of Incorporation of RNC II Holding Corporation.

3.32.2	By-Laws of RNC II Holding Corporation.

3.33.1	Certificate of Incorporation of RNS Co-Issuer Corporation.

3.33.2	By-Laws of RNS Co-Issuer Corporation.

3.34.1	Certificate of Formation of Selects VOD LLC.

3.34.2	Limited Liability Company Agreement of Selects VOD LLC.

3.35.1	Certificate of Formation of Sleuth Secrets Productions LLC.

3.35.2	Limited Liability Company Agreement of Sleuth Secrets Productions LLC.

3.36.1	Certificate of Formation of Sports On Demand LLC.

3.36.2	Limited Liability Company Agreement of Sports On Demand LLC.

3.37.1	Certificate of Formation of Sundance Channel Asia LLC.

3.37.2	Limited Liability Company Agreement of Sundance Channel Asia LLC.

3.38.1	Certificate of Formation of Sundance Channel Europe LLC.

3.38.2	Limited Liability Company Agreement of Sundance Channel Europe LLC.

3.39.1	Certificate of Formation of Sundance Channel L.L.C.

3.39.2	Second Amended and Restated Limited Liability Company Agreement of Sundance Channel L.L.C.

3.40.1	Certificate of Formation of Sundance Film Holdings LLC.

3.40.2	Limited Liability Company Agreement of Sundance Film Holdings LLC.

3.41.1	Certificate of Formation of The Independent Film Channel LLC.

3.41.2	Limited Liability Company Agreement of The Independent Film Channel LLC.

3.42.1	Certificate of Formation of TWD Productions III LLC.

3.42.2	Limited Liability Agreement of TWD Productions III LLC.

3.43.1	Certificate of Formation of TWD Productions II LLC.

3.43.2	Limited Liability Company Agreement of TWD Productions II LLC.

3.44.1	Certificate of Formation of TWD Productions LLC.

3.44.2	Limited Liability Company Agreement of TWD Productions LLC.

3.45.1	Certificate of Formation of WE TV Asia LLC.

3.45.2	Limited Liability Company Agreement of WE TV Asia LLC.

3.46.1	Certificate of Formation of WE: Women’s Entertainment LLC and amendments thereto.

3.46.2	Limited Liability Company Agreement of WE: Women’s Entertainment LLC.

3.47.1	Certificate of Formation of Wedding Central LLC.

3.47.2	Limited Liability Company Agreement of Wedding Central LLC.

3.48.1	Certificate of Formation of YEAH IPTV LLC.

II-3

Exhibit Number	Description of Exhibit

3.48.2	Limited Liability Company Agreement of YEAH IPTV LLC.

4.1	Indenture dated as of June 30, 2011, by and among AMC Networks Inc., as Issuer, each of the guarantors party thereto and U.S. Bank National Association, as Trustee, relating to the AMC Networks Inc. 7.75% Senior Notes due July 15, 2021 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on July 1, 2011).

4.2	Registration Rights Agreement, dated as of June 30, 2011, among AMC Networks Inc., the subsidiary guarantors named therein, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several initial purchasers (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on July 1, 2011).

4.3	Form of Note.

5.1	Form of Opinion of Sullivan & Cromwell LLP.

10.1	Form of Transition Services Agreement between Cablevision Systems Corporation and AMC Networks Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.2	Form of Tax Disaffiliation Agreement between Cablevision Systems Corporation and AMC Networks Inc. (incorporated by reference to Exhibit 10.2 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.3	Form of Employee Matters Agreement between Cablevision Systems Corporation and AMC Networks Inc. (incorporated by reference to Exhibit 10.3 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.4	Form of Equity Administration Agreement between The Madison Square Garden Company and AMC Networks Inc. (incorporated by reference to Exhibit 10.4 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.5	Form of Standstill Agreement by and among AMC Networks Inc. and The Dolan Family Group (incorporated by reference to Exhibit 10.5 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.6	AMC Networks Inc. 2011 Employee Stock Plan (incorporated by reference to Exhibit 10.6 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.7	AMC Networks Inc. 2011 Stock Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.7 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.8	AMC Networks Inc. 2011 Cash Incentive Plan (incorporated by reference to Exhibit 10.8 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.9	Form of Time Sharing Agreement between Rainbow Media Holdings LLC and CSC Transport, Inc. (incorporated by reference to Exhibit 10.9 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.10	Form of Time Sharing Agreement between Rainbow Media Holdings LLC and Dolan Family Office, LLC (incorporated by reference to Exhibit 10.10 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.11	Form of Aircraft Dry Lease Agreement between Rainbow Media Holdings LLC and New York Aircam Corp. (incorporated by reference to Exhibit 10.11 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

II-4

Exhibit Number	Description of Exhibit

10.12	Form of Aircraft Management Agreement between Rainbow Media Holdings LLC and CSC Transport, Inc. (incorporated by reference to Exhibit 10.12 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.13	Form of Employment Agreement by and between AMC Networks Inc. and Charles F. Dolan (incorporated by reference to Exhibit 10.13 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.14	Form of Employment Agreement by and between AMC Networks Inc. and Joshua W. Sapan (incorporated by reference to Exhibit 10.14 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.15	Employment Agreement by and between Rainbow Media Enterprises, Inc. and Edward A. Carroll (incorporated by reference to Exhibit 10.15 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.16	Employment Offer Letter from Cablevision Systems Corporation to Sean S. Sullivan (incorporated by reference to Exhibit 10.16 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.17	Form of AMC Networks Inc. Option Agreement in respect of Cablevision Options granted on and prior to November 8, 2005 (incorporated by reference to Exhibit 10.17 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.18	Form of AMC Networks Inc. Rights Agreement (incorporated by reference to Exhibit 10.18 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.19	Form of AMC Networks Inc. Option Agreement in respect of Vested Cablevision Options granted on June 5, 2006 and October 19, 2006 (incorporated by reference to Exhibit 10.19 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.20	Form of AMC Networks Inc. Option Agreement in respect of Cablevision Options granted on January 20, 2009 (incorporated by reference to Exhibit 10.20 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.21	Form of AMC Networks Inc. Option Agreement in respect of Cablevision Options granted on March 5, 2009 (incorporated by reference to Exhibit 10.21 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.22	Form of AMC Networks Inc. Non-Employee Director Award Agreement (incorporated by reference to Exhibit 10.22 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.23	Form of AMC Networks Inc. Restricted Shares Agreement (incorporated by reference to Exhibit 10.23 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.24	Form of AMC Networks Inc. Performance Award Agreement (incorporated by reference to Exhibit 10.24 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.25	Form of Letter Agreement from CSC Holdings, LLC to AMC Networks Inc. regarding VOOM Litigation (incorporated by reference to Exhibit 10.25 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.26	Form of Termination Agreement among CSC Holdings, LLC, American Movie Classics Company LLC and WE: Women’s Entertainment LLC (incorporated by reference to Exhibit 10.26 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

II-5

Exhibit Number	Description of Exhibit

10.27	Credit Agreement, dated as of June 30, 2011, among AMC Networks Inc., as the borrower, certain subsidiaries of AMC Networks Inc., as restricted subsidiaries, J.P. Morgan Chase Bank, National Association, as administrative agent, collateral agent and letter of credit issuer, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners, BNP Paribas, CitiCorp North America, Inc. and The Bank of Nova Scotia as joint bookrunners and co-documentation agents, Bank of America, N.A., as syndication agent and the lenders parties thereto (incorporated by reference to Exhibit 99.3 to the Company’s Current Report on Form 8-K filed on July 1, 2011).

10.28	Form of AMC Networks Inc. Non-Employee Director Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011).

10.29	Form of Executive Officer Restricted Shares Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011).

10.30	Form of Performance Award Agreement under the 2011 Cash Incentive Plan (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on March 6, 2012).

10.31	Form of Restricted Stock Units Award Agreement under the 2011 Employee Stock Plan (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on March 6, 2012).

10.32	Form of Cablevision Amended and Restated Performance Award Agreement (incorporated by reference to Exhibit 10.32 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011).

10.33	Form of Registration Rights Agreement between AMC Networks Inc. and The Charles F. Dolan Children Trusts (incorporated by reference to Exhibit 3.5 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

10.34	Form of Registration Rights Agreement between AMC Networks Inc. and The Dolan Family Affiliates (incorporated by reference to Exhibit 3.6 to the Company’s Amendment No. 5 to Registration Statement on Form 10 filed on June 6, 2011).

12.1	Ratio of Earnings to Fixed Charges.

21.1	Subsidiaries of the Registrant.

23.1	Consent of KPMG LLP.

23.2	Consent of Sullivan & Cromwell LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included on signature pages).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee.

99.1	Form of Letter of Transmittal.

99.2	Form of Letter to DTC Participants.

99.3	Form of Letter to Clients.

99.4	Form of Instructions to DTC Participant from Beneficial Owner.

II-6

Exhibit Number	Description of Exhibit

**101.INS	XBRL Instance Document.

**101.SCH	XBRL Taxonomy Extension Schema Document.

**101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.

**101.DEF	XBRL Taxonomy Extension Definition Linkbase.

**101.LAB	XBRL Taxonomy Extension Label Linkbase Document.

**101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.

**	Pursuant to Rule 406T of Regulation S-T, these interactive data files are deemed not filed or part of a registration statement or prospectus for purposes of sections 11 or 12 of the Securities Act of 1933, are deemed not filed for purposes of section 18 of the Securities Exchange Act of 1934, and otherwise are not subject to liability under those sections.

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